================================================================================

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                  as Depositor,


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              as Special Servicer,


                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                   as Paying Agent and Certificate Registrar,


                                       and


                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent



                         POOLING AND SERVICING AGREEMENT


                            Dated as of March 1, 2002


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

================================================================================

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1     Definitions....................................................5
Section 1.2     Calculations Respecting Mortgage Loans........................57
Section 1.3     Calculations Respecting Accrued Interest......................58
Section 1.4     Interpretation................................................58
Section 1.5     ARD Loans.....................................................59
Section 1.6     Certain Matters with respect to A/B Mortgage Loans............59

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1     Conveyance of Mortgage Loans..................................60
Section 2.2     Acceptance by Trustee.........................................63
Section 2.3     Sellers' Repurchase of Mortgage Loans for Material
                Document Defects and Material Breaches of Representations
                and Warranties................................................65
Section 2.4     Representations and Warranties................................71
Section 2.5     Conveyance of Interests.......................................72

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1     The Certificates..............................................73
Section 3.2     Registration..................................................74
Section 3.3     Transfer and Exchange of Certificates.........................74
Section 3.4     Mutilated, Destroyed, Lost or Stolen Certificates.............80
Section 3.5     Persons Deemed Owners.........................................80
Section 3.6     Access to List of Certificateholders' Names and Addresses.....80
Section 3.7     Book-Entry Certificates.......................................81
Section 3.8     Notices to Clearing Agency....................................84
Section 3.9     Definitive Certificates.......................................84

                                   ARTICLE IV

                                    ADVANCES

Section 4.1     P&I Advances by Master Servicer...............................85
Section 4.2     Servicing Advances............................................86

Section 4.3     Advances by the Trustee and the Fiscal Agent..................86
Section 4.4     Evidence of Nonrecoverability.................................87
Section 4.5     Interest on Advances; Calculation of Outstanding Advances
                with Respect to a Mortgage Loan...............................88
Section 4.6     Reimbursement of Advances and Advance Interest................88
Section 4.7     Fiscal Agent Termination Event................................90
Section 4.8     Procedure Upon Termination Event..............................90
Section 4.9     Merger or Consolidation of Fiscal Agent.......................91
Section 4.10    Limitation on Liability of the Fiscal Agent and Others........91
Section 4.11    Indemnification of Fiscal Agent...............................91

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1     Collections...................................................92
Section 5.2     Application of Funds in the Certificate Account and
                Interest Reserve Account......................................96
Section 5.3     Distribution Account and Reserve Account.....................100
Section 5.4     Paying Agent Reports.........................................102
Section 5.5     Paying Agent Tax Reports.....................................104

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1     Distributions Generally......................................104
Section 6.2     REMIC I......................................................105
Section 6.3     REMIC II.....................................................106
Section 6.4     Reserved.....................................................111
Section 6.5     REMIC III....................................................111
Section 6.6     Allocation of Realized Losses, Expense Losses and
                Shortfalls Due to Nonrecoverability..........................115
Section 6.7     Net Aggregate Prepayment Interest Shortfalls.................118
Section 6.8     Adjustment of Servicing Fees.................................118
Section 6.9     Appraisal Reductions.........................................118
Section 6.10    Compliance with Withholding Requirements.....................119
Section 6.11    Prepayment Premiums..........................................119

                                   ARTICLE VII

          CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT

Section 7.1     Duties of the Trustee, the Fiscal Agent, the Paying Agent
                and the Luxembourg Paying Agent..............................120
Section 7.2     Certain Matters Affecting the Trustee, the Fiscal Agent
                and the Paying Agent.........................................122

Section 7.3     The Trustee, the Fiscal Agent and the Paying Agent Not
                Liable for Certificates or Interests or Mortgage Loans.......124
Section 7.4     The Trustee, the Fiscal Agent and the Paying Agent May
                Own Certificates.............................................125
Section 7.5     Eligibility Requirements for the Trustee, the Fiscal
                Agent and the Paying Agent...................................125
Section 7.6     Resignation and Removal of the Trustee, the Fiscal Agent
                or the Paying Agent..........................................126
Section 7.7     Successor Trustee, Fiscal Agent or Paying Agent..............128
Section 7.8     Merger or Consolidation of Trustee, Fiscal Agent
                or Paying Agent..............................................129
Section 7.9     Appointment of Co-Trustee, Separate Trustee, Agents or
                Custodian....................................................129
Section 7.10    Authenticating Agents........................................131
Section 7.11    Indemnification of Trustee, the Fiscal Agent and the
                Paying Agent.................................................132
Section 7.12    Fees and Expenses of Trustee, the Fiscal Agent and the
                Paying Agent.................................................134
Section 7.13    Collection of Moneys.........................................134
Section 7.14    Trustee To Act; Appointment of Successor.....................134
Section 7.15    Notification to Holders......................................137
Section 7.16    Representations and Warranties of the Trustee, the Fiscal
                Agent and the Paying Agent...................................137
Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee, the Fiscal Agent and the
                Paying Agent.................................................139
Section 7.18    Appointment of Luxembourg Paying Agent; Notification to
                Certificateholders...........................................140

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1     Servicing Standard; Servicing Duties.........................141
Section 8.2     Fidelity Bond and Errors and Omissions Insurance Policy
                Maintained by the Master Servicer............................142
Section 8.3     Master Servicer's General Power and Duties...................142
Section 8.4     Primary Servicing and Sub-Servicing..........................148
Section 8.5     Servicers May Own Certificates...............................150
Section 8.6     Maintenance of Hazard Insurance, Other Insurance, Taxes
                and Other....................................................150
Section 8.7     Enforcement of Due-On-Sale Clauses; Assumption Agreements;
                Due-On-Encumbrance Clause....................................152
Section 8.8     Trustee to Cooperate; Release of Trustee Mortgage Files......156
Section 8.9     Documents, Records and Funds in Possession of Master
                Servicer to be Held for the Trustee for the Benefit of
                the Certificateholders.......................................157

Section 8.10    Servicing Compensation.......................................157
Section 8.11    Master Servicer Reports; Account Statements..................159
Section 8.12    Annual Statement as to Compliance............................161
Section 8.13    Annual Independent Public Accountants' Servicing Report......161
Section 8.14    Operating Statement Analysis Reports Regarding the
                Mortgaged Properties.........................................162
Section 8.15    Other Available Information and Certain Rights of the
                Master Servicer..............................................163
Section 8.16    Rule 144A Information........................................165
Section 8.17    Inspections..................................................165
Section 8.18    Modifications, Waivers, Amendments, Extensions
                and Consents.................................................166
Section 8.19    Specially Serviced Mortgage Loans............................169
Section 8.20    Representations, Warranties and Covenants of the Master
                Servicer.....................................................170
Section 8.21    Merger or Consolidation......................................171
Section 8.22    Resignation of Master Servicer...............................171
Section 8.23    Assignment or Delegation of Duties by Master Servicer........172
Section 8.24    Limitation on Liability of the Master Servicer and Others....172
Section 8.25    Indemnification; Third-Party Claims..........................174
Section 8.26    Exchange Act Reporting.......................................177
Section 8.27    Compliance with REMIC Provisions.............................177
Section 8.28    Termination..................................................188
Section 8.29    Procedure Upon Termination...................................180

                                   ARTICLE IX

               ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED
                       MORTGAGE LOANS BY SPECIAL SERVICER

Section 9.1     Duties of Special Servicer...................................182
Section 9.2     Fidelity Bond and Errors and Omissions Insurance Policy of
                Special Servicer.............................................184
Section 9.3     Sub-Servicers................................................184
Section 9.4     Special Servicer General Powers and Duties...................184
Section 9.5     "Due-on-Sale" Clauses; Assignment and Assumption
                Agreements; Modifications of Specially Serviced Mortgage
                Loans; Due-On-Encumbrance Clauses............................186
Section 9.6     Release of Mortgage Files....................................190
Section 9.7     Documents, Records and Funds in Possession of Special
                Servicer To Be Held for the Trustee..........................191
Section 9.8     Representations, Warranties and Covenants of the Special
                Servicer.....................................................192
Section 9.9     Standard Hazard, Flood and Comprehensive General
                Liability Insurance Policies.................................193
Section 9.10    Presentment of Claims and Collection of Proceeds.............194
Section 9.11    Compensation to the Special Servicer.........................195

Section 9.12    Realization Upon Defaulted Mortgage Loans....................196
Section 9.13    Foreclosure..................................................198
Section 9.14    Operation of REO Property....................................198
Section 9.15    Sale of REO Property.........................................202
Section 9.16    Realization on Collateral Security...........................203
Section 9.17    Reserved.....................................................203
Section 9.18    Annual Officer's Certificate as to Compliance................203
Section 9.19    Annual Independent Accountants' Servicing Report.............203
Section 9.20    Merger or Consolidation......................................204
Section 9.21    Resignation of Special Servicer..............................204
Section 9.22    Assignment or Delegation of Duties by Special Servicer.......205
Section 9.23    Limitation on Liability of the Special Servicer and Others...205
Section 9.24    Indemnification; Third-Party Claims..........................208
Section 9.25    Reserved.....................................................209
Section 9.26    Special Servicer May Own Certificates........................209
Section 9.27    Tax Reporting................................................209
Section 9.28    Application of Funds Received................................209
Section 9.29    Compliance with REMIC Provisions.............................210
Section 9.30    Termination..................................................210
Section 9.31    Procedure Upon Termination...................................212
Section 9.32    Certain Special Servicer Reports.............................213
Section 9.33    Special Servicer to Cooperate with the Master Servicer
                and Paying Agent.............................................215
Section 9.34    Reserved.....................................................216
Section 9.35    Reserved.....................................................216
Section 9.36    Sale of Defaulted Mortgage Loans.............................216
Section 9.37    Operating Adviser; Elections.................................219
Section 9.38    Limitation on Liability of Operating Adviser.................220
Section 9.39    Duties of Operating Adviser..................................220
Section 9.40    Rights of the Holder of a B Note.............................221

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1    Termination of Trust Upon Repurchase or Liquidation of
                All Mortgage Loans...........................................222
Section 10.2    Procedure Upon Termination of Trust..........................224
Section 10.3    Additional Trust Termination Requirements....................225

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1    Limitation on Rights of Holders..............................226
Section 11.2    Access to List of Holders....................................227
Section 11.3    Acts of Holders of Certificates..............................227

                                   ARTICLE XII

                              REMIC ADMINISTRATION

Section 12.1    REMIC Administration.........................................228
Section 12.2    Prohibited Transactions and Activities.......................233
Section 12.3    Modifications of Mortgage Loans..............................234
Section 12.4    Liability with Respect to Certain Taxes and Loss of
                REMIC Status.................................................234
Section 12.5    Grantor Trust Reporting......................................234

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1    Binding Nature of Agreement..................................235
Section 13.2    Entire Agreement.............................................235
Section 13.3    Amendment....................................................235
Section 13.4    GOVERNING LAW................................................237
Section 13.5    Notices......................................................237
Section 13.6    Severability of Provisions...................................238
Section 13.7    Indulgences; No Waivers......................................238
Section 13.8    Headings Not to Affect Interpretation........................238
Section 13.9    Benefits of Agreement........................................238
Section 13.10   Special Notices to the Rating Agencies.......................239
Section 13.11   Counterparts.................................................240
Section 13.12   Intention of Parties.........................................240
Section 13.13   Recordation of Agreement.....................................242
Section 13.14   Rating Agency Monitoring Fees................................242
Section 13.15   Acknowledgement by Primary Servicers.........................242

                             EXHIBITS AND SCHEDULES


EXHIBIT A-1     Form of Class A-1 Certificate
EXHIBIT A-2     Form of Class A-2 Certificate
EXHIBIT A-3     Reserved
EXHIBIT A-4     Reserved
EXHIBIT A-5     Form of Class B Certificate
EXHIBIT A-6     Form of Class C Certificate
EXHIBIT A-7     Form of Class D Certificate
EXHIBIT A-8     Form of Class E Certificate
EXHIBIT A-9     Form of Class F Certificate
EXHIBIT A-10    Form of Class G Certificate
EXHIBIT A-11    Form of Class H Certificate
EXHIBIT A-12    Form of Class J Certificate
EXHIBIT A-13    Form of Class K Certificate
EXHIBIT A-14    Form of Class L Certificate
EXHIBIT A-15    Form of Class M Certificate
EXHIBIT A-16    Form of Class N Certificate
EXHIBIT A-17    Form of Class R-I Certificate
EXHIBIT A-18    Form of Class R-II Certificate
EXHIBIT A-19    Form of Class R-III Certificate
EXHIBIT A-20    Form of Class X-1 Certificate
EXHIBIT A-21    Form of Class X-2 Certificate
EXHIBIT B-1     Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2     Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C       Form of Request for Release
EXHIBIT D-1     Form of Transferor Certificate for Transfers to Definitive
                Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A    Form I of Transferee Certificate for Transfers of Definitive
                Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B    Form II of Transferee Certificate for Transfers of Definitive
                Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A    Form I of Transferee Certificate for Transfers of Interests in
                Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3B    Form II of Transferee Certificate for Transfers of Interests in
                Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT E-1     Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT E-2     Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT F       Form of Regulation S Certificate
EXHIBIT G-1     Form of Primary Servicing Agreement
EXHIBIT G-2     Reserved
EXHIBIT H       Form of Exchange Certification
EXHIBIT I       Form of EUROCLEAR or Clearstream Certificate (Section 3.7(d)
EXHIBIT J       List of Loans as to Which Excess Servicing Fees Are Paid
                ("Excess Servicing Fee")
EXHIBIT K-1     Reserved

EXHIBIT K-2     Form of Mortgage Loan Purchase Agreement II (Wells Fargo)
EXHIBIT K-3     Form of Mortgage Loan Purchase Agreement III (Principal)
EXHIBIT K-4     Form of Mortgage Loan Purchase Agreement IV (BSF)
EXHIBIT K-5     Form of Mortgage Loan Purchase Agreement V (MSDWMC)
EXHIBIT L       Form of Inspection Report
EXHIBIT M       Form of Monthly Certificateholders Reports (Section 5.4(a))
EXHIBIT N       Form of Operating Statement Analysis Report
EXHIBIT O       Reserved
EXHIBIT P       Reserved
EXHIBIT Q       Reserved
EXHIBIT R       Reserved
EXHIBIT S-1     Form of Power of Attorney to Master Servicer (Section 8.3(c))
EXHIBIT S-2     Form of Power of Attorney to Special Servicer (Section 9.4(a)
EXHIBIT T       Form of Debt Service Coverage Ratio Procedures
EXHIBIT U       Form of Assignment and Assumption Submission to Special Servicer
                (Section 8.7(a))
EXHIBIT V       Form of Additional Lien, Monetary Encumbrance and Mezzanine
                Financing Submission Package to the Special Servicer
                (Section 8.7(e))
EXHIBIT W       Restricted Servicer Reports
EXHIBIT X       Unrestricted Servicer Reports
EXHIBIT Y       Investor Certificate (Section 5.4(a))
EXHIBIT Z       Form of Notice and Certification (Section 8.3(h))
EXHIBIT AA      Form of Wells Fargo primary servicing agreement
                (Section 8.29(b))

SCHEDULE I      Reserved
SCHEDULE II     Wells Fargo Loan Schedule
SCHEDULE III    Principal Loan Schedule
SCHEDULE IV     BSF Loan Schedule
SCHEDULE V      MSDWMC Loan Schedule
SCHEDULE VI List of Escrow Accounts Not Currently Eligible Accounts (Section 8.3(e))
SCHEDULE VII Certain Escrow Accounts for Which a Report Under Section 5.1(g) is Required
SCHEDULE VIII   List of Mortgagors that are Third-Party Beneficiaries Under
                Section 2.3(a)
SCHEDULE IX Rates Used in Determination of Class X Pass-Through Rates ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE X Rates Used in Determination of Class X Pass-Through Rates ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XI Mortgage Loans Secured by Mortgaged Properties Covered by an Environmental Insurance Policy
SCHEDULE XII    Mortgage Loans that are Earnout Loans

         THIS POOLING AND SERVICING AGREEMENT is dated as of March 1, 2002 (this "Agreement") between BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), GMAC COMMERCIAL MORTGAGE CORPORATION, as special servicer (the "Special Servicer"), LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (the "Trustee"), ABN AMRO BANK N.V., only in its capacity as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, only in its capacity as paying agent (the "Paying Agent") and certificate registrar.

                              PRELIMINARY STATEMENT

         On the Closing Date, the Depositor will acquire the Mortgage Loans from Principal Commercial Funding, LLC, as seller ("Principal"), Wells Fargo Bank, National Association, as seller ("Wells Fargo"), Bear, Stearns Funding, Inc., as seller ("BSF") and Morgan Stanley Dean Witter Mortgage Capital Inc., as seller ("MSDWMC"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificate as consideration for its transfer to the Trust of the Mortgage Loans; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; and (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and, in the case of the Class N Certificates, the Class N Grantor Trust. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates and the REMIC Regular Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         The Class A, Class B and Class C Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated March 1, 2002, as supplemented by the preliminary prospectus supplement dated March 1, 2002 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated March 8, 2002 (together with the Prospectus, the "Final Prospectus Supplement"), and the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III Certificates will be offered for sale pursuant to a Private Placement Memorandum dated March 8, 2002.

         The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the Class R-I Certificates comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificates comprising the interests in REMIC II and each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder:

                                     REMIC I

         Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Maturity Date (as defined herein) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates. The Class R-I Certificate will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

         The REMIC II Regular Interests have the pass-through rates and Certificate Balances set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

                                    REMIC III

                                    Initial Aggregate
                                       Certificate
     REMIC III                          Principal
      Regular      Initial Pass-       Balance or
     Interest         Through           Notional          Final Scheduled
    Designation       Rate(a)            Amount        Distribution Date(b)
    -----------       -------            ------        --------------------
  Class A-1           5.92%           $304,970,000      January 15, 2011
  Class A-2           6.46%           $647,947,000      March 15, 2012
  Class X-1(c)        0.26%         $1,117,792,180      January 15, 2022
  Class X-2(d)        0.88%           $886,907,000      March 15, 2009
  Class B             6.62%            $30,739,000      March 15, 2012
  Class C             6.75%            $30,739,000      March 15, 2012
  Class D             6.88%            $12,575,000      October 15, 2012
  Class E             7.29%            $25,150,000      July 15, 2013
  Class F             7.29%             $9,780,000      February 15, 2014
  Class G             6.00%            $12,575,000      December 15, 2014
  Class H             6.00%             $9,780,000      August 15, 2015
  Class J             6.00%             $8,383,000      March 15, 2016
  Class K             6.00%             $5,588,000      July 15, 2016
  Class L             6.00%             $5,588,000      November 15, 2016
  Class M             6.00%             $2,794,000      November 15, 2016
  Class N(e)          6.00%            $11,184,180      January 15, 2022
  Class R-III(f)       N/A                  N/A              N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate." The initial Pass-Through Rates shown above for Class E, Class F, Class X-1 and Class X-2 are approximate.

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment Date).

(c) Each Class X-1 Certificate represents ownership of multiple "regular interests" in REMIC III. The Class X-1 Certificates are comprised of the following regular interests:

         (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-1 Certificates;

         (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule IX for such Distribution Date occurring on or before July 2005, or after the Distribution Date in July 2005, the Pass-Through Rate of the Class A-1 Certificates;

         (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule IX for such Distribution Date occurring on or before July 2005, or after the Distribution Date in July 2005, the Pass-Through Rate of the Class A-2 Certificates;

         (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule X for such Distribution Date occurring on or before March 2009, or after the Distribution Date in March 2009, the Pass-Through Rate of the Class A-2 Certificates;

         (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such

         Distribution Date over (y) the rate shown on Schedule X for such Distribution Date occurring on or before March 2009, or after the Distribution Date in March 2009, the Pass-Through Rate of the Class B Certificates;

         (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule X for such Distribution Date occurring on or before March 2009, or after the Distribution Date in March 2009, the Pass-Through Rate of the Class C Certificates;

         (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the rate shown on Schedule IX for such Distribution Date occurring on or before July 2005, or after the Distribution Date in July 2005, the Pass-Through Rate of the Class D Certificates;

         (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class E Certificates;

         (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class F Certificates;

         (10) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class G Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class G Certificates;

         (11) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class H Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class H Certificates;

         (12) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class J Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class J Certificates;

         (13) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class K Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class K Certificates;

         (14) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class L Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class L Certificates;

         (15) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class M Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class M Certificates; and

         (16) the right to receive, on each Distribution Date, the product of
         (A) the Certificate Balance of the Class N Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class N Certificates.

(d) Each Class X-2 Certificate represents ownership of multiple "regular interests" in REMIC III. The Class X-2 Certificates are comprised of the following regular interests:

         (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
         Schedule IX for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-1 Certificates;

         (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
         Schedule IX for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

         (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
         Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

         (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B Certificate and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
         Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class B Certificates;

         (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C Certificate and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
         Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class C Certificates; and

         (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D Certificate and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on
         Schedule IX for such

         Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class D Certificates.

    After the Distribution Date in July 2005, payments made in respect of the Class A-1B Component, Class A-2A Component and Class D Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates.

(e) Each Class N Certificate represents ownership of one REMIC III Regular Interest (entitled to the principal and interest set forth above). In addition, each Class N Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under Subpart E of
    Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class N Certificates (other than the portion thereof consisting of REMIC III Regular Interests) shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class N Grantor Trust").

(f) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

         As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $1,117,792,180.

         As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I.

         As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Interests (and, in the case of the Class N Certificate, the Class N REMIC Interest represented by the Class N Certificate) will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "A NOTE" means, with respect to any A/B Mortgage Loan, the Mortgage
Note included in the Trust, which is senior in right of payment to the related B Note to the extent set forth in the related Intercreditor Agreement. There are no A Notes in the Trust.

         "A/B LOAN CUSTODIAL ACCOUNT" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of the related B Note. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

         "A/B MORTGAGE LOAN" means any mortgage loan designated as an A/B Mortgage Loan on the Mortgage Loan Schedule. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans in the Trust.

         "ACCOUNTANT" means a person engaged in the practice of accounting who is Independent.

         "ACCRUED CERTIFICATE INTEREST" means with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, other than the Class X Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 Certificates for each Distribution Date will equal the Class X-1 Interest Amount. Accrued Certificate Interest on the Class X-2 Certificates for each Distribution Date will equal the Class X-2 Interest Amount.

         "ACQUISITION DATE" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of the Mortgaged Properties securing any A/B Mortgage
Loan).

         "ADDITIONAL TRUST EXPENSE" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, any Primary Servicer, the Trustee, the Paying Agent, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account, (v) the amount of any Advance that is not recovered from the proceeds of a Mortgage Loan upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged

Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof; provided, however, that, in the case of an A/B Mortgage Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property as a result of the subordination of the related B Note. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses. "Additional Trust Expenses" shall not include expenses incurred in connection with Section 6.12, which are payable in accordance with the last paragraph thereof.

         "ADMINISTRATIVE COST RATE" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate.

         "ADVANCE" means either a P&I Advance or a Servicing Advance.

         "ADVANCE INTEREST" means interest payable to the Master Servicer, the Trustee or the Fiscal Agent on outstanding Advances pursuant to Section 4.5 of this Agreement.

         "ADVANCE RATE" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

         "ADVANCE REPORT DATE" means the second Business Day prior to each Distribution Date.

         "ADVERSE REMIC EVENT" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

         "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGGREGATE CERTIFICATE BALANCE" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests or the REMIC II Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

         "AGGREGATE PRINCIPAL BALANCE" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

         "AGREEMENT" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

         "ANTICIPATED REPAYMENT DATE" means, with respect to the ARD Loans, the anticipated maturity date set forth in the related Mortgage Note.

         "APPRAISAL" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

         "APPRAISAL EVENT" means, with respect to any Mortgage Loan, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

         "APPRAISAL REDUCTION" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances and interest on Advances at the Advance Rate with respect to such Mortgage Loan, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

         "APPRAISED VALUE" means, with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation.

         "ARD LOAN" means the Mortgage Loan designated on the Mortgage Loan Schedule as Mortgage Loan No. 52 (Pinecrest Plaza).

         "ASSIGNMENT OF LEASES" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

         "ASSIGNMENT OF MORTGAGE" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

         "ASSUMED SCHEDULED PAYMENT" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan. The amount of the Assumed Scheduled Payment for any A Note shall be calculated solely by reference to the terms of such A Note (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement.

         "AUTHENTICATING AGENT" means any authenticating agent serving in such capacity pursuant to Section 7.10.

         "AUTHORIZED OFFICER" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

         "AVAILABLE ADVANCE REIMBURSEMENT AMOUNT" has the meaning set forth in
Section 4.6(a) hereof.

         "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, any Primary Servicer in respect of unpaid Primary Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees, the Paying Agent in respect of unpaid Paying Agent Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v) in the case of each REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Custodial Account pursuant to Section 5.1(c) and withdrawn from such account pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer for such

Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2003, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "B NOTE" means, with respect to any A/B Mortgage Loan, the related Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related Intercreditor Agreement. There are no B Notes related to the Trust.

         "BALLOON MORTGAGE LOAN" means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

         "BALLOON PAYMENT" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

         "BANKRUPTCY LOSS" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

         "BASE INTEREST FRACTION" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

         "BENEFIT PLAN OPINION" means an Opinion of Counsel satisfactory to the Paying Agent and the Master Servicer to the effect that any proposed transfer will not (i) cause the assets of any REMIC to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent.

         "BOOK-ENTRY CERTIFICATES" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

         "BSF" has the meaning assigned in the Preliminary Statement hereto.

         "BSF LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

         "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Chicago, Illinois, Des Moines, Iowa (but only with respect to matters related to the performance of obligations of Principal Capital Management, LLC as Primary Servicer under the related Primary Servicing Agreement), San Francisco, California or the principal cities in which the Special Servicer, the Trustee, the Paying Agent or the Master Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in Minneapolis, Minnesota, Columbia, Maryland, New York, New York, Chicago, Illinois or San Francisco, California are authorized or obligated by law or executive order to be closed.

         "CASH LIQUIDATION" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

         "CERTIFICATE ACCOUNT" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), each of which shall be an Eligible Account.

         "CERTIFICATE BALANCE" means, with respect to any Certificate or Interest (other than the Class X Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto herein (in the case of an Interest), minus (i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate in reduction of Certificate Balance pursuant to Section 6.6. The Certificate Balance of the Class A-1A Component and the Class A-1B Component shall equal the Certificate Balance of the REMIC II Regular Interest A-1A and the REMIC II Regular Interest A-1B, respectively and the Certificate Balance of the Class A-2A Component and the Class A-2B Component shall equal the Certificate Balance of the REMIC II Regular Interest A-2A and the REMIC II Regular Interest A-2B, respectively.

         "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "CERTIFICATE REGISTER" has the meaning provided in Section 3.2.

         "CERTIFICATE REGISTRAR" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

         "CERTIFICATEHOLDERS" has the meaning provided in the definition of "Holder."

         "CERTIFICATES" means, collectively, the REMIC III Certificates, the Class R-I Certificates and the Class R-II Certificates.

         "CLASS" means, with respect to the REMIC I Interests, REMIC II Interests or REMIC III Certificates, any Class of such Certificates or Interests.

         "CLASS A-1 CERTIFICATES," "CLASS A-2 CERTIFICATES," "CLASS X-1 CERTIFICATES," "CLASS X-2 CERTIFICATES," "CLASS B CERTIFICATES," "CLASS C CERTIFICATES," "CLASS D CERTIFICATES," "CLASS E CERTIFICATES," "CLASS F CERTIFICATES," "CLASS G CERTIFICATES," "CLASS H CERTIFICATES," "CLASS J CERTIFICATES," "CLASS K CERTIFICATES," "CLASS L CERTIFICATES," "CLASS M CERTIFICATES," "CLASS N CERTIFICATES," "CLASS R-I CERTIFICATES," "CLASS R-II CERTIFICATES," or "CLASS R-III CERTIFICATES," mean the Certificates designated as "Class A-1," "Class A-2," "Class X-1," "Class X-2," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class R-I," "Class R-II" and "Class R-III" respectively, on the face thereof, in substantially the form attached hereto as Exhibits.

         "CLASS A CERTIFICATES" means the Class A-1 Certificates and the Class A-2 Certificates, collectively.

         "CLASS A-1A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1A.

         "CLASS A-1B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1B.

         "CLASS A-2A COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2A.

         "CLASS A-2B COMPONENT" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2B.

         "CLASS N GRANTOR TRUST" means that portion of the Trust Fund consisting of the Class N Grantor Trust Interest.

         "CLASS N GRANTOR TRUST INTEREST" means that portion of the rights represented by the Class N Certificates that evidences beneficial ownership of the Excess Interest and the Excess Interest Sub-account, as described in Section 12.1(b) hereof.

         "CLASS N REMIC INTEREST" means that portion of the rights represented by the Class N Certificates that evidences a regular interest in REMIC III, which rights consist of the rights to the distributions described in Section 6.5 hereof and all other rights of the Holders of the Class N Certificates other than those comprising the Class N Grantor Trust Interest.

         "CLASS X CERTIFICATES" means the Class X-1 Certificates and the Class X-2 Certificates.

         "CLASS X-1 INTEREST AMOUNT" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of
(i) one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for the Class A-1A Component, Class A-1B Component, Class A-2A Component, Class A-2B Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-1 Notional Amount for such Distribution Date.

         "CLASS X-1 NOTIONAL AMOUNT" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the Principal Balance Certificates as of the close of business on the preceding Distribution Date.

         "CLASS X-1 STRIP RATE" means, with respect to any Class of Certificates (other than the Class A-1, Class A-2, Class X and the Residual Certificates), the Class A-1A Component, the Class A-1B Component, the Class A-2A Component and the Class A-2B Component, (A) for any Distribution Date occurring on or before July 2005, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates and the Class A-1A Component, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1B Component, Class A-2A Component, the Class A-2B Component, the Class B Certificates, Class C Certificates and Class D Certificates, the rate per annum corresponding to such Distribution Date as set forth in Schedule IX attached hereto; (B) for any Distribution Date occurring after July 2005 and on or before March 2009, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii)
(x) in the case of the Class A-1A Component, the Class A-1B Component, the Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates and the Class A-2A Component, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2B

Component, Class B Certificates and Class C Certificates, the rate per annum corresponding to such Distribution Date as set forth on Schedule X attached hereto; and (C) for any Distribution Date occurring after March 2009, the excess of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for each such Class of Certificates or Component. In no event will any Class X-1 Strip Rate be less than zero.

         "CLASS X-2 INTEREST AMOUNT" means, (x) with respect to any Distribution Date occurring on or before July 2005 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1B Component, Class A-2A Component, Class A-2B Component, Class B Certificates, Class C Certificates and Class D Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date and (y) with respect to any Distribution Date occurring after July 2005 and on or before the Distribution Date in March 2009 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-2B Component, Class B Certificates and Class C Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date.

         "CLASS X-2 NOTIONAL AMOUNT" means, (i) with respect to any Distribution Date occurring on or before the Distribution Date in July 2005, the aggregate of the Certificate Balances of the Class A-1B Component, Class A-2A Component, Class A-2B Component, Class B Certificates, Class C Certificates and Class D Certificates as of the close of business on the preceding Distribution Date,
(ii) with respect to any Distribution Date after the Distribution Date in July 2005 and on or before the Distribution Date in March 2009, the aggregate of the Certificate Balances of the Class A-2B Component, Class B Certificates and Class C Certificates as of the close of business on the preceding Distribution Date and (iii) with respect to any Distribution Date occurring after the Distribution Date in March 2009, zero.

         "CLASS X-2 STRIP RATE" means, (A) for any Distribution Date occurring on or before July 2005, with respect to the Class A-1B Component, Class A-2A Component, Class A-2B Component, Class B Certificates, Class C Certificates and Class D Certificates, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule IX attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component and (B) for any Distribution Date occurring after July 2005 and on or before March 2009, with respect to the Class A-2B Component, Class B Certificates and Class C Certificates, the excess, if any, of (x) the lesser of
(i) the rate per annum corresponding to such Distribution Date as set forth in
Schedule X attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component. For any Distribution Date occurring after March 2009, the Class X-2 Strip Rate for any Certificate or Component will be equal to zero.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

         "CLEARSTREAM" means Clearstream Banking, societe anonyme.

         "CLOSING DATE" means March 21, 2002.

         "CMSA" means the Commercial Mortgage Securities Association.

         "CMSA REPORTS" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively.

         "CODE" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

         "COLLECTION PERIOD" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

         "COMPENSATING INTEREST" means with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans other than the Specially Serviced Mortgage Loans resulting from Principal Prepayments on the Mortgage Loans during the related Collection Period over (B) Prepayment Interest Excesses resulting from Principal Prepayments on such Mortgage Loans during the same Collection Period, but in any event with respect to Compensating Interest to be paid by the Master Servicer hereunder, not more than the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the Mortgage Loans (including REO Mortgage Loans).

         "COMPONENT" means either of the Class A-1A Component, the Class A-1B Component, the Class A-2A Component or the Class A-2B Component.

         "CONDEMNATION PROCEEDS" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and (if applicable) its related B Note.

         "CONTROLLING CLASS" means the most subordinate Class of REMIC Regular Certificates outstanding at any time of determination; provided, that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class N Certificates.

         "CONTROLLING PERSON" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

         "CORPORATE TRUST OFFICE" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc. Series 2002-TOP6 and the office of the Certificate Registrar is presently located for certificate transfer purposes at Wells Fargo Center, Sixth and Marquette Avenue, MAC #N9303-121, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS)-- Bear Stearns Commercial Mortgage Securities Inc. Series 2002-TOP6, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention:
Corporate Trust Services (CMBS)-- Bear Stearns Commercial Mortgage Securities Inc. Series 2002-TOP6, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Paying Agent and the Special Servicer.

         "CORRESPONDING REMIC I REGULAR INTEREST" means with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

         "CORRESPONDING REMIC II REGULAR INTEREST" means (i) with respect to each Class of Certificates other than the Class A-1 Certificates and the Class A-2 Certificates, the REMIC II Regular Interest having the same letter designation, (ii) with respect to the Class A-1 Certificates, the REMIC II Regular Interest A-1A and the REMIC II Regular Interest A-1B and (iii) with respect to the Class A-2 Certificates, the REMIC II Regular Interest A-2A and the REMIC II Regular Interest A-2B.

         "CROSSED MORTGAGE LOAN" has the meaning set forth in Section 2.3(a) hereof.

         "CUSTODIAN" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

         "CUSTOMER" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CUT-OFF DATE" means the end of business on March 1, 2002. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on March 1, 2002, and Scheduled Payments due in March 2002 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on March 1, 2002, not the actual day on which such Scheduled Payments were due.

         "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in Exhibit T.

         "DEBT SERVICE REDUCTION AMOUNT" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan or B Note as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

         "DEFAULTED MORTGAGE LOAN" means a Mortgage Loan that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

         "DEFEASANCE COLLATERAL" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

         "DEFEASANCE LOAN" means any Mortgage Loan or B Note which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan or B Note to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

         "DEFECTIVE MORTGAGE LOAN" has the meaning set forth in Section 2.3(a) hereof.

         "DEFICIENT VALUATION" means, with respect to any Mortgage Loan (other than an A Note) and any A/B Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to such Mortgage Loan or A/B Mortgage Loan in an amount less than the then outstanding indebtedness under such Mortgage Loan or A/B Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan or A/B Mortgage Loan.

         "DEFICIENT VALUATION AMOUNT" means (i) with respect to each Mortgage Loan (other than an A Note) and any A/B Mortgage Loan, the amount by which the total amount due with respect to such Mortgage Loan (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and (ii) with respect to any A Note, the portion of any Deficient Valuation Amount for the related A/B Mortgage Loan that is borne by the holder of the A Note under the related Intercreditor Agreement.

         "DEFINITIVE CERTIFICATES" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

         "DELETED MORTGAGE LOAN" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

         "DEPOSITOR" means Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation, and its successors in interest.

         "DEPOSITORY" has the meaning set forth in Section 3.7(a).

         "DEPOSITORY AGREEMENT" means the Letter of Representations dated the Closing Date and by and among the Depositor, the Paying Agent and the Depository.

         "DETERMINATION DATE" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing April 8, 2002.

         "DIRECTLY OPERATE" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

         "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

         "DISQUALIFIED ORGANIZATION" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMICs, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "DISTRIBUTABLE CERTIFICATE INTEREST" means, with respect to any Distribution Date and any Class of Certificates (other than the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest.

         "DISTRIBUTION ACCOUNT" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

         "DISTRIBUTION DATE" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing April 15, 2002.

         "DUE DATE" means, with respect to a Mortgage Loan or B Note, the date on which a Scheduled Payment is due.

         "ELIGIBLE ACCOUNT" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" by Moody's and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee, the Paying Agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Certificate Account or the Distribution Account. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

         "ELIGIBLE INVESTMENTS" means any one or more of the following financial assets or other property:

         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

         (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer, the Paying Agent or any Affiliate of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "A-1+" by S&P and "Prime-1" by Moody's or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "AA-" by S&P and "Aa2" by Moody's or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

         (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

         (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA-" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "A-1+" by S&P and "Prime-1" by Moody's (or for which Rating Agency Confirmation is obtained with respect to such ratings);

         (vi) units of investment funds (including money market funds) that are rated "AAAm" by S&P and in the highest long-term category by Moody's, or if not rated by S&P or Moody's, then S&P or Moody's, as applicable, has issued a Rating Agency Confirmation;

         (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "AA-" by S&P and "Aa2" by Moody's, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

         (viii) any money market funds (including those managed or advised by the Paying Agent or its affiliates) that maintain a constant asset value and that are rated "Aaa" (or its equivalent rating) by Moody's and "AAAm" or "AAAm-G" (or its equivalent) by S&P, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

         (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the Master Servicer at the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Code Section 860G(a)(5);

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Code Section 860G(a)(5); and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible

Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

         "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL INSURANCE POLICY" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW ACCOUNT" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

         "ESCROW AMOUNT" means any amount payable with respect to a Mortgage Loan (including an A/B Mortgage Loan) for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

         "EVENT OF DEFAULT" has the meaning set forth in Section 8.28(a).

         "EXCESS INTEREST" means, with respect to an ARD Loan if an ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over (ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on the ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

         "EXCESS INTEREST SUB-ACCOUNT" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

         "EXCESS LIQUIDATION PROCEEDS" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

         "EXCESS SERVICING FEE" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to Wells Fargo Bank, National Association or its successors and assigns, as holder of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of excess servicing rights is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

         "EXCHANGE CERTIFICATION" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.

         "EXEMPTION" means each of the individual prohibited transaction exemptions granted by the United States Department of Labor to the Underwriters, as amended.

         "EXPENSE LOSS" means a loss realized upon payment by the Trust of an Additional Trust Expense.

         "EXTENSION" has the meaning set forth in Section 9.15(a).

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "FHLMC AUDIT PROGRAM" has the meaning set forth in Section 8.13.

         "FINAL CERTIFICATION" has the meaning set forth in Section 2.2.

         "FINAL PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

         "FINAL RECOVERY DETERMINATION" means a determination with respect to any Mortgage Loan, B Note or Specially Serviced Mortgage Loan by the Master Servicer in consultation with the Special Servicer in respect of any Defaulted Mortgage Loan (including a Mortgage Loan or B Note that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the

Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan or B Note, without regard to any obligation of the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

         "FINAL SCHEDULED DISTRIBUTION DATE" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that ARD Loans are assumed to be repaid on their Anticipated Repayment Dates.

         "FISCAL AGENT" means ABN AMRO Bank N.V., a banking association organized under the laws of the Netherlands and its permitted successors and assigns.

         "FISCAL AGENT TERMINATION EVENT" has the meaning set forth in Section
4.7 hereof.

         "FNMA" means the Federal National Mortgage Association, or any successor thereto.

         "GLOBAL CERTIFICATE" means any Rule 144A-IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

         "HOLDER" means the Person in whose name a Certificate is registered on the Certificate Register.

         "IAI DEFINITIVE CERTIFICATE" means, with respect to any Class of Certificate sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

         "INDEPENDENT" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

         "INDEPENDENT CONTRACTOR" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to a REMIC within the meaning of

Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "INITIAL CERTIFICATION" has the meaning set forth in Section 2.2.

         "INITIAL DEPOSIT" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

         "INSPECTION REPORT" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

         "INSURED ENVIRONMENTAL EVENT" has the meaning set forth in Section 9.1(f).

         "INSURANCE POLICIES" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

         "INSURANCE PROCEEDS" means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan, the related B Note or the Servicing Standard.

         "INTERCREDITOR AGREEMENT" means, with respect to an A/B Mortgage Loan, the related intercreditor agreement by and between the holder of the related A Note and the holder of the related B Note relating to the relative rights of such holders of the respective A Note and B Note, as the same may be further amended from time to time in accordance with the terms thereof. There are no Intercreditor Agreements in connection with A/B Mortgage Loans related to the Trust.

         "INTEREST" means a REMIC I Interest or a REMIC II Interest, as applicable.

         "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

         "INTEREST RESERVE ACCOUNT" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

         "INTEREST RESERVE AMOUNT" has the meaning set forth in Section 5.1(d).

         "INTEREST RESERVE LOANS" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve (12) 30-day months.

         "INTERESTED PERSON" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

         "JUNIOR INDEBTEDNESS" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

         "LATE COLLECTIONS" means, with respect to any Mortgage Loan or B Note, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

         "LATE FEES" means a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan or B Note in connection with a late payment made by such Mortgagor.

         "LIQUIDATION EXPENSES" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the enforcement and liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to enforcement and disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available or (ii) advanced by the Master Servicer, subject to Section 4.4 and Section 4.6(e) hereof, as a Servicing Advance.

         "LIQUIDATION FEE" means a fee equal to the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced

Mortgage Loan or REO Property and any Condemnation Proceeds received by the Trust; provided, however, that (i) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to
Section 2.3, such fee will only be paid by such Seller if repurchased after the date that is 180 days after the applicable Seller receives notice of the breach or defect causing the repurchase and (ii) in the case of an A/B Mortgage Loan, such fee will not be payable if the holder of the related B Note, within 15 days after receipt of notice that a Servicing Transfer Event has occurred with respect to the related A Note or the B Note, exercises its option to purchase the A Note pursuant to the Intercreditor Agreement; provided, that this clause
(ii) shall not be applicable if the holder of the related B Note has exercised its right to cure three consecutive monetary defaults under the Intercreditor Agreement and a monetary default occurs in the following month.

         "LIQUIDATION PROCEEDS" means proceeds from the sale or liquidation of a Mortgage Loan or B Note or related REO Property, net of Liquidation Expenses and any related Advances and interest thereon (to the extent not otherwise paid pursuant to Section 4.6(c)).

         "LIQUIDATION REALIZED LOSS" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses incurred in connection with such Mortgage Loan that are reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds, Late Collections and all other amounts recovered from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and which are not required under any Intercreditor Agreement to be payable or reimbursable to any holder of a B Note. REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage Loan, calculated as described in clause (A) above.

         "LOAN-TO-VALUE RATIO" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date.

         "LOCK-BOX ACCOUNT" has the meaning set forth in Section 8.3(g).

         "LOCK-BOX AGREEMENT" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer pursuant to which a Lock-Box Account is created.

         "LUXEMBOURG PAYING AGENT" has the meaning set forth in Section 7.18.

         "LUXEMBOURG TRANSFER AGENT" has the meaning set forth in Section 7.18.

         "LOSSES" has the meaning set forth in Section 12.4.

         "MAI" means Member of the Appraisal Institute.

         "MASTER SERVICER" means Wells Fargo Bank, National Association and its permitted successors or assigns.

         "MASTER SERVICER REMITTANCE DATE" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

         "MASTER SERVICER REMITTANCE REPORT" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master Servicer and the Paying Agent containing such information regarding the Mortgage Loans as will permit the Paying Agent to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Paying Agent and the Depositor may from time to time mutually agree.

         "MASTER SERVICING FEE" means for each calendar month, as to each Mortgage Loan and B Note (including REO Mortgage Loans and Defeasance Loans), an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan or B
Note immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c).

         "MASTER SERVICING FEE RATE" means, with respect to each Mortgage Loan and any B Note (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the Mortgage Loan Schedule.

         "MATERIAL BREACH" has the meaning set forth in Section 2.3(a).

         "MATERIAL DOCUMENT DEFECT" has the meaning set forth in Section 2.3(a).

         "MATURITY DATE" means, with respect to any Mortgage Loan or B Note as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Loan or B Note, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan or B Note occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or B Note or (ii) any grace period permitted by the related Mortgage Loan or B Note.

         "MODIFICATION FEE" means a fee, if any, collected from a Mortgagor by the Master Servicer in connection with a modification of any Mortgage Loan or B Note other than a Specially Serviced Mortgage Loan or collected by the Special Servicer in connection with the modification of a Specially Serviced Mortgage Loan.

         "MODIFICATION LOSS" means, with respect to each Mortgage Loan, (i) a decrease in the Principal Balance of such Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

         "MONEY TERM" means with respect to any Mortgage Loan or B Note, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

         "MONTHLY CERTIFICATEHOLDERS REPORT" means a report provided pursuant to
Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof;
(vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;
(vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Primary Servicing Fee, the Special Servicing Fee and the Excess Servicing Fees; (xi) the amount of Unpaid Interest and Realized Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the Master Servicer, the Trustee and the Fiscal Agent; and
(xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

         "MOODY'S" means Moody's Investors Service Inc. or its successor in interest.

         "MORTGAGE" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

         "MORTGAGE FILE" means the mortgage documents listed below:

         (i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

         (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

         (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 45th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

         (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6;"

         (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 45th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

         (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the applicable Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6," which assignment may be effected in the related Assignment of Mortgage;

         (vii) the original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

         (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within

180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

         (ix) (A) UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

         (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

         (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, the Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related B Note), if any, related to any Mortgage Loan;

         (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the Primary Servicer (or the Master Servicer) on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and
(c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, the Primary Servicer (and the Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer (or Master Servicer) sells its rights to service the applicable Mortgage Loan, the Primary Servicer (or Master Servicer) will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer (or Master Servicer). The Primary Servicer (or Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

         (xiii) the original environmental indemnity agreement, if any, related to any Mortgage Loan;

         (xiv) third-party management agreements for hotels and mortgaged properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

         (xv) any Environmental Insurance Policy; and

         (xvi) any affidavit and indemnification agreement.

         "MORTGAGE LOAN" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, and Mortgage Loan shall also include any Defeasance Loan and with respect to any A/B Mortgage Loan, shall include the A Note (but shall not include the related B Note).

         "MORTGAGE LOAN PURCHASE AGREEMENT" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV or Mortgage Loan Purchase Agreement V, as the case may be.

         "MORTGAGE LOAN PURCHASE AGREEMENT I" Reserved.

         "MORTGAGE LOAN PURCHASE AGREEMENT II" means that certain Mortgage Loan Purchase Agreement between Wells Fargo and the Depositor dated as of March 8, 2002 with respect to the Wells Fargo Loans, a form of which is attached hereto as Exhibit K-2.

         "MORTGAGE LOAN PURCHASE AGREEMENT III" means that certain Mortgage Loan Purchase Agreement between Principal and the Depositor dated as of March 8, 2002 with respect to the Principal Loans, a form of which is attached hereto as Exhibit K-3.

         "MORTGAGE LOAN PURCHASE AGREEMENT IV" means that certain Mortgage Loan Purchase Agreement between BSF and the Depositor dated as of March 8, 2002 with respect to the BSF Loans, a form of which is attached hereto as Exhibit K-4.

         "MORTGAGE LOAN PURCHASE AGREEMENT V" means that certain Mortgage Loan Purchase Agreement between MSDWMC and the Depositor dated as of March 8, 2002 with respect to the MSDWMC Loans, a form of which is attached hereto as Exhibit K-5.

         "MORTGAGE LOAN SCHEDULE" or "LOAN SCHEDULE" means collectively the schedule attached hereto as Schedule II, which identifies each Wells Fargo Loan, the schedule attached hereto as Schedule III, which identifies each Principal Loan, the schedule attached hereto as Schedule IV, which identifies each BSF Loan and the schedule attached hereto as Schedule V, which identifies each MSDWMC Loan as such schedules may be amended from time to time pursuant to
Section 2.3.

         "MORTGAGE NOTE" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "MORTGAGE RATE" means, for a given Mortgage Loan or B Note, the per annum rate at which interest accrues on such Mortgage Loan or B Note.

         "MORTGAGED PROPERTY" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan and, in the case of an A/B Mortgage Loan, the related B Note.

         "MORTGAGEE" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

         "MORTGAGOR" means the obligor on a Mortgage Note.

         "MSDWMC" has the meaning assigned in the Preliminary Statement hereto.

         "MSDWMC LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date, with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans, the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of (A) the Compensating Interest to be paid by the Master Servicer on such Distribution Date and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Mortgage Loans which are not Specially Serviced Mortgage Loans.

         "NEW LEASE" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "1933 ACT" means the Securities Act of 1933, as amended.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         "NONDISQUALIFICATION OPINION" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

         "NONECONOMIC RESIDUAL INTEREST" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulation
Section 1.860E-1(c).

         "NON-INVESTMENT GRADE CERTIFICATES" means each Class of Certificates that, at the time of transfer, is not rated in one of the four highest generic rating categories by at least one of S&P or Moody's.

         "NONRECOVERABLE ADVANCE" means the portion of any Advance (including interest accrued thereon at the Advance Rate) previously made or proposed to be made by the Master Servicer, the Trustee or the Fiscal Agent that, in its respective sole discretion, exercised in good faith and, with respect to the Master Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from

Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan (in the case of P&I Advances and Servicing Advances) or B Note (in the case of Servicing Advances) or REO Property (in the case of P&I Advances and Servicing Advances), as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the Special Servicer and the Paying Agent in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. In determining whether an Advance with respect to any Mortgage Loan (in the case of P&I Advances and Servicing Advances) or B Note (in the case of Servicing Advances) will be recoverable, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall take into account amounts that may be realized on the related Mortgaged Property in its "as is" or then current condition and occupancy. Absent bad faith, the Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of any B Note, the holder of the B Note and may, in all cases, be relied on by the Trustee and the Fiscal Agent.

         "NON-REGISTERED CERTIFICATE" means unless and until registered under the Securities Act, any Class X, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Residual Certificate.

         "NOTIONAL AMOUNT" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination and (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination.

         "OFFICER'S CERTIFICATE" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

         "OPERATING ADVISER" shall have the meaning specified in Section
9.37(a).

         "OPERATING STATEMENT ANALYSIS REPORT" means a report which is one element of the MBA/CMSA Methodology for Analyzing and Reporting Property Income Statements and which is substantially in the form of Exhibit N.

         "OPINION OF COUNSEL" means a written opinion of counsel addressed to the Trustee and the Paying Agent, reasonably acceptable in form and substance to the Trustee and the Paying Agent, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee and the Paying Agent, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

         "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I ADVANCE" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received;
(ii) with respect to any Balloon Mortgage Loan (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and
(iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the REMIC I Net Mortgage Rate relating to such Mortgage Loan or REO Mortgage Loan and the Trustee Fee Rate, such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the Master Servicing Fee, the Excess Servicing Fee and the Primary Servicing Fees; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest component of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan and the denominator of which is the Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

         "P&I ADVANCE AMOUNT" means, with respect to any Mortgage Loan or REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

         "PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "PASS-THROUGH RATE" or "PASS-THROUGH RATES" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates, other than the Class E, Class F and Class X Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter (and with respect to the Class E, Class F and Class X Certificates, for each Distribution Date), the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Mortgage Loan for such Distribution Date, (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iii) the Class A-1 and Class A-2, the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (iv) the Class B Certificates, the lesser of 6.62% per annum and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (v) the Class C Certificates, the lesser of 6.75% per annum and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vi) the Class D Certificates shall equal the lesser of 6.88% and the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (vii) the Class E Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (viii) the Class F Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (ix) the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall equal the lesser of (A) the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto and
(B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date,
(x) the Class X-1 Certificates, the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-1 Notional Amount and (xi) the Class X-2 Certificates, the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-2 Notional Amount. The Pass-Through Rate for the Class A-1A Component and the Class A-1B Component shall equal the Pass-Through Rate of the Class A-1 Certificates. The Pass-Through Rate for the Class A-2A Component and the Class A-2B Component shall equal the Pass-Through Rate of the Class A-2 Certificates.

         "PAYING AGENT" means Wells Fargo Bank Minnesota, National Association and any successor or assign, as provided herein. The Luxembourg Paying Agent shall not be the Paying Agent and the duties of the Luxembourg Paying Agent shall be distinct from the duties of the Paying Agent.

         "PAYING AGENT FEE" means the portion of the Trustee Fee payable to the Paying Agent in an amount agreed to between the Trustee and the Paying Agent.

         "PERCENTAGE INTEREST" means with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "PERMITTED TRANSFEREE" means any Transferee other than a Disqualified Organization.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PHASE I ENVIRONMENTAL REPORT" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

         "PLACEMENT AGENT" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC or its respective successor in interest.

         "PLAN" has the meaning set forth in Section 3.3(d).

         "PLAN ASSET REGULATIONS" means the Department of Labor regulations set forth in 29 C.F.R.ss.2510.3-101.

         "PRELIMINARY PROSPECTUS SUPPLEMENT" has the meaning set forth in the Preliminary Statement hereto.

         "PREPAYMENT INTEREST EXCESS" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made after the Due Date for such Mortgage Loan through and including the last day of the Collection Period, the amount of interest that accrues on the amount of such Principal Prepayment from such Due Date to the date such payment was made, plus (if made) any payment by the Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee), to the extent collected.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan if the Mortgage Loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee) over (B) the aggregate interest that did so accrue through the date such payment was made (net of such fees).

         "PREPAYMENT PREMIUM" means, with respect to any Mortgage Loan or B Note for any Distribution Date, the prepayment premiums, yield maintenance payments or percentage premiums, if any, received during the related Collection Period in connection with Principal Prepayments on such Mortgage Loan or B Note.

         "PRIMARY COLLATERAL" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

         "PRIMARY SERVICER" means Principal Capital Management, LLC and its respective permitted successors and assigns.

         "PRIMARY SERVICING AGREEMENT" means, with respect to the Primary Servicer, the agreement between such Primary Servicer and the Master Servicer, dated as of March 1, 2002, a form of which is attached hereto as Exhibit G, under which such Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

         "PRIMARY SERVICING FEE" means, for each calendar month, as to each Mortgage Loan, the applicable Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

         "PRIMARY SERVICING FEE RATE" means, the monthly fee payable to the applicable Primary Servicer (or the Master Servicer, as applicable) based on the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicer, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

         "PRINCIPAL" has the meaning assigned in the Preliminary Statement hereto.

         "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, B Note or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, B Note or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due on or prior to the Cut-Off Date (assuming, for any Mortgage Loan or B Note with a Due Date in March 2002 that is not March 1, 2002, that principal and interest payments for such month were paid on March 1, 2002), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan, B Note or related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and
(ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan during any related Collection Period.

         "PRINCIPAL BALANCE CERTIFICATES" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, the sum of the following amounts: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of any B Note or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any B Note or its respective successor REO Mortgage Loan) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof.

         "PRINCIPAL LOANS" means, collectively those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement III and shown on Schedule III hereto.

         "PRINCIPAL PREPAYMENT" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan or B Note in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

         "PRIVATE PLACEMENT MEMORANDUM" means the Private Placement Memorandum dated March 8, 2002, pursuant to which the Class X-1, Class X-2, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will be offered for sale.

         "PROSPECTUS" has the meaning set forth in the Preliminary Statement hereto.

         "PURCHASE PRICE" means, with respect to the purchase by the Seller or liquidation by the Special Servicer of (i) a Mortgage Loan or an REO Mortgage Loan pursuant to Article II of this Agreement, (ii) an REO Mortgage Loan pursuant to Section 9.15 or (iii) a Mortgage Loan pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan and/or (if applicable) its related B Note or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and/or (if applicable) its related B Note) related to such Mortgage Loan and/or (if applicable) its related B Note and all Special Servicing Fees and Liquidation Fees paid with respect to the Mortgage Loan and/or (if applicable) its related B Note) that are reimbursable or payable to the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent or the Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

         "PURCHASE PROCEEDS" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3 or (ii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to
Section 10.1(b).

         "QUALIFIED BIDDER" means (A) as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person) and (B) as used in Section 9.31(c), any Person qualified to act as successor Special Servicer hereunder pursuant to Section 9.21(b) (including the requirement set forth in Section 9.21(b) that Rating Agency Confirmation shall have been obtained form each Rating Agency with respect to such Person).

         "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer qualifying pursuant to Rule 144A.

         "QUALIFIED INSURER" means, (i) with respect to any Mortgage Loan or B Note, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and "A2" by Moody's if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, and "A2" by Moody's if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, or (iii) in either case, a company not satisfying clause (i) or
(ii) but with respect to which Rating Agency Confirmation is obtained. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

         "QUALIFYING SUBSTITUTE MORTGAGE LOAN" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; and
(viii) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause (ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Special Servicer, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

         "RATED FINAL DISTRIBUTION DATE" means with respect to each rated Class of Certificates, the Distribution Date in October 2036.

         "RATING AGENCIES" means Moody's and S&P.

         "RATING AGENCY CONFIRMATION" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

         "REALIZED INTEREST LOSS" means, with respect to each Mortgage Loan, (i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

         "REALIZED LOSS" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

         "REALIZED PRINCIPAL LOSS" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, and (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss. Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to the Mortgage Loans that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

         "RECORD DATE" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "RECOVERIES" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, B Note or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

         "REGULATION S" means Regulation S under the 1933 Act.

         "REGULATION S CERTIFICATE" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

         "REGULATION S GLOBAL CERTIFICATES" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

         "REGULATION S PERMANENT GLOBAL CERTIFICATE" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

         "REGULATION S TEMPORARY GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

         "REHABILITATED MORTGAGE LOAN" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan or B Note that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven. An A Note shall not constitute a Rehabilitated Mortgage Loan unless its related B Note would constitute a Rehabilitated Mortgage Loan. A B Note shall not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan.

         "RELEASE DATE" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

         "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

         "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts as shall from time to time be held in the Certificate Account and the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account), the Insurance Policies (other than the interests of the holder of any B Note therein) and any REO Properties (other than the interests of the holder of any B Note therein), for which a REMIC election has been made pursuant to Section 12.1(a) hereof. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool formed hereunder. No B Note or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

         "REMIC I INTERESTS" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

         "REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, as to any REMIC I Regular Interest, a rate per annum equal (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve (12) 30-day months ("30/360 basis"), (i) the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate) as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date, minus (ii) the Administrative Cost Rate, and (b) with respect to any Mortgage Loan that accrues interest on a basis other than a 30/360 basis, the annualized rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of net interest that would have accrued during the related loan accrual period assuming a net interest rate equal to the rate described in clause (a) above, and assuming an interest accrual basis that is the same as the actual interest accrual basis of such Mortgage Loan, provided that for purposes of this clause (b), (i) the REMIC I Net Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account and (ii) the REMIC I Net Mortgage Rate for the loan accrual period relating to the Due Date in March shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account.

         "REMIC I REGULAR INTERESTS" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

         "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

         "REMIC II INTERESTS" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

         "REMIC II REGULAR INTEREST A-1A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $140,063,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST A-1B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $164,907,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST A-2A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $76,191,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST A-2B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $571,756,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class E Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST F" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class F Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST G" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class G Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class H Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class K Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class M Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTEREST N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

         "REMIC II REGULAR INTERESTS" means, collectively, the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N.

         "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

         "REMIC III CERTIFICATES" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

         "REMIC III REGULAR INTERESTS" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates (each Class X-1 Certificate representing multiple "regular interests" in REMIC III), Class X-2 Certificates (each Class X-2 Certificate representing multiple "regular interests" in REMIC III), Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates. References to REMIC III Regular Certificates will, with respect to the Class N Certificates, be considered to refer to the Class N REMIC Interest that is a "regular interest" in REMIC III, where appropriate.

         "REMIC POOL" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof.

         "REMIC PROVISIONS" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

         "REMIC REGULAR CERTIFICATES" means, collectively, the Class A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "RENT LOSS POLICY" or "RENT LOSS INSURANCE" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

         "RENTS FROM REAL PROPERTY" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

         "REO ACCOUNT" shall have the meaning set forth in Section 9.14(a) hereof.

         "REO DISPOSITION" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

         "REO INCOME" means, with respect to any REO Property that had not been security for an A/B Mortgage Loan for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period or, with respect to an REO Property that had been security for an A/B Mortgage Loan, the portion of the amounts described above received with respect to such REO Property and allocable to the related A Note pursuant to the related Intercreditor Agreement.

         "REO MORTGAGE LOAN" means a Mortgage Loan or B Note as to which the related Mortgaged Property is an REO Property.

         "REO PROPERTY" means a Mortgaged Property (or an interest therein, if the Mortgaged Property securing an A/B Mortgage Loan has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

         "REPORT DATE" means the third Business Day before the related Distribution Date.

         "REPURCHASED LOAN" has the meaning set forth in Section 2.3(a) hereof.

         "REQUEST FOR RELEASE" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

         "REQUIRED APPRAISAL LOAN" means any Mortgage Loan as to which an Appraisal Event has occurred. A Mortgage Loan will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

         "RESERVE ACCOUNT" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account.

         "RESIDUAL CERTIFICATES" means, with respect to REMIC I, the Class R-I Certificates, with respect to REMIC II, the Class R-II Certificates, and with respect to REMIC III, the Class R-III Certificates.

         "RESPONSIBLE OFFICER" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Asset-Backed Securities Trust Services Group, or with respect to the Paying Agent, any officer assigned to the Corporate Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee, Fiscal Agent or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or persons performing similar roles on behalf of the Trustee, Fiscal Agent or Paying Agent.

         "RESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit W prepared by the Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties)): (i) a Comparative Financial Status Report; (ii) without duplication with Section 8.14, an NOI Adjustment Worksheet; (iii) without duplication with Section 8.14, an Operating Statement Analysis Report, (iv) subject to Section 8.11(h), a Servicer Watch List, (v) a Property File and (vi) without duplication with Section 8.14, a Financial File.

         "REVERSE SEQUENTIAL ORDER" means sequentially to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and finally to the Class X and Class A Certificates, on a pro rata basis, as described herein.

         "RULE 144A" means Rule 144A under the 1933 Act.

         "RULE 144A-IAI GLOBAL CERTIFICATE" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or its successor in interest.

         "SCHEDULED PAYMENT" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan or B Note required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note or B Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts). Notwithstanding the foregoing, the amount of the Scheduled Payment for any A Note or B Note shall be calculated without regard to the related Intercreditor Agreement.

         "SCHEDULED PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, B Note or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, B Note or REO Mortgage Loan.

         "SELLER" means Principal, Wells Fargo, BSF or MSDWMC as the case may be.

         "SENIOR CERTIFICATES" means the Class A and Class X Certificates.

         "SERVICER ERRORS AND OMISSIONS INSURANCE POLICY" or "ERRORS AND OMISSIONS INSURANCE POLICY" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, in accordance with Section 8.2,
Section 9.2 and Section 7.17, respectively.

         "SERVICER FIDELITY BOND" or "FIDELITY BOND" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, the Special Servicer's, the Trustee's, the Fiscal Agent's or the Paying Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and
Section 7.17, respectively.

         "SERVICER MORTGAGE FILE" means copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and shall also include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

         "SERVICING ADVANCE" means any cost or expense of the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan and/or (if applicable) the related B Note.

         "SERVICING OFFICER" means, any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and any B Note whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

         "SERVICING STANDARD" means, with respect to the Master Servicer or the Special Servicer, as the case may be, to service and administer the Mortgage Loans (and any B Note) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of any B Note, the related holder of the B Note) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and any B Note (and, in the case of any A Note and B Note, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows:

         (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;

         (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and any B Note or, if a Mortgage Loan or any B Note comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note, the maximization of recovery on such A/B Mortgage Loan to the Certificateholders and the holder of the related B Note, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related REMIC I Net Mortgage Rate, in the case of the Mortgage Loans (other than any A Note) or the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan); and without regard to: (I) any other relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (II) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (III) the Master Servicer's obligation to make Advances; and (IV) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction.

         "SERVICING TRANSFER EVENT" means the occurrence of any of the following events: (i) any Mortgage Loan or B Note as to which a Balloon Payment is past due, and the Master Servicer has determined, in its good faith reasonable judgment in accordance with the Servicing Standard, that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (ii) any Mortgage Loan or B Note as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days; (iii) any Mortgage Loan or B Note as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan or B Note as to which the Master Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders or the holder of any related B Note and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan or B Note as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; (vi) any Mortgage Loan or B Note as to which, in the good faith reasonable judgment of the Master Servicer, (a) (other than with respect to any A/B Mortgage Loan) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related B Note (as the case may be); and (vii) with respect to any A/B Mortgage Loan, if the holder of the B Note chooses not to cure a monetary default that is permitted to be cured under the related Intercreditor Agreement, the Business Day following the expiration of the Cure Period (as defined below) of the holder of the B Note that commences one month after such monetary default; provided, however, that (1) if the holder of the B Note exercised its right to cure a monetary default and a monetary default occurs in the following month due to the holder of the B Note's failure to cure, then servicing of such Mortgage Loan shall be transferred to the Special Servicer on the Business Day following the expiration of the Cure Period (as defined in the Intercreditor Agreement) of the holder of the B Note if the holder of the B Note does not cure the current monetary default or (2) if the holder of the B Note has exercised its right to cure three consecutive monetary defaults and a monetary default occurs in the following month, then servicing of such Mortgage Loan shall be transferred to the Special Servicer at the expiration of the Mortgagor's grace period for the current monetary default. If a Servicing Transfer Event occurs with respect to an A Note, it shall be deemed to have occurred also with respect to its related B Note. If a Servicing Transfer Event occurs with respect to a B Note, it shall be deemed to have occurred also with respect to its related A Note. However, if a Servicing Transfer Event has not occurred with respect to an A Note solely due to the holder of the related B Note exercising its cure rights under the related Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to such B Note. With respect to any A/B Mortgage Loan, "Cure Period" means the ten days after the expiration of the applicable borrower's grace period.

         "SIMILAR LAWS" has the meaning set forth in Section 3.3(d).

         "SINGLE-PURPOSE ENTITY" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral;
(iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person;
(iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

         "SPECIAL SERVICER" means GMAC Commercial Mortgage Corporation, or any successor Special Servicer as herein provided.

         "SPECIAL SERVICER COMPENSATION" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

         "SPECIAL SERVICER REMITTANCE DATE" means the Business Day preceding each Determination Date.

         "SPECIAL SERVICING FEE" means, for each calendar month, as to each Mortgage Loan or B Note that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

         "SPECIAL SERVICING FEE RATE" means 0.25% per annum.

         "SPECIAL SERVICING OFFICER" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

         "SPECIALLY SERVICED MORTGAGE LOAN" means, as of any date of determination, any Mortgage Loan or B Note with respect to which the Master Servicer has notified the Special Servicer and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan or B Note as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan or B Note. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan (and the related B Note in the case of an A/B Mortgage Loan) has become a Rehabilitated Mortgage Loan (and, in the case of an A Note (or B Note) that is or was a Specially Serviced Mortgage Loan, its related B Note (or A Note) has also become a Rehabilitated Mortgage Loan), with respect to such

Servicing Transfer Event, unless and until the Master Servicer notifies the Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan or B Note exists or occurs.

         "STANDARD HAZARD INSURANCE POLICY" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

         "SUB-SERVICER" has the meaning set forth in Section 8.4.

         "SUBORDINATE CERTIFICATES" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates.

         "SUCCESSFUL BIDDER" has the meaning set forth in Section 8.29(d) or
Section 9.31(d), as applicable.

         "TAX MATTERS PERSON" means the person designated as the "tax matters person" of each REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

         "TERMINATION PRICE" has the meaning set forth in Section 10.1(b) herein.

         "TITLE INSURANCE POLICY" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

         "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "TRANSFEREE" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "TRANSFEROR" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "TRUST" means the trust created pursuant to this Agreement, the assets which consist of all the assets of REMIC I (including the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the Distribution Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II and REMIC III and the Excess Interest Sub-account and any Excess Interest on the Mortgage Loans. The Trust shall not include any B Note, any interest of the holders of a B Note or any A/B Loan Custodial Account.

         "TRUSTEE" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

         "TRUSTEE FEE" means for each calendar month, as to each Mortgage Loan and B Note (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan or B Note immediately before the Due Date occurring in such month, provided that a portion of the Trustee Fee agreed upon between the Trustee and the Paying Agent shall be applied to pay the Paying Agent Fee.

         "TRUSTEE FEE RATE" means 0.0024% per annum (which includes the Paying Agent Fee).

         "TRUSTEE MORTGAGE FILE" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan (and, if applicable, the related B Note) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

         "UNDERWRITER" means each of Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC or its successors in interest.

         "UNITED STATES PERSON" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, affiliates and pension plans.

         "UNITED STATES TAX PERSON" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust.

         "UNPAID INTEREST" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "UNRESTRICTED SERVICER REPORTS" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit X prepared by the Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgaged Loans and REO Properties)): (a) the following electronic files; (i) a Loan Set-Up File (with respect to the initial Distribution Date only); and (ii) a Loan Periodic Update File; and (b) the following supplemental reports: (i) a Delinquent Loan Status Report, (ii) an Historical Loan Modification Report, (iii) an Historical Liquidation Report, and (iv) an REO Status Report.

         "USAP" shall have the meaning set forth in Section 8.13.

         "WEIGHTED AVERAGE REMIC I NET MORTGAGE RATE" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

         "WELLS FARGO" has the meaning assigned in the Preliminary Statement hereto.

         "WELLS FARGO LOANS" means, collectively, those Mortgage Loans sold to the Depositor pursuant to Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

         "WORK-OUT FEE" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         SECTION 1.2 CALCULATIONS RESPECTING MORTGAGE LOANS. (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan or B Note shall be made based upon current information as to the terms of the Mortgage Loans and B Note and reports of payments received from the Master Servicer on such

Mortgage Loans and B Note and payments to be made to the Paying Agent as supplied to the Paying Agent by the Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the Master Servicer of such error.

         (b) Unless otherwise required by law or the applicable Mortgage Loan or B Note documents (or the related Intercreditor Agreement), any amounts (other than escrow and reserve deposits and reimbursements of lender advances and expenses) received in respect of a Mortgage Loan or B Note as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan or B Note at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan or B Note at the Mortgage Rate thereof, next to the reduction of the Principal Balance of such Mortgage Loan or B Note to zero if such Mortgage Loan or B Note has been accelerated and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan or B Note has not yet been accelerated, next to any default interest and other amounts due on such Mortgage Loan or B Note and finally to Late Fees due with respect to such Mortgage Loan or B Note.

         SECTION 1.3 CALCULATIONS RESPECTING ACCRUED INTEREST. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

         SECTION 1.4 INTERPRETATION.

         (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

         (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

         (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

         SECTION 1.5 ARD LOANS. Notwithstanding any provision of this Agreement:

         (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

         (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

         (c) Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

         (d) Liquidation Fees shall not be deemed to be earned on Excess
Interest.

         (e) With respect to an ARD Loan after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

         SECTION 1.6 CERTAIN MATTERS WITH RESPECT TO A/B MORTGAGE LOANS.

         (a) For the avoidance of doubt, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to any A/B Mortgage Loan (including both the related A Note and the related

B Note), shall terminate upon the earliest to occur of the following with respect to such A/B Mortgage Loan: (i) any repurchase of or substitution for the related A Note by the Seller of such A/B Mortgage Loan pursuant to Section 2.3,
(ii) any purchase of the related A Note by the owner of the related B Note pursuant to the terms of the related Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the related A Note (or its successor REO Mortgage Loan) (including amounts to which the holder of such A Note is entitled under the related Intercreditor Agreement); provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such A/B Mortgage Loan prior to the date on which such event occurs. There are no A/B Mortgage Loans in the Trust.

         (b) In connection with any purchase described in clause (ii) of subsection (a) or an event described in clause (iii) of subsection (a), the Trustee, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the related B Note, upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such A/B Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable A/B Mortgage Loan. If an A Note and a B Note under the applicable Mortgage Loan are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

         SECTION 2.1 CONVEYANCE OF MORTGAGE LOANS.

         (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof,
(iii) the Initial Deposit, (iv) the Depositor's rights under the Intercreditor Agreement and (v) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date.

         (b) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, the Paying Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

         (c) The applicable Seller shall, at its expense as to each Mortgage Loan, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv),
(vi)(B) and (ix)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the applicable Seller shall obtain therefrom a certified copy of the recorded original. The applicable Seller shall forward copies thereof to the Trustee and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Seller shall, pursuant to the applicable Mortgage Loan Purchase Agreement, promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the applicable Seller shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

         The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreement in favor of the Trustee and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

         (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the Mortgage Loans or B Note and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer or the Primary Servicer on its behalf, on or before the date that is 45 days following the Closing Date and shall be held by the Master Servicer or Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. The Depositor shall deliver or cause the related Seller to deliver to the Special Servicer a copy of each Mortgage File to the extent that (i) such copy has not previously been delivered to the Special Servicer and (ii) the Special Servicer requests (in writing) such copy within 180 days following the Closing Date. The Depositor shall deliver or cause the related Seller to deliver such copy within a reasonable period following such request by the Special Servicer. To the extent delivered to the Master Servicer or related Primary Servicer by the related Seller, the Servicer Mortgage File, will include, to the extent required to be (and actually) delivered to the applicable Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). None of the Master Servicer, the Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

         (e) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

         (f) In connection herewith, the Depositor has acquired the Principal Loans from Principal, the Wells Fargo Loans from Wells Fargo, the BSF Loans from BSF and the MSDWMC Loans from MSDWMC. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Principal Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Wells Fargo Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the BSF Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSDWMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, Principal, Wells Fargo, BSF and MSDWMC, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the Principal Loans shall be deemed to have been transferred from Principal to the Depositor, the Wells Fargo Loans shall be deemed to have been transferred from Wells Fargo to the Depositor, the BSF Loans shall be deemed to have been transferred from BSF to the Depositor and the MSDWMC Loans shall be deemed to have been transferred from MSDWMC to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

         SECTION 2.2 ACCEPTANCE BY TRUSTEE. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests, and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders. To the extent that the contents of the Mortgage File for any A Note relate to the corresponding B Note, the Trustee, or the Custodian on the Trustee's behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related B Note.

         On the Closing Date in respect of the Initial Certification, and within 75 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicer, the Special Servicer and the Operating Adviser a certification (the "Initial Certification" and the

"Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (v),
(vi), (viii), (x) and (xii) of the definition of Mortgage File required to be included in the Mortgage File, and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent known by a Responsible Officer of the Trustee to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date. The Trustee shall deliver to the Master Servicer, the Special Servicer, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

         Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the Master Servicer, the Special Servicer, the Operating Advisor and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

         If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the Master Servicer, the Special Servicer, the Operating Adviser and the Paying Agent on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above). Upon request, the Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Section 5.4(d). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the Master Servicer, the Special Servicer or the Operating Adviser that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(d).

         The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

         SECTION 2.3 SELLERS' REPURCHASE OF MORTGAGE LOANS FOR MATERIAL DOCUMENT DEFECTS AND MATERIAL BREACHES OF REPRESENTATIONS AND WARRANTIES.

         (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect", and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 85 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 85-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 85 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to
Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller will be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at the related Seller's option, without recourse (other than the representations and warranties made with respect thereto), replace such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase must occur within 85 days from the date the related Seller was notified of the defect and substitution must occur within the sooner of (i) 85 days from the date the related Seller was notified of the defect or (ii) two years from the Closing Date.

         As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1 and the Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

         The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.


         If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Crossed Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, the Seller (A) provides a Nondisqualification Opinion to the Trustee at the expense of the Seller and (B) both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such other Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to the Final Prospectus Supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the Loan-to-Value Ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to the Final Prospectus Supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld).

         With respect to any Defective Mortgage Loan, to the extent that the applicable Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any Crossed Mortgage Loan, the applicable Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule VIII hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

         Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

         If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage

Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that (x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, workout or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15 and Section 9.36, as applicable, hereof, while pursuing the repurchase claim. The related Seller has acknowledged and agreed under the related Mortgage Loan Purchase Agreement that any modification of the Mortgage Loan pursuant to a workout shall not constitute a defense to any repurchase claim nor shall such modification and workout change the Purchase Price due from the related Seller for any repurchase claim. In the event of any such modification and workout, the related Seller has agreed under the related Mortgage Loan Purchase Agreement to repurchase the Mortgage Loan as modified and that the Purchase Price shall include any Work-Out Fee paid to the Special Servicer up to the date of repurchase plus the present value (calculated at a discount rate equal to the applicable Mortgage Rate) of the Work-Out Fee that would have been payable to the Special Servicer in respect of such Mortgage Loan if the Mortgage Loan performed in accordance with its terms to its Maturity Date, provided that no amount shall be paid by the related Seller in respect of any Work-Out Fee if a Liquidation Fee already comprises a portion of the Purchase Price. The related Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 hereof and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the related Seller, the related Seller shall then have the right to purchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained herein or in the related Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The related Seller shall have five (5) Business Days to notify the Trustee or the Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the related Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the related Seller to evaluate the related Mortgage Loan or REO Property. Any sale of the related Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the related REO Property, to a Person other than the related Seller shall be without
(i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

         The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related

Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the related Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Seller's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the Termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto.


         In connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 2.3, the Special Servicer shall not receive a Liquidation Fee in connection with such sale or other liquidation until a final determination has been made, as set forth in the preceding paragraph, as to whether the related Seller is or was obligated to repurchase such Mortgage Loan or REO Property. Upon such determination, the Special Servicer shall be entitled to collect a Liquidation Fee (i) with respect to a determination that the related Seller is or was obligated to repurchase, based upon the full Purchase Price of the related Mortgage Loan, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee payable by the related Seller or (ii) with respect to a determination that the related Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the related Seller for repurchase), based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan, with such amount to be paid from amounts in the Collection Account.

         In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the Master Servicer of such event which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall.

         If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

         (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in an Escrow Account relating to the Mortgage Loan being repurchased or substituted for. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

         (c) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) Principal, as Seller under Mortgage Loan Purchase Agreement III, will be providing the remedies with respect to the Principal Loans, (ii) Wells Fargo, as Seller under Mortgage Loan Purchase Agreement II, will be providing the remedies with respect to the Wells Fargo Loans, (iii) BSF, as Seller under Mortgage Loan Purchase Agreement IV, will be providing the remedies with respect to the BSF Loans and (iv) MSDWMC, as Seller under Mortgage Loan Purchase Agreement V, will be providing the remedies with respect to the MSDWMC Loans.

         SECTION 2.4 REPRESENTATIONS AND WARRANTIES. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust), the Fiscal Agent and the Paying Agent as of the Closing Date that:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

         (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or (iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

         (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

         (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

         (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

         (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

         SECTION 2.5 CONVEYANCE OF INTERESTS. Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests in exchange for the REMIC II Interests and (ii) the REMIC II Regular Interests in exchange for the REMIC III Certificates.

                                   ARTICLE III

                                THE CERTIFICATES

         SECTION 3.1 THE CERTIFICATES.

         (a) The Certificates shall be in substantially the forms set forth in the Exhibits attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

         The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

         (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II and Class R-III Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

         (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

         SECTION 3.2 REGISTRATION. The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         SECTION 3.3 TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of

Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Paying Agent, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

         (d) No transfer of a Non-Investment Grade Certificate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any applicable federal, state or local law ("Similar Laws") materially similar to the foregoing provisions of ERISA or the Code (each, a

"Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that, in the case of a Non-Investment Grade Certificate, the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor or similar exemption under Similar Laws.

         (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) (1) Each Person holding or acquiring any Ownership
                   Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee and (2) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Qualified Institutional Buyer and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Qualified Institutional Buyer.

                        (B) In connection with any proposed Transfer of any
                   Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is a Qualified Institutional Buyer, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                   and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring an Ownership
                   Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                        (E) Each Person holding or acquiring an Ownership
                   Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                        (F) If any purported Transferee shall become a Holder of
                   a Residual Certificate in violation of the provisions of this
                   Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (G) If any purported Transferee shall become a Holder of
                   a Residual Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Paying Agent, shall make available, upon written request from the Paying Agent, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Paying Agent for providing such information.

         The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, the Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

         (f) None of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

         (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

         (h) The Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

         (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

         SECTION 3.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section
3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 3.5 PERSONS DEEMED OWNERS. Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser, the Paying Agent and any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Paying Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Paying Agent, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

         SECTION 3.6 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

         If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 3.7 BOOK-ENTRY CERTIFICATES.

         (a) The Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided, that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to
Section 3.9:

                  (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

                  (ii) the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                  (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

                  (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

         (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

         (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class D, Class E and Class F Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates initially sold to Institutional Accredited Investors shall represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A-IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

         (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

         On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the

Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

         (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

         So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

         (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

         SECTION 3.8 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

         SECTION 3.9 DEFINITIVE CERTIFICATES.

         (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the

Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

         (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.


                                   ARTICLE IV

                                    ADVANCES


         P&I Advances and Servicing Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee, and if the Trustee does not make such Advances, by the Fiscal Agent except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

         SECTION 4.1 P&I ADVANCES BY MASTER SERVICER.

         (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee and the Paying Agent if the P&I Advance Amount for such Distribution Date is greater than zero, and the Master Servicer shall make a P&I Advance in respect of each Mortgage Loan of such amount no later than the Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Master Servicer, the Trustee and the Fiscal Agent shall not make P&I Advances with respect to any B Note under this Agreement. The Special Servicer shall not make P&I Advances under this Agreement. If the Master Servicer fails to make a P&I Advance, it shall promptly notify the Trustee and the Paying Agent of such failure.

         (b) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

          SECTION 4.2 SERVICING ADVANCES. The Master Servicer and, if the
Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by the Master Servicer, and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made), shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. Such determination by the Master Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders and, in the case of any B Note, the holder of the B Note. The Special Servicer shall not be required to make Servicing Advances under this Agreement. Promptly after discovering that the Master Servicer has failed to make a Servicing Advance that the Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by the Master Servicer to make such Servicing Advance.

         SECTION 4.3 ADVANCES BY THE TRUSTEE AND THE FISCAL AGENT.

          (a) To the extent that the Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer determines is a Nonrecoverable Advance), the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the Master Servicer has failed to make a P&I Advance.

         (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in



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any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

         (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the Master Servicer (other than a Servicing Advance that the Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent will advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

         The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

         SECTION 4.4 EVIDENCE OF NONRECOVERABILITY.

         If the Master Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made or proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser and the Rating Agencies by the Business Day prior to the Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Operating Adviser similar to the Officer's Certificate of the Master Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the Master Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The Master Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent, the Paying Agent and the Certificateholders.



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         SECTION 4.5 INTEREST ON ADVANCES; CALCULATION OF OUTSTANDING ADVANCES
WITH RESPECT TO A MORTGAGE LOAN. Any unreimbursed Advance funded from the
Master Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest. The Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest exceed Advance Interest on a "pool basis" for all Mortgage Loans other than Specially Serviced Mortgaged Loans. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest to the Master Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation.

         SECTION 4.6 REIMBURSEMENT OF ADVANCES AND ADVANCE INTEREST.

         (a) Advances made with respect to each Mortgage Loan or B Note or Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in
Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans or any B Note or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

         (b) To the extent that Advances have been made on the Mortgage Loans, any B Note, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and



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



then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the Master Servicer for any Advances outstanding to the Master Servicer with respect to any of such Mortgage Loans, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Master Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Fiscal Agent, the Trustee or the Master Servicer, as the case may be, from amounts on deposit in the Certificate Account (or sub-account thereof) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii). The Master Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or REO Mortgage Loans.

         (c) Advance Interest will be paid to the Fiscal Agent, the Trustee and/or the Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected from the Mortgage Loans during the Collection Period during which the related Advance is reimbursed, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from that particular Specially Serviced Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed.

         (d) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such Advances.

         (e) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section 4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date. All such amounts reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the Master Servicer does not make such payment, the Special Servicer shall notify the Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(e)



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and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(e).

         SECTION 4.7 FISCAL AGENT TERMINATION EVENT. "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

                  (i) Any failure by the Fiscal Agent to remit to the Paying Agent when due any required Advances; or

                  (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iii) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

                  (iv) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (v) The long-term unsecured debt of the Fiscal Agent is rated below "AA-" by S&P or "Aa2" by Moody's; or

                  (vi) With respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

         SECTION 4.8 PROCEDURE UPON TERMINATION EVENT.

         (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in
Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

         (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be



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



reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Account.

          SECTION 4.9 MERGER OR CONSOLIDATION OF FISCAL AGENT. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that
(i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the successor or surviving entity meets the eligibility requirements set forth in Section 7.5, and (v) the Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Section
4.9 have been completed and such action is permitted by and complies with the terms of this Section 4.9.

          SECTION 4.10 LIMITATION ON LIABILITY OF THE FISCAL AGENT AND OTHERS. Neither the Fiscal Agent nor any of the directors, officers, employees, agents or Controlling Persons of the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as Servicing Advances as provided by this Agreement. The provisions of this Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

          SECTION 4.11 INDEMNIFICATION OF FISCAL AGENT. The Fiscal Agent and each of its directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the



                                      -91-
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Fiscal Agent, its directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Sellers, the Paying Agent, the Special Servicer, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.


                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

         SECTION 5.1 COLLECTIONS.

         (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6" (the "Certificate Account"). On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6" (the "Interest Reserve Account").

         (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the case may be, the Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicer shall take such actions as are necessary to cause the depository



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



institution holding the Certificate Account and the Interest Reserve Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's (or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

          (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to Section 9.14), other than in respect of interest and principal on the Mortgage Loans or any B Note due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer (I) may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(a) rather than deposit them into the Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicer the applicable Primary Servicing Fees payable as provided in Section 5.2(a)(iv)(unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in the Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv))(unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans and any B Note;

                  (B) Interest: subject to subsection (d) hereof, all payments on account of interest on the Mortgage Loans and any B Note (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor and excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans and any B Note;

                  (D) Insurance Proceeds: all Insurance Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

                  (F) REO Income: all REO Income received from the Special Servicer;

                  (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account and amounts required to be deposited by the Special Servicer pursuant to
Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Account;

                  (H) Advances: all P&I Advances unless made directly to the Distribution Account; and

                  (I) Other: all other amounts, including Prepayment Premiums, required to deposited in the Certificate Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by a Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, and with respect to any B Note, all other amounts received pursuant to the cure and purchase rights set forth in the applicable Intercreditor Agreement.

         With respect to any A/B Mortgage Loan, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each an "A/B Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Any A/B Loan Custodial Account shall be held in trust for the benefit of the holder of the related B Note and shall not be part of any REMIC Pool.

         Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

         (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). For purposes of determining amounts to be deposited into the Interest Reserve Account, the REMIC I Net Mortgage Rate used in this calculation for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the proviso to the definition of "REMIC I Net Mortgage Rate."

         (e) Funds in the Certificate Account (including any A/B Loan Custodial Accounts) and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and the holder of any related B Note as their interests may appear." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

         An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account (and, solely to the extent that the loss is of an amount credited to an A/B Loan Custodial Account, deposit to the related A/B Loan Custodial Account) or Interest Reserve Account, as the case may be, out of its own funds immediately as realized. If the Master Servicer deposits in or transfers to any Certificate Account, any A/B Loan Custodial Account or Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Certificate Account, such A/B Loan Custodial Account or Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

         (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account, A/B Loan Custodial Account and Interest Reserve Account an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

          (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicer will be entitled to hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). Within 20 days following the first anniversary of the Closing Date, the Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule VII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the Mortgagor. Schedule VII sets forth those Mortgage Loans as to which an upfront reserve was collected at closing in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not complete in accordance with the requirements of the escrow, the Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

         (h) In the case of the Mortgage Loans set forth on Schedule XI, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, the Master Servicer shall, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the "Scheduled Payment," and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment shall be deemed to have been received in such Collection Period.

         SECTION 5.2 APPLICATION OF FUNDS IN THE CERTIFICATE ACCOUNT AND INTEREST RESERVE ACCOUNT.

         (a) The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer prior to 12:00 p.m., New York City time, on the related Master Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account (and, insofar as they relate to a B Note, from the related A/B Loan Custodial Account) pursuant to clauses (i),
(ii), (iii), (iv), (vi), (viii) and (ix) below; (x) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent and the Trustee from the Certificate Account (and, insofar as they relate to a B Note, from the related A/B Loan Custodial Account) pursuant to clauses
(ii), (iii), (v), (vi), (xi), (xii) and (xiii) below; and (y) to the Special Servicer from time to time of amounts payable to the Special Servicer from such Certificate Account (and, insofar as they relate to a B Note, from the related A/B Loan Custodial Account) pursuant to clauses (i), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

                  (i) Fees: the Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans or B Notes which are not Specially Serviced Mortgage Loans, Modification Fees relating to Mortgage Loans or B Notes which are not Specially Serviced Mortgage Loans as provided in Section 8.18, 50% of any assumption fees payable under Section 8.7(a) or 8.7(b), 100% of any extension fees payable under Section
8.10 or other fees payable to the Master Servicer hereunder and (B) directly to the Special Servicer, 50% of any assumption fees as provided in Section 8.7(a), 50% of any assumption fees as provided in Section 8.7(b), all assumption fees relating to Specially Serviced Mortgage Loans and Late Fees (in excess of Advance Interest which the Master Servicer shall retain), Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor, and Late Fees collected on Specially Serviced Mortgage Loans to the extent the Special Servicer is entitled to such Late Fees under Section 4.5;

                  (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): to reimburse or pay to the Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan and any B Note from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans (and any B Note) and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced Mortgage
Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans (and any B Note) or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan or any B
Note is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan, B Note or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed (applying such Late Fees and default interest on a "pool basis" for all non-Specially Serviced Mortgage Loans (and any B Note) and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans (and any B Note) or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account;

                  (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): to reimburse or pay to the Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis" (under which

Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced Mortgage Loan) for Specially Serviced Mortgage Loans or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed (applying such Late Fees and default interest on a "pool basis" for all non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account;

                  (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicer the Special Servicing Fee and the Work-Out Fee, to pay to the Primary Servicer (or the Master Servicer) the Primary Servicing Fees, and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

                  (v) Trustee Fee and Paying Agent Fee: to pay to the Distribution Account for withdrawal by the Paying Agent, the Paying Agent Fee and the Trustee Fee;

                  (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

                  (vii) Liquidation Fees: upon the occurrence of a Final Recovery Determination to pay to the Special Servicer from the Certificate Account, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section 9.11 hereof;

                  (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in such Certificate Account (including any A/B Loan Custodial Accounts);

                  (ix) Prepayment Interest Excesses: to pay to the Master Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans.

                  (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

                  (xi) Distribution Account: to make payment on each Master Servicer Remittance Date of the remaining amounts in the Certificate Account (including Excess Interest) to the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account under Section 5.3(b)) other than amounts held for payment in future periods or pursuant to clause (xii) below;

                  (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

                  (xiii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to Section 8.29;

provided, however, that in the case of any B Note:



         (A) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv),
         (v), (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to such A/B Mortgage Loan and is allocable to the A/B Mortgage Loan pursuant to this Agreement or the Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts transferred to such related A/B Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29;

         (B) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of an A Note is entitled under the A/B Mortgage Loan and the related Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums in respect of the A Note (whether or not by operation of any provision of the related Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A
         Note)); and

         (C) the Master Servicer shall on each Master Service Remittance Date remit to the holder of the related B Note all amounts on deposit in such A/B Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such B Note is entitled thereto under the related Intercreditor Agreement (including by way of the operation of any provision of the related Intercreditor Agreement that entitles the holder of the B Note to reimbursement of cure payments made by it).

         Expenses incurred with respect to an A/B Mortgage Loan shall be allocated in accordance with the Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and B Note for the purpose of justifying any withdrawal or transfer from the Certificate Account and any A/B Loan Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account unless there are no remaining funds in the related A/B Loan Custodial Account available and required to be paid in accordance with the related Intercreditor Agreement.

         (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate, provided, however, that as to the Mortgage Loans set forth on Schedule XI, for which the Scheduled Payment due each month is due on a Due Date (including any grace period) that may occur after the end of the Collection Period in such month, sums received by the Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by the Master Servicer to reimburse any related P&I Advance made pursuant to
Section 5.1(h), and the Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments and Balloon Payments received after the end of such Collection Period but no later than the second Business Day immediately preceding such Master Servicer Remittance Date on the Mortgage Loans set forth on Schedule XI. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

         (c) On each Master Servicer Remittance Date in March of every year commencing in March 2003, the Master Servicer shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

         SECTION 5.3 DISTRIBUTION ACCOUNT AND RESERVE ACCOUNT.

         (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank Minnesota, National Association, as Paying Agent on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "Wells Fargo Bank Minnesota, National Association, as Paying Agent on behalf of LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement.

         Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and the holder of any related B Note as their interests may appear." None of the Depositor, the Mortgagors, the Special Servicer, the Master Servicer, the Primary Servicer or the Trustee shall be liable for any loss incurred on such Eligible Investments.

         An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, any provision herein to the contrary notwithstanding.

         (b) The Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer, the Trustee and the Fiscal Agent and all Excess Liquidation Proceeds. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. On any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2003, amounts held in the Interest Reserve Account. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

                  (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

                  (ii) to pay any amounts payable to the Master Servicer, the Primary Servicer, the Special Servicer, the Fiscal Agent and the Trustee (including the Trustee's Fee (other than that portion thereof, that constitutes the Paying Agent's Fee)) and the Paying Agent (including the Paying Agent Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

                  (iii) to make distributions to the Certificateholders pursuant to Section 6.5; and

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.2.

         SECTION 5.4 PAYING AGENT REPORTS.

         (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent by the Master Servicer (no later than 1:00 p.m., New York time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.ctslink.com/cmbs" (the "Paying Agent's Website"), (i) the Monthly Certificateholder's Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the Loan Periodic Update File, Loan Setup File, Bond Level File and the Collateral Summary File, (iv) the supplemental reports set forth in paragraph (b) of the definition of Unrestricted Servicer Reports and (v) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

         In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in June 2002). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agents and any Certificate Owner upon receipt (which may be in electronic form) from such person of an Investor Certificate in the form of Exhibit Y, and any other person upon the direction of the Depositor, the Placement Agents or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 301-815-6600.

         The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of the Master Servicer, the Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

          (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of a B Note) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or such holder of a B Note) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or such holder of a B Note) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or such holder of a B Note) for the Paying Agent's actual expenses incurred in providing such reports and access. The holder of a B Note shall be entitled to receive information and documentation only with respect to its related A/B Mortgage Loan pursuant hereto.

         (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

         (d) Reserved

         (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Primary Servicer, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, the Luxembourg Paying Agent, prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

         (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the

Operating Adviser, any Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

         (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, the Underwriters, each Rating Agency, the Special Servicer, the Depositor, and solely as with respect to any A/B Mortgage Loan, the holder of the B Note, originals or copies of, among other things, any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

         SECTION 5.5 PAYING AGENT TAX REPORTS. The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class N Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and
(ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions; in the case of (i), subject to reimbursement of expenses relating thereto in accordance with Section 7.12. The Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

         SECTION 6.1 DISTRIBUTIONS GENERALLY. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer, the Primary Servicer and Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

         Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

         SECTION 6.2 REMIC I.

         (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

                  (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

                  (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

                  (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses previously allocated thereto, at the applicable Pass-Through Rates; and

                  (iv) thereafter, to the Class R-I Certificateholders at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and

Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining.

         SECTION 6.3 REMIC II.

         (a) On each Distribution Date, the Paying Agent shall be deemed to distribute to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

                  (i) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates and Class X-2 Certificates to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, divided among such REMIC II Regular Interests in proportion to (A) in the case of the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B, the Accrued Certificate Interest for such Distribution Date and (B) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, the product of (a) the Certificate Balance of such Interest and (b) one-twelfth of the sum of the related Class X-1 Strip Rate and the related Class X-2 Strip Rate (if any);

                  (ii) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: (A) first, to the REMIC II Regular Interest A-1A until the Certificate Balance of REMIC II Regular Interest A-1A is reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-1A, to the REMIC II Regular Interest A-1B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A), until the Certificate Balance of the REMIC II Regular Interest A-1B has been reduced to zero and (B) second, to the REMIC II Regular Interest A-2A, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A and A-1B), until the Certificate Balance of the REMIC II Regular Interest A-2A has been reduced to zero and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-2A, to the REMIC II Regular Interest A-2B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B and A-2A), until the Certificate Balance of the REMIC II Regular Interest A-2B has been reduced to zero;

                  (iii) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular

Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iii), to reimburse any Realized Interest Losses previously allocated to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, in the case of all such Interests other than the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, as a result of the allocation of Realized Losses to the Class X Certificates and in the case of all such Interests, inclusive of one month's interest at the applicable Pass-Through Rate on such Realized Interest Losses;

                  (iv) to the REMIC II Regular Interest B, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (v) upon payment in full of the Certificate Balances of the REMIC II Regular Interest A-2B, to the REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A and REMIC II Regular Interest A-2B,), until the Certificate Balance of the REMIC II Regular Interest B has been reduced to zero;

                  (vi) to the REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (vii) to the REMIC II Regular Interest C, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (viii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest B, to the REMIC II Regular Interest C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest C has been reduced to zero;

                  (ix) to the REMIC II Regular Interest C, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (x) to the REMIC II Regular Interest D, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest C, to the REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

                  (xii) to the REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xiii) to the REMIC II Regular Interest E, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xiv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest D, to the REMIC II Regular Interest E, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest E has been reduced to zero;

                  (xv) to the REMIC II Regular Interest E, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xvi) to the REMIC II Regular Interest F, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xvii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest E, to the REMIC II Regular Interest F, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest F has been reduced to zero;

                  (xviii) to the REMIC II Regular Interest F, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xix) to the REMIC II Regular Interest G, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xx) upon payment in full of the Certificate Balance of the REMIC II Regular Interest F, to the REMIC II Regular Interest G, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest G has been reduced to zero;

                  (xxi) to the REMIC II Regular Interest G, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxii) to the REMIC II Regular Interest H, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xxiii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest G, to the REMIC II Regular Interest H, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest H has been reduced to zero;

                  (xxiv) to the REMIC II Regular Interest H, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxv) to the REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xxvi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest H, to the REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest J has been reduced to zero;

                  (xxvii) to the REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxviii) to the REMIC II Regular Interest K, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xxix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest J to the REMIC II Regular Interest K, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest K has been reduced to zero;

                  (xxx) to the REMIC II Regular Interest K, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxxi) to the REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xxxii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest K to the REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest L has been reduced to zero;

                  (xxxiii) to the REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxxiv) to the REMIC II Regular Interest M, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xxxv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest L to the REMIC II Regular Interest M, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest M has been reduced to zero;

                  (xxxvi) to the REMIC II Regular Interest M, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxxvii) to the REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                  (xxxviii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest M to the REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest N has been reduced to zero;

                  (xxxix) to the REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xl) thereafter, to the Class R-II Certificateholders at such time as the Certificate Balances of all Classes of REMIC II Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC II Regular Interests, any amounts remaining.

         SECTION 6.4 RESERVED.

         SECTION 6.5 REMIC III.

         (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c)) and Excess Liquidation Proceeds in the following amounts and order of priority:

                  (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates and Class X-2 Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

                  (ii) to the Holders of the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: first, to the Holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the Certificate Balance thereof is reduced to zero and second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero;

                  (iii) to the Holders of the Class A Certificates, Class X-1 Certificates and Class X-2 Certificates, pro rata (treating principal and interest losses separately), to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (iv) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

                  (v) upon payment in full of the Certificate Balance of the Class A-2 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero;

                  (vi) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (vii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

                  (viii) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero;

                  (ix) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (x) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xi) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero;

                  (xii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xiii) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xiv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero;

                  (xv) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xvi) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xvii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero;

                  (xviii) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xix) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xx) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero;

                  (xxi) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xxiii) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero;

                  (xxiv) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxv) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xxvi) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero;

                  (xxvii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxviii) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xxix) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero;

                  (xxx) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxxi) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xxxii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero;

                  (xxxiii) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxxiv) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xxxv) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero;

                  (xxxvi) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

                  (xxxvii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date;

                  (xxxviii) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero;

                  (xxxix) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

                  (xl) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates, any amounts remaining on deposit in the Distribution Account.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1 and Class A-2 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate. A similar rule shall apply to the distribution of the Principal Distribution Amount to REMIC II Regular Interests A-1A, A-1B, A-2A and A-2B, in lieu of the distributions described in Section 6.3(a)(ii).

         (b) On each Distribution Date, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

                  (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

                  (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer Compensation.

         This Section 6.5(b) shall apply mutatis mutandis to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests.

         (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall pay such Excess Interest on such Distribution Date to the Class N Certificates (even if the Certificate Balance of the Class N Certificates has been reduced to zero for any reason).

         SECTION 6.6 ALLOCATION OF REALIZED LOSSES, EXPENSE LOSSES AND SHORTFALLS DUE TO NONRECOVERABILITY.

         (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

                  (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

                  (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

                  (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

         (b) In the event that the Master Servicer, the Trustee or the Fiscal Agent, determines that an Advance previously made by it is a Nonrecoverable Advance and the Master

Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:

                  (i) amounts previously advanced as interest on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

                  (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

                  (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Master Servicer, the Trustee or the Fiscal Agent with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.6(a)(iii) above.

         (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, the Master Servicer shall compute the Realized Loss with respect to such Mortgage Loan and the Paying Agent shall allocate such Realized Loss as follows:

                  (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.6(b)(ii) above, in proportion to the amount of such reductions;

                  (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(i) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(i) above;



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



                  (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Realized Principal Losses previously allocated thereto are reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions;

                  (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(ii) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(ii) above; and

                  (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.6(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to
Section 6.6(b)(iii) above.

          (d) REMIC II. On each Distribution Date, all Realized Losses on the REMIC I Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to Section 6.6(f). Realized Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F, REMIC II Regular Interest G, REMIC II Regular Interest H, REMIC II Regular Interest J, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M and REMIC II Regular Interest N, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

         (e) Reserved

         (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, in each case reducing (A) the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (B) Unpaid Interest owing to such Class to the extent thereof and (C) Distributable Certificate

Interest owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be, and provided further, that Realized Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

         SECTION 6.7 NET AGGREGATE PREPAYMENT INTEREST SHORTFALLS. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I, shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Interests shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date. No Prepayment Interest Shortfall with respect to a B Note shall be allocated to any Class of Certificates.

         SECTION 6.8 ADJUSTMENT OF SERVICING FEES. The Master Servicing Fee payable to the Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

         SECTION 6.9 APPRAISAL REDUCTIONS. Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan, if the Principal Balance of such Mortgage Loan exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 60 days after receipt of such notice. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.62 and shall be updated at least annually to the extent such Mortgage Loan remains a Required

Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer pursuant to Section 4.6 in which event it shall be treated as a Servicing Advance. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan based on updated Appraisals or internal valuations provided from time to time to it by the Special Servicer.

         SECTION 6.10 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld.

         SECTION 6.11 PREPAYMENT PREMIUMS. Any Prepayment Premium collected with respect to a Mortgage Loan (but not a B Note, which Prepayment Premium is payable to the holder of the B Note) during any particular Collection Period will be deemed distributed to the Trustee by the Paying Agent on the following Distribution Date as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the aggregate amount of Prepayment Premiums collected during the related Collection Period. Any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X Certificates. On any Distribution Date on or before July

2005, 85% of the Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 15% of the Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in July 2005, any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

                                   ARTICLE VII

         CONCERNING THE TRUSTEE, THE FISCAL AGENT, THE PAYING AGENT AND
                          THE LUXEMBOURG PAYING AGENT

         SECTION 7.1 DUTIES OF THE TRUSTEE, THE FISCAL AGENT AND THE PAYING
AGENT.

         (a) The Trustee, the Fiscal Agent and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee, the Fiscal Agent or the Paying Agent. Any permissive right of the Trustee, the Fiscal Agent or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee, the Fiscal Agent or the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee and Fiscal Agent and the Paying Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) The Trustee, the Fiscal Agent or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Fiscal Agent or the Paying Agent , as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

         (c) Neither the Trustee, the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent, the Paying Agent or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

                  (i) neither the Trustee, the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

                  (ii) no provision of this Agreement shall require either the Trustee, the Fiscal Agent or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                  (iii) neither the Trustee, the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

                  (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

                  (v) none of the Trustee, the Fiscal Agent nor the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee, the Fiscal Agent or the Paying Agent, as applicable in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust, and the Trustee, the Paying Agent and the Fiscal Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

                  (vi) neither the Trustee, the Fiscal Agent nor the Paying Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee, the Fiscal Agent or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

         (d) For so long as the Certificates are listed on the Luxembourg Stock Exchange, the Depositor shall cause the continuing obligations under the listing rules for the Luxembourg Stock Exchange to be complied with in respect of the Certificates. The Trustee, the Fiscal Agent and the Paying Agent shall not be liable for a failure in compliance with such continuing obligations under the listing rules of the Luxembourg Stock Exchange if such failure is caused by the negligence or willful misconduct of the Luxembourg Paying Agent.

         SECTION 7.2 CERTAIN MATTERS AFFECTING THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

         (a) Except as otherwise provided in Section 7.1:

                  (i) the Trustee, the Fiscal Agent and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee, the Fiscal Agent and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) neither the Trustee nor the Fiscal Agent nor the Paying Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

                  (v) the Trustee, the Fiscal Agent and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee, the Fiscal Agent and the Paying Agent conferred on them by such appointment; provided that each of the Trustee, the Fiscal Agent and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

                  (vi) neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

                  (vii) neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (viii) neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

                  (ix) unless otherwise specifically required by law, neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

                  (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or of each other.

         (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

         (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

          SECTION 7.3 THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT NOT LIABLE FOR CERTIFICATES OR INTERESTS OR MORTGAGE LOANS. The Trustee, the Fiscal Agent and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee, the Fiscal Agent and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee, the Fiscal Agent or the Paying Agent shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee and Fiscal Agent to the extent of information furnished by the Trustee and the Fiscal Agent under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES -- The Trustee and the Fiscal Agent" and with respect to the Paying Agent, to the extent of information furnished by the Paying Agent under the caption "DESCRIPTION OF THE OFFERED CERTIFICATES-- Paying Agent, Certificate Registrar and Authenticating Agent" each in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee, the Fiscal Agent or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Fiscal Agent nor the Paying Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. Neither the Trustee nor the Fiscal Agent nor the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or the Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Special Servicer.

         SECTION 7.4 THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT MAY OWN CERTIFICATES. Each of the Trustee, the Fiscal Agent and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee, the Fiscal Agent or the Paying Agent, as the case may be.

         SECTION 7.5 ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by Moody's and "A-1" by S&P and whose long-term senior unsecured debt is at all times rated not less than "AA-" by S&P (unless a Fiscal Agent is appointed that has a long-term unsecured rating that is at least "AA" by S&P) and "Aa2" by Moody's (unless a Fiscal Agent is appointed that has a long-term unsecured rating that is at least "Aa2" by Moody's) or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

         (b) The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and "A2" by Moody's, unless and to the extent Rating Agency Confirmation is obtained.



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



         SECTION 7.6 RESIGNATION AND REMOVAL OF THE TRUSTEE, THE FISCAL AGENT OR THE PAYING AGENT.

         (a) The Trustee, the Fiscal Agent or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, fiscal agent or paying agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicer, the Paying Agent and the Rating Agencies. If no successor trustee, fiscal agent or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, fiscal agent or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.

         (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a



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



written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor Fiscal Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

         (d) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5(b) and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Paying Agent shall bear all costs of transfer to a successor Paying Agent, such succession only to take effect after a successor Paying Agent has been appointed.

         (e) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and to the Depositor remove the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Fiscal Agent or the Paying Agent, as the case may be, in accordance with this Section.

         (f) Any resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, and appointment of a successor trustee, fiscal agent or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee, fiscal agent or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee, the Fiscal Agent or the Paying Agent under this Agreement, the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this



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Agreement for services rendered and expenses incurred. The Trustee, the Fiscal
Agent or the Paying Agent shall not be liable for any action or omission of any successor Trustee, Fiscal Agent or Paying Agent, as the case may be.

         SECTION 7.7 SUCCESSOR TRUSTEE, FISCAL AGENT OR PAYING AGENT.

         (a) Any successor Trustee, Fiscal Agent or Paying Agent appointed as provided in Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall become effective and such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee, Fiscal Agent or Paying Agent herein. The predecessor Trustee, Fiscal Agent or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee, Fiscal Agent or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee, Fiscal Agent or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee, Fiscal Agent or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee, Fiscal Agent or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee, Fiscal Agent or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

         (b) No successor Trustee, Fiscal Agent or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee, Fiscal Agent or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

         (c) Upon acceptance of appointment by a successor Trustee, Fiscal Agent or Paying Agent as provided in this Section, the successor Trustee, Fiscal Agent or Paying Agent shall mail notice of the succession of such Trustee, Fiscal Agent or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee, Fiscal Agent or Paying Agent. If the successor Trustee, Fiscal Agent or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, Fiscal Agent or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee, Fiscal Agent or Paying Agent, as applicable.



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



         SECTION 7.8 MERGER OR CONSOLIDATION OF TRUSTEE, FISCAL AGENT OR PAYING AGENT. Any Person into which the Trustee, Fiscal Agent or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee, Fiscal Agent or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee, Fiscal Agent or Paying Agent, shall be the successor of such Trustee, Fiscal Agent or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of
Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 7.9 APPOINTMENT OF CO-TRUSTEE, SEPARATE TRUSTEE, AGENTS OR CUSTODIAN.

         (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

         (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.



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



         (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.


         (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

         (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

                  (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

         SECTION 7.10 AUTHENTICATING AGENTS.

         (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.



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



         SECTION 7.11 INDEMNIFICATION OF TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

         (a) The Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

                  (i) with respect to any such claim, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

                  (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

                  (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

         (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be.



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



          (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth in the case of the Trustee in the second, fourth and fifth sentences and in the case of the Fiscal Agent in the penultimate sentence under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee and the Fiscal Agent" and in the case of the Paying Agent, the third and fourth sentences under the "DESCRIPTION OF THE OFFERED CERTIFICATES--The Paying Agent, Certificate Registrar and the Authenticating Agent". The Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent, the Certificate Registrar or the Paying Agent, as the case may be, their respective directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent. The Depositor shall not be indemnified by the

Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

         SECTION 7.12 FEES AND EXPENSES OF TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT. The Trustee shall be entitled to receive the Trustee Fee (other than the portion thereof constituting the Paying Agent Fee) and the Paying Agent shall be entitled to receive the Paying Agent Fee, pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee, the Fiscal Agent and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, the Fiscal Agent and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee, Fiscal Agent or Paying Agent, respectively hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Paying Agent.

         SECTION 7.13 COLLECTION OF MONEYS. Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

         SECTION 7.14 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment



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of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicer arising after the termination of the Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

          (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

          (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special



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Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation (other than any Work-Out Fee payable pursuant to Section 9.11).

          (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

         SECTION 7.15 NOTIFICATION TO HOLDERS. Upon termination of the Master Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to the Master Servicer, the Paying Agent or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

         SECTION 7.16 REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT.

         (a) The Trustee hereby represents and warrants as of the date hereof that:

                  (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

                  (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

        (b) The Fiscal Agent hereby represents and warrants as of the date hereof that:

                  (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

         (c) The Paying Agent hereby represents and warrants as of the date hereof that:

                  (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and



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



existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                  (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

                  (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

                  (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

         SECTION 7.17 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE TRUSTEE, THE FISCAL AGENT AND THE PAYING AGENT. Each of the Trustee, the Fiscal Agent and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees, fiscal agents or paying agents in similar transactions (unless the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, is not less than "BBB" as rated by S&P, if rated by S&P and "Baa1" as rated by Moody's, if rated by Moody's, respectively, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

         SECTION 7.18 APPOINTMENT OF LUXEMBOURG PAYING AGENT; NOTIFICATION TO CERTIFICATEHOLDERS.

         (a) The Depositor shall maintain a paying agent in Luxembourg (the "Luxembourg Paying Agent") for payments on the Certificates as well as a transfer agent in Luxembourg (the "Luxembourg Transfer Agent") for so long as such Certificates are listed on the Luxembourg Stock Exchange and the rules of such exchange so require and the Depositor shall pay the reasonable fees of such Luxembourg Paying Agent and Luxembourg Transfer Agent. The Depositor shall appoint a successor Luxembourg Paying Agent if necessary. Except as set forth in this Section 7.18(a), neither the Trustee nor the Paying Agent shall have any responsibility for the actions or inactions of the Luxembourg Paying Agent, including any failure of the Luxembourg Paying Agent to make timely distributions to Certificateholders or beneficial owners (other than any such failure resulting from the failure of the Paying Agent to timely remit funds but only to the extent such failure is caused by the Paying Agent's negligence or willful misconduct). The Certificate Registrar shall not be responsible for transfers or exchanges requested at the office of the Luxembourg Transfer Agent in Luxembourg until it receives written notice from such transfer agent, together with the Certificates to be transferred or exchanged. The Luxembourg Paying Agent shall each month download copies of all information made available on the Paying Agent's internet website, print such information and make it available to the Certificateholders upon request. The Luxembourg Paying Agent shall not be the Paying Agent and the duties of the Luxembourg Paying Agent hereunder shall be distinct from the duties of the Paying Agent.

         (b) For so long as the Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Depositor undertakes to cause the Luxembourg Paying Agent to publish all notices to Certificateholders in a daily newspaper of general circulation in Luxembourg.

         (c) For so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Paying Agent shall make available or provide the following information on the Paying Agent's internet website:

                  (i) to Clearstream, Euroclear and the Luxembourg Paying Agent promptly upon determination, the Pass-Through Rates for the related Interest Accrual Period, the amount of principal and interest distributable on the related Distribution Date for each Class of Certificates, per $1,000 initial Certificate Balance or Notional Amount and the date each distribution will be made;

                  (ii) to the Luxembourg Paying Agent on each Distribution Date, the Certificate Balance or Notional Amount of the Certificates;

                  (iii) to the Luxembourg Paying Agent promptly following availability, each report, certificate or statement required to be delivered to the Luxembourg Paying Agent pursuant to Section 5.4;

                  (iv) to the Luxembourg Paying Agent promptly following receipt thereof, all notices and reports regarding any termination of the Trustee or Paying Agent or appointment of a successor to the Trustee or Paying Agent; and

                  (v) to the Luxembourg Paying Agent promptly following receipt thereof, all notices and reports regarding any occurrence of an Event of Default.

         Information provided, as set forth above, by the Paying Agent to the Luxembourg Paying Agent shall be supplied by the Luxembourg Paying Agent to the Luxembourg Stock Exchange. Such information shall be made available to the Certificateholders at the main office of the Luxembourg Paying Agent.


                   None of the Certificates will be listed on the Luxembourg Stock Exchange or any other stock exchange.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         SECTION 8.1 SERVICING STANDARD; SERVICING DUTIES.

         (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note, the Master Servicer shall service and administer the Mortgage Loans and any B Note in accordance with the Servicing Standard and the terms of this Agreement. Certain of the provisions of this Article VIII make explicit reference to their applicability to Mortgage Loans and any B Note; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article VIII, unless otherwise specified, shall be construed to refer also to such B Note (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

         In connection with such servicing and administration, the Master Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole (or, in the case of any A/B Mortgage Loan, the Certificateholders and the holder of the related B Note, all taken as a collective whole); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

         (b) The Master Servicer, in the case of an event specified in clause
(x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser, each Seller and, in the case of an A/B Mortgage Loan, the holder of the related B Note, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

         (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer or the applicable Primary Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance.

         (d) In connection with any extension of the Maturity Date of a Mortgage Loan, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

         SECTION 8.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY MAINTAINED BY THE MASTER SERVICER. The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not in any event less than "BBB" as rated by S&P and " Baa1" as rated by Moody's, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

         SECTION 8.3 MASTER SERVICER'S GENERAL POWER AND DUTIES.

         (a) The Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and in the case of any A/B Mortgage Loan, subject to the Intercreditor Agreement), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and in connection with any B Note, the holder of the B Note) and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders (and, if applicable, the holder of the B Note) and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes and any B Note under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants,
(K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, if applicable, the holder of the B Note) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. Notwithstanding the above, the Master Servicer shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term of a Mortgage Loan. Nothing contained in this Agreement shall limit the ability of the

Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

         (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances (but not on any B Note) as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

         (c) Concurrently with the execution of this Agreement, the Trustee will sign the Power of Attorney attached hereto as Exhibit S-1. The Master Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee shall execute and return to the Master Servicer, the Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the Master Servicer or the Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case the Master Servicer or the Special



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Servicer, as the case may be, shall give three (3) Business Days prior notice to the Trustee of the initiation of such action). The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

         (d) The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

         (e) The Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one (1) Business Day after receipt. Each Escrow Account shall be an Eligible Account, except with respect to Mortgage Loans identified on Schedule VI for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

                  (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

                  (ii) to transfer funds to the Certificate Account (or any sub-account thereof) to reimburse the Master Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

                  (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                  (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

                  (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

                  (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

         Subject to the immediately succeeding sentence, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and
(2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

         (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

         (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

         (h) The Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) the Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans, (iv) the Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v)(A) a Rating Agency Confirmation is received if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause (A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

         The parties hereto acknowledge that, (a) if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance of the related Mortgage Loan are insufficient to reimburse the Trust, or (b) if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then in either case the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such insufficiency or unpaid expense, the Master Servicer shall request the related Seller to make such payment by deposit to the Certificate Account.

         In the case of a Specially Serviced Mortgage Loan, the Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special

Servicer that the Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and the Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

         (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after the Closing Date, the Mortgage Loan Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer). The Master Servicer shall promptly notify the ground lessor if the Mortgage Loan Seller has failed to do so by the thirtieth day after the Closing Date.

         (j) Pursuant to an Intercreditor Agreement, the owner of any B Note has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the B Note pursuant to this Agreement. The Master Servicer shall be entitled, during any period when the A Note and B Note under any A/B Mortgage Loan do not constitute Specially Serviced Mortgage Loans, to exercise the rights and powers granted under the related Intercreditor Agreement to the "Note A Holder" and/or the "Servicer" referred to therein. For the avoidance of doubt, the parties acknowledge that neither the Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to any "Note B Holder" as defined under any Intercreditor Agreement.

         SECTION 8.4 PRIMARY SERVICING AND SUB-SERVICING.

          (a) The parties hereto (A) acknowledge that the Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to the Primary Servicer pursuant to the Primary Servicing Agreement; and (B) agree: (1) in addition to those obligations specifically delegated by the Master Servicer to the Primary Servicer under the applicable Primary Servicing Agreement, the Primary Servicer shall also perform the Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the Master Servicer to the Primary Servicer under the applicable Primary Servicing Agreement, those rights set forth in Section
8.24 hereof accruing to the benefit of the Master Servicer shall also accrue to the benefit of the Primary Servicer; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the Master Servicer shall also, to the extent applicable, benefit the Primary Servicer; and
(4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the Master Servicer, such party shall deliver to the Primary Servicer a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the Master Servicer. Notwithstanding the provisions of any Primary Servicing Agreement or any other provisions of this Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the Certificateholders and the holder of any B Note for servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent as if the Master Servicer was alone servicing and administering the Mortgage Loans. The Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer and a Sub-Servicer shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master Servicer or applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Trustee, the Paying Agent, the Certificateholders or the holder of any B Note shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any primary servicing agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or applicable Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

         (b) Subject to the limitations of subsection (a), the Master Servicer and the Primary Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer.

         The Master Servicer shall enter into the Primary Servicing Agreement with the Primary Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of the Primary Servicer under this Agreement and the related Primary Servicing Agreement, but not in limitation of any other rights granted to the Primary Servicer in this Agreement and/or in the Primary Servicing Agreement, the Primary Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

         Notwithstanding any other provision set forth in this Agreement to the contrary, (i) the Primary Servicer's rights and obligations under its respective Primary Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer, including,

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without limitation, the Trustee (if it assumes the servicing obligations of the
Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer hereunder and/or under the applicable Primary Servicing Agreement, without the prior written consent of such Primary Servicer (which consent shall not be unreasonably withheld).

         If a task, right or obligation of Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the Special Servicer shall accept the performance of such task, right or obligation by the Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if Master Servicer were performing it.

         Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer is neither a party to the Primary Servicing Agreement, nor is it bound by any provision of the Primary Servicing Agreement. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreement.

         SECTION 8.5 SERVICERS MAY OWN CERTIFICATES. The Master Servicer and any Primary Servicer and any agent of the Master Servicer or Primary Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent. Any such interest of the Master Servicer or Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

         SECTION 8.6 MAINTENANCE OF HAZARD INSURANCE, OTHER INSURANCE, TAXES AND OTHER. Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any REO Mortgage Loan) (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or
(ii) the outstanding Principal Balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and
(B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates. If the related Mortgagor does not maintain the insurance set forth in clauses (A) and (B) above, then the Master Servicer shall cause to be maintained such insurance with a Qualified Insurer.

         Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of
(i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

         Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

         Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Master Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

         The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer, provided that its long-term rating is not less than "A-" by S&P and "A2" by Moody's, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

         With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master Servicer, effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date, subject to Section
4.4 hereof. No costs incurred by the Master Servicer, the Trustee or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding Principal Balances of such Mortgage Loans.

         SECTION 8.7 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS; DUE-ON-ENCUMBRANCE CLAUSE.

         (a) In the event the Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Master Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term 'expressly permits' shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. If the Master Servicer recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer (and solely with respect to any A/B Mortgage

Loan, the holder of the B Note) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to Special Servicer, in the form attached hereto as Exhibit U) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within five (5) Business Days following the Master Servicer's delivery of the recommendation described above and the complete Assignment and Assumption Submission to Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. The Special Servicer hereby acknowledges the delegation of rights and duties hereunder by the Master Servicer pursuant to the provisions of the Primary Servicing Agreement. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan documents. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee.

         Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer with respect to Post Closing Requests (as defined in the Primary Servicing Agreement) pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreement classifies certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreement), in which Primary Servicer has certain authority to evaluate and process such requests in accordance with



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this Agreement, the applicable Primary Servicing Agreement and applicable
Mortgage Loan documents.

         With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreement provide for Master Servicer's determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to a Special Servicer for consent in accordance with the terms of the Primary Servicing Agreement upon a determination of materiality. Special Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicer greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the Primary Servicing Agreement.

         Neither the Master Servicer nor the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

         (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale of the related Mortgaged Property, or (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer shall review and make a determination to either (i) enforce such due-on-sale clause or (ii) if in the best economic interest of the Trust, waive the effect of such provision, such waiver to be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Master Servicer shall prepare and deliver to S&P and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer, the Paying Agent and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent.

         (c) The Master Servicer shall have the right to consent to any transfers of an interest of a Mortgagor, to the extent such transfer is allowed under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the Mortgagor; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with



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which it is cross-collateralized) at such time equals or exceeds 5% of the
Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, and (ii) the transfer is of an interest in the Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

         (d) The Trustee for the benefit of the Certificateholders and the holder of any B Note shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a)) or the Special Servicer (pursuant to subsection (b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer or the Special Servicer, as the case may be, shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

         (e) If any Mortgage Loan (other than a Specially Serviced Mortgage
Loan) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

                  (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, the following paragraph and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph.

         Without limiting the generality of the preceding paragraph, in the event that the Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within five (5) Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

         The parties hereto acknowledge that, if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreements regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption of the related Mortgage Loan are insufficient to reimburse the Trust, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the Certificate Account. The Master Servicer may not waive such payment by the Mortgagor.

         SECTION 8.8 TRUSTEE TO COOPERATE; RELEASE OF TRUSTEE MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of an A Note by the holder of a B Note pursuant to the related Intercreditor Agreement, or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note with written evidence of cancellation thereon. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of any B Note or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans or any B Note, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the holder of any B Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

         SECTION 8.9 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD FOR THE TRUSTEE FOR THE BENEFIT OF THE CERTIFICATEHOLDERS. Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans (or any B Note), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account (or any A/B Loan Custodial Account), shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of any B Note, as applicable) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

         SECTION 8.10 SERVICING COMPENSATION.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (and from the related A/B Loan Custodial Account to the extent related solely to a B Note) or otherwise collected from the Mortgage Loans as provided in Section 5.2. The Master Servicer shall be required to pay to the Primary Servicer its related Primary Servicing Fees, which shall be payable by the Trust from amounts as provided in
Section 5.1(c), unless retained by the Primary Servicer from amounts transferred to the Master Servicer in accordance with the terms of the Primary Servicing Agreement. The Master Servicer shall be required to pay to the holders of the rights to the Excess Servicing Fees, the Excess Servicing

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Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer Master Servicer or Primary Servicer, as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as Master Servicer or Primary Servicer hereunder. The Master Servicer shall also be entitled to the Primary Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule II, Schedule IV and Schedule V, except as provided in Section 8.28(c).

         (b) Additional servicing compensation in the form of assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the Intercreditor Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of Advance Interest) (excluding Late Fees allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the Intercreditor Agreement) or other usual and customary charges and fees actually received from Mortgagors shall be retained by the Master Servicer, provided that the Master Servicer shall be entitled to (i) receive 50% of assumption fees collected on Mortgage Loans as provided in Section 8.7(a), (ii) Modification Fees as provided in
Section 8.18 hereof, and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan as provided in Section 8.18; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans. If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

         (c) Notwithstanding any other provision herein, the Master Servicing Fee for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for such Determination Date.

         (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

         SECTION 8.11 MASTER SERVICER REPORTS; ACCOUNT STATEMENTS.

         (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Paying Agent, no later than 1:00 p.m., New York City time, on the related Report Date, the Master Servicer Remittance Report with respect to such Distribution Date including any information regarding prepayments made pursuant to Section 5.2(b) and (ii) the Master Servicer shall report to the Paying Agent on the related Advance Report Date, the amount of P&I Advance to be made by the Master Servicer on the related Master Servicer Remittance Date. The Special Servicer is required to provide all applicable information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11. The Master Servicer Remittance Report shall be updated (and delivered to the Paying Agent as updated) no later than 2 p.m. on the second Business Day prior to the Distribution Date to reflect any payment on a Mortgage Loan for which the Scheduled Payment is paid on a Due Date (or within its grace period) that occurs after the end of the related Collection Period.

         (b) The Master Servicer shall deliver to the Trustee, the Paying Agent and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account, and shall deliver to each holder of a B Note within 30 days following each Distribution Date a statement setting forth the status of the related A/B Loan Custodial Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of transfers in and transfers from or deposits in or withdrawals from such A/B Loan Custodial Account.

         (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

         (d) Reserved

         (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

         (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation (other than to the Special Servicer) to deliver any statement, notice or report that is then made available on the Master Servicer's or the Paying Agent's internet website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

         (g) The Master Servicer shall deliver or cause to be delivered to the Paying Agent the following CMSA Reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the related Determination Date upon the following schedule: (i) a Comparative Financial Status Report not later than each Report Date, commencing in May 2002;
(ii) an Operating Statement Analysis Report, the Financial File and an NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement; (iii) a Servicer Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in May 2002; (iv) a Loan Set-Up File (with respect to the initial Distribution Date only) not later than the Report Date in April 2002; (v) a Loan Periodic Update File not later than each Report Date commencing in April 2002; (vi) a Property File not later than each Report Date, commencing in June 2002; (vii) a Delinquent Loan Status Report on each Report Date, commencing in May 2002; (viii) an Historical Loan Modification Report not later than each Report Date, commencing in May 2002, (ix) an Historical Liquidation Report not later than each Report Date, commencing in May 2002; and (x) an REO Status Report on each Report Date, commencing in May 2002. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer on the Determination Date prior to the related Master Servicer Remittance Date in the form required under Section 9.32. The Master Servicer's responsibilities under this Section 8.11(g) with respect to REO Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 9.32. The reporting obligations of the Master Servicer in connection with any A/B Mortgage Loan shall be construed to refer only to such information regarding the A/B Mortgage Loan (and its related Mortgaged Property) and by reference to the related A Note only, but whenever the Master Servicer remits funds to the holder of the related B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

         (h) For each Distribution Date, the Master Servicer shall deliver to the Paying Agent (and solely with respect to any A/B Mortgage Loan, the holder of the related B Note), not later than the related Report Date, a Servicer Watch List. To the extent the Master Servicer has knowledge thereof, the Master Servicer shall list any Mortgage Loan on the Servicer Watch List as to which any of the following events have occurred following the Cut-Off Date: (i) Mortgage Loans having a current Debt Service Coverage Ratio that is 88% or less of the Debt Service Coverage Ratio listed for such Mortgage Loan on Annex A to the Final Prospectus Supplement or having a Debt Service Coverage Ratio that is less than 1.10x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement, in respect of which (A) the occupancy of the related Mortgaged Property is under 80%, (B) any tenant occupying 25% or more of the space in the related Mortgaged Property vacates the Mortgaged Property (without being replaced by one or more comparable tenants and leases) or is the subject of bankruptcy or similar proceedings if the Master Servicer has received written notice of such proceedings or such proceedings have become general public knowledge, (C) with respect to Mortgaged Properties operated as a hotel, the occupancy thereof is more than 10% less than the occupancy as of the Cut-Off Date as set forth in Appendix I to the Prospectus

Supplement or (D) any Mortgagor or an affiliate thereof has been the subject of bankruptcy or similar proceedings if the Master Servicer has received written notice of such proceedings or such proceedings have become general public knowledge, (iv) Mortgage Loans that are at least 30 days delinquent in payment,
(v) Mortgage Loans that are within 90 days of maturity, (vi) Mortgage Loans that are delinquent in respect of real estate taxes, (vii) Mortgage Loans for which any outstanding advances exist, (viii) Mortgage Loans that are late after the expiration of any grace period in making monthly payments three or more times in the preceding 12 months (commencing with the first anniversary of the Closing
Date) and (ix) any Rehabilitated Mortgage Loan until the Mortgagor has made three (3) consecutive payments.

         (i) If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan), the Master Servicer shall, within five (5) Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special Servicer, the Operating Adviser and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer's good faith and reasonable judgment entitled the Master Servicer to make such drawing.

         SECTION 8.12 ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer shall deliver to the Depositor, the Paying Agent, the Luxembourg Paying Agent and the Trustee on or before the Report Date in March of each year, commencing in March 2003, an Officer's Certificate stating, as to the signer thereof, that
(A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser.

         SECTION 8.13 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before noon (Eastern Time) on March 31 of each year (or March 30 if a leap year), commencing in March 2003, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Paying Agent, the Luxembourg Paying Agent and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the



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American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Primary Servicer or Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Primary Servicer or Sub-Servicers.

         SECTION 8.14 OPERATING STATEMENT ANALYSIS REPORTS REGARDING THE MORTGAGED PROPERTIES. Within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing in the quarter ending on June 30, 2002, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall deliver to the Paying Agent an Operating Statement Analysis Report and a CMSA Financial File for each Mortgaged Property (in electronic format), prepared using the non-normalized quarterly operating statements and rent rolls received from the related Mortgagor. Not later than the Report Date occurring in July of each year, beginning in 2002, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall deliver to the Paying Agent an Operating Statement Analysis Report, a CMSA Financial File and an NOI Adjustment Worksheet for each Mortgage Loan (in electronic format), based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer, which Special Servicer shall forward such information to the Master Servicer on or before May 31 of each such year), containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, CMSA Financial File and an NOI Adjustment Worksheet as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. In addition, the Master Servicer shall deliver to the Operating Adviser, and upon request the Master Servicer shall make available to the Rating Agencies, the Special Servicer, the Paying Agent and the Trustee, within 30 days following receipt thereof by the Master Servicer, copies of any annual, monthly or quarterly financial statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agents, the Underwriters, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, the Operating Statement Analysis Reports, CMSA Financial Files and NOI Adjustment Worksheets described above pursuant to Section 5.4(a).



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         SECTION 8.15 OTHER AVAILABLE INFORMATION AND CERTAIN RIGHTS OF THE
MASTER SERVICER.

         (a) Subject to paragraphs (b), (c) and (d) below, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, any Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor (and the holder of a B Note, if it relates to a B Note), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Master Servicer Remittance Reports, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and (vi) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

         (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, the Placement Agents, the Underwriters, the Operating Adviser, any Certificateholder, any holder of a B Note or Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the Master Servicer's or the Paying Agent's internet website), and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer, any Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

         (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's



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



information or report. Notwithstanding the above, the Master Servicer shall not have any liability to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, any Certificateholder, any Certificate Owner, any holder of a B Note, any Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

         (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, any Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders, the holder of a B Note or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

                  "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

         (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.



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



         (f) The Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

         SECTION 8.16 RULE 144A INFORMATION. For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Paying Agent or the Luxembourg Paying Agent, as applicable, for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent or the Luxembourg Paying Agent, as applicable, upon the request of such Certificateholder, such Certificate Owner, the Paying Agent or the Luxembourg Paying Agent, as applicable, subject to this Section 8.16 and the provisions of
Section 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

                   Any recipient of information provided pursuant to this
Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agents, the Underwriters, the Paying Agent or the Luxembourg Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Luxembourg Paying Agent, the Placement Agents, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agents or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

          SECTION 8.17 INSPECTIONS. The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2003, or every second calendar year beginning in 2003 if the Principal Balance of the related Mortgage Loan is under $2 million; provided that the Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that has a Debt Service Coverage Ratio that falls below 1.0x. The Master Servicer shall prepare an Inspection Report relating to each inspection. The Master Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agents, the Underwriters, the Depositor, the Trustee, the Paying Agent, the Operating Adviser, the Special Servicer and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, and upon request, to any Certificateholder, any Certificate Owner, any Seller and any Primary Servicer. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially



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Serviced Mortgage Loan, provided that the Special Servicer notifies the Master
Servicer prior to such inspection.

         SECTION 8.18 MODIFICATIONS, WAIVERS, AMENDMENTS, EXTENSIONS AND
CONSENTS.

         Subject to the limitations of Section 12.3 hereof, the Master Servicer shall have the following powers:

         (a) (i) The Master Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve such release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer on whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, if the Master Servicer recommends to approve such modification, waiver, amendment or consent (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within five Business Days following the Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

         Notwithstanding the foregoing, the Special Servicer acknowledges that the Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicer with respects to Post Closing Requests (as defined in the Primary Servicing Agreement) pursuant to Section 8.4 of this Agreement. The Primary Servicing Agreement classifies certain Post Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreement), in which Primary Servicer has certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and applicable Mortgage Loan documents.

         With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreement provide for Master Servicer's determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to a Special Servicer for consent in accordance with the terms of the Primary Servicing Agreement upon a determination of materiality. Special Servicer acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicer greater authority, discretion or delegated rights over Post Closing Requests than are set forth in the Primary Servicing Agreement.

         (ii) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date, if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

          (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulation
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and rating agency fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its best reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer.

         The parties hereto acknowledge that (a) if the payments described in paragraph 42 of Exhibit 2 to Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III and Mortgage Loan Purchase Agreement V regarding the obligation of a related Mortgagor to pay the reasonable costs and expenses associated with any substitution of the related Mortgaged Property are insufficient to reimburse the Trust or (b) if the Trust incurs any Additional Trust Expense associated solely with the substitution of the Mortgaged Property that is not required to be paid by the related Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees or opinions of counsel, then in either case the sole obligation of the Seller under Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III and Mortgage Loan Purchase Agreement V, as applicable, shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such insufficiency or unpaid expense, the Master Servicer shall request the related Seller to make such payment by deposit to the Certificate Account.

         (c) The Master Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of the B Note of any modification of the monthly payments of an A/B Mortgage Loan and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement.

         (d) If the Mortgage Loan documents relating to a Mortgage Loan provide for certain conditions to be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that (1) the aggregate amount of the related releases or establishments is no greater than the smaller of 10% of the outstanding unpaid Principal Balance or $75,000 or (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard. Notwithstanding the foregoing, without the Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement. With respect to any Mortgage Loan identified on Schedule XII as an "earnout loan," the Master Servicer shall not consent to the release of any earnout reserve amounts unless the Special Servicer shall have approved such release. The Master Servicer shall promptly provide to the Special Servicer a written recommendation with respect to the release of any earnout reserve amounts and the Master Servicer shall process any such release.

         (e) Neither the Master Servicer nor any Primary Servicer will be required to obtain a Rating Agency Confirmation in connection with this Agreement unless the terms of this Agreement specifically requires the Master Servicer to do so, and if so required by the terms of this Agreement, the Master Servicer and any Primary Servicer shall not be permitted to waive (i) the Rating Agency Confirmation requirement or (ii) the obligation of a Mortgagor to pay all or any portion of any fee payable in connection with obtaining the Rating Agency Confirmation.

         SECTION 8.19 SPECIALLY SERVICED MORTGAGE LOANS.

         (a) The Master Servicer shall send a written notice to the Special Servicer, the Rating Agencies, the Paying Agent, the Trustee and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy the Master Servicer may rely on Schedule XI attached hereto) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

         (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

         (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the Master Servicer in writing by the Special Servicer as provided hereby. The Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

         (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

         SECTION 8.20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER.

         (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

                  (i) the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                  (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

                  (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this

Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

                  (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

         (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

         (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicer and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

         SECTION 8.21 MERGER OR CONSOLIDATION. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

         SECTION 8.22 RESIGNATION OF MASTER SERVICER.

         (a) Except as otherwise provided in Section 8.22(b) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.

         (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, (y) is willing to assume the



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obligations, responsibilities, and covenants to be performed hereunder by the
Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) assumes all obligations under the Primary Servicing Agreement; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

          SECTION 8.23 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER. The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the Primary Servicer, the holder of the B Note (only if such assignment/delegation relates to the related A/B Mortgage Loan) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint the Primary Servicer and Sub-Servicers in accordance with Section
8.4 hereof.

         SECTION 8.24 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS.

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Placement Agents, the Underwriters, the holder of any B Note or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties



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to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans, or the interests of the holder of any B Note (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of
Section 4.4 hereof.

          (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

         (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, the Paying Agent, Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

         (d) Except as otherwise specifically provided herein:

                  (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;



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                  (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                  (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

          (e) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Fiscal Agent, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's, Fiscal Agent's, the Paying Agent's or the Special Servicer's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder. The Master Servicer shall immediately notify the Trustee, the Paying Agent and the Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee, the Paying Agent, or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith or negligence, may assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Paying Agent and the Special Servicer shall not affect any rights that the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder. Any payment hereunder made by the Trustee, the Paying Agent, the Fiscal Agent or the Special Servicer pursuant to this paragraph to the Master Servicer shall be paid from the Trustee's, the Paying Agent's, Fiscal Agent's or Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the Special Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

         SECTION 8.25 INDEMNIFICATION; THIRD-PARTY CLAIMS.

          (a) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs,



                                     -174-
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liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate Account any payments certified by the Master Servicer to the Trustee and the Paying Agent as required to be made to the Master Servicer pursuant to this Section 8.25.

          (b) The Master Servicer agrees to indemnify the Trustee, the Fiscal Agent, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.



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



          (c) The Primary Servicer and any director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its related Primary Servicing Agreement (but only if, and to the extent that, the Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the Mortgage Loan), any Mortgage Loans, any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of a Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. The applicable Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the applicable Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the Primary Servicing Agreement. The Trustee, the Paying Agent or the Master Servicer shall promptly make from the Certificate Account any payments certified by a Primary Servicer to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this Section 8.25.

          (d) The Primary Servicer agrees to indemnify the Trustee, the Fiscal Agent, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the applicable Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of the applicable Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the applicable Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the applicable Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon the applicable Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Primary Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless the Primary Servicer's defense of such claim is



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



materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the Primary Servicing Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by a Primary Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

          SECTION 8.26 EXCHANGE ACT REPORTING. The Master Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Depositor's satisfying the reporting requirements in respect of the Trust under the Exchange Act. The Paying Agent shall prepare, execute and file on behalf of the Depositor with respect to the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Paying Agent shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. Any other attachments to be filed with any Form 8-K shall be delivered to the Paying Agent in Edgar-compatible form or as otherwise agreed upon by the Paying Agent and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Such EDGAR filings shall be at the expense of the Depositor. The Paying Agent shall continue to make such filings until such time as the Depositor notifies the Paying Agent that the Depositor or its agent or designee has obtained from the Securities and Exchange Commission a no-action letter or other exemptive relief relating to reducing reporting requirements in respect of the Trust under the Exchange Act and, in accordance with and to the extent permitted by applicable law, the Depositor or such agent or designee has filed a Form 15 relating to the automatic termination of reporting in respect of the Trust under the Exchange Act. Beginning on or before January 31, 2003, the Depositor shall pay the Paying Agent before January 31 of each year a fee of $5,000 as compensation for preparing and filing such reports for so long as such reports are required under the Exchange Act.

         SECTION 8.27 COMPLIANCE WITH REMIC PROVISIONS. The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMICs created hereby as REMICs under the Code. The Master Servicer shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicer shall comply with the provisions of Article XII hereof.

         SECTION 8.28 TERMINATION. The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Paying Agent, Fiscal Agent, the Special Servicer and the Trust) shall terminate (i) on



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the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(a)(iii), (iv) or (x) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(a)(i), (ii), (v), (vii), (viii) or (ix) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

         (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Paying Agent or otherwise make any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances; or

                  (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days; or

                  (iv) any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

                  (v) the Master Servicer is removed from S&P's approved master servicer list and the ratings then assigned by S&P to any Classes of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; or



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                  (vi) RESERVED

                  (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (viii) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                  (ix) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (x) the Master Servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer as the sole or material factor in such rating action.

         (b) Notwithstanding the foregoing, if the Event of Default of the Master Servicer occurs primarily by reason of the occurrence of a "Primary Servicing Default" (as hereinafter defined) (that is, it would not have occurred but for (a) the occurrence of such Primary Servicing Default and (b) the Master Servicer failure to cause the cure of such event) and the Trustee (or the Trustee at the direction of the Certificateholders pursuant to Section 8.28 hereof) elects to terminate the Master Servicer, then Wells Fargo Bank, National Association shall have the right to elect that the successor Master Servicer, upon its succession, enter into a primary servicing agreement with Wells Fargo Bank, National Association with respect to all Mortgage Loans as to which that Primary Servicing Default occurred, so long as the initial Master Servicer is on the approved list of commercial mortgage loan servicers maintained by S&P, and such agreement shall be substantially in the form of Exhibit G-1 hereto (but as if Wells Fargo Bank, National Association were the Primary Servicer or Sub-Servicer thereunder and with applicable servicing fees and excess fees as specified on the Mortgage Loan Schedule); and, in the case of an agreement in the form of Exhibit G-1, thereupon Wells Fargo Bank, National Association shall be deemed to have been granted the rights and deemed to have assumed the obligations granted to or imposed on "Primary Servicer" hereunder as to such Mortgage Loans (and under such Primary Servicing Agreement). For purposes of the preceding sentence, a "Primary Servicing Default" means an "event of default" of the Primary Servicer under the



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related Primary Servicing Agreement of Principal Capital Management, LLC or of
the related sub-servicer under the related sub-servicing agreement (in effect as of the date hereof) of GMAC Commercial Mortgage Corporation only in its capacity as Sub-Servicer under the related sub-servicing agreement. If the Master Servicer is terminated based upon an Event of Default set forth in clause (i) (as to the obligation to make P&I Advances), (v) or (x) of Section 8.28(a), then the Master Servicer shall have the right to enter into a primary servicing agreement with the successor Master Servicer with respect to all Mortgage Loans that are not then subject to a Primary Servicing Agreement, so long as the terminated Master Servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

         SECTION 8.29 PROCEDURE UPON TERMINATION.

         (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by the Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to pay to the Paying Agent the amounts remaining in the Certificate Account as set forth below and the obligations of the Master Servicer to the Trustee and the Trust and the Fiscal Agent as provided herein) shall terminate and the Master Servicer shall transfer to the Paying Agent the amounts remaining in the Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to
Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

         (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation or unreimbursed Advances or, if the terminated Master Servicer is Wells Fargo Bank, National Association, its rights to the Excess Servicing Fee); provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified the Master Servicer of such designation and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreement, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans and, in the circumstances set forth in the last sentence of Section 8.28(c), entered into a new primary servicing agreement with the predecessor Master Servicer in substantially the same form as Exhibit AA attached hereto. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in Section 8.28(a)(vii), 8.28(a)(viii) or 8.28(a)(ix), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use commercially



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reasonable efforts within 90 days of assuming the duties of the Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee, the Paying Agent and the Fiscal Agent in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

         (c) If the Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (v) or (x) of Section 8.28(a), and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

         (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreement, not later than 30 days after termination of the Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

         (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account



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specified by the terminated Master Servicer no later than 1:00 p.m. New York
City time on the date specified for the assignment and assumption of the servicing rights hereunder.

         (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days after the termination of the Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

         (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreement (and the subservicing agreement (in effect as of the date hereof) of GMAC Commercial Mortgage Corporation) as a condition precedent to its becoming Master Servicer hereunder.

         For purposes of the foregoing provisions of Section 8.29(c), the phrase "rights to service" shall be construed to exclude those servicing rights and duties as to which Wells Fargo Bank, National Association has made an election for the execution of a primary servicing agreement as contemplated by Section 8.28(c).

                                   ARTICLE IX

        ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS
                              BY SPECIAL SERVICER

         SECTION 9.1 DUTIES OF SPECIAL SERVICER.

         (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard. Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans and any B Note; notwithstanding such explicit references, references in this Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to such B Note (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

         (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when



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such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

         (c) The Special Servicer shall send a written notice to the Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

         (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

         (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and a Specially Serviced Mortgage Loan that is a B Note) shall be deposited in the Certificate Account, and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a B Note shall be deposited in the related A/B Loan Custodial Account. The Master Servicer shall within three Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business Day thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Intercreditor Agreement, if any) or in accordance with this Agreement, as applicable).

          (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. All



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extraordinary expenses (but not ordinary and routine or anticipated expenses)
incurred by the Special Servicer in fulfilling its obligations under this
Section 9.1 shall be paid by the Trust.

         SECTION 9.2 FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE POLICY OF SPECIAL SERVICER. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "BBB" as rated by S&P and "A2" as rated by Moody's, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

         SECTION 9.3 SUB-SERVICERS. The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in
Section 8.4 for a Sub-Servicer of the Master Servicer. The Special Servicer shall notify the Master Servicer, Trustee and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, of the appointment of any Sub-Servicer of the Special Servicer.

         SECTION 9.4 SPECIAL SERVICER GENERAL POWERS AND DUTIES.

         (a) Subject to the other terms and provisions of this Agreement, the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or holder of a B Note, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or holder of a B Note, if applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or holder of a B Note, if applicable). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or holder of a B Note, if applicable), be deemed to be the agent of the Trust (or holder of a B Note, as applicable). The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

          (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2002); provided further that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the Master Servicer (who shall provide, solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note) and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

         SECTION 9.5 "DUE-ON-SALE" CLAUSES; ASSIGNMENT AND ASSUMPTION AGREEMENTS; MODIFICATIONS OF SPECIALLY SERVICED MORTGAGE LOANS;
DUE-ON-ENCUMBRANCE CLAUSES.

         Subject to the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

         (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                  (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to S&P and Moody's a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide S&P and Moody's with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the threshold set forth above, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in
Section 8.7(b). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

         After notice to the Operating Adviser, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

         (c) Subject to the Servicing Standard and Sections 9.39 and 9.40, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at related Mortgage Rate),
(C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39, the Special Servicer has made such notice. The Special Servicer, with respect to any B Note that is a Specially Serviced Mortgage Loan, shall notify the holder of the B Note of any modification of the monthly payments of an A/B Mortgage Loan and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement.

         In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Mortgage Loan be extended past a date that is two years prior to the Rated Final Distribution Date.

         The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

         (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to
Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to
Section 9.5(c), if the security interest of the Trust or the holder of any B
Note in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property pursuant to Section 9.5(c) unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the Special Servicer shall request the related Seller to make such payment by deposit to the Certificate Account.

         (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee, the Paying Agent and the Rating Agencies a notice, specifying any such assignments and assumptions, modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

         (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulationss.1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

         (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(b). The Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan.

          (h) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Paying Agent or the Trustee, or any of their respective Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

         (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:



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                  (i) provides that such Mortgage Loan shall (or may at the
mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                  (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver.

         SECTION 9.6 RELEASE OF MORTGAGE FILES.

         (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will immediately notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

         (c) The Special Servicer shall send notification in writing, to the Master Servicer to request any documents and instruments in the possession of the Master Servicer related to any Specially Serviced Mortgage Loan.

         (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the

Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

         SECTION 9.7 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF SPECIAL SERVICER TO BE HELD FOR THE TRUSTEE.

          (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the Master Servicer within one Business Day of receipt to the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Fiscal Agent, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided further that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's, the Fiscal Agent's, the Paying Agent's or the Operating Adviser's purposes.

         (b) The Special Servicer hereby acknowledges that the Trust (and/or the holder of the related B Note, if an A/B Mortgage Loan is involved) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or the holder of the related B Note, if an A/B Mortgage Loan is involved).

         (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

         SECTION 9.8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SPECIAL SERVICER.

         (a) The Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

                  (i) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and shall be in compliance with the laws of each State in which any Mortgaged Property (including any REO Property) which is, or is related to a Specially Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

                  (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Special Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent, the Paying Agent and the Master Servicer, evidences the valid and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

                  (iv) no litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against it, the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

                  (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

         (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

         (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the Master Servicer, the Paying Agent or the Fiscal Agent. The Special Servicer shall give prompt notice to the Trustee, the Fiscal Agent, the Paying Agent, the Depositor, the Operating Adviser and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

         SECTION 9.9 STANDARD HAZARD, FLOOD AND COMPREHENSIVE GENERAL LIABILITY INSURANCE POLICIES.

         (a) For all REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

         (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

         (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

         The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "A-" by S&P and "A2" by Moody's or otherwise approved by the Rating Agencies or (ii) if the Special Servicer, provided that the rating of such Person's long-term debt is not less than "A-" by S&P and "A2" by Moody's self-insures for its obligations as set forth in the first paragraph of this Section 9.9. In the event that the Special Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

         SECTION 9.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS. The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this
Section 9.10 shall be paid by the Trust.

         SECTION 9.11 COMPENSATION TO THE SPECIAL SERVICER.

          (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and
(iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received. The Special Servicer shall also be entitled to additional special servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date. If the Special Servicer resigns or is terminated for any reason, it shall retain the right to receive any Work-Out Fees payable on Mortgage Loans that became Rehabilitated Mortgage Loans while it acted as Special Servicer and remained Rehabilitated Mortgage Loans at the time of such resignation or termination for so long as such Mortgage Loan remains a Rehabilitated Mortgage Loan.

         (b) The Special Servicer shall be entitled to cause the Master Servicer to withdraw (i) from the Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan (but not a B Note) and (ii) from any A/B Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the related B Note, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement. The Special Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) and 100% of all assumption fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in Section 9.5(a). To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

         SECTION 9.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a) and Section 9.36, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the Master Servicer make a Servicing Advance for Liquidation Expenses unless the Special Servicer shall determine, consistent with the Servicing Standard, (i) that such foreclosure will increase on a net present value basis the Liquidation Proceeds of the Specially Serviced Mortgage Loan to the Trust (and the holder of the related B Note if in connection with an A/B Mortgage Loan, taken as a collective whole) and (ii) that such Liquidation Expenses will be recoverable from Liquidation Proceeds, and any such Servicing Advance by the Master Servicer or the Trustee or the Fiscal Agent shall be subject to the determination(s) of recoverability contemplated by Section 4.4.

         (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

                  (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC will not cause the imposition of a tax on any REMIC Pool under the Code or cause any REMIC Pool to fail to qualify as a REMIC.

         (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

                  (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

                  (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

                  (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer pursuant to this Agreement, subject to the provisions of
Section 4.4 hereof.

         (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

         (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (and the holder of the related B Note if in connection with an A/B Mortgage Loan, taken as a collective whole), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

         (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

         SECTION 9.13 FORECLOSURE. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

         The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust (and the holder of the related B Note if in connection with an A/B Mortgage
Loan), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section 9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and the holder of the related B Note if in connection with an A/B Mortgage
Loan) solely for the purpose of its prompt disposition and sale.

         SECTION 9.14 OPERATION OF REO PROPERTY

         (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan) in the name of "LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2002-TOP6 and the holder of any B Note as their interests may appear [name of Property Account]" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall



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deposit all funds received with respect to an REO Property in the applicable REO
Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

         (b) On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional Special Servicing Compensation any interest or net reinvestment income earned on funds deposited in the REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from the REO Account, any provision herein to the contrary notwithstanding.

         (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation rights of the holder of the related B Note relating to an A/B Mortgage Loan, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (and in the case of any A/B Mortgage Loan, the holder of the related B Note and the Trust as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(e)), to the extent such amounts cannot be paid from REO Income:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

         (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulation Section 1.856-4(b)(5);

                  (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

                  (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

                  (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

                  (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                   The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and, if applicable, the holder of a B Note) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and Section 4.6(e) hereof.


          (e) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee, the Paying Agent and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

         Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

                  (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

         SECTION 9.15 SALE OF REO PROPERTY.

         (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Rated Final Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither any Seller nor the Depositor may purchase REO Property at a price in excess of the fair market value thereof.

         (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Paying Agent and the Master Servicer (and the holder of the related B Note, if any, if in connection with an A/B Mortgage Loan) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent (and the holder of the related B Note if in connection with an A/B Mortgage Loan) may reasonably request in writing.

         (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

         (d) The Special Servicer shall provide the necessary information to the Master Servicer and the Paying Agent to allow the Master Servicer to prepare, deliver and file reports of foreclosure and abandonment in accordance with
Section 6050J and Section 6050P, if required, of the Code with respect to such REO Property and shall deliver such information with respect thereto as the Master Servicer or the Paying Agent may request in writing.

         SECTION 9.16 REALIZATION ON COLLATERAL SECURITY. In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

         SECTION 9.17 RESERVED

         SECTION 9.18 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE. The
Special Servicer shall deliver to the Paying Agent on or before noon (Eastern
Time) on March 31 of each calendar year (or March 30 if a leap year), commencing in March 2003, an Officer's Certificate stating, as to the signer thereof, that
(A) a review of the activities of the Special Servicer during the preceding calendar year or portion thereof and of the performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Special Servicer shall deliver such Officer's Certificate to the Master Servicer, the Depositor and the Trustee by April 7 of each calendar year. The Special Servicer shall forward a copy of each such statement to the Rating Agencies. The Paying Agent shall forward a copy of each such statement to the Luxembourg Paying Agent.

         SECTION 9.19 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT. On or before noon (Eastern Time) on March 31 of each calendar year (or March 30 if a leap year), beginning with March 2003, the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Special Servicer, as applicable) to furnish to the Paying Agent (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of the Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year. The Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee and, upon request, the Operating Adviser by April 7 of each calendar year (or by April 30 of each calendar year if the statement is not required to be delivered until April 15). The Paying Agent shall promptly deliver such statement to the Luxembourg Paying Agent.

         SECTION 9.20 MERGER OR CONSOLIDATION. Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation. If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

         SECTION 9.21 RESIGNATION OF SPECIAL SERVICER.

         (a) Except as otherwise provided in this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Operating Adviser, and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and (iii) Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.

         (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

         (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the

Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

         (d) Upon any resignation of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of Mortgage Loans and any B Note that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan or B Note again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust.

          SECTION 9.22 ASSIGNMENT OR DELEGATION OF DUTIES BY SPECIAL SERVICER. The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or (B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer, the Primary Servicer and the Trustee notice of such assignment and delegation;
(ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement;
(iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and
(v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section 9.3 hereof.

         SECTION 9.23 LIMITATION ON LIABILITY OF THE SPECIAL SERVICER AND
OTHERS.

         (a) Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holder of any B Note or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of any B Note and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as provided by
Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

         (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

         (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer, the Fiscal Agent or Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

         (d) Except as otherwise specifically provided herein:

                  (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                  (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine.

          (e) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Master Servicer's, the Trustee's, the Paying Agent's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Master Servicer, the Trustee, the Paying Agent and the Fiscal Agent if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Master Servicer, the Trustee or the Paying Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Master Servicer, the Trustee or the Paying Agent shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer, the Trustee or the Paying Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Master Servicer, the Trustee, the Fiscal Agent or the Paying Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Master Servicer's, the Trustee's, Fiscal Agent's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent, the Fiscal Agent or the Master Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

         SECTION 9.24 INDEMNIFICATION; THIRD-PARTY CLAIMS.

         (a) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to (i) this Agreement, and
(ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the Master Servicer pursuant to any provision of this Agreement in each case and the Special Servicer and each of its directors, officers, employees and agents shall be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the Certificate Account pursuant to Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence.

         (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the Master Servicer, the Paying Agent and any director, officer, employee or agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Paying Agent or the Trustee or Fiscal Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

         (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS - The Master Servicer and Special Servicer--Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

         SECTION 9.25 RESERVED

         SECTION 9.26 SPECIAL SERVICER MAY OWN CERTIFICATES. The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

         SECTION 9.27 TAX REPORTING. The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee and the Paying Agent.

          SECTION 9.28 APPLICATION OF FUNDS RECEIVED. It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer, or
(ii) deposit such amounts, or cause such amounts to be deposited, in the Certificate Account. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.



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         SECTION 9.29 COMPLIANCE WITH REMIC PROVISIONS. The Special Servicer
shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC as a REMIC under the Code or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

         SECTION 9.30 TERMINATION.

         (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to the Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21.

          (b) The Trustee may terminate the Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Master Servicer, the Fiscal Agent, the Paying Agent or the Depositor within one (1) Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) the Special Servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vii) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; or (viii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or (ix) a Special Servicing Officer of the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a Special Servicing Officer of the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with the Special Servicer as the sole or material factor in such rating action. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

         (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

         SECTION 9.31 PROCEDURE UPON TERMINATION.

         (a) Notice of any termination pursuant to clause (i) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

         (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided, that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

         (c) If the Special Servicer receives a written notice of termination pursuant to clause (ii) of Section 9.30(a) relating solely to an event set forth in Section 9.30(b)(v) or (ix), and if the Special Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Special Servicer) solicit good faith bids for the rights to be appointed as Special Servicer under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Special Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

         (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Special Servicer, and to agree to be bound by the terms hereof, not later than 30 days after termination of the Special Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) that is also acceptable to the Operating Adviser (the "Successful Bidder") to act as successor Special Servicer hereunder. If no bidder is acceptable to the Operating Adviser, the Operating Adviser shall appoint the successor Special Servicer after consultation with the Controlling Class, provided that the successor Special Servicer so appointed must be bound by the terms of this Agreement and there must be delivered a Rating Agency Confirmation in connection with such appointment. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Special Servicer pursuant to the terms hereof not later than 30 days after the termination of the Special Servicer hereunder, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

         (e) Upon the assignment and acceptance of the servicing right hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Special Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Special Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

         (f) If the Successful Bidder has not entered into this Agreement as successor Special within 30 days after the termination of the Special Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 9.31(c) and may act or may select another successor to act as Special Servicer hereunder in accordance with Section 9.31(b).

         SECTION 9.32 CERTAIN SPECIAL SERVICER REPORTS.

         (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer and the Paying Agent on or prior to the Determination Date for each month, the CMSA Reports in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CMSA format. The Master Servicer and the Paying Agent may use such reports or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

         (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the Master Servicer no later than the ten Business Day following such Final Recovery Determination.

         (c) The Special Servicer shall provide to the Master Servicer or the Paying Agent at the reasonable request in writing of the Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer or Paying Agent, as the case may be, shall require in order for the Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master Servicer will provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Master Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

         (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

         (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the Master Servicer, the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2003, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above; provided, that, with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan prior to April 15, 2003 and for which the items in clause (i) and (ii) above have not been delivered, the Special Service shall use reasonable efforts to obtain and, to the extent obtained, deliver such items to the Master Servicer, the Paying Agent, the Rating Agencies and the Operating Adviser as soon as possible after receipt of such items.

         (f) The Special Servicer shall deliver to the Master Servicer, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee, the Paying Agent or Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

         (g) The Special Servicer shall deliver a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b) to the Operating Adviser.

         (h) The Special Servicer shall provide, as soon as practicable after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, to the Master Servicer its estimate of the net recoverable amount to the Certificateholders (and the holder of the B Note if in connection with an A/B Mortgage Loan) and anticipated expenses in connection therewith (and a general description of the plan to achieve such recovery) of such Specially Serviced Mortgage Loan and other information reasonably requested by the Master Servicer. The Special Servicer shall update such information on a quarterly basis.

         SECTION 9.33 SPECIAL SERVICER TO COOPERATE WITH THE MASTER SERVICER AND PAYING AGENT.

          (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer, the Trustee or the Paying Agent to enable it to perform its duties under this Agreement or the Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Fiscal Agent, the Paying Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

         (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall be charged to the Operating Adviser, but in no event shall such costs be an expense of the Trust:

                  (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

                  (ii) if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

                  (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

                  (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

                  (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

                  (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

         SECTION 9.34 RESERVED

         SECTION 9.35 RESERVED

         SECTION 9.36 SALE OF DEFAULTED MORTGAGE LOANS.

         (a) The holder of Certificates evidencing the greatest percentage interest in the Controlling Class, the Special Servicer and each Seller (other than Wells Fargo Bank, National Association) as to those Mortgage Loans sold to the Depositor by such Seller only (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment); provided, however, that with respect to an A Note, the Option Holder's rights under this Section
9.36 are subject to the rights of the holder of the related B Note to purchase the A Note pursuant to the terms of the Intercreditor Agreement. The Option is exercisable, subject to Section 2.3, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC) or if such Mortgage Loan is an A Note, to the holder of the related B Note pursuant to the terms of the Intercreditor Agreement. Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan on the 4th Business Day after such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and (ii) solely with respect to an Option to purchase an A Note, the holder of the related B Note, of such party's desire to exercise the Option; provided that none of the Trustee, the Master Servicer or the Special Servicer shall disclose the Option Purchase Price to the holder of such related B Note. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

         (b) The Option Purchase Price shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of (i) the Option Purchase Price and (ii) if such Mortgage Loan is the A Note, that the A Note is subject to the terms of the Intercreditor Agreement and that any purchaser of the A Note will be subject to such Intercreditor Agreement. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information (including, without limitation, any cash bids received from the holder of the related B Note in connection with an A Note), either of which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the



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local economy; the expected recoveries from the Mortgage Loan if the Special
Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15.

         (c) Any Option relating to a Mortgage Loan shall be assignable to a third party (including, without limitation, in connection with an A Note, the holder of the related B Note) by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

         (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraisal or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

         (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a workout arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3. In addition, the Option with respect to an A Note shall terminate upon the purchase of the A Note by the holder of the related B Note pursuant to the related Intercreditor Agreement.

         (f) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.



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         SECTION 9.37 OPERATING ADVISER; ELECTIONS.

         (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

         (b) The initial Operating Adviser is GMAC Institutional Advisors LLC, a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

         (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. Until an Operating Adviser is elected by Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

         (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

         (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

         (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be



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required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and (ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

         SECTION 9.38 LIMITATION ON LIABILITY OF OPERATING ADVISER. The Operating Adviser shall have no liability to the Trust, the holder of any B Note or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each holder of a B Note (if any) and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

         SECTION 9.39 DUTIES OF OPERATING ADVISER. The Operating Adviser may advise, and receive notice from, the Special Servicer, but is not required to do so on any of the following actions:

                  (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original Maturity Date of a Mortgage Loan for two years or less;

                  (iii) any proposed sale of a Defaulted Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

                  (iv) any determination to bring an REO Property into compliance with Environmental Laws;

                  (v) any acceptance of substitute or additional collateral for a Mortgage Loan that is not otherwise expressly provided for under the Mortgage Loan documents;

                  (vi) any acceptance of a discounted payoff;

                  (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                  (viii) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan; and



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                  (ix) any release of collateral for a Specially Serviced
Mortgage Loan (other than in accordance with the terms of or upon satisfaction of, such Mortgage Loan).

         With respect to items (vii), (viii) and (ix), the Operating Adviser shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to
Section 8.7, which periods shall be co-terminous with those of Special Servicer. In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above.

         SECTION 9.40 RIGHTS OF THE HOLDER OF A B NOTE. With respect to each
A/B Mortgage Loan (if any), pursuant to the related Intercreditor Agreement, either the Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, shall consult with the holder of the related B Note (or an operating advisor appointed by the holder of the B Note to act on its behalf at the expense of the holder of the B Note) regarding its views, and shall provide the holder of the related B Note with any proposals and back-up materials that are used by either the Master Servicer or the Special Servicer, as applicable, in developing such proposals (as reasonably determined by either the Master Servicer or the Special Servicer, as applicable), including but not limited to (and only if previously obtained by either the Master Servicer or the Special Servicer, as applicable, and not previously delivered to such holder of the B Note) property inspection reports, credit reports, the Mortgagor financial and/or operating statements, appraisals, engineering reports, soil reports, environmental assessment reports, seismic reports, architect's certificates, insurance premium receipts and insurance claim files, with respect to the following actions at least five (5) Business Days prior to any such action being taken:

         (a) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property;

         (b) any modification of a Money Term of the Mortgage Loan or the related B Note other than a modification consisting of the extension of the original Maturity Date of a Mortgage Loan for two years or less;

         (c) any proposed sale of such Mortgage Loan if it is a Defaulted Mortgaged Loan or REO Property (other than upon termination of the Trust pursuant to Article X);

         (d) any acceptance of a discounted payoff on the related Mortgage Loan or the related B Note;

         (e) any determination to bring the related Mortgaged Property or the related REO Property into compliance with Environmental Laws;

         (f) any release of collateral for the related Mortgage Loan or related B Note (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan and the related B Note);

         (g) any acceptance of substitute or additional collateral for the related Mortgage Loan and the related B Note that is not otherwise expressly provided for under the terms of such Mortgage Loan and the related B Note;

         (h) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

         (i) any acceptance of an assumption agreement releasing such Mortgage Loan borrower from liability under such Mortgage Loan or the related B Note;

         The holder of the B Note, if any, has agreed pursuant to the related Intercreditor Agreement that it will provide the Master Servicer or the Special Servicer, as applicable, with its response within five (5) Business Days after its receipt of any such proposal and any back-up materials and shall be deemed not to have responded if no response is received within such five (5) Business Days.

         There are no A/B Mortgage Loans in the Trust.

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

         SECTION 10.1 TERMINATION OF TRUST UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS.

         (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and REMIC III Certificateholders as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders) or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or (iii) the termination of the Trust pursuant to Section 10.1(c) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Master Servicer shall give the Trustee, the Luxembourg Paying Agent and the Paying Agent notice of the date when the Aggregate Certificate Balance of the



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Certificates, after giving effect to distributions of principal made on the next
Distribution Date, is less than or equal to one percent (1%) of the initial Aggregate Certificate Balance of the Certificates as of the Cut-Off Date. The Trustee shall promptly forward such notice to the Depositor, the Master
Servicer, the Special Servicer and the Holders of the Class R-I Certificates, and the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agents and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if any Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, the Special Servicer or the Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

         (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

         (d) Upon the termination of the Trust, any funds or other property held by the Class N Grantor Trust shall be distributed to the Class N
Certificateholders, on a pro rata basis, whether or not the respective Certificate Balances thereof have been reduced to zero.

         (e) Upon the sale of the A Note relating to an A/B Mortgage Loan by the Trust or the payment in full of such A Note, the related B Note shall no longer be subject to this Agreement and shall no longer be serviced by the Master Servicer or the Special Servicer.

         SECTION 10.2 PROCEDURE UPON TERMINATION OF TRUST.

         (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Class R-I, Class R-II and REMIC III Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-I, Class R-II and REMIC III Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer and the Paying Agent to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II and REMIC III Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II and REMIC III Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II and REMIC III Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II and REMIC III Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II or REMIC III Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and shall be beneficially owned by the related Holder.

         SECTION 10.3 ADDITIONAL TRUST TERMINATION REQUIREMENTS.

         (a) The Trust and each REMIC shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 89 days prior to the time of the making of the final payment on the REMIC III Certificates, the Master Servicer shall prepare and the Trustee (on behalf of REMIC I, REMIC II or REMIC III) shall adopt a plan of complete liquidation of the REMIC I Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the federal income tax return of each REMIC Pool;

                  (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

                  (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

                  (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

         (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

         SECTION 11.1 LIMITATION ON RIGHTS OF HOLDERS.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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         SECTION 11.2 ACCESS TO LIST OF HOLDERS.

         (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 11.3 ACTS OF HOLDERS OF CERTIFICATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                   ARTICLE XII

                              REMIC ADMINISTRATION

         The provisions of this Article XII shall apply to each REMIC Pool.

         SECTION 12.1 REMIC ADMINISTRATION.

         (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and the Distribution Account, the Insurance Policies and any REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing amounts allocable to a B Note. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate Class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole Class of "residual interests" in REMIC I. The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Residual Certificates.

         An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole Class of the "residual interests" in REMIC II.

         An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class X-1 (each Class X-1 Certificate representing multiple "regular interests" in REMIC III, as set forth in the Preliminary Statement), Class X-2 (each Class X-2 Certificate representing multiple "regular interests" in REMIC III, as set forth in the Preliminary Statement), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole Class of " residual interests" in REMIC III.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

         The assets of the Class N Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class N Grantor Trust Interest represented by the Class N Certificates, which Class N Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class N Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. The Trustee shall be deemed to hold and shall account for the Class N Grantor Trust separate and apart from the assets of any REMIC I, REMIC II and REMIC III created hereunder.

         (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

         (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

         (e) The Paying Agent shall prepare and file all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool direct representative; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee, the Paying Agent and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee, the Fiscal Agent, the Paying Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may, be or caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Paying Agent or the Special Servicer, or the termination of this Agreement.

         (f) The Paying Agent shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

          (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class N Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

          (j) The Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) or (iii) endanger the status of the Class N Grantor Trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the

Paying Agent or the Holders of the Residual Certificates to undertake such action. Under no circumstances may the Trustee vary the assets of the Class N Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class N Certificates.

          (k) In the event that any tax is imposed on any REMIC created hereunder, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC created hereunder after the Startup Day pursuant to
Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

          (l) The Paying Agent and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class N Grantor Trust, on the cash or accrual method and so as to enable reporting to Holders of Class N Certificates based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

         (m) Neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

          (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten (10) days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent, the Fiscal Agent, and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent and the Fiscal Agent.

         The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

         (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         (p) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" for each Class of Certificates representing a regular interest in REMIC III, for each Class of REMIC I Regular Interests and for each Class of REMIC II Regular Interests is the Rated Final Distribution Date; provided that the "latest possible maturity date" for the Class X-2 Certificates is the Distribution Date in March 2009.

          SECTION 12.2 PROHIBITED TRANSACTIONS AND ACTIVITIES. Neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate

Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

         SECTION 12.3 MODIFICATIONS OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan unless (i) the Trustee, the Special Servicer, Paying Agent and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treas. Reg. Sec. 1.860G-2(B) of the Code) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

         SECTION 12.4 LIABILITY WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

         SECTION 12.5 GRANTOR TRUST REPORTING. The parties intend that the portions of the Trust consisting of the Class N Grantor Trust shall constitute, and that the affairs of the Trust

(exclusive of the REMIC Pools) shall be conducted so as to qualify such portion as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class N Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class N Grantor Trust, at the time or times and in the manner required by the Code.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.1 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 13.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         SECTION 13.3 AMENDMENT.

         (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the interest represented by the Class N Grantor Trust Interest as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of
Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents or (vii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class N Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

         (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

         (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to Advance or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) or the Class N Grantor Trust as a grantor trust, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders); provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

         (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

         (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

         (f) It shall not be necessary for the consent of Holders under this
Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

         (g) Notwithstanding anything to the contrary contained in this Section 13.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

         (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, any Primary Servicer, the Master Servicer or the Special Servicer, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 13.3 have been obtained.

         SECTION 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel, Senior Managing Director, Commercial Mortgage Department, with copies to the attention of Joseph T. Jurkowski, Jr., Managing Director, Legal Department; (B) in the case of the Trustee and the Fiscal Agent at the Corporate Trust Office; (C) in the case of the Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111; (D) in the case of the Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Henry Bieber (with a copy to General Counsel at such address); (E) in the case of Principal, Principal Capital Management, LLC, 801 Grand Avenue, Des Moines Iowa 50392,
Attention: Patrick Halter, with a copy to Karen Pearston, Esq.; (F) in the case of BSF, Bear, Stearns Funding, Inc., 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel, Senior Managing Director,

Commercial Mortgage Department, with copies to the attention of Joseph T. Jurkowski, Jr., Managing Director, Legal Department; (G) in the case of MSDWMC, Morgan Stanley Dean Witter Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Cecilia Tarrant, with a copy to: General Counsel; (H) in the case of the initial Operating Adviser, GMAC Institutional Advisors, LLC,
Attention: Shari Figi, 550 California Street, 12th Floor, San Francisco, California, 94104; and (I) in the case of the Paying Agent, Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) Bear Stearns Commercial Mortgage Securities Inc., Series 2002-TOP6, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         SECTION 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 13.7 INDULGENCES; NO WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         SECTION 13.8 HEADINGS NOT TO AFFECT INTERPRETATION. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

         SECTION 13.9 BENEFITS OF AGREEMENT. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that the Mortgagors set forth on Schedule VIII hereto are intended third-party beneficiaries of the fifth and sixth paragraph of Section 2.3(a) and the holder of each B Note, if any, is an intended third-party beneficiary in respect of the rights afforded it hereunder.

         SECTION 13.10 SPECIAL NOTICES TO THE RATING AGENCIES.

         (a) The Trustee shall give prompt notice to the Rating Agencies, Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

                  (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

                  (iii) notice of the repurchase of any Mortgage Loan or REO Mortgage Loan pursuant to Section 2.3(a) hereof;

                  (iv) any resignation of the Master Servicer, Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

                  (v) the appointment of any successor to the Master Servicer, the Fiscal Agent, the Trustee, the Paying Agent, the Operating Adviser or the Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

                  (vi) waiver of a due-on-sale clause as provided in Section
8.7;

                  (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

                  (viii) the making of a final payment pursuant to Section 10.3 hereof;

                  (ix) a Servicing Transfer Event; and

                  (x) an Event of Default.

         (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

                   If to Moody's, to:


                   Moody's Investors Service, Inc.
                   99 Church Street
                   New York, NY 10009
                   Fax:  (212) 553-0300
                   Attention: Structured Finance Commercial Real Estate
                              Monitoring


                   If to S&P, to:


                   Standard & Poor's Ratings Services
                   55 Water Street
                   New York, NY 10041

                   Fax:  (212) 438-2662
                   Attention: Commercial Mortgage Surveillance Manager


         or at such address as shall be provided in writing to the Depositor by such Rating Agency.

         (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

                  (i) the resignation or removal of the Trustee pursuant to
Section 7.6; or

                  (ii) the appointment of a successor trustee pursuant to
Section 7.7; or

                  (iii) the appointment of a successor Operating Adviser pursuant to Section 9.37.

         (d) The Master Servicer shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and shall deliver to the Primary Servicer and the Special Servicer each of the reports required to be delivered by the Master Servicer to the Primary Servicer and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

         (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer, Paying Agent or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

         SECTION 13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 13.12 INTENTION OF PARTIES. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the

Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                  (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies identified on the Mortgage Loan Schedule, including all Qualified Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, and the Certificate Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreements;

                  (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

         All cash and non-cash proceeds of the collateral described in clauses
(i) and (ii) above.

         The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

         Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

         The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         SECTION 13.13 RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

         SECTION 13.14 RATING AGENCY MONITORING FEES. The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicer shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22, Section 8.23 or in connection with a termination and replacement of the Master Servicer following an Event of Default of the Master Servicer).

         SECTION 13.15 ACKNOWLEDGEMENT BY PRIMARY SERVICER. The Primary Servicer agrees, to the extent applicable to such Primary Servicer and the Mortgage Loans serviced by such Primary Servicer, to be bound by the terms of Sections 5.1(g), 8.3, 8.4, 8.7, 8.10, 8.18 and 8.25(d) of this Agreement.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, the Authenticating Agent and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                 as Depositor

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 as Master Servicer

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               GMAC COMMERCIAL MORTGAGE CORPORATION,
                                 as Special Servicer


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               LASALLE BANK NATIONAL ASSOCIATION,
                                 as Trustee

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               ABN AMRO BANK N.V., as Fiscal Agent

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 as Paying Agent and Certificate Registrar

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               PRINCIPAL CAPITAL MANAGEMENT, LLC, acting solely in its capacity as Primary Servicer with respect to the sections referred to in Section 13.15 of the Agreement

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


         On this __ day of March, 2002, before me, a notary public in and for said State, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Bear Stearns Commercial Mortgage Securities Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                               --------------------------------
                                                        Notary Public

STATE OF CALIFORNIA          )
                             )  ss.:
COUNTY OF SAN FRANCISCO      )


         On this ___ day of March, 2002, before me, a notary public in and for said State, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President of ___________________, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                               --------------------------------
                                                        Notary Public

STATE OF                     )
                             )  ss.:
COUNTY OF                    )


         On the ______ day of March, 2002, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a of _______________, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                               --------------------------------
                                                        Notary Public

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


         On this ___ day of March, 2002, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ____________, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                               --------------------------------
                                                        Notary Public

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


         On this ___ day of March, 2002, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of _______________, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                               --------------------------------
                                                        Notary Public

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


         On this ___ day of March, 2002, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ________________ and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                               --------------------------------
                                                        Notary Public

STATE OF NEW YORK            )
                             )  ss.:
COUNTY OF NEW YORK           )


         On this ___ day of March, 2002, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ___________________ and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                  AS DEPOSITOR,



                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               AS MASTER SERVICER,



                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              AS SPECIAL SERVICER,



                 LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE,


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                    AS PAYING AGENT AND CERTIFICATE REGISTRAR


                                       AND

                               ABN AMRO BANK N.V.,
                                 AS FISCAL AGENT


                   -------------------------------------------

                            EXHIBITS AND SCHEDULES TO
                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF MARCH 1, 2002

                   -------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2002-TOP6

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]


THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  5.92%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER: PRINCIPAL CAPITAL MANAGEMENT, LLC
AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1
CERTIFICATES AS OF THE CLOSING DATE:  $304,970,000               TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS A-1 CERTIFICATE AS OF THE      FISCAL AGENT:  ABN AMRO BANK N.V.
CLOSING DATE:  $304,970,000
                                                                 CUSIP NO. 07383 FJ B5
No.  A-1-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.




                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, as Certificate
                                          Registrar



                                          By: _________________________________
                                                   AUTHORIZED SIGNATORY


Dated:  March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION,
                                          AUTHENTICATING AGENT



                                          By: _________________________________
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
    Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER
    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                                _______________________________
                                                               NOTICE: The signature to
                                                               this assignment must
                                                               correspond with the name
                                                               as written upon the face
                                                               of this Certificate in
                                                               every particular without
                                                               alteration or enlargement
                                                               or any change whatever.

-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.46%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-2                   LLC
CERTIFICATES AS OF THE CLOSING DATE:  $647,947,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS A-2 CERTIFICATE AS OF THE
CLOSING DATE:  $200,000,000                                      FISCAL AGENT:  ABN AMRO BANK N.V.

No.  A-2-1                                                       CUSIP NO. 07383 FJ C3

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Certificate Registrar



                                      By: _____________________________________
                                               AUTHORIZED SIGNATORY


Dated:  March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, AUTHENTICATING AGENT



                                      By: _____________________________________
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
     Additional abbreviations may also be used though not in the above list.
                                          FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.



-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-3

                                   [RESERVED]

                                   EXHIBIT A-4

                                   [RESERVED]

                                   EXHIBIT A-5

                          [FORM OF CLASS B CERTIFICATE]


THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.


IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE  6.62%                                 MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS B  CERTIFICATES       LLC
AS OF THE CLOSING DATE:  $30,739,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS B  CERTIFICATE AS OF THE
CLOSING DATE:  $30,739,000                                       FISCAL AGENT:  ABN AMRO BANK N.V.

No.  B-1                                                         CUSIP NO.  07383 FJ D1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Certificate Registrar



                                       By: ____________________________________
                                                AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, AUTHENTICATING AGENT



                                        By: ___________________________________
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
     Additional abbreviations may also be used though not in the above list.
                                      FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-6

                          [FORM OF CLASS C CERTIFICATE]


THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.


IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.75%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS C  CERTIFICATES       LLC
AS OF THE CLOSING DATE:  $30,739,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS C  CERTIFICATE AS OF THE
CLOSING DATE:  $30,739,000                                       FISCAL AGENT:  ABN AMRO BANK N.V.

No. C-1                                                          CUSIP NO.  07383 FJ E9

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Certificate Registrar



                                        By: ___________________________________
                                                 AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, AUTHENTICATING AGENT



                                        By: ___________________________________
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
      Additional abbreviations may also be used though not in the above list.
                                       FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-7

                          [FORM OF CLASS D CERTIFICATE]


THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.


IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.88%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $12,575,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS D CERTIFICATE AS OF THE
CLOSING DATE:  $12,575,000 (SUBJECT TO SCHEDULE OF EXCHANGES     FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO: 07383 FJ H2
No.  D-1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Certificate Registrar



                                       By: ____________________________________
                                                AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, AUTHENTICATING AGENT



                                        By: ___________________________________
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
      Additional abbreviations may also be used though not in the above list.
                                     FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                          [FORM OF CLASS E CERTIFICATE]


THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.


IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE: 7.29%                                 MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $25,150,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS E CERTIFICATE AS OF THE
CLOSING DATE:  $25,150,000 (SUBJECT TO SCHEDULE OF EXCHANGES     FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO. 07383 FJ J8
No.  E-1

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                          WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Certificate Registrar



                                          By: _________________________________
                                                   AUTHORIZED SIGNATORY


Dated:  March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                           WELLS FARGO BANK MINNESOTA, NATIONAL
                                           ASSOCIATION, AUTHENTICATING AGENT



                                           By: ________________________________
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
     Additional abbreviations may also be used though not in the above list.
                                         FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS F CERTIFICATE]


THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE: 7.29%                                 MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $9,780,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS F CERTIFICATE AS OF THE
CLOSING DATE: $9,780,000 (SUBJECT TO SCHEDULE OF EXCHANGES       FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO.  07383 FJ K5
No. F-1

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Certificate Registrar



                                        By: ___________________________________
                                                 AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, AUTHENTICATING AGENT



                                         By: __________________________________
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
       Additional abbreviations may also be used though not in the above list.
                                           FORM OF TRANSFER

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS G CERTIFICATE]


THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.00%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $12,575,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS G CERTIFICATE AS OF THE
CLOSING DATE: $12,575,000 (SUBJECT TO SCHEDULE OF EXCHANGES      FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO.  07383 FJ L3
No. G-1

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                         By: __________________________________
                                                  AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, AUTHENTICATING AGENT



                                          By: _________________________________
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
      Additional abbreviations may also be used though not in the above list.
                                         FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS H CERTIFICATE]


THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.00%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE: APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS H CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $9,780,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS H CERTIFICATE AS OF THE
CLOSING DATE: $9,780,000 (SUBJECT TO SCHEDULE OF EXCHANGES       FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO.  07383 FJ M1
No. H-1

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                      WELLS FARGO BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Certificate Registrar



                                      By: _____________________________________
                                               AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, AUTHENTICATING AGENT



                                       By: ____________________________________
                                                AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
       Additional abbreviations may also be used though not in the above list.
                                         FORM OF TRANSFER

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS J CERTIFICATE]


THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.00%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE:  APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS J CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $8,383,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS J CERTIFICATE AS OF THE
CLOSING DATE: $8,383,000 (SUBJECT TO SCHEDULE OF EXCHANGES       FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO.  07383 FJ N9
No. J-1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Certificate Registrar



                                         By: __________________________________
                                                  AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                          WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, AUTHENTICATING AGENT



                                          By: _________________________________
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
      Additional abbreviations may also be used though not in the above list.
                                         FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS K CERTIFICATE]


THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.00%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE:  APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS K CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $5,588,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS K CERTIFICATE AS OF THE
CLOSING DATE: $5,588,000 (SUBJECT TO SCHEDULE OF EXCHANGES       FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO.  07383 FJ S8
No.  K-1

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K

Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Certificate Registrar



                                       By: ____________________________________
                                                AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, AUTHENTICATING AGENT



                                        By: ___________________________________
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
        Additional abbreviations may also be used though not in the above list.
                                          FORM OF TRANSFER

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS L CERTIFICATE]


THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.00%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:  AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE:  APRIL 15, 2002
                                                                 PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
AGGREGATE CERTIFICATE BALANCE OF THE CLASS L CERTIFICATES        LLC
AS OF THE CLOSING DATE:  $5,588,000
                                                                 TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
CERTIFICATE BALANCE OF THIS CLASS L CERTIFICATE AS OF THE
CLOSING DATE: $5,588,000 (SUBJECT TO SCHEDULE OF EXCHANGES       FISCAL AGENT:  ABN AMRO BANK N.V.
ATTACHED)
                                                                 CUSIP NO.  07383 FJ P4
No. L-1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L

Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                 AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
       Additional abbreviations may also be used though not in the above list.
                                      FORM OF TRANSFER

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

---------------------------------------------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        -----------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                           Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _______________________________
                                                      NOTICE: The signature to
                                                      this assignment must
                                                      correspond with the name
                                                      as written upon the face
                                                      of this Certificate in
                                                      every particular without
                                                      alteration or enlargement
                                                      or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS M CERTIFICATE]


THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  6.00%                                MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2002
                                                                 SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
CUT-OFF DATE: MARCH 1, 2002                                      CORPORATION

CLOSING DATE: MARCH 21, 2002                                     PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
                                                                 ASSOCIATION
FIRST DISTRIBUTION DATE:  APRIL 15, 2002
                                                                 PRIMARY SERVICER:   PRINCIPAL CAPITAL
AGGREGATE CERTIFICATE BALANCE OF THE                             MANAGEMENT, LLC
CLASS M CERTIFICATES AS OF THE CLOSING
DATE:  $2,794,000                                                TRUSTEE:  LASALLE BANK NATIONAL
                                                                 ASSOCIATION

CERTIFICATE BALANCE OF THIS CLASS M                              FISCAL AGENT:  ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE: $2,794,000
(SUBJECT TO SCHEDULE OF EXCHANGES                                CUSIP NO.  07383 FJ Q2
ATTACHED)

No. M-1

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                    AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                      (State)
     Additional abbreviations may also be used though not in the above list.
                                  FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS N CERTIFICATE]


THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED

FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE: 6.00%                                 MASTER SERVICER:  WELLS FARGO BANK, NATIONAL
                                                                 ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2002                                              SPECIAL SERVICER:  GMAC COMMERCIAL MORTGAGE
                                                                 CORPORATION
CUT-OFF DATE: MARCH 1, 2002
                                                                 PAYING AGENT: WELLS FARGO BANK MINNESOTA, NATIONAL
CLOSING DATE: MARCH 21, 2002                                     ASSOCIATION

FIRST DISTRIBUTION DATE:  APRIL 15, 2002                         PRIMARY SERVICER:  PRINCIPAL CAPITAL MANAGEMENT,
                                                                 LLC
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS N CERTIFICATES AS OF THE CLOSING                           TRUSTEE:  LASALLE BANK NATIONAL ASSOCIATION
DATE:  $11,184,180

CERTIFICATE BALANCE OF THIS CLASS N                              FISCAL AGENT:  ABN AMRO BANK N.V.
CERTIFICATE AS OF THE CLOSING DATE:
$11,184,180 (SUBJECT TO SCHEDULE OF                              CUSIP NO.  07383 FJ R0
EXCHANGES ATTACHED)

No. N-1

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                    AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                    AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                      (State)
     Additional abbreviations may also be used though not in the above list.
                                       FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                              Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       ________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                EXHIBIT A-17

                         [FORM OF CLASS R-I CERTIFICATE]


THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER

AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL
UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

PERCENTAGE INTEREST OF THIS CLASS R-I                          SPECIAL SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100%                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:                       PAYING AGENT: WELLS FARGO BANK
AS OF MARCH 1, 2002                                            MINNESOTA, NATIONAL ASSOCIATION

CUT-OFF DATE:  MARCH 1, 2002                                   PRIMARY SERVICER:   PRINCIPAL CAPITAL
                                                               MANAGEMENT, LLC
CLOSING DATE:  MARCH 21, 2002
                                                               TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:  APRIL 15, 2002                       ASSOCIATION

MASTER SERVICER:  WELLS FARGO BANK,                            FISCAL AGENT:  ABN AMRO BANK N.V.
NATIONAL ASSOCIATION
                                                               NO. R-I-1


                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT Bear Stearns Securities Corp. is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as Bear Stearns Commercial Mortgage Securities Inc.Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                         AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
    Additional abbreviations may also be used though not in the above list.
                                       FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-18

                        [FORM OF CLASS R-II CERTIFICATE]


THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

PERCENTAGE INTEREST OF THIS CLASS R-II                           SPECIAL SERVICER:  GMAC COMMERCIAL
CERTIFICATE: 100%                                                MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:                         PAYING AGENT: WELLS FARGO BANK MINNESOTA,
AS OF MARCH 1, 2002                                              NATIONAL ASSOCIATION

CUT-OFF DATE:  MARCH 1, 2002                                     PRIMARY SERVICER:   PRINCIPAL CAPITAL
                                                                 MANAGEMENT, LLC
CLOSING DATE:  MARCH 21, 2002
                                                                 TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:  APRIL 15, 2002                         ASSOCIATION

MASTER SERVICER:  WELLS FARGO BANK,                              FISCAL AGENT:  ABN AMRO BANK N.V.
NATIONAL ASSOCIATION
                                                                 NO. R-II-1


                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT Bear Stearns Securities Corp. is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc.Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                   AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
     Additional abbreviations may also be used though not in the above list.
                                         FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                         Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-19

                        [FORM OF CLASS R-III CERTIFICATE]


THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE

PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT
(1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

PERCENTAGE INTEREST OF THIS CLASS R-III                        SPECIAL SERVICER:  GMAC COMMERCIAL
CERTIFICATE:  100%                                             MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:                       PAYING AGENT: WELLS FARGO BANK
AS OF MARCH 1, 2002                                            MINNESOTA, NATIONAL ASSOCIATION

CUT-OFF DATE:  MARCH 1, 2002                                   PRIMARY SERVICER:   PRINCIPAL CAPITAL
                                                               MANAGEMENT, LLC
CLOSING DATE:  MARCH 21, 2002
                                                               TRUSTEE:  LASALLE BANK NATIONAL
FIRST DISTRIBUTION DATE:  APRIL 15, 2002                       ASSOCIATION

MASTER SERVICER:  WELLS FARGO BANK,                            FISCAL AGENT:  ABN AMRO BANK N.V.
NATIONAL ASSOCIATION
                                                               NO. R-III-1




                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT Bear Stearns Securities Corp. is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc.Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
     Additional abbreviations may also be used though not in the above list.
                                       FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                             Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       __________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-20

                         [FORM OF CLASS X-1 CERTIFICATE]


THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  0.26%                              MASTER SERVICER:  WELLS FARGO BANK,
                                                               NATIONAL ASSOCIATION
INITIAL NOTIONAL AMOUNT OF THIS CLASS X-1
CERTIFICATE: $1,117,792,180                                    SPECIAL SERVICER: WELL FARGO BANK,
                                                               NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2002                                            PAYING AGENT: WELLS FARGO BANK
                                                               MINNESOTA, NATIONAL ASSOCIATION
CUT-OFF DATE:  MARCH 1, 2002
                                                               PRIMARY SERVICER:   PRINCIPAL CAPITAL
CLOSING DATE:  MARCH 21, 2002                                  MANAGEMENT, LLC

FIRST DISTRIBUTION DATE: APRIL 15, 2002                        TRUSTEE:  LASALLE BANK NATIONAL
                                                               ASSOCIATION

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-1 CERTIFICATES AS OF THE CLOSING DATE:                       FISCAL AGENT:  ABN AMRO BANK N.V.
$1,117,792,180 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)                                            CUSIP NO.  07383 FJ F6

No. X-1-1


                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
      Additional abbreviations may also be used though not in the above list.
                                       FORM OF TRANSFER

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                         [FORM OF CLASS X-2 CERTIFICATE]


THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2002-TOP6

INITIAL PASS-THROUGH RATE:  0.88%                              MASTER SERVICER: WELLS FARGO BANK,
                                                               NATIONAL ASSOCIATION
INITIAL NOTIONAL AMOUNT OF THIS CLASS X-2
CERTIFICATE: $886,907,000                                      SPECIAL SERVICER: WELL FARGO BANK,
                                                               NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2002                                            PAYING AGENT: WELLS FARGO BANK
                                                               MINNESOTA, NATIONAL ASSOCIATION
CUT-OFF DATE:  MARCH 1, 2002
                                                               PRIMARY SERVICER: PRINCIPAL CAPITAL
CLOSING DATE:  MARCH 21, 2002                                  MANAGEMENT, LLC

FIRST DISTRIBUTION DATE: APRIL 15, 2002                        TRUSTEE: LASALLE BANK NATIONAL
                                                               ASSOCIATION
AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-2 CERTIFICATES AS OF THE CLOSING DATE:                       FISCAL AGENT: ABN AMRO BANK N.V.
$886,907,000 (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)                                            CUSIP NO: 07383 FJ G4

No. X-2-1


                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

                  All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

                  The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by notice to the contrary.

                  The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

                  The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Certificate
                                        Registrar



                                        By:
                                           ------------------------------------
                                                  AUTHORIZED SIGNATORY


Dated: March 21, 2002


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT



                                        By:
                                           ------------------------------------
                                                   AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenant in common                        UNIF GIFT MIN ACT..............................Custodian
TEN ENT -         as tenants by the entireties                                               (Cust)
JT TEN  -         as joint tenants with rights of                         Under Uniform Gifts to Minors
                  survivorship and not as tenants in
                  common
                                                                            Act.......................
                                                                                     (State)
     Additional abbreviations may also be used though not in the above list.
                                           FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------- ------------------------------------------------------------------------------
                                        PLEASE INSERT SOCIAL SECURITY OR OTHER
---------------------------------------
                                        IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

                                        ------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        Please print or typewrite name and address of assignee

-------------------------------------------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

-------------------------------------------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named
Trust, with full power of substitution in the premises.

Dated:_________________________                       _________________________________________________
                                                      NOTICE: The signature to this assignment must
                                                      correspond with the name as written upon the face
                                                      of this Certificate in every particular without
                                                      alteration or enlargement or any change whatever.
-------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial
bank or trust company or by a member firm of the
New York Stock Exchange or another national
securities exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                                              March __, 2002

Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, NY  10167

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa  50392

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

Bear, Stearns Funding, Inc.
245 Park Avenue
New York, New York  10167

Morgan Stanley Dean Witter Mortgage Capital Inc.
1585 Broadway
New York, New York  10036

         Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6
                  --------------------------------------------------------


Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE



                                __________, 2002




Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, NY  10167

Principal Commercial Funding, LLC
801 Grand Avenue
Des Moines, Iowa  50392

Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, California  94111

Bear, Stearns Funding, Inc.
245 Park Avenue
New York, New York  10167

Morgan Stanley Dean Witter Mortgage Capital Inc.
1585 Broadway
New York, New York  10036


         Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6
               ---------------------------------------------------------------


Ladies and Gentlemen:


                  In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses
(i), (ii), (iv), (v), (vi) and (viii) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File," to the extent known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(c) based on its examination and only as to the Mortgage Note and the Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

                  The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

To:  Lasalle Bank National Association, as Trustee
     135 South LaSalle Street, Suite 1625
     Chicago, Illinois 60603

     Attn:  Asset-Backed Securities Trust Services Group
            Bear Stearns Commercial Mortgage Securities Inc.
            Commercial Mortgage Pass-Through Certificates,
            Series 2002-TOP6

     Re: Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6
            ----------------------------------------------------

                                 DATE:__________

                  In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of March 1, 2002 by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, Lasalle Bank National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Paying Agent and Certificate Registrar and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Mortgagor's Name:

            Address:

            Loan No.:

            Reason for requesting file:

_____       1.    Mortgage Loan paid in full.
                  (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the [Master] [Special] Servicer's release of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)



_____       2.    Mortgage Loan repurchased.
                  (The [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____       3.    Mortgage Loan Defeased.

            4.    Mortgage Loan substituted.
                 (The [Master] [Special] Servicer hereby certifies that a
                  Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

_____       5.    The Mortgage Loan is being foreclosed.

_____       6.    Other.  (Describe)

                  The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

                  Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                        [Name of [Master] [Special] Servicer]



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES



                                     [Date]


Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, MN 55479


Attention:    Corporate Trust Services
             (CMBS) MAC #N9309-121


        Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Class __ (the "Certificates")


Dear Sirs:


                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of March 21, 2002 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2002, among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.


                                        Very truly yours,

                                        ---------------------------------------
                                        (Transferor)


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                  EXHIBIT D-2A

                         FORM I OF TRANFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                          PRIVATELY OFFRED CERTIFICATES

                                     [DATE]

Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, MN 55479


Attention:    Corporate Trust Services
              (CMBS) MAC #N9309-121

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6
              (the "Certificates")


Ladies and Gentlemen:


                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of March 21, 2002 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and
         (f) all related matters that it has requested.


                                        Very truly yours,




                                        ---------------------------------------
                                       (Transferee)


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                             ANNEX 1 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

                  ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

                  ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

                  ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

                  ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

                  ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

                  ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ------------------------------------------------------

                  ------------------------------------------------------

                  ------------------------------------------------------

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___    ___           Will the Transferee be purchasing the Transferred
         Yes     No           Certificate only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                        ---------------------------------------
                                        Print Name of Transferee


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Date:
                                             ----------------------------------

                             ANNEX 2 TO EXHIBIT D-2A
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                 ___    ___      Will the Transferee be purchasing the
                                 Transferred Certificates only for the
                                 Transferee's own account?
                 Yes     No

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ---------------------------------------
                                        Print Name of Transferee or Adviser


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

                                        IF AN ADVISER:

                                        ---------------------------------------
                                        Print Name of Transferee

                                        Date:
                                             ----------------------------------

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]


Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
Sixth and Marquette
Minneapolis, MN 55479

Attention:    Corporate Trust Services
              (CMBS) MAC #N9309-121

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 (the "Certificates")


Ladies and Gentlemen:


                  This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to
_______________________________ (the "Transferee") of Class ___ Certificates
[having an initial Certificate Principal Balance as of March 21, 2002 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Transferee understands that each Transferred Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  5. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

                  6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                  7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                        Very truly yours,




                                        ---------------------------------------
                                        (Transferee)

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Class __ (the "Certificates")


Dear Sirs:


                  This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of March 21, 2002 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2002, among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

                  1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  5. Neither the Transferee nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

                  6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                  7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                        Very truly yours,

                                        ---------------------------------------
                                        (Transferee)


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Class __ (the "Certificates")


Dear Sirs:


                  This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of March 21, 2002 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2002, among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only
(i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is
(i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or

(ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

                  3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

                  4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.


                                        Very truly yours,



                                        ---------------------------------------
                                        (Transferee)


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                             ANNEX 1 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and [name of Certificate Registrar] as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

                  ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

                  ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

                  ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

                  ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

                  ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

                  ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)


                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___        Will the Transferee be purchasing the Transferred
         Yes      No         Certificate only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                        ---------------------------------------
                                        Print Name of Transferee


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Date:
                                             ----------------------------------

                             ANNEX 2 TO EXHIBIT D-3B
                             -----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

                           ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                           ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ___      ___       Will the Transferee be purchasing the Transferred
         Yes      No        Certificate only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                        ---------------------------------------
                                        Print Name of Transferee or Adviser


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        IF AN ADVISER:


                                        ---------------------------------------
                                        Print Name of Transferee

                                        Date:
                                             ----------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                          )
                                  ) ss:
COUNTY OF                         )

                  _______________ being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Transferee (i) is, and as of the date of transfer will be, a "Qualified Institutional Buyer" and will endeavor to remain a "Qualified Institutional Buyer" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Qualified Institutional Buyer" is a qualified institutional buyer qualifying pursuant to Rule 144A under the Securities Act of 1933, as amended.

                  4. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  5. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  6. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  7. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  8. The Transferee's taxpayer identification number is
_________________.

                  9. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(F) of Section 3.3(e) which authorizes the Paying Agent or the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(G) of Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  10. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

                  11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

                  12. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

                  13. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  14. [Select a, b, or c, if applicable] [a] The Transferee has computed any consideration paid to it to acquire the Class R Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semi-annually.

                  [b] The Transferee has computed any consideration paid to it to acquire the Class R Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated parties. The Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.

                  [c] The transfer of the Class R Certificate complies with
Section 6 of Revenue Procedure 2002-12 (the "Revenue Procedure"), 2002-3 I.R.B. 335 (January 16, 2002) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in
Section 860L(a)(2) of the Code, as to which income from the Class R Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of Section 860L(g) of the Code and excluding any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this Section 13(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure and the transfer is not to a foreign branch of such eligible corporation or any other arrangement by which the Class R Certificate will be at any time subject to net tax by a foreign country or possession of the United States; and

                  (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.



                                        [NAME OF TRANSFEREE]



                                        By:
                                           ------------------------------------
                                           [Name of Officer]
                                           [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                           _______________, 20__

Wells Fargo Bank Minnesota, National Association,
  as Certificate Registrar
Wells Fargo Center
6th and Marquette
Minneapolis, MN  55479


Attention:        Corporate Trust Services
                  (CMBS) MAC #N9309-121


         Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 (the "Certificates")


Dear Sirs:


                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2002 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, GMAC Commercial Mortgage Corporation, as special servicer, Lasalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                  4. The Transferor does not know and has no reason to know that the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.

                                        Very truly yours,




                                        ---------------------------------------
                                        (Transferor)
                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE

                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                  SERIES 2002-TOP6, CLASS __ (THE "CERTIFICATES")

TO:               Euroclear System
                        or
                  CEDEL, S.A.

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, 2002


                                        By:
                                           ------------------------------------
                                        As, or as agent for, the beneficial
                                        owner(s) of the Certificates to which
                                        this certificate relates.

                                   EXHIBIT G-1

                       FORM OF PRIMARY SERVICING AGREEMENT

                            [Available Upon Request]

                                   EXHIBIT G-2

                                   [Reserved]

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                               __________ __, 200_


TO:      The Depository Trust Company

         CEDEL BANK, S. A. or
         Morgan Guaranty Trust Company
                  of New York, Brussels Office
                  Euroclear Operation Center

         Wells Fargo Bank, National Association, as Master Servicer

         Wells Fargo Bank Minnesota, National Association, as Certificate Registrar

         LaSalle Bank National Association,
             as Trustee

                  This is to notify you as to the transfer of the beneficial interest in $_______________ of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, Class__ (the "Certificates").

                  The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CEDEL] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CEDEL] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

                  Name:
                  Address:
                  Taxpayer I D. No.:

                  The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional

"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate1 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.


                                        Very truly yours,


                                        [NAME OF HOLDER OF CERTIFICATE]



                                        By:
                                           ------------------------------------
                                           [Name], [Chief Financial
                                           or other Executive Officer]













---------------------------
(1) [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                     FORM OF EUROCLEAR OR CEDEL CERTIFICATE

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                  SERIES 2002-TOP6, CLASS __ (THE "CERTIFICATES")

TO:  Wells Fargo Bank Minnesota, National Association, as Certificate Registrar
     Attn: Corporate Trust Services (CMBS) MAC #N9309-121

     LaSalle Bank National Association, as Trustee
     Attn: Asset Backed Securities Trust Services Group
           Bear Stearns Commercial Mortgage Securities Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2002-TOP6

                  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of March 1, 2002 (the "Pooling and Servicing Agreement") among both of you, Bear Stearns Commercial Mortgage Securities Inc., ABN AMRO Bank N.V., GMAC Commercial Mortgage Corporation, and Wells Fargo Bank, National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

                  We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

                  [On Release Date: We hereby acknowledge that no portion of the Class __ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

                  [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                        [MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, Brussels office,
                                        as operator of the Euroclear
                                        System]

                                             or

                                        [CEDEL BANK, S.A.]




                                        By:
                                           ------------------------------------

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

                           [Available From Depositor]

                                    EXHIBIT J
                                BSCMSI 2001-TOP6
--------------------------------------------------------------------------------
     LIST OF LOANS AS TO WHICH EXCESS SERVICING FEES ARE PAID - BEAR STEARNS

MORTGAGE     LOAN POOL   MORTGAGE                                                     CUT-OFF DATE
LOAN NO.     NO.         LOAN SELLER(1)   PROPERTY NAME(2)                              BALANCE(5)    MASTER FEE  PRIMARY FEE
-------------------------------------------------------------------------------------------------------------------------------
  33845        1         BSFI             Regent Court                                 $86,451,522        2            1
  33528       33         BSFI             Overton Park Plaza                           $18,300,000        2            1
  34218       34         BSFI             220 Elm Street                               $17,805,000        2            1
  33808       53         BSFI             Cascade Plaza                                $11,300,000        2            1
  33517       58         BSFI             40 Prince Street                              $9,831,399        2            1
  34008       61         BSFI             Middletown Shopping Center                    $8,976,560        2            4
  33424       66         BSFI             Aurora Commons                                $8,000,000        2            4
  33841       76         BSFI             Big Y Supermarket                             $6,156,988        2            1
  28717       82         BSFI             Aborn Square Shopping Center                  $5,893,505        2            1
  30347       91         BSFI             Normandy Square West                          $5,053,218        2            1
  33689       92         BSFI             Bridge Park Shopping Center                   $4,938,189        2            1
  32782       104        BSFI             Verizon Communications - Manhattan            $3,974,511        2            1
  33828       107        BSFI             Aberdeen Square Shopping Center               $3,670,000        2            1
  32925       116        BSFI             Plumstead Square                              $3,191,940        2           11
  32405       117        BSFI             Hunter's Ridge Apartments                     $3,087,466        2            4
  32406       120        BSFI             Autumnwood Apartments                         $3,012,769        2            4
  32549       140        BSFI             35 Fremont Street                             $1,036,959        2            1
  32549       140        BSFI             14 Mt. Pleasant St. & 160 W. Main Street        $951,338        2            1
  32783       142        BSFI             Verizon Communications - Brooklyn             $1,987,343        2            1
  33965       160        BSFI             2150 Cabot Blvd. West                         $1,597,592        2            1

MORTGAGE     LOAN POOL        MASTER              PRIMARY
LOAN NO.     NO.         EXCESS SERVICING    EXCESS SERVICING   DEAL FEES*       TRUSTEE FEE         ADMINISTRATIVE COST RATE
-----------------------------------------------------------------------------------------------------------------------------
  33845        1                0                    0               3               0.24                      3.24
  33528       33                0                    0               3               0.24                      3.24
  34218       34                0                    0               3               0.24                      3.24
  33808       53                0                    0               3               0.24                      3.24
  33517       58                0                    0               3               0.24                      3.24
  34008       61                0                    0               6               0.24                      6.24
  33424       66                0                    0               6               0.24                      6.24
  33841       76                0                    0               3               0.24                      3.24
  28717       82                0                    0               3               0.24                      3.24
  30347       91                0                    0               3               0.24                      3.24
  33689       92                3                    0               6               0.24                      6.24
  32782       104               0                    0               3               0.24                      3.24
  33828       107               0                    0               3               0.24                      3.24
  32925       116               0                    0              13               0.24                      13.24
  32405       117               0                    0               6               0.24                      6.24
  32406       120               0                    0               6               0.24                      6.24
  32549       140               0                    0               3               0.24                      3.24
  32549       140               0                    0               3               0.24                      3.24
  32783       142               0                    0               3               0.24                      3.24
  33965       160               0                    0               3               0.24                      3.24

                                    EXHIBIT J
                                BSCMSI 2001-TOP6
--------------------------------------------------------------------------------
    LIST OF LOANS AS TO WHICH EXCESS SERVICING FEES ARE PAID - MORGAN STANLEY


LOAN POOL NO.   MORTGAGE LOAN SELLER   INTERNAL LOAN ID   PROPERTY NAME                       CUT-OFF DATE BALANCE  MASTER FEE
-------------   --------------------   ----------------   -------------                       --------------------  ----------
      3         MSDWMC                 01-10221           Bank One Center Office                    $64,500,000         2
      4         MSDWMC                 01-09746           Capital City Mall                         $53,250,000         2
      5         MSDWMC                 01-09880           Fair City Mall                            $36,934,701         2
      6         MSDWMC                 01-10444           Nortel Networks                           $29,947,896         2
      7         MSDWMC                 01-10195           PETsMART - Braintree                       $4,053,773         2
      8         MSDWMC                 01-10193           PETsMART - Boca Raton                      $3,430,116         2
      9         MSDWMC                 01-10201           PETsMART - Southlake                       $3,118,287         2
     10         MSDWMC                 01-10202           PETsMART - Westlake Village                $3,055,921         2
     11         MSDWMC                 01-10198           PETsMART - Evanston                        $2,681,727         2
     12         MSDWMC                 01-09970           PETsMART - Plantation                      $2,619,361         2
     13         MSDWMC                 01-10200           PETsMART - Dallas                          $2,432,264         2
     14         MSDWMC                 01-10196           PETsMART - Oxon Hill                       $2,245,167         2
     15         MSDWMC                 01-10192           PETsMART - Lake Mary                       $1,870,972         2
     16         MSDWMC                 01-10199           PETsMART - Flint                           $1,808,607         2
     17         MSDWMC                 01-10197           PETsMART - Fridley                         $1,496,778         2
     18         MSDWMC                 01-10194           PETsMART - Tallahassee                       $997,852         2
     39         MSDWMC                 01-10227           Atrium Industrial Portfolio -              $7,058,371         2
                                                          North Carolina
     40         MSDWMC                 01-10230           Atrium Industrial Portfolio -              $4,988,248         2
                                                          Texas
     41         MSDWMC                 01-09945           Atrium Industrial Portfolio -              $1,920,475         2
                                                          Pennsylvania
     44         MSDWMC                 01-09714           Hide Away - Pine Ridge                     $5,201,764         2
     45         MSDWMC                 01-09715           Hide Away - Skyway                         $3,790,356         2
     46         MSDWMC                 01-09710           Hide Away - 32nd Street                    $2,593,401         2
     47         MSDWMC                 01-09712           Hide Away - Ellenton                       $1,351,561         2
     48         MSDWMC                 01-08797           Sears - Garland, TX                       $12,814,551         2
     49         MSDWMC                 01-10246           Gerber Portfolio Building #2               $6,700,514         2
     50         MSDWMC                 01-10247           Gerber Portfolio Building #3               $3,503,938         2
     51         MSDWMC                 01-10245           Gerber Portfolio Building #1               $2,274,486         2
     52         MSDWMC                 01-08846           Pinecrest Plaza                           $11,821,307         2
     93         MSDWMC                 01-08753           Pateley Portfolio: Pitney-Bowes -          $2,782,919         2
                                                          Stamford, CT
     94         MSDWMC                 01-08752           Pateley Portfolio: Pitney-Bowes -          $2,075,813         2
                                                          Newtown, CT
     98         MSDWMC                 01-08685           Brentwood Shopping Center                  $4,485,162         2
     176        MSDWMC                 01-08800           American Stores Properties - Salt            $923,394         2
                                                          Lake City, Utah


                                 MASTER            PRIMARY
LOAN POOL NO.  PRIMARY FEE  EXCESS SERVICING   EXCESS SERVICING   DEAL FEES*   TRUSTEE FEE   ADMINISTRATIVE COST RATE
-------------  -----------  ----------------   ----------------   ----------   -----------   ------------------------
      3            1              0                  0               3           0.24                 3.24
      4            1              0                  0               3           0.24                 3.24
      5            1              0                  0               3           0.24                 3.24
      6            5              1                  0               8           0.24                 8.24
      7            1              0                  0               3           0.24                 3.24
      8            1              0                  0               3           0.24                 3.24
      9            1              0                  0               3           0.24                 3.24
     10            1              0                  0               3           0.24                 3.24
     11            1              0                  0               3           0.24                 3.24
     12            1              0                  0               3           0.24                 3.24
     13            1              0                  0               3           0.24                 3.24
     14            1              0                  0               3           0.24                 3.24
     15            1              0                  0               3           0.24                 3.24
     16            1              0                  0               3           0.24                 3.24
     17            1              0                  0               3           0.24                 3.24
     18            1              0                  0               3           0.24                 3.24
     39           10              1                  0               13          0.24                13.24

     40           10              1                  0               13          0.24                13.24

     41           10              1                  0               13          0.24                13.24

     44            1              0                  0               3           0.24                 3.24
     45            1              0                  0               3           0.24                 3.24
     46            1              0                  0               3           0.24                 3.24
     47            1              0                  0               3           0.24                 3.24
     48            1              0                  0               3           0.24                 3.24
     49            1              0                  0               3           0.24                 3.24
     50            1              0                  0               3           0.24                 3.24
     51            1              0                  0               3           0.24                 3.24
     52            1              0                  0               3           0.24                 3.24
     93            1              0                  0               3           0.24                 3.24

     94            1              0                  0               3           0.24                 3.24

     98           10              1                  0               13          0.24                13.24
     176           1              0                  0               3           0.24                 3.24

                                    EXHIBIT J
                                BSCMSI 2001-TOP6
--------------------------------------------------------------------------------
      LIST OF LOANS AS TO WHICH EXCESS SERVICING FEES ARE PAID - PRINCIPAL


LOAN POOL NO.    MORTGAGE LOAN SELLER    PROPERTY NAME                                        CUT-OFF DATE BALANCE   MASTER FEE
-------------    --------------------    -------------                                        --------------------   ----------
     31          PCF                     753032          Broadcom Corporation                      $24,872,605            2
     35          PCF                     752999          Blackwell II                              $16,949,435            2
     36          PCF                     752938          Henderson Square                          $15,901,269            2
     37          PCF                     752748          777 Central Boulevard                     $15,759,759            2
     38          PCF                     753054          New Haven At The Park                     $14,500,000            2
                                                         Apartments
     54          PCF                     753051          Woodland Commons Shopping                 $11,000,000            2
                                                         Center
     55          PCF                     752746          Industrial Building -                     $10,402,257            2
                                                         Moonachie
     57          PCF                     753068          Shady Grove Medical Village II            $10,374,214            2
     59          PCF                     753047          MetroWest Village Shopping                 $9,566,951            2
                                                         Center
     60          PCF                     753056          Lowe's Shopping Center                     $9,312,996            2
     62          PCF                     752968          Marco Town Center                          $8,974,977            2
     63          PCF                     753046          Kirkman Oaks Shopping Center               $8,819,533            2
     64          PCF                     753075          Time Customer Service Office               $8,484,206            2
                                                         - Service Facilities
     65          PCF                     752852          Lowe's Home Center                         $8,163,280            2
     67          PCF                     753066          Vienna Square Shopping Center              $7,979,929            2
     68          PCF                     752964          Lowe's Home Improvement Store              $7,462,293            2
     69          PCF                     752886          South Riding Town Center                   $7,375,998            2
     70          PCF                     753081          Exchange Plaza Shopping Center             $7,151,379            2
     71          PCF                     753077          Sawgrass Concourse                         $4,021,230            2
     71          PCF                     753077          Spectrum Office Park                       $3,088,770            2
     73          PCF                     753029          80 Little Falls                            $6,477,448            2
     74          PCF                     753019          American Airlines Building                 $6,300,000            2
     75          PCF                     753080          501/601 Penhorn Avenue                     $6,237,303            2
     77          PCF                     753076          Time Customer Service -                    $6,138,480            2
                                                         Distribution Warehouse
     79          PCF                     753030          Peachtree Corners                          $6,000,000            2
                                                         Distribution Center
     80          PCF                     753031          One Presidential Boulevard                 $5,979,505            2
     83          PCF                     752829          RAZ Imports                                $5,829,604            2
     85          PCF                     753085          Birchview Garden Apartments                $5,694,293            2
     86          PCF                     753089          Canning Shaws Plaza                        $5,490,515            2
     87          PCF                     753084          TASQ Technology Building                   $5,487,981            2
     88          PCF                     753069          Shoppes at Packway                         $5,390,031            2
     89          PCF                     753088          Home Depot Distribution Center             $5,339,530            2
     90          PCF                     753034          Cardinal Restaurant Supply                 $5,069,136            2
     95          PCF                     753073          Broadway Tech Center                       $4,791,081            2
     96          PCF                     753063          McKee Commercial Center                    $4,556,442            2
     97          PCF                     753042          Park Centre Office Building                $4,539,263            2
     99          PCF                     753091          Staples & Dollar Tree                      $4,419,490            2
     101         PCF                     753052          Westport Shopping Center                   $4,000,000            2
     102         PCF                     753083          SableOaks                                  $3,996,109            2
     106         PCF                     753041          Lake St. Charles                           $3,937,280            2
     108         PCF                     753059          Camden Court Apartments                    $3,665,241            2
     109         PCF                     753071          530 and 555 East Pamalyn                   $3,642,549            2
                                                         Avenue
     111         PCF                     753058          Morningstar Self Storage                   $3,541,284            2
     112         PCF                     753061          Great Western V                            $3,493,380            2
     114         PCF                     752931          Portion of Reuten Corporate                $3,399,674            2
                                                         Park
     118         PCF                     753060          Walgreens - Lithonia                       $3,044,486            2
     119         PCF                     753055          Huntington Woods Apartments                $3,041,774            2
     121         PCF                     753074          Island Estates Plaza                       $2,994,335            2
     123         PCF                     753036          Walgreens - Virginia Beach                 $2,942,955            2
     124         PCF                     753057          Heritage Crest Apartments                  $2,792,680            2
     125         PCF                     753070          Northbank Office Building                  $2,720,089            2
     126         PCF                     753040          Walgreens - Mobile                         $2,656,702            2
     128         PCF                     753035          Walgreen-Center                            $2,470,625            2
     135         PCF                     753099          Brighton Walgreens                         $2,191,418            2
     150         PCF                     753043          125 Asia Place                             $1,794,192            2


                                      MASTER              PRIMARY                                         ADMINISTRATIVE
LOAN POOL NO.     PRIMARY FEE    EXCESS SERVICING    EXCESS SERVICING     DEAL FEES*     TRUSTEE FEE         COST RATE
-------------     -----------    ----------------    ----------------     ----------     -----------         ---------
     31                 1                0                    0               3              0.24               3.24
     35                 1                0                    0               3              0.24               3.24
     36                 1                0                    0               3              0.24               3.24
     37                 1                0                    0               3              0.24               3.24
     38                 1                0                    0               3              0.24               3.24

     54                 1                0                    0               3              0.24               3.24

     55                 1                0                    0               3              0.24               3.24

     57                 1                0                    0               3              0.24               3.24
     59                 1                0                    0               3              0.24               3.24

     60                 1                0                    0               3              0.24               3.24
     62                 1                0                    0               3              0.24               3.24
     63                 1                0                    0               3              0.24               3.24
     64                 1                0                    0               3              0.24               3.24

     65                 1                0                    0               3              0.24               3.24
     67                 1                0                    0               3              0.24               3.24
     68                 1                0                    0               3              0.24               3.24
     69                 1                0                    0               3              0.24               3.24
     70                 1                0                    0               3              0.24               3.24
     71                 1                0                    0               3              0.24               3.24
     71                 1                0                    0               3              0.24               3.24
     73                 1                0                    0               3              0.24               3.24
     74                 1                0                    0               3              0.24               3.24
     75                 1                0                    0               3              0.24               3.24
     77                 1                0                    0               3              0.24               3.24

     79                 1                0                    0               3              0.24               3.24

     80                 1                0                    0               3              0.24               3.24
     83                 1                0                    0               3              0.24               3.24
     85                 1                0                    0               3              0.24               3.24
     86                 1                0                    0               3              0.24               3.24
     87                 1                0                    0               3              0.24               3.24
     88                 1                0                    0               3              0.24               3.24
     89                 1                0                    0               3              0.24               3.24
     90                 1                0                    0               3              0.24               3.24
     95                 1                0                    0               3              0.24               3.24
     96                 1                0                    0               3              0.24               3.24
     97                 1                0                    0               3              0.24               3.24
     99                 1                0                    0               3              0.24               3.24
     101                1                0                    0               3              0.24               3.24
     102                1                0                    0               3              0.24               3.24
     106                1                0                    0               3              0.24               3.24
     108                1                0                    0               3              0.24               3.24
     109                1                0                    0               3              0.24               3.24

     111                1                0                    0               3              0.24               3.24
     112                1                0                    0               3              0.24               3.24
     114                1                0                    0               3              0.24               3.24

     118                1                0                    0               3              0.24               3.24
     119                1                0                    0               3              0.24               3.24
     121                1                0                    0               3              0.24               3.24
     123                1                0                    0               3              0.24               3.24
     124                1                0                    0               3              0.24               3.24
     125                1                0                    0               3              0.24               3.24
     126                1                0                    0               3              0.24               3.24
     128                1                0                    0               3              0.24               3.24
     135                1                0                    0               3              0.24               3.24
     150                1                0                    0               3              0.24               3.24


------------------------------------------------------------------------------------------------------------------------------------
  LOAN      MORTGAGE
POOL NO.  LOAN SELLER   LOAN NUMBER                  PROPERTY NAME                                  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   2          WFB       310900730    Coliseum Centre                                2300 Yorkmont Rd.
   20         WFB       310900622    Boca Park Retail Center                        Charleston and Rampart
   43         WFB       310900582    Golden Springs Business Center (Building C-1)  12816 South Shoemaker Avenue
   60         WFB       310900619A   Cascade Boulevard Center                       10329-10487 Cascade Boulevard
   61         WFB       310900619B   Powell Street Station                          7900 SE Powell Boulevard
   67         WFB       310900099    Cinemark 18 Theatres                           20915 Gulf Freeway
   70         WFB       310900623    Ventura Pettit East Building                   16633 Ventura Blvd
   73         WFB       310900618    Ladson Crossing Shopping Center                9616 Hwy 78
   84         WFB       310900713B   Best Buy - Virginia Beach, Virginia            217 South Independence Blvd.
   87         WFB       310900713E   Best Buy - Nashua, New Hampshire               220 Daniel Webster Highway
   91         WFB       310900568    Ticketmaster                                   807 S. Jackson Road
   92         WFB       310900713D   Best Buy - North Attleboro, Massachusetts      1377 South Washington Street
   93         WFB       310900713A   Best Buy - Schaumburg, IL                      900 East Golf Road
   96         WFB       310900609    Rancho Bernardo Courtyard                      16935 West Bernardo Drive
   98         WFB       310900585    Sylvan Square Shopping Center                  3500 Coffee Road
  103         WFB       310900507    9700 Goethe Road                               9700 Goethe Road
  106         WFB       310900625    560 W. Brown Road                              560 W. Brown Road
  108         WFB       310900636    Chautauqua Apartments                          717 Alvarado Ave
  115         WFB       310900587    Byerly's Park Center                           3777 Park Center Boulevard
  120         WFB       310900580    Broadway Center                                501-621 West Broadway Avenue
  122         WFB       310900637    Chaparral Apartments                           2689 Sycamore Lane
  123         WFB       310900630    Miller Avenue                                  10062 Miller Avenue
  124         WFB       310900566    West Fargo Warehouses                          1700 & 1740 West Main Ave.
  125         WFB       310900613    Northwinds Apartments                          1311 George Court
  126         WFB       310900581    Nogg Chemical & Paper Co.                      6260 Abbott Drive
  127         WFB       310900611    Lochwood Square Shopping Center                1535-1555 South Kipling Parkway
  129         WFB       310900602    Andover Property                               8 Connector Road
  130         WFB       310900523    Gateway Centre                                 7403 Gateway Court
  131         WFB       310900627    Auburn Oaks Plaza                              8421 Auburn Boulevard
  132         WFB       310900545    Polo Center                                    1512-1624 N. Academy Boulevard
  136         WFB       310900521    Creekside Apartments                           100-500 Creekside Place
  137         WFB       310900499    Lakeside View Estates                          10880 Highway 67
  138         WFB       310900520    Rancho Gowan Business Park                     3600, 3602, 3660 N. Rancho Drive
  139         WFB       310900506    Polk Street                                    555-575 Polk Street
  140         WFB       310900584    S. Figueroa Street                             15100 S. Figueroa Street and 400 Compton Blvd.
  141         WFB       310900536    San Remo Apartments                            3477 Maricopa Street
  142         WFB       310900620    Walgreen's- Wichita                            333 West 13th Street
  144         WFB       310900588    Sherman Way                                    22048 Sherman Way
  145         WFB       310851591    Vernon Oaks Apartments                         3233 - 3321 South Vernon Avenue
  146         WFB       310900410    Eastham Industrial Park                        3613-3623 Eastham Drive & 8437-8445 Warner Drive
  147         WFB       310900554    Willow Street                                  1122 Willow Street
  148         WFB       310900552    PETsMART Salem, OR                             2925 Lancaster Drive
  149         WFB       310900594    Goodrich Boulevard                             1000 S. Goodrich Blvd
  150         WFB       310900589    Good Shepherd Shopping Center                  1810 W. Northern Avenue
  151         WFB       310900509    Superstores - Albuquerque                      4920 Menaul Boulevard NE
  152         WFB       310900488    Grocery Outlet Retail Center                   1825 E. Ashland Ave./4250 & 4260 N. Blackstone
  153         WFB       310900601    A-American Truxtun, Bakersfield                3301 Truxtun Avenue
  155         WFB       310900591    2431 Mercantile Drive                          2431 Mercantile Drive
  156         WFB       310900713C   Best Buy - Arlington, Texas                    1730 West Pleasant Ridge Rd.
  157         WFB       310900713K   Best Buy - Fort Worth (Ridgemar), Texas        6750 West Freeway
  158         WFB       310900626    2034 E. Southern Avenue                        2034 E. Southern Avenue
  159         WFB       310900645    17th Street Center                             259-275 East 17th Street
  160         WFB       310900713L   Best Buy - Dallas (Duncanville), Texas         4225 Gannon Lane
  161         WFB       310900713J   Best Buy - Matteson, IL                        4707 Lincoln Mall Drive
  162         WFB       310900592    Grossmont Estates                              8991 Grossmont Blvd.
  163         WFB       310900713G   Best Buy - Houston (Willowbrook), Texas        7318 Farm Market Road 1960
  164         WFB       310900606    Borrego Self Storage                           14421 Borego Road
  165         WFB       920900555    White Bridge Place                             99 White Bridge Road
  166         WFB       890900564    Andrews Commercial Center                      2050 North Andrews Avenue Extension
  167         WFB       310900713I   Best Buy - Beaumont, Texas                     4375 Eastex Freeway
  168         WFB       310900531    Lok-Tite Self Storage                          1609 FM 359
  169         WFB       310900713F   Best Buy - Fort Collins, CO                    4040 South College Avenue
  170         WFB       310900522    Brunswick Corner                               10450 Brunswick Road
  171         WFB       310900600    Victorville South Self Storage                 12474 Industrial Boulevard
  172         WFB       310900713H   Best Buy - Albuquerque, New Mexico             55 Hotel Circle North East
  173         WFB       310900517    Yates Commerce Associates                      2421-2439 Yates Avenue
  174         WFB       310900542    Laguna Woods Town Center                       24365-24371 El Toro Road
  175         WFB       310900593    Lincoln Estates                                649 Lincoln Ave.
  176         WFB       310900614    Reed Street                                    364 Reed Street
  177         WFB       310900535    Bank of the West                               93 First Street North
  179         WFB       310900631    Kmart Retail Plaza                             1013 Riley Street
  180         WFB       890900578    Wal-Mart Center                                424 Obed Plaza / Highway 127
  181         WFB       310900605    Tulare Inn MHP                                 1401 E. Paige Avenue

------------------------------------------------------------------------------------------------------------------------------------
    LOAN                                                                                   NORTH OR SOUTH
  POOL NO.         COUNTY                      CITY                        STATE            CA (NCA/SCA)               ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
     2       Mecklenburg            Charlotte                               NC                   NAP                     28217
     20      Clark                  Las Vegas                               NV                   NAP                     89117
     43      Los Angeles            Santa Fe Springs                        CA                   SCA                     90670
     60      Washington             Tigard                                  OR                   NAP                     97223
     61      Multnomah              Portland                                OR                   NAP                     97206
     67      Harris                 Webster                                 TX                   NAP                     77598
     70      Los Angeles            Encino                                  CA                   SCA                     91346
     73      Berkeley               Ladson (Charleston-Metro)               SC                   NAP                     29456
     84      Virginia Beach         Virginia Beach                          VA                   NAP                     23462
     87      Hillsborough           Nashua                                  NH                   NAP                      3060
     91      Hidalgo                Pharr (McAllen area)                    TX                   NAP                     78577
     92      Bristol                North Attleboro                         MA                   NAP                      2760
     93      Cook                   Schaumburg                              IL                   NAP                     60173
     96      San Diego              San Diego                               CA                   SCA                     92127
     98      Stanislaus             Modesto                                 CA                   NCA                     95355
    103      Sacramento             Rancho Cordova                          CA                   NCA                     95827
    106      Maricopa               Mesa                                    AZ                   NAP                     85201
    108      Yolo                   Davis                                   CA                   NCA                     95616
    115      Hennepin               St. Louis Park                          MN                   NAP                     55416
    120      Hennepin               Minneapolis                             MN                   NAP                     55411
    122      Yolo                   Davis                                   CA                   NCA                     95616
    123      Santa Clara            Cupertino                               CA                   NCA                     95014
    124      Cass                   West Fargo                              ND                   NAP                     58078
    125      Douglas                Lawrence                                KS                   NAP                     66044
    126      Douglas                Omaha                                   NE                   NAP                     68110
    127      Jefferson              Lakewood                                CO                   NAP                     80232
    129      Essex                  Andover                                 MA                   NAP                     01810
    130      Prince William         Manassas                                VA                   NAP                     20109
    131      Sacramento             Citrus Heights                          CA                   NCA                     95610
    132      El Paso                Colorado Springs                        CO                   NAP                     80909
    136      Oldham                 LaGrange                                KY                   NAP                     40031
    137      San Diego              Lakeside                                CA                   SCA                     92040
    138      Clark                  Las Vegas                               NV                   NAP                     89130
    139      San Francisco          San Francisco                           CA                   NCA                     94102
    140      Los Angeles            Gardena                                 CA                   SCA                     90248
    141      Los Angeles            Torrance                                CA                   SCA                     90503
    142      Sedgwick               Wichita                                 KS                   NAP                     67203
    144      Los Angeles            Canoga Park                             CA                   SCA                     91303
    145      Dallas                 Dallas                                  TX                   NAP                     75224
    146      Los Angeles            Culver City                             CA                   SCA                     90232
    147      Santa Clara            San Jose                                CA                   NCA                     95125
    148      Marion                 Salem                                   OR                   NAP                     97305
    149      Los Angeles            Commerce                                CA                   SCA                     90022
    150      Maricopa               Phoenix                                 AZ                   NAP                     85021
    151      Bernalillo             Albuquerque                             NM                   NAP                     87110
    152      Fresno                 Fresno                                  CA                   NCA                     93726
    153      Kern                   Bakersfield                             CA                   SCA                     93301
    155      Sacramento             Rancho Cordova                          CA                   NCA                     95742
    156      Tarrant                Arlington                               TX                   NAP                     76015
    157      Tarrant                Fort Worth                              TX                   NAP                     76116
    158      Maricopa               Tempe                                   AZ                   NAP                     85282
    159      Orange                 Costa Mesa                              CA                   SCA                     92627
    160      Dallas                 Dallas                                  TX                   NAP                     75237
    161      Cook                   Matteson                                IL                   NAP                     60443
    162      San Diego              La Mesa                                 CA                   SCA                     91941
    163      Harris                 Houston                                 TX                   NAP                     77070
    164      San Bernardino         Victorville                             CA                   SCA                     92392
    165      Davidson               Nashville                               TN                   NAP                     37205
    166      Broward                Pompano Beach                           FL                   NAP                     33069
    167      Jefferson              Beaumont                                TX                   NAP                     77706
    168      Fort Bend              Richmond                                TX                   NAP                     77469
    169      Larimer                Fort Collins                            CO                   NAP                     80525
    170      Nevada                 Grass Valley                            CA                   NCA                     95945
    171      San Bernardino         Victorville                             CA                   SCA                     92392
    172      Bernalillo             Albuquerque                             NM                   NAP                     87123
    173      Los Angeles            Commerce                                CA                   SCA                     90040
    174      Orange                 Laguna Woods                            CA                   SCA                     92653
    175      San Diego              El Cajon                                CA                   SCA                     92020
    176      Santa Clara            Santa Clara                             CA                   NCA                     95050
    177      Contra Costa           Pacheco                                 CA                   NCA                     94553
    179      Sacramento             Folsom                                  CA                   NCA                     95630
    180      Cumberland             Crossville                              TN                   NAP                     38555
    181      Tulare                 Tulare                                  CA                   SCA                     93274

-----------------------------------------------------------------------------------------------------------------------------------

    LOAN                                                                                                 NUMBER OF       ORIGINAL
  POOL NO.                           MSA               PROPERTY TYPE             PROPERTY SUB-TYPE      PROPERTIES        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
     2       Charlotte                                 Office                    Suburban                    1         $73,000,000
     20      Las Vegas                                 Retail                    Anchored                    1         $20,000,000
     43      Los Angeles - Long Beach, CA              Industrial                Warehouse                   1         $10,450,000
     60      Portland                                  Retail                    Big Box                     2          $6,952,247
     61      Portland                                  Retail                    Anchored                    2          $6,797,753
     67      Houston                                   Other                     Theatre                     1          $6,234,000
     70      LA/Long Beach                             Office                    Suburban                    1          $6,000,000
     73      Charleston/Berkely                        Retail                    Anchored                    1          $5,800,000
     84      Virginia Beach                            Retail                    Big Box                    12          $4,840,223
     87      Boston                                    Retail                    Big Box                    12          $4,553,631
     91      McAllen/Brownsville/Harlingen             Office                    Suburban                    1          $4,250,000
     92      Providence/Boston                         Retail                    Big Box                    12          $4,139,665
     93      Chicago                                   Retail                    Big Box                    12          $4,012,291
     96      San Diego                                 Office                    Suburban                    1          $4,000,000
     98      San Francisco-Sacramento                  Retail                    Anchored                    1          $4,000,000
    103      Sacramento, CA                            Office                    Suburban                    1          $3,600,000
    106      Phoenix/Mesa                              Office                    Medical                     1          $3,500,000
    108      Yolo, CA                                  Multifamily               Garden                      1          $3,300,000
    115      Minneapolis/St. Paul                      Retail                    Big Box                     1          $3,000,000
    120      Minneapolis/St. Paul                      Retail                    Anchored                    1          $2,650,000
    122      Yolo, CA                                  Multifamily               Garden                      1          $2,400,000
    123      San Jose, CA                              Office                    Suburban                    1          $2,400,000
    124      Fargo/Moorehead                           Industrial                Warehouse                   1          $2,350,000
    125      Lawrence                                  Multifamily               Low-Rise                    1          $2,300,000
    126      Omaha                                     Industrial                Warehouse                   1          $2,300,000
    127      Denver                                    Retail                    Shadow Anchored             1          $2,250,000
    129      Lawrence, MA-NH                           Industrial                Warehouse                   1          $2,175,000
    130      Washington DC/VA MSA                      Industrial                Flex Industrial             1          $2,170,000
    131      Sacramento, CA                            Office                    Suburban                    1          $2,000,000
    132      Colorado Springs                          Retail                    Unanchored                  1          $2,000,000
    136      Louisville                                Multifamily               Low-Rise                    1          $2,000,000
    137      San Diego CA                              Mobile Home Park          Mobile Home Park            1          $2,000,000
    138      Las Vegas, NV                             Office                    Urban                       1          $2,000,000
    139      San Francisco                             Office                    Urban                       1          $2,000,000
    140      Los Angeles-Long Beach, CA                Industrial                Light Industrial            1          $2,000,000
    141      Los Angeles                               Multifamily               Low-Rise                    1          $1,970,000
    142      Wichita, KS                               Retail                    Big Box                     1          $1,900,000
    144      Los Angeles                               Office                    Suburban                    1          $1,800,000
    145      Dallas                                    Multifamily               Garden                      1          $1,850,000
    146      Los Angeles-Riverside-Orange County       Industrial                Flex Industrial             1          $1,740,000
    147      San Jose, CA                              Office                    Suburban                    1          $1,700,000
    148      Salem, OR                                 Retail                    Big Box                     1          $1,700,000
    149      Los Angles/Long Beach                     Industrial                Warehouse                   1          $1,700,000
    150      Phoenix                                   Retail                    Shadow Anchored             1          $1,700,000
    151      Albuquerque, NM                           Retail                    Big Box                     1          $1,700,000
    152      Fresno, CA                                Retail                    Shadow Anchored             1          $1,700,000
    153      Bakersfield, CA                           Self Storage              Self Storage                1          $1,665,000
    155      Sacramento, CA                            Industrial                Warehouse                   1          $1,600,000
    156      Dallas/Fort Worth                         Retail                    Big Box                    12          $1,528,492
    157      Dallas/Fort Worth                         Retail                    Big Box                    12          $1,528,492
    158      Phoenix/ Mesa                             Office                    Medical                     1          $1,500,000
    159      Los Angeles-Riverside-Orange County, CA   Retail                    Shadow Anchored             1          $1,500,000
    160      Dallas/Fort Worth                         Retail                    Big Box                    12          $1,464,804
    161      Chicago                                   Retail                    Big Box                    12          $1,448,883
    162      San Diego, CA                             Multifamily               Garden                      1          $1,400,000
    163      Houston                                   Retail                    Big Box                    12          $1,337,430
    164      Riverside-San Bernardino, CA              Self Storage              Self Storage                1          $1,325,000
    165      Nashville, TN                             Retail                    Retail/Office               1          $1,250,000
    166      Ft. Lauderdale                            Industrial                Flex Industrial             1          $1,250,000
    167      Houston                                   Retail                    Big Box                    12          $1,241,899
    168      Houston                                   Self Storage              Self Storage                1          $1,250,000
    169      Denver/Fort Collins                       Retail                    Big Box                    12          $1,222,793
    170      Sacramento                                Office                    Retail/Office               1          $1,225,000
    171      Riverside-San Bernardino, CA              Self Storage              Self Storage                1          $1,200,000
    172      Albuquerque                               Retail                    Big Box                    12          $1,181,397
    173      Los Angeles                               Industrial                Light Industrial            1          $1,100,000
    174      Los Angeles-Riverside-Orange County       Retail                    Unanchored                  1          $1,052,000
    175      San Diego, CA                             Multifamily               Low-Rise                    1          $1,030,000
    176      San Jose, CA                              Industrial                Light Industrial            1          $1,000,000
    177      Oakland                                   Office                    Suburban                    1          $1,000,000
    179      Sacramento                                Retail                    Shadow Anchored             1            $850,000
    180      Nashville                                 Retail                    Shadow Anchored             1            $810,000
    181      Visalia-Tulare-Portervile                 Mobile Home Park          Mobile Home Park            1            $700,000

------------------------------------------------------------------------------------------------------------------------------------
    LOAN              CUT-OFF DATE                        % BY CUT-OFF                                                       YEAR
  POOL NO.               BALANCE             SORT          DATE BALANCE      CUT-OFF DATE     UNITS/SF    YEAR BUILT      RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
     2                 $73,000,000       $73,000,000          Calc           03/01/2002        974,329        1996            NAP
     20                $19,952,991       $19,952,991          Calc           03/01/2002        127,485     1999-2001          NAP
     43                $10,395,315       $10,395,315          Calc           03/01/2002        306,890        2000            NAP
     60                 $6,909,515        $6,909,515          Calc           03/01/2002        100,376        1996            NAP
     61                 $6,755,971        $6,755,971          Calc           03/01/2002        117,766        1988            NAP
     67                 $6,070,845        $6,070,845          Calc           03/01/2002         83,660        2000            NAP
     70                 $5,976,778        $5,976,778          Calc           03/01/2002        170,706        1970            1997
     73                 $5,781,396        $5,781,396          Calc           03/01/2002         52,607        2000            NAP
     84                 $4,832,683        $4,832,683          Calc           03/01/2002         47,441        1999            NAP
     87                 $4,546,537        $4,546,537          Calc           03/01/2002         45,345        1999            NAP
     91                 $4,216,096        $4,216,096          Calc           03/01/2002         55,818        1994            1999
     92                 $4,133,216        $4,133,216          Calc           03/01/2002         45,638        1999            NAP
     93                 $4,006,040        $4,006,040          Calc           03/01/2002         51,104        1965            1992
     96                 $3,979,824        $3,979,824          Calc           03/01/2002         71,138        1980            1995
     98                 $3,969,954        $3,969,954          Calc           03/01/2002         79,675        1977            1994
    103                 $3,581,727        $3,581,727          Calc           03/01/2002         40,224        1984            2001
    106                 $3,491,062        $3,491,062          Calc           03/01/2002         56,631        1982            1994
    108                 $3,286,428        $3,286,428          Calc           03/01/2002            138        1976            1995
    115                 $2,987,525        $2,987,525          Calc           03/01/2002         92,469        1980            NAP
    120                 $2,629,361        $2,629,361          Calc           03/01/2002         61,266        1983            NAP
    122                 $2,390,129        $2,390,129          Calc           03/01/2002             60        1983            NAP
    123                 $2,358,740        $2,358,740          Calc           03/01/2002         17,883        1980            1999
    124                 $2,336,804        $2,336,804          Calc           03/01/2002         83,220        1999            2000
    125                 $2,288,095        $2,288,095          Calc           03/01/2002             91        1990            NAP
    126                 $2,264,712        $2,264,712          Calc           03/01/2002         97,683        1988            2000
    127                 $2,242,566        $2,242,566          Calc           03/01/2002         29,691        1982            2001
    129                 $2,164,594        $2,164,594          Calc           03/01/2002         40,020        2001            NAP
    130                 $2,143,193        $2,143,193          Calc           03/01/2002         38,655        1989            1997
    131                 $1,992,380        $1,992,380          Calc           03/01/2002         41,594        1981            NAP
    132                 $1,988,875        $1,988,875          Calc           03/01/2002         39,403        1969            2000
    136                 $1,986,586        $1,986,586          Calc           03/01/2002             48        2000            NAP
    137                 $1,984,763        $1,984,763          Calc           03/01/2002            129        1974            2000
    138                 $1,984,634        $1,984,634          Calc           03/01/2002         30,318        1999            N/A
    139                 $1,984,418        $1,984,418          Calc           03/01/2002         18,430        1913            1991
    140                 $1,981,760        $1,981,760          Calc           03/01/2002        100,309        1954            1990
    141                 $1,960,919        $1,960,919          Calc           03/01/2002             42        1969            NAP
    142                 $1,885,728        $1,885,728          Calc           03/01/2002         15,120        2001            NAP
    144                 $1,789,501        $1,789,501          Calc           03/01/2002         34,580        1982            NAP
    145                 $1,787,634        $1,787,634          Calc           03/01/2002            121        1963            1997
    146                 $1,727,852        $1,727,852          Calc           03/01/2002         26,539        1955            2000
    147                 $1,694,064        $1,694,064          Calc           03/01/2002         11,038        2000            NAP
    148                 $1,690,924        $1,690,924          Calc           03/01/2002         25,499        1994            NAP
    149                 $1,688,406        $1,688,406          Calc           03/01/2002         50,560        1962            2000
    150                 $1,688,386        $1,688,386          Calc           03/01/2002         16,534        1992            NAP
    151                 $1,688,269        $1,688,269          Calc           03/01/2002         59,238        1974            2001
    152                 $1,686,939        $1,686,939          Calc           03/01/2002         32,671        1970            2000
    153                 $1,656,713        $1,656,713          Calc           03/01/2002         63,180        1971            1998
    155                 $1,594,065        $1,594,065          Calc           03/01/2002         54,451        2001            NAP
    156                 $1,526,111        $1,526,111          Calc           03/01/2002         46,641        1990            1993
    157                 $1,526,111        $1,526,111          Calc           03/01/2002         28,050        1992            NAP
    158                 $1,496,094        $1,496,094          Calc           03/01/2002         24,081        1976            1994
    159                 $1,485,727        $1,485,727          Calc           03/01/2002         14,717        1963            1995
    160                 $1,462,522        $1,462,522          Calc           03/01/2002         27,700        1990            NAP
    161                 $1,446,626        $1,446,626          Calc           03/01/2002         28,050        1992            NAP
    162                 $1,395,597        $1,395,597          Calc           03/01/2002             94        1974            NAP
    163                 $1,335,346        $1,335,346          Calc           03/01/2002         44,383        1999            NAP
    164                 $1,318,405        $1,318,405          Calc           03/01/2002         53,786        1990            NAP
    165                 $1,245,527        $1,245,527          Calc           03/01/2002         12,475        1987            NAP
    166                 $1,245,338        $1,245,338          Calc           03/01/2002         23,836        2000            NAP
    167                 $1,239,964        $1,239,964          Calc           03/01/2002         28,255        1992            NAP
    168                 $1,239,056        $1,239,056          Calc           03/01/2002         38,450        1996            2000
    169                 $1,220,888        $1,220,888          Calc           03/01/2002         42,769        1992            2001
    170                 $1,217,003        $1,217,003          Calc           03/01/2002         12,598        1990             0
    171                 $1,194,027        $1,194,027          Calc           03/01/2002         54,590        1990            NAP
    172                 $1,179,557        $1,179,557          Calc           03/01/2002         45,653        1991            NAP
    173                 $1,092,510        $1,092,510          Calc           03/01/2002         42,517        1954            1999
    174                 $1,046,853        $1,046,853          Calc           03/01/2002         12,968        2000            NAP
    175                 $1,026,761        $1,026,761          Calc           03/01/2002             48        1978            1988
    176                   $992,489          $992,489          Calc           03/01/2002         21,237        1965            1991
    177                   $992,045          $992,045          Calc           03/01/2002         21,129        1976            1998
    179                   $845,933          $845,933          Calc           03/01/2002          9,880        2001            NAP
    180                   $805,691          $805,691          Calc           03/01/2002         13,520        1998            NAP
    181                   $696,781          $696,781          Calc           03/01/2002             42        1972            NAP

------------------------------------------------------------------------------------------------------------------------------------
    LOAN        SINGLE-TENANT   OWNER-OCCUPIED >20%                              PERCENT LEASED
  POOL NO.          (Y/N)             (Y/N - %)            PERCENT LEASED          AS OF DATE            PERCENT LEASED SOURCE
------------------------------------------------------------------------------------------------------------------------------------
     2                No                  No                    94.4%              01/31/2002                   RentRoll
     20               No                  No                    96.8%              11/28/2001                   RentRoll
     43              Yes                  No                   100.0%              10/24/2001                    Lease
     60               No                  No                   100.0%              11/13/2001                   RentRoll
     61               No                  No                   100.0%              11/13/2001                   RentRoll
     67              Yes                  No                   100.0%              05/03/2001                    Lease
     70               No                  No                    99.4%              11/07/2001                   RentRoll
     73               No                  No                    97.1%              10/30/2001                   RentRoll
     84              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
     87              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
     91               No                  No                   100.0%              10/28/2001                   RentRoll
     92              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
     93              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
     96               No                  No                    95.4%              12/01/2001                   RentRoll
     98               No                  No                    95.9%              01/02/2002                   RentRoll
    103              Yes                  No                   100.0%              10/22/2001                    Lease
    106               No                  No                    96.9%              11/12/2001                   RentRoll
    108               No                  No                   100.0%              09/13/2001                   RentRoll
    115              Yes                  No                   100.0%              09/12/2001                   RentRoll
    120               No                  No                    98.6%              10/12/2001                   RentRoll
    122               No                  No                   100.0%              11/15/2001                   RentRoll
    123               No                  No                   100.0%              11/19/2001                   RentRoll
    124               No                  No                   100.0%              11/26/2001                   RentRoll
    125               No                  No                    95.6%              10/12/2001                   RentRoll
    126              Yes                  No                   100.0%              11/16/2001                   RentRoll
    127               No                  No                    94.6%              11/01/2001                   RentRoll
    129               No             Yes - 25.04%              100.0%              10/23/2001                   RentRoll
    130              Yes             Yes - 100.00%             100.0%              10/03/2001              Lease/Verification
    131               No                  No                   100.0%              10/11/2001                   RentRoll
    132               No                  No                    98.1%              11/09/2001                   RentRoll
    136               No                  No                    95.8%              11/01/2001                   RentRoll
    137               No                  No                   100.0%              12/12/2001                   RentRoll
    138               No                  No                    89.7%              11/30/2001                   RentRoll
    139               No                  No                   100.0%              10/16/2001                   RentRoll
    140               No             Yes - 78.01%              100.0%              11/25/2001                   RentRoll
    141               No                  No                   100.0%              05/01/2001                   RentRoll
    142              Yes                  No                   100.0%              10/12/2001              Lease/Verification
    144               No                  No                    88.7%              10/31/2001                   RentRoll
    145               No                  No                    95.9%              12/28/2001                   RentRoll
    146               No                  No                   100.0%              12/05/2001                   RentRoll
    147               No                  No                   100.0%              11/05/2001                   RentRoll
    148              Yes                  No                   100.0%              09/12/2001                    Lease
    149              Yes                  No                   100.0%              08/17/2001                    Lease
    150               No                  No                    91.8%              11/27/2001                   RentRoll
    151              Yes                  No                   100.0%              08/15/2001              Lease/Verification
    152               No             Yes - 62.20%               79.6%              11/07/2001                   RentRoll
    153               No                  No                    99.5%              09/26/2001                   RentRoll
    155               No                  No                   100.0%              12/12/2001                   RentRoll
    156              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    157              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    158               No                  No                    96.8%              11/20/2001                   RentRoll
    159               No                  No                   100.0%              11/06/2001                   RentRoll
    160              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    161              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    162               No                  No                   100.0%              09/01/2001                   RentRoll
    163              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    164               No                  No                    96.3%              10/02/2001                   RentRoll
    165               No                  No                    90.3%              10/01/2001                   RentRoll
    166               No                  No                   100.0%              12/05/2001                   RentRoll
    167              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    168               No                  No                    90.3%              07/16/2001                   RentRoll
    169              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    170               No                  No                    93.7%              12/27/2001                   RentRoll
    171               No                  No                    93.5%              10/02/2001                   RentRoll
    172              Yes                  No                   100.0%              01/25/2002           Rent Verification Letter
    173               No             Yes - 38.86%               79.4%              10/31/2001                   RentRoll
    174               No                  No                   100.0%              12/12/2001                   RentRoll
    175               No                  No                   100.0%              09/01/2001                   RentRoll
    176              Yes                  No                   100.0%              10/02/2001              Lease/Verification
    177              Yes                  No                   100.0%              12/24/2001              Lease/Verification
    179               No                  No                   100.0%              10/22/2001                   RentRoll
    180               No                  No                   100.0%              09/12/2001                   RentRoll
    181               No                  No                    96.0%              12/06/2001                   RentRoll

------------------------------------------------------------------------------------------------------------------------------------
    LOAN
  POOL NO.                                                           BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------
     2       Coliseum Transfer, Inc.
     20      BOCA PARK MARKETPLACE, LLC
     43      GOLDEN SPRINGS DEVELOPMENT COMPANY, LLC
     60      CASCADE BLVD. CENTER LLC
     61      POWELL STREET L.P.
     67      A-K 18 Cinema #2, L.P., a Texas limited partnership
     70      VENTURA-PETIT EAST BUILDING
     73      LADSON CROSSING FINANCING, LLC
     84      BB (MULTI) LP
     87      BB (MULTI) LP
     91      BROWNSVILLE WEST SEA, LTD
     92      BB (MULTI) LP
     93      BB (MULTI) LP
     96      SAMUEL MARKARIAN, M.D. AND THE YAGHDJIAN FAMILY TRUST
     98      J. ALLEN, P TROGER AND J. SHEFFIELD, AS CO-TRUSTEES OF THE MAX D. STONE FAMILY TRUST
    103      HOWARD N. GOLDENBERG & KATHI M. ROISEN LIVING TRUST DATED MAY 11, 2001
    106      THE 560/1031 GROUP, LLC
    108      CHAUTAUQUA ASSOCIATES, a California limited partnership
    115      BERMER CORPORATION, a Wisconsin corporation
    120      BROADWAY CENTER ASSOCIATES, L.L.P., an Arizona limited liability partnership
    122      CHAPARRAL ASSOCIATES, a California limited partnership
    123      THE STARGAZER GROUP LLC
    124      COMMERCIAL RESOURCES GROUP, LLC, a Minnesota limited liability company
    125      NORTHWINDS, L.L.C., a Kansas limited liability company
    126      B.S. HOLDINGS, INC., a Nebraska Corporation
    127      LOCHWOOD SQUARE SHOPPING CENTER, LLC, a Colorado limited liability company
    129      CRRB & S, LLC, a California limited liability company
    130      GMR REALTY I, LLC, a Virginia domestic limited liability company
    131      GREGORY N. TCHERKOYAN AND SETA M. TCHERKOYAN, TRUSTEES OF THE TCHERKOYAN FAMILY TRUST
    132      LEWIN PROPERTIES, LLC
    136      MARK & MICHAEL LLC, a Kentucky limited liability company
    137      LAKESIDE VIEW ESTATES, LLC, a California limited liability company
    138      3660 N. RANCHO ROAD, LLC a Nevada Limited Liability Company
    139      J. STANLEY MATTISON and CHRISTINE A. MATTISON, TRUSTEES UNDER THE MATTISON FAMILY TRUST
    140      MARK J. DESSY AND JACKIE DESSY, AS TRUSTESS OF THE DESSY REVOCABLE LIVING TRUST
    141      SAN REMO ASSOCIATES, a California limited partnership
    142      PETER S. FAZIO AND SHARI A. FAZIO
    144      UNITED SERVICE ACCEPTANCE, INC., a California corporation AND GELB ENTERPRISES, a California general partnership
    145      VERNON ESTATES, LTD, a Texas limited partnership
    146      EASTHAM CULVER ASSOCIATES LLC, a California limited liability company
    147      1122 WILLOW STREET, LLC
    148      M. HARDY PENZER AND DANIELLE CHALMET PENZER, TRUSTEES OF THE M. HARDY PENZER AND DANIELLE CHALMET PENZER TRUST
             AGREEMENT DATED APRIL 17, 1997
    149      GOODRICH COMMERCE PARTNERS, LLC, a California limited liability company
    150      THE GARY D. BYNUM AND DENISE M. BYNUM REVOCABLE TRUST
    151      THE CENTER AT MIDTOWN, LLC
    152      R&G FRESNO, LLC, a California limited liability company
    153      BAKERSFIELD CENTRAL STORAGE PARTNERS, LLC
    155      GEORGE BARTA HIDE COMPANY, INC., a California corporation and ANNA S. BARTA, TRUSTEE OF THE TRUST I ESTABLISHED UNDER
             THE BARTA FAMILY TRUST DATED AUGUST 6, 1985
    156      BB (MULTI) LP
    157      BB (MULTI) LP
    158      SOUTHERN AVENUE MEDICAL, LLC
    159      KALEB SARRAF
    160      BB (MULTI) LP
    161      BB (MULTI) LP
    162      GROSSMONT HILLS ASSOCIATES, a Califonia general partnership and GEORGE WHYTE AND ANN WHYTE, TRUSTEES OF THE WHYTE
             FAMILTY TRUST AGREEMENT DATED JUNE 3, 1988
    163      BB (MULTI) LP
    164      BORREGO STORAGE PARTNERS, LLC, a California limited liability company
    165      WHITE BRIDGE PLACE, LLC, a Tennessee limited liability company AND DICKSON 46, LLC, a Tennessee limited liability company
    166      ANDREWS COMMERCIAL CENTER, INC., a Florida corporation
    167      BB (MULTI) LP
    168      1609 FM 359 INVESTMENT, LTD., a Texas limited partnership
    169      BB (MULTI) LP
    170      BRUNSWICK CORNER PARTNERSHIP, a California limited partnership
    171      FOXBOROUGH STORAGE PARTNERS, LLC, a California limited liability company
    172      BB (MULTI) LP
    173      YATES COMMERCE ASSOCIATES, a California general partnership
    174      Kolnick, Inc. and Foodline, Inc. as tenants in common
    175      LINCOLN APARTMENT ASSOCIATES, a California general partnership
    176      PETER H. RYAN
    177      RTG GROUP, a California general partnership
    179      ROBERT NERLI and LARADEAN HAYES-NERLI
    180      CURRIN-PATTERSON PROPERTIES II, LLC, a North Carolina limited liability company
    181      JANA MARIE JELNIKER

------------------------------------------------------------------------------------------------------------------------------------

    LOAN                                                                                                                 OWNERSHIP
  POOL NO.                                                          SPONSOR                           LIEN STATUS        INTEREST
------------------------------------------------------------------------------------------------------------------------------------
     2       New York State Common Retirement Fund                                                       First       Fee / Leasehold
     20      Triple Five National Development Corporation                                                First       Fee
     43      Barry W. Berkett, Moshe J. Sassover and Robert T. Flesh                                     First       Fee
     60      Glenna Hodgson, Mikelyn Hull, Teddy G. Hull, David A. Hull, and Kenneth & Wendy Hull        First       Fee
     61      Glenna Hodgson, Mikelyn Hull, Teddy G. Hull, David A. Hull, and Kenneth & Wendy Hull        First       Fee
     67      Steve Alvis   David Klein                                                                   First       Fee / Leasehold
     70      Ralph & Shirley Shapiro, Rose Gilbert, Larry & Leah Superstein, Marvin & Shirley Wilson     First       Fee
     73      Jim Christopher and Ron Asbill                                                              First       Fee
     84      WP Carey                                                                                    First       Fee
     87      WP Carey                                                                                    First       Fee
     91      Carl Samek                                                                                  First       Fee
     92      WP Carey                                                                                    First       Fee
     93      WP Carey                                                                                    First       Fee
     96      Samuel Markarian or Alan Yaghdjian                                                          First       Fee
     98      Jay Allen and Pete Troger                                                                   First       Fee
    103      Howard N. Goldenberg                                                                        First       Fee
    106      ICA, Inc., and James Jamieson                                                               First       Fee
    108      John Whitcombe, Paul Makley, William Roe, John Gus                                          First       Fee
    115      Thomas H. Goodman, Nancy G. Lee, Carol G. Bensman                                           First       Fee
    120      Philip J. Greenberg                                                                         First       Fee
    122      PAUL MAKLEY, JOHN WHITCOMBE and WILLIAM ROE                                                 First       Fee
    123      Dennis Fung                                                                                 First       Fee
    124      Kevin J. Bartram, John Dalen & Charles Helmstetter                                          First       Fee
    125      Steven L. George                                                                            First       Fee
    126      Bruce Shackman                                                                              First       Fee
    127      Irwin H. Kornfeld, John Koslosky                                                            First       Fee
    129      H. Clark Lee                                                                                First       Fee
    130      Humberto A. Pujals, Jr.                                                                     First       Fee
    131      Gregory Tcherkoyan                                                                          First       Fee
    132      Jacqueline S. Lewin                                                                         First       Fee
    136      Mark A. Bollinger, Michael E. Bollinger and Paul Bollinger                                  First       Fee
    137      Colleen and Randall Kroha, Craig Casner                                                     First       Fee
    138      San Sebastian Properties, Inc.                                                              First       Fee
    139      J. Stanley Mattison and Christine Mattison                                                  First       Fee
    140      Mark and Jackie Dessy                                                                       First       Fee
    141      Theodore K. Wendorff                                                                        First       Fee
    142      Peter S. Fazio                                                                              First       Fee
    144      Rickey Gelb                                                                                 First       Fee
    145      Vimal Shukla and Pankaj Shukla                                                              First       Fee
    146      Howard Schwimmer and David Freitag                                                          First       Fee
    147      William B. Baron & Jeffrey V. Moore                                                         First       Fee
    148      M. Hardy Penzer & Danielle Chalmet Penzer                                                   First       Fee
    149      Robert D. Shipp, Jeffrey Rosenthal                                                          First       Fee
    150      Gary D. & Denise M. Bynum                                                                   First       Fee
    151      Stuart C. Anderson                                                                          First       Fee
    152      Greg Geertsen, Steven Read, and Peter Read                                                  First       Fee
    153      Edmund C. Olson & Donald Lam                                                                First       Fee
    155      Leslie P. Barta and Anna S. Barta                                                           First       Fee
    156      WP Carey                                                                                    First       Fee
    157      WP Carey                                                                                    First       Fee
    158      James Jamieson                                                                              First       Fee
    159      Kaleb Sarraf                                                                                First       Fee
    160      WP Carey                                                                                    First       Fee
    161      WP Carey                                                                                    First       Fee
    162      Arthur W. Billings, Jr., Genevieve Billings, George E. A. Whyte, and Ann Whyte              First       Fee
    163      WP Carey                                                                                    First       Fee
    164      Edmund C. Olson and Craig D. Olson                                                          First       Fee
    165      Edwin B. Raskin                                                                             First       Fee
    166      John Hoover, Elizabeth Hoover Thomas, David Harris, Melbourne Rappaport                     First       Fee
    167      WP Carey                                                                                    First       Fee
    168      Henry Burton Spangler, MD                                                                   First       Fee
    169      WP Carey                                                                                    First       Fee
    170      Stone Development, Ray Stone, Jr., J. Todd Stone                                            First       Fee
    171      Edmund C. Olson and Craig D. Olson                                                          First       Fee
    172      WP Carey                                                                                    First       Fee
    173      The Ronald L. and Elizabeth Ziegler Family Trust, Howard Schwimmer,
             Ronald and Billie Jo Johnson, Go                                                            First       Fee
    174      Robert Porter, Gloria Porter, and Mary Furia                                                First       Fee
    175      Arthur W. Billings, Jr. and Genevieve Billings                                              First       Fee
    176      Peter H. Ryan                                                                               First       Fee
    177      Raymond B. Robins, Gilbar Family Limited Partnership, Janice Gilbar
             Treadwell, Steven Gilbar                                                                    First       Fee
    179      Robert Nerli and Laradean L. Nerli                                                          First       Fee
    180      George S. Currin, Larry H. Patterson                                                        First       Fee
    181      Jana Marie Jelniker                                                                         First       Fee

------------------------------------------------------------------------------------------------------------------------------------
                      GROUND LEASE                                                                             GROUND LEASE OUTSIDE
    LOAN           EXTINGUISHED UPON    GROUND LEASE       EXTENSION             EXTENSION OPTIONS                EXPIRATION DATE
  POOL NO.         FORECLOSURE (Y/N)   EXPIRATION DATE   OPTIONS (Y/N)           DESCRIPTION (Y/N)            (INCLUDING EXTENSIONS)
------------------------------------------------------------------------------------------------------------------------------------
     2                     No            04/17/2088           No                        NAP                         04/17/2088
     20                   NAP                                 NAP                       NAP                             NAP
     43                   NAP                                 NAP                       NAP                             NAP
     60                   NAP                                 NAP                       NAP                             NAP
     61                   NAP                                 NAP                       NAP                             NAP
     67                    No            03/31/2020           Yes       6 - Five (5) year extension options         03/31/2050
     70                   NAP                                 NAP                       NAP                             NAP
     73                   NAP                                 NAP                       NAP                             NAP
     84                   NAP                                 NAP                       NAP                             NAP
     87                   NAP                                 NAP                       NAP                             NAP
     91                   NAP                                 NAP                       NAP                             NAP
     92                   NAP                                 NAP                       NAP                             NAP
     93                   NAP                                 NAP                       NAP                             NAP
     96                   NAP                                 NAP                       NAP                             NAP
     98                   NAP                                 NAP                       NAP                             NAP
    103                   NAP                                 NAP                       NAP                             NAP
    106                   NAP                                 NAP                       NAP                             NAP
    108                   NAP                                 NAP                       NAP                             NAP
    115                   NAP                                 NAP                       NAP                             NAP
    120                   NAP                                 NAP                       NAP                             NAP
    122                   NAP                                 NAP                       NAP                             NAP
    123                   NAP                                 NAP                       NAP                             NAP
    124                   NAP                                 NAP                       NAP                             NAP
    125                   NAP                                 NAP                       NAP                             NAP
    126                   NAP                                 NAP                       NAP                             NAP
    127                   NAP                                 NAP                       NAP                             NAP
    129                   NAP                                 NAP                       NAP                             NAP
    130                   NAP                                 NAP                       NAP                             NAP
    131                   NAP                                 NAP                       NAP                             NAP
    132                   NAP                                 NAP                       NAP                             NAP
    136                   NAP                                 NAP                       NAP                             NAP
    137                   NAP                                 NAP                       NAP                             NAP
    138                   NAP                                 NAP                       NAP                             NAP
    139                   NAP                                 NAP                       NAP                             NAP
    140                   NAP                                 NAP                       NAP                             NAP
    141                   NAP                                 NAP                       NAP                             NAP
    142                   NAP                                 NAP                       NAP                             NAP
    144                   NAP                                 NAP                       NAP                             NAP
    145                   NAP                                 NAP                       NAP                             NAP
    146                   NAP                                 NAP                       NAP                             NAP
    147                   NAP                                 NAP                       NAP                             NAP
    148                   NAP                                 NAP                       NAP                             NAP
    149                   NAP                                 NAP                       NAP                             NAP
    150                   NAP                                 NAP                       NAP                             NAP
    151                   NAP                                 NAP                       NAP                             NAP
    152                   NAP                                 NAP                       NAP                             NAP
    153                   NAP                                 NAP                       NAP                             NAP
    155                   NAP                                 NAP                       NAP                             NAP
    156                   NAP                                 NAP                       NAP                             NAP
    157                   NAP                                 NAP                       NAP                             NAP
    158                   NAP                                 NAP                       NAP                             NAP
    159                   NAP                                 NAP                       NAP                             NAP
    160                   NAP                                 NAP                       NAP                             NAP
    161                   NAP                                 NAP                       NAP                             NAP
    162                   NAP                                 NAP                       NAP                             NAP
    163                   NAP                                 NAP                       NAP                             NAP
    164                   NAP                                 NAP                       NAP                             NAP
    165                   NAP                                 NAP                       NAP                             NAP
    166                   NAP                                 NAP                       NAP                             NAP
    167                   NAP                                 NAP                       NAP                             NAP
    168                   NAP                                 NAP                       NAP                             NAP
    169                   NAP                                 NAP                       NAP                             NAP
    170                   NAP                                 NAP                       NAP                             NAP
    171                   NAP                                 NAP                       NAP                             NAP
    172                   NAP                                 NAP                       NAP                             NAP
    173                   NAP                                 NAP                       NAP                             NAP
    174                   NAP                                 NAP                       NAP                             NAP
    175                   NAP                                 NAP                       NAP                             NAP
    176                   NAP                                 NAP                       NAP                             NAP
    177                   NAP                                 NAP                       NAP                             NAP
    179                   NAP                                 NAP                       NAP                             NAP
    180                   NAP                                 NAP                       NAP                             NAP
    181                   NAP                                 NAP                       NAP                             NAP

------------------------------------------------------------------------------------------------------------------------------------
    LOAN                               MODIFIED         FIRST P&I         FIRST PAYMENT         FIRST INTEREST        MATURITY DATE
  POOL NO.        NOTE DATE           LOAN (Y/N)      PAYMENT DATE          DATE (IO)         ONLY PERIOD (MOS)           OR ARD
------------------------------------------------------------------------------------------------------------------------------------
     2            02/07/2002              No           04/01/2002              NAP                    0                 03/01/2012
     20           11/23/2001              No           01/01/2002              NAP                    0                 12/01/2011
     43           10/24/2001              No           12/01/2001              NAP                    0                 11/01/2011
     60           11/12/2001              No           01/01/2002              NAP                    0                 12/01/2006
     61           11/12/2001              No           01/01/2002              NAP                    0                 12/01/2006
     67           08/24/2000              No           10/01/2000              NAP                    0                 09/01/2020
     70           10/23/2001              No           01/01/2002              NAP                    0                 12/01/2011
     73           10/09/2001              No           12/01/2001              NAP                    0                 11/01/2011
     84           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
     87           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
     91           09/19/2001              No           12/01/2001              NAP                    0                 11/01/2011
     92           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
     93           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
     96           09/25/2001              No           12/01/2001              NAP                    0                 11/01/2011
     98           10/01/2001              No           12/01/2001              NAP                    0                 11/01/2021
    103           10/22/2001              No           12/01/2001              NAP                    0                 11/01/2011
    106           11/15/2001              No           01/01/2002              NAP                    0                 12/01/2011
    108           11/16/2001              No           01/01/2002              NAP                    0                 12/01/2011
    115           09/05/2001              No           11/01/2001              NAP                    0                 10/01/2011
    120           09/18/2001              No           12/01/2001              NAP                    0                 11/01/2011
    122           11/09/2001              No           01/01/2002              NAP                    0                 12/01/2011
    123           10/30/2001              No           01/01/2002              NAP                    0                 12/01/2011
    124           11/14/2001              No           01/01/2002              NAP                    0                 12/01/2011
    125           09/19/2001              No           12/01/2001              NAP                    0                 11/01/2011
    126           08/31/2001              No           11/01/2001              NAP                    0                 10/01/2016
    127           09/07/2001              No           12/01/2001              NAP                    0                 11/01/2011
    129           10/15/2001              No           12/01/2001              NAP                    0                 11/01/2011
    130           10/05/2001              No           12/01/2001              NAP                    0                 11/01/2016
    131           10/22/2001              No           01/01/2002              NAP                    0                 12/01/2006
    132           08/27/2001              No           11/01/2001              NAP                    0                 10/01/2011
    136           07/31/2001              No           10/01/2001              NAP                    0                 09/01/2011
    137           08/13/2001              No           10/01/2001              NAP                    0                 09/01/2006
    138           07/17/2001              No           09/01/2001              NAP                    0                 08/01/2011
    139           07/27/2001              No           09/01/2001              NAP                    0                 08/01/2011
    140           08/29/2001              No           11/01/2001              NAP                    0                 10/01/2011
    141           07/30/2001              No           10/01/2001              NAP                    0                 09/01/2011
    142           10/05/2001              No           12/01/2001              NAP                    0                 11/01/2021
    144           08/22/2001              No           11/01/2001              NAP                    0                 10/01/2011
    145           06/01/1999              Yes          08/01/1999              NAP                    0                 07/01/2009
    146           08/10/2001              No           10/01/2001              NAP                    0                 09/01/2011
    147           10/05/2001              No           01/01/2002              NAP                    0                 12/01/2011
    148           08/23/2001              No           11/01/2001              NAP                    0                 10/01/2011
    149           08/22/2001              No           10/01/2001              NAP                    0                 09/01/2011
    150           08/14/2001              No           10/01/2001              NAP                    0                 09/01/2011
    151           08/15/2001              No           10/01/2001              NAP                    0                 09/01/2011
    152           07/11/2001              No           09/01/2001              NAP                    0                 08/01/2011
    153           09/18/2001              No           12/01/2001              NAP                    0                 11/01/2006
    155           11/09/2001              No           01/01/2002              NAP                    0                 12/01/2011
    156           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    157           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    158           11/13/2001              No           01/01/2002              NAP                    0                 12/01/2011
    159           11/01/2001              No           01/01/2002              NAP                    0                 12/01/2016
    160           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    161           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    162           09/21/2001              No           12/01/2001              NAP                    0                 11/01/2016
    163           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    164           10/01/2001              No           12/01/2001              NAP                    0                 11/01/2006
    165           08/22/2001              No           11/01/2001              NAP                    0                 10/01/2011
    166           08/16/2001              No           11/01/2001              NAP                    0                 10/01/2011
    167           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    168           09/06/2001              No           11/01/2001              NAP                    0                 10/01/2011
    169           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    170           08/03/2001              No           10/01/2001              NAP                    0                 09/01/2011
    171           09/27/2001              No           12/01/2001              NAP                    0                 11/01/2006
    172           01/25/2002              No           03/01/2002              NAP                    0                 02/01/2012
    173           08/03/2001              No           10/01/2001              NAP                    0                 09/01/2011
    174           07/25/2001              No           09/01/2001              NAP                    0                 08/01/2011
    175           10/04/2001              No           12/01/2001              NAP                    0                 11/01/2016
    176           10/02/2001              No           12/01/2001              NAP                    0                 11/01/2021
    177           07/13/2001              No           09/01/2001              NAP                    0                 08/01/2011
    179           10/17/2001              No           12/01/2001              NAP                    0                 11/01/2011
    180           08/23/2001              No           11/01/2001              NAP                    0                 10/01/2011
    181           10/01/2001              No           12/01/2001              NAP                    0                 11/01/2011

---------------------------------------------------------------------------------------------------------------------------
    LOAN                                   MATURITY DATE               ARD
  POOL NO.     ARD LOAN (Y/N)               OF ARD LOAN             RATE STEP         LOCKBOX STATUS          LOCKBOX TYPE
---------------------------------------------------------------------------------------------------------------------------
     2               No                         NAP                    NAP               Inplace                  Soft
     20              No                         NAP                    NAP                 NAP                     NAP
     43              No                         NAP                    NAP               In Place                 Hard
     60              No                         NAP                    NAP                 NAP                     NAP
     61              No                         NAP                    NAP                 NAP                     NAP
     67              No                         NAP                    NAP              Springing                 Hard
     70              No                         NAP                    NAP                 NAP                     NAP
     73              No                         NAP                    NAP                 NAP                     NAP
     84              No                         NAP                    NAP               Inplace                  Hard
     87              No                         NAP                    NAP               Inplace                  Hard
     91              No                         NAP                    NAP              Springing                 Hard
     92              No                         NAP                    NAP               Inplace                  Hard
     93              No                         NAP                    NAP               Inplace                  Hard
     96              No                         NAP                    NAP                 NAP                     NAP
     98              No                         NAP                    NAP                 NAP                     NAP
    103              No                         NAP                    NAP              Springing                 Hard
    106              No                         NAP                    NAP                 NAP                     NAP
    108              No                         NAP                    NAP                 NAP                     NAP
    115              No                         NAP                    NAP                 NAP                     NAP
    120              No                         NAP                    NAP                 NAP                     NAP
    122              No                         NAP                    NAP                 NAP                     NAP
    123              No                         NAP                    NAP                 NAP                     NAP
    124              No                         NAP                    NAP                 NAP                     NAP
    125              No                         NAP                    NAP                 NAP                     NAP
    126              No                         NAP                    NAP                 NAP                     NAP
    127              No                         NAP                    NAP                 NAP                     NAP
    129              No                         NAP                    NAP                 NAP                     NAP
    130              No                         NAP                    NAP                 NAP                     NAP
    131              No                         NAP                    NAP                 NAP                     NAP
    132              No                         NAP                    NAP                 NAP                     NAP
    136              No                         NAP                    NAP                 NAP                     NAP
    137              No                         NAP                    NAP                 NAP                     NAP
    138              No                         NAP                    NAP                 NAP                     NAP
    139              No                         NAP                    NAP                 NAP                     NAP
    140              No                         NAP                    NAP                 NAP                     NAP
    141              No                         NAP                    NAP                 NAP                     NAP
    142              No                         NAP                    NAP               Inplace                  Hard
    144              No                         NAP                    NAP                 NAP                     NAP
    145              No                         NAP                    NAP                 NAP                     NAP
    146              No                         NAP                    NAP                 NAP                     NAP
    147              No                         NAP                    NAP                 NAP                     NAP
    148              No                         NAP                    NAP                 NAP                     NAP
    149              No                         NAP                    NAP                 NAP                     NAP
    150              No                         NAP                    NAP                 NAP                     NAP
    151              No                         NAP                    NAP                 NAP                     NAP
    152              No                         NAP                    NAP                 NAP                     NAP
    153              No                         NAP                    NAP                 NAP                     NAP
    155              No                         NAP                    NAP                 NAP                     NAP
    156              No                         NAP                    NAP               Inplace                  Hard
    157              No                         NAP                    NAP               Inplace                  Hard
    158              No                         NAP                    NAP                 NAP                     NAP
    159              No                         NAP                    NAP                 NAP                     NAP
    160              No                         NAP                    NAP               Inplace                  Hard
    161              No                         NAP                    NAP               Inplace                  Hard
    162              No                         NAP                    NAP                 NAP                     NAP
    163              No                         NAP                    NAP               Inplace                  Hard
    164              No                         NAP                    NAP                 NAP                     NAP
    165              No                         NAP                    NAP                 NAP                     NAP
    166              No                         NAP                    NAP                 NAP                     NAP
    167              No                         NAP                    NAP               Inplace                  Hard
    168              No                         NAP                    NAP                 NAP                     NAP
    169              No                         NAP                    NAP               Inplace                  Hard
    170              No                         NAP                    NAP                 NAP                     NAP
    171              No                         NAP                    NAP                 NAP                     NAP
    172              No                         NAP                    NAP               Inplace                  Hard
    173              No                         NAP                    NAP                 NAP                     NAP
    174              No                         NAP                    NAP                 NAP                     NAP
    175              No                         NAP                    NAP                 NAP                     NAP
    176              No                         NAP                    NAP                 NAP                     NAP
    177              No                         NAP                    NAP                 NAP                     NAP
    179              No                         NAP                    NAP                 NAP                     NAP
    180              No                         NAP                    NAP                 NAP                     NAP
    181              No                         NAP                    NAP                 NAP                     NAP

------------------------------------------------------------------------------------------------------------------------------------
    LOAN
  POOL NO.   TERMS/DESCRIPTION OF SPRINGING LOCKBOX
------------------------------------------------------------------------------------------------------------------------------------

     2       Springing Hard Lockbox - Upon the occurrence of an event of default, not waived by Lender, or upon Borrower's debt service coveage becoming less than 1.25x, and continuing thereafter until cured for a minimum of two consequtive quarters, the clearing account bank will sweep all funds in the clearing account into the deposit account controlled by
             Lender, from which debt service and all escrows on the loan and operating expenses for the property shall be disbursed under Lender's control in the order of priority set forth in the loan documentation utilizing an operating expense budget approved by Lender. All funds in the clearing account and deposit account shall be subject to a security interest in favor of Lender.
     20      NAP
     43      NAP
     60      NAP
     61      NAP
     67      In the event of default, borrower shall cause all gross income from the operation of this property to be delivered to
             Lender for deposit into a restricted account.
     70      NAP
     73      NAP
     84      NAP
     87      NAP
     91      Required in the event of a default by Borrower or upon assumption by a third party unrelated to the Borrower.
     92      NAP
     93      NAP
     96      NAP
     98      NAP
     103     Hard springing lock box to be implemented for the cash flow sweep requirements associated with re-tenanting reserve build-up, should the County of Sacramento inform Landlord of its intent to vacate the premises at the end of its sixth lease year (360-days prior written notice required per lease).
    106      NAP
    108      NAP
    115      NAP
    120      NAP
    122      NAP
    123      NAP
    124      NAP
    125      NAP
    126      NAP
    127      NAP
    129      NAP
    130      NAP
    131      NAP
    132      NAP
    136      NAP
    137      NAP
    138      NAP
    139      NAP
    140      NAP
    141      NAP
    142      NAP
    144      NAP
    145      NAP
    146      NAP
    147      NAP
    148      NAP
    149      NAP
    150      NAP
    151      NAP
    152      NAP
    153      NAP
    155      NAP
    156      NAP
    157      NAP
    158      NAP
    159      NAP
    160      NAP
    161      NAP
    162      NAP
    163      NAP
    164      NAP
    165      NAP
    166      NAP
    167      NAP
    168      NAP
    169      NAP
    170      NAP
    171      NAP
    172      NAP
    173      NAP
    174      NAP
    175      NAP
    176      NAP
    177      NAP
    179      NAP
    180      NAP
    181      NAP

----------------------------------------------------------------------------------------------------------------------------------
     LOAN              CASH-AUDIT      ORIGINAL TERM TO      REMAINING          ORIG.           REM.                       LOAN
   POOL NO.          PROCEDURE (Y/N)    MATURITY OR ARD        TERM             AMORT.         AMORT.        RATE        CONSTANT
----------------------------------------------------------------------------------------------------------------------------------
       2                   No                 120               120              360            360          6.660%        7.712%
      20                   No                 120               117              360            357          7.250%        8.186%
      43                   No                 120               116              300            296          6.680%        8.238%
      60                   No                 60                57               240            237          6.500%        8.947%
      61                   No                 60                57               240            237          6.500%        8.947%
      67                   No                 240               222              240            222          9.270%       11.006%
      70                   No                 120               117              300            297          6.750%        8.291%
      73                   No                 120               116              360            356          7.150%        8.105%
      84                   No                 120               119              300            299          7.490%        8.860%
      87                   No                 120               119              300            299          7.490%        8.860%
      91                   No                 120               116              240            236          6.750%        9.124%
      92                   No                 120               119              300            299          7.490%        8.860%
      93                   No                 120               119              300            299          7.490%        8.860%
      96                   No                 120               116              300            296          6.920%        8.420%
      98                   No                 240               236              240            236          7.250%        9.485%
      103                  No                 120               116              300            296          6.875%        8.386%
      106                  No                 120               117              360            357          6.830%        7.847%
      108                  No                 120               117              300            297          6.360%        7.998%
      115                  No                 120               115              360            355          6.750%        7.783%
      120                  No                 120               116              240            236          6.950%        9.268%
      122                  No                 120               117              300            297          6.360%        7.998%
      123                  No                 120               117              120            117          7.250%       14.088%
      124                  No                 120               117              240            237          7.250%        9.485%
      125                  No                 120               116              300            296          6.750%        8.291%
      126                  No                 180               175              180            175          7.300%       10.988%
      127                  No                 120               116              360            356          7.000%        7.984%
      129                  No                 120               116              300            296          7.250%        8.674%
      130                  No                 180               176              180            176          7.350%       11.022%
      131                  No                 60                57               300            297          6.850%        8.367%
      132                  No                 120               115              300            295          7.490%        8.860%
      136                  No                 120               114              300            294          7.520%        8.884%
      137                  No                 60                54               300            294          6.750%        8.291%
      138                  No                 120               113              300            293          7.510%        8.876%
      139                  No                 120               113              300            293          7.430%        8.813%
      140                  No                 120               115              240            235          7.330%        9.543%
      141                  No                 120               114              360            354          7.180%        8.129%
      142                  No                 240               236              240            236          7.250%        9.485%
      144                  No                 120               115              300            295          7.210%        8.643%
      145                  No                 120               88               300            268          8.030%        9.286%
      146                  No                 120               114              300            294          7.280%        8.697%
      147                  No                 120               117              300            297          7.400%        8.790%
      148                  No                 120               115              300            295          7.730%        9.048%
      149                  No                 120               114              300            294          7.420%        8.806%
      150                  No                 120               114              300            294          7.410%        8.798%
      151                  No                 120               114              300            294          7.350%        8.751%
      152                  No                 120               113              300            293          7.510%        8.876%
      153                  No                 60                56               300            296          7.000%        8.481%
      155                  No                 120               117              300            297          7.020%        8.497%
      156                  No                 120               119              300            299          7.490%        8.860%
      157                  No                 120               119              300            299          7.490%        8.860%
      158                  No                 120               117              360            357          6.730%        7.767%
      159                  No                 180               177              180            177          7.000%       10.786%
      160                  No                 120               119              300            299          7.490%        8.860%
      161                  No                 120               119              300            299          7.490%        8.860%
      162                  No                 180               176              360            356          7.250%        8.186%
      163                  No                 120               119              300            299          7.490%        8.860%
      164                  No                 60                56               300            296          7.000%        8.481%
      165                  No                 120               115              360            355          7.450%        8.350%
      166                  No                 120               115              360            355          7.260%        8.194%
      167                  No                 120               119              300            299          7.490%        8.860%
      168                  No                 120               115              240            235          7.650%        9.777%
      169                  No                 120               119              300            299          7.490%        8.860%
      170                  No                 120               114              300            294          7.680%        9.009%
      171                  No                 60                56               300            296          7.000%        8.481%
      172                  No                 120               119              300            299          7.490%        8.860%
      173                  No                 120               114              300            294          7.430%        8.813%
      174                  No                 120               113              360            353          7.470%        8.366%
      175                  No                 180               176              360            356          7.250%        8.186%
      176                  No                 240               236              240            236          7.250%        9.485%
      177                  No                 120               113              300            293          7.310%        8.720%
      179                  No                 120               116              300            296          7.250%        8.674%
      180                  No                 120               115              300            295          7.750%        9.064%
      181                  No                 120               116              300            296          7.500%        8.868%

-----------------------------------------------------------------------------------------------------------------------------------
     LOAN      MONTHLY DEBT     MONTHLY DEBT                       NOI DSCR                            DSCR (AFTER        ANNUAL
   POOL NO.    SERVICE (P&I)    SERVICE (IO)       NOI DSCR    (AFTER IO PERIOD)        DSCR            IO PERIOD)     DEBT SERVICE
-----------------------------------------------------------------------------------------------------------------------------------
       2         $469,118           NAP              2.07            NAP                1.80               NAP          $5,629,412
      20         $136,435           NAP              1.54            NAP                1.47               NAP          $1,637,223
      43          $71,739           NAP              2.02            NAP                1.93               NAP            $860,868
      60          $51,834           NAP              1.87            NAP                1.71               NAP            $622,009
      61          $50,682           NAP              1.87            NAP                1.71               NAP            $608,187
      67          $57,176           NAP              1.31            NAP                1.25               NAP            $686,112
      70          $41,455           NAP              4.82            NAP                4.16               NAP            $497,456
      73          $39,174           NAP              1.42            NAP                1.37               NAP            $470,083
      84          $35,737           NAP              1.61            NAP                1.50               NAP            $428,848
      87          $33,621           NAP              1.61            NAP                1.50               NAP            $403,456
      91          $32,315           NAP              1.51            NAP                1.34               NAP            $387,786
      92          $30,565           NAP              1.61            NAP                1.50               NAP            $366,778
      93          $29,624           NAP              1.61            NAP                1.50               NAP            $355,493
      96          $28,067           NAP              3.24            NAP                2.80               NAP            $336,808
      98          $31,615           NAP              1.65            NAP                1.44               NAP            $379,380
      103         $25,158           NAP              1.56            NAP                1.40               NAP            $301,893
      106         $22,887           NAP              2.14            NAP                1.77               NAP            $274,648
      108         $21,994           NAP              3.30            NAP                3.15               NAP            $263,928
      115         $19,458           NAP              2.34            NAP                2.01               NAP            $233,495
      120         $20,466           NAP              1.91            NAP                1.68               NAP            $245,592
      122         $15,996           NAP              2.64            NAP                2.51               NAP            $191,948
      123         $28,176           NAP              1.37            NAP                1.30               NAP            $338,115
      124         $18,574           NAP              1.51            NAP                1.36               NAP            $222,886
      125         $15,891           NAP              2.02            NAP                1.88               NAP            $190,692
      126         $21,061           NAP              1.48            NAP                1.36               NAP            $252,729
      127         $14,969           NAP              2.20            NAP                2.00               NAP            $179,632
      129         $15,721           NAP              1.41            NAP                1.32               NAP            $188,653
      130         $19,932           NAP              1.36            NAP                1.27               NAP            $239,180
      131         $13,945           NAP              2.24            NAP                1.89               NAP            $167,337
      132         $14,767           NAP              2.00            NAP                1.78               NAP            $177,202
      136         $14,806           NAP              1.31            NAP                1.25               NAP            $177,670
      137         $13,818           NAP              2.75            NAP                2.71               NAP            $165,819
      138         $14,793           NAP              1.49            NAP                1.31               NAP            $177,514
      139         $14,689           NAP              1.61            NAP                1.45               NAP            $176,267
      140         $15,905           NAP              2.48            NAP                2.26               NAP            $190,855
      141         $13,345           NAP              1.98            NAP                1.90               NAP            $160,146
      142         $15,017           NAP              1.48            NAP                1.46               NAP            $180,206
      144         $12,964           NAP              1.77            NAP                1.43               NAP            $155,570
      145         $14,315           NAP              1.56            NAP                1.39               NAP            $171,785
      146         $12,610           NAP              1.99            NAP                1.85               NAP            $151,326
      147         $12,452           NAP              1.50            NAP                1.35               NAP            $149,430
      148         $12,818           NAP              1.48            NAP                1.39               NAP            $153,819
      149         $12,475           NAP              1.61            NAP                1.39               NAP            $149,694
      150         $12,464           NAP              1.65            NAP                1.54               NAP            $149,562
      151         $12,397           NAP              2.08            NAP                1.87               NAP            $148,769
      152         $12,574           NAP              1.56            NAP                1.46               NAP            $150,887
      153         $11,768           NAP              1.67            NAP                1.60               NAP            $141,214
      155         $11,329           NAP              1.75            NAP                1.58               NAP            $135,947
      156         $11,285           NAP              1.61            NAP                1.50               NAP            $135,426
      157         $11,285           NAP              1.61            NAP                1.50               NAP            $135,426
      158          $9,709           NAP              2.40            NAP                2.04               NAP            $116,508
      159         $13,482           NAP              2.06            NAP                1.91               NAP            $161,789
      160         $10,815           NAP              1.61            NAP                1.50               NAP            $129,783
      161         $10,698           NAP              1.61            NAP                1.50               NAP            $128,372
      162          $9,550           NAP              3.58            NAP                3.34               NAP            $114,606
      163          $9,875           NAP              1.61            NAP                1.50               NAP            $118,497
      164          $9,365           NAP              1.79            NAP                1.72               NAP            $112,378
      165          $8,697           NAP              1.75            NAP                1.58               NAP            $104,369
      166          $8,536           NAP              1.52            NAP                1.36               NAP            $102,428
      167          $9,169           NAP              1.61            NAP                1.50               NAP            $110,033
      168         $10,185           NAP              1.48            NAP                1.41               NAP            $122,219
      169          $9,028           NAP              1.61            NAP                1.50               NAP            $108,341
      170          $9,197           NAP              1.53            NAP                1.36               NAP            $110,359
      171          $8,481           NAP              1.78            NAP                1.70               NAP            $101,776
      172          $8,723           NAP              1.61            NAP                1.50               NAP            $104,673
      173          $8,079           NAP              1.46            NAP                1.25               NAP             $96,947
      174          $7,334           NAP              3.79            NAP                3.65               NAP             $88,010
      175          $7,026           NAP              2.17            NAP                2.01               NAP             $84,317
      176          $7,904           NAP              2.97            NAP                2.78               NAP             $94,845
      177          $7,267           NAP              3.46            NAP                3.05               NAP             $87,201
      179          $6,144           NAP              2.44            NAP                2.27               NAP             $73,726
      180          $6,118           NAP              1.61            NAP                1.46               NAP             $73,418
      181          $5,173           NAP              1.31            NAP                1.28               NAP             $62,075

------------------------------------------------------------------------------------------------------------------------------------
             CUT-OFF DATE
     LOAN     BALANCE PER         INTEREST        BALLOON LOAN         BALLOON         BALLOON         CUT-OFF          APPRAISED
   POOL NO.   UNIT OR SF       ACCRUAL METHOD         (Y/N)            BALANCE           LTV          DATE LTV            VALUE
------------------------------------------------------------------------------------------------------------------------------------
       2           $74.92          30/360              No           $62,256,524          47.5%           55.6%         $131,200,000
      20          $156.51        Actual/360            Yes          $17,584,020          60.6%           68.8%          $29,000,000
      43           $33.87        Actual/360            Yes           $8,296,866          40.7%           51.0%          $20,400,000
      60           $62.64        Actual/360            Yes           $6,005,664          44.5%           51.2%          $13,500,000
      61           $62.64        Actual/360            Yes           $5,872,205          44.5%           51.2%          $13,200,000
      67           $72.57        Actual/360            No              $430,545           4.5%           63.9%           $9,500,000
      70           $35.01        Actual/360            Yes           $4,775,721          16.8%           21.0%          $28,500,000
      73          $109.90        Actual/360            Yes           $5,084,713          69.7%           79.3%           $7,290,000
      84           $59.16        Actual/360            Yes           $3,938,337          51.1%           62.7%           $7,600,000
      87           $59.16        Actual/360            Yes           $3,705,145          51.1%           62.7%           $7,150,000
      91           $75.53        Actual/360            Yes           $2,880,948          40.3%           59.0%           $7,150,000
      92           $59.16        Actual/360            Yes           $3,368,314          51.1%           62.7%           $6,500,000
      93           $59.16        Actual/360            Yes           $3,264,675          51.1%           62.7%           $6,300,000
      96           $55.95          30/360              Yes           $3,148,169          19.8%           25.0%          $15,900,000
      98           $49.83        Actual/360            No              $167,781           2.3%           54.8%           $7,250,000
      103          $89.04        Actual/360            Yes           $2,875,762          55.8%           69.5%           $5,150,000
      106          $61.65        Actual/360            Yes           $3,043,658          53.4%           61.2%           $5,700,000
      108      $23,814.69        Actual/360            Yes           $2,594,126          25.9%           32.9%          $10,000,000
      115          $32.31        Actual/360            Yes           $2,603,348          37.3%           42.8%           $6,980,000
      120          $42.92        Actual/360            Yes           $1,809,446          38.5%           55.9%           $4,700,000
      122      $39,835.49        Actual/360            Yes           $1,886,636          31.4%           39.8%           $6,000,000
      123         $131.90        Actual/360            No               $50,826           0.9%           43.7%           $5,400,000
      124          $28.08        Actual/360            Yes           $1,622,539          49.9%           71.9%           $3,250,000
      125      $25,143.90        Actual/360            Yes           $1,830,134          47.3%           59.1%           $3,870,000
      126          $23.18        Actual/360            No               $65,927           1.8%           60.4%           $3,750,000
      127          $75.53        Actual/360            Yes           $1,964,857          44.3%           50.5%           $4,440,000
      129          $54.09        Actual/360            Yes           $1,757,504          58.6%           72.2%           $3,000,000
      130          $55.44          30/360              No               $19,812           0.6%           64.9%           $3,300,000
      131          $47.90        Actual/360            Yes           $1,834,475          46.4%           50.4%           $3,950,000
      132          $50.48        Actual/360            Yes           $1,628,369          40.3%           49.2%           $4,040,000
      136      $41,387.22        Actual/360            Yes           $1,629,242          65.2%           79.5%           $2,500,000
      137      $15,385.76        Actual/360            Yes           $1,831,531          37.6%           40.7%           $4,875,000
      138          $65.46        Actual/360            Yes           $1,629,072          50.1%           61.1%           $3,250,000
      139         $107.67        Actual/360            Yes           $1,625,206          43.5%           53.1%           $3,740,000
      140          $19.76        Actual/360            Yes           $1,384,890          29.6%           42.4%           $4,675,000
      141      $46,688.55        Actual/360            Yes           $1,728,443          40.2%           45.6%           $4,300,000
      142         $124.72        Actual/360            No               $79,698           2.3%           54.7%           $3,450,000
      144          $51.75        Actual/360            Yes           $1,453,277          51.0%           62.8%           $2,850,000
      145      $14,773.84        Actual/360            Yes           $1,531,096          61.2%           71.5%           $2,500,000
      146          $65.11        Actual/360            Yes           $1,407,335          46.9%           57.6%           $3,000,000
      147         $153.48        Actual/360            Yes           $1,380,349          49.7%           60.9%           $2,780,000
      148          $66.31        Actual/360            Yes           $1,393,906          45.6%           55.3%           $3,060,000
      149          $33.39        Actual/360            Yes           $1,380,756          55.2%           67.5%           $2,500,000
      150         $102.12        Actual/360            Yes           $1,380,345          50.2%           61.4%           $2,750,000
      151          $28.50        Actual/360            Yes           $1,377,875          39.1%           47.9%           $3,525,000
      152          $51.63        Actual/360            Yes           $1,384,710          46.2%           56.3%           $2,995,000
      153          $26.22        Actual/360            Yes           $1,529,981          57.1%           61.8%           $2,680,000
      155          $29.28        Actual/360            Yes           $1,284,270          42.8%           53.1%           $3,000,000
      156          $59.16        Actual/360            Yes           $1,243,686          51.1%           62.7%           $2,400,000
      157          $59.16        Actual/360            Yes           $1,243,686          51.1%           62.7%           $2,400,000
      158          $62.13        Actual/360            Yes           $1,300,930          48.2%           55.4%           $2,700,000
      159         $100.95        Actual/360            No               $40,436           1.0%           35.2%           $4,220,000
      160          $59.16        Actual/360            Yes           $1,191,864          51.1%           62.7%           $2,300,000
      161          $59.16        Actual/360            Yes           $1,178,911          51.1%           62.7%           $2,275,000
      162      $14,846.78        Actual/360            Yes           $1,085,628          19.9%           25.6%           $5,455,000
      163          $59.16        Actual/360            Yes           $1,088,225          51.1%           62.7%           $2,100,000
      164          $24.51        Actual/360            Yes           $1,217,553          58.0%           62.8%           $2,100,000
      165          $99.84        Actual/360            Yes           $1,104,609          55.9%           63.1%           $1,975,000
      166          $52.25        Actual/360            Yes           $1,099,323          66.6%           75.5%           $1,650,000
      167          $59.16        Actual/360            Yes           $1,010,493          51.1%           62.7%           $2,600,000
      168          $32.23        Actual/360            Yes             $875,343          26.5%           37.5%           $3,300,000
      169          $59.16        Actual/360            Yes             $994,948          51.1%           62.7%           $1,920,000
      170          $96.60        Actual/360            Yes           $1,002,606          56.5%           68.6%           $1,775,000
      171          $21.87        Actual/360            Yes           $1,102,689          59.6%           64.5%           $1,850,000
      172          $59.16        Actual/360            Yes             $961,265          51.1%           62.7%           $1,855,000
      173          $25.70        Actual/360            Yes             $893,697          52.6%           64.3%           $1,700,000
      174          $80.73        Actual/360            Yes             $929,947          20.0%           22.5%           $4,650,000
      175      $21,390.85        Actual/360            Yes             $798,711          29.9%           38.4%           $2,675,000
      176          $46.73        Actual/360            No               $41,945           1.5%           35.4%           $2,800,000
      177          $46.95        Actual/360            Yes             $809,690          25.1%           30.8%           $3,225,000
      179          $85.62        Actual/360            Yes             $686,840          30.8%           37.9%           $2,230,000
      180          $59.59        Actual/360            Yes             $664,543          55.4%           67.1%           $1,200,000
      181      $16,590.03        Actual/360            Yes             $569,871          53.0%           64.8%           $1,075,000

---------------------------------------------------------------------------------------------------------------------------------
     LOAN            APPRAISAL          VALUE AS          FIRREA           PHASE I         PHASE II   ENGINEERING
   POOL NO.         REPORT DATE         OF DATE       APPRAISAL (Y/N)       DATE             DATE     REPORT DATE        UCF
---------------------------------------------------------------------------------------------------------------------------------
       2            12/27/2001         12/27/2001           Yes           1/2/2002            NAP      12/28/2001    $10,114,545
      20            08/17/2001         01/01/2002           Yes          09/17/2001           NAP         NAP         $2,401,087
      43            09/10/2001         09/04/2001           Yes           9/17/2001           NAP      08/28/2001     $1,663,669
      60            10/09/2001         09/28/2001           Yes          10/18/2001           NAP      10/08/2001     $1,178,449
      61            10/09/2001         09/27/2001           Yes          09/08/2001           NAP      10/08/2001       $919,603
      67            04/15/2000         08/01/2000           Yes           4/4/2000            NAP      08/23/2000       $854,670
      70            09/28/2001         09/18/2001           Yes           9/26/2001           NAP      09/24/2001     $2,070,881
      73            06/25/2001         05/23/2001           Yes           5/21/2001           NAP      05/18/2001       $642,725
      84            12/07/2001         12/07/2001           Yes          12/19/2001           NAP      12/23/2001       $669,485
      87            01/25/2002         01/01/2002           Yes          12/19/2001           NAP      12/19/2001       $611,301
      91            07/05/2001         07/05/2001           Yes           7/17/2001           NAP      07/12/2001       $520,628
      92            01/25/2002         01/01/2002           Yes          12/19/2001           NAP      12/19/2001       $541,784
      93            01/16/2002         12/10/2001           Yes          12/18/2001           NAP      12/26/2001       $510,048
      96            08/30/2001         08/20/2001           Yes           8/27/2001           NAP      08/21/2001       $944,667
      98            08/28/2001         08/15/2001           Yes           8/22/2001           NAP      08/13/2001       $545,519
      103           07/06/2001         06/26/2001           Yes           6/11/2001           NAP      06/19/2001       $423,504
      106           10/16/2001         10/08/2001           Yes          10/12/2001           NAP      10/10/2001       $487,372
      108           11/08/2001         10/29/2001           Yes          10/16/2001           NAP      10/16/2001       $830,858
      115           08/07/2001         07/26/2001           Yes              NAP              NAP      07/30/2001       $468,875
      120           08/16/2001         08/01/2001           Yes              NAP              NAP      07/25/2001       $411,438
      122           10/31/2001         10/29/2001           Yes              NAP              NAP      10/12/2001       $482,473
      123           10/08/2001         10/04/2001           Yes              NAP              NAP      09/28/2001       $441,200
      124           07/26/2001         07/20/2001           Yes              NAP              NAP      07/16/2001       $302,028
      125           08/15/2001         08/15/2001           Yes              NAP              NAP      08/22/2001       $358,456
      126           08/09/2001         07/27/2001           Yes              NAP              NAP      07/16/2001       $344,001
      127           08/24/2001         08/15/2001           Yes              NAP              NAP      08/22/2001       $358,816
      129           09/20/2001         09/10/2001           Yes              NAP              NAP      09/05/2001       $249,449
      130           06/06/2001         05/24/2001           Yes              NAP              NAP      05/29/2001       $303,787
      131           10/05/2001         10/03/2001           Yes              NAP              NAP      09/26/2001       $316,204
      132           07/19/2001         07/17/2001           Yes              NAP              NAP      07/09/2001       $315,727
      136           06/15/2001         05/22/2001           Yes              NAP              NAP      06/04/2001       $221,401
      137           06/28/2001         06/15/2001           Yes              NAP              NAP      06/15/2001       $449,723
      138           06/13/2001         05/29/2001           Yes              NAP              NAP      06/05/2001       $232,100
      139           06/18/2001         06/11/2001           Yes              NAP              NAP      04/18/2001       $256,434
      140           07/31/2001         07/23/2001           Yes              NAP              NAP      08/17/2001       $431,400
      141           06/14/2001         06/07/2001           Yes              NAP              NAP      06/11/2001       $304,046
      142           09/10/2001         09/10/2001           Yes              NAP              NAP      09/06/2001       $262,682
      144           07/30/2001         07/20/2001           Yes              NAP              NAP      08/13/2001       $221,879
      145           11/07/2000         10/27/2000           Yes          10/24/2000           NAP      10/24/2000       $238,546
      146           06/28/2001         06/22/2001           Yes              NAP              NAP      03/14/2001       $279,451
      147           09/04/2001         08/21/2001           Yes              NAP              NAP      08/21/2001       $202,409
      148           06/28/2001         06/25/2001           Yes              NAP              NAP      06/26/2001       $214,547
      149           08/09/2001         08/02/2001           Yes              NAP              NAP      07/17/2001       $208,333
      150           08/03/2001         07/21/2001           Yes              NAP              NAP      07/18/2001       $229,998
      151           02/23/2001         07/01/2001           Yes              NAP              NAP      06/04/2001       $278,573
      152           06/04/2001         05/23/2001           Yes              NAP              NAP      05/29/2001       $219,728
      153           08/22/2001         08/09/2001           Yes              NAP              NAP      08/15/2001       $225,698
      155           08/23/2001         08/16/2001           Yes              NAP              NAP      08/01/2001       $215,392
      156           12/14/2001         12/14/2001           Yes          12/12/2001           NAP      12/28/2001       $200,619
      157           12/19/2002         12/10/2002           Yes          12/12/2001           NAP      12/31/2001       $200,619
      158           10/16/2001         10/08/2001           Yes              NAP              NAP      10/12/2001       $237,453
      159           10/22/2001         10/16/2001           Yes              NAP              NAP      10/17/2001       $308,549
      160           12/19/2001         12/10/2001           Yes          12/12/2001           NAP      12/31/2001       $192,685
      161           01/16/2002         12/09/2001           Yes          12/20/2001           NAP      12/26/2001       $188,907
      162           08/29/2001         08/17/2001           Yes              NAP              NAP      08/21/2001       $382,367
      163           01/08/2002         12/11/2001           Yes          12/12/2001           NAP      12/27/2001       $172,661
      164           08/20/2001         08/14/2001           Yes              NAP              NAP      08/15/2001       $193,139
      165           07/16/2001         07/07/2001           Yes              NAP              NAP      06/29/2001       $165,080
      166           07/13/2001         07/02/2001           Yes              NAP              NAP      07/11/2001       $138,928
      167           12/18/2001         12/13/2001           Yes          12/12/2001           NAP      12/28/2001       $164,726
      168           07/16/2001         07/14/2001           Yes              NAP              NAP      07/06/2001       $172,019
      169           01/16/2002         12/06/2001           Yes          12/17/2001           NAP      12/20/2001       $160,571
      170           06/22/2001         06/19/2001           Yes              NAP              NAP      06/11/2001       $150,160
      171           08/23/2001         08/14/2001           Yes              NAP              NAP      08/16/2001       $173,000
      172           12/18/2002         12/05/2001           Yes          12/21/2001           NAP      12/12/2001       $164,726
      173           06/27/2001         06/22/2001           Yes              NAP              NAP      06/15/2001       $121,385
      174           06/20/2001         06/12/2001           Yes              NAP              NAP      06/14/2001       $320,884
      175           08/29/2001         08/17/2001           Yes              NAP              NAP      09/17/2001       $169,121
      176           09/03/2001         08/21/2001           Yes              NAP              NAP      08/21/2001       $263,431
      177           06/15/2001         06/05/2001           Yes              NAP              NAP      06/06/2001       $266,091
      179           10/03/2001         09/26/2001           Yes              NAP              NAP      09/28/2001       $167,379
      180           08/02/2001         07/24/2001           Yes              NAP              NAP      07/12/2001       $107,513
      181           08/20/2001         08/14/2001           Yes              NAP              NAP      08/21/2001        $79,428

------------------------------------------------------------------------------------------------------------------------------------
                                            DATE OF                YEARS OF
     LOAN              UNDERWRITTEN        OPERATING              FINANCIAL
   POOL NO.                 NOI            STATEMENT             INFORMATION                          LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
       2                $11,647,572           2002                   2.00         Duke Fluor Daniel
      20                 $2,517,994           2001                   1.00         Ross
      43                 $1,738,958        Appraisal                 0.00         Performance Team
      60                 $1,270,205       T12 10/31/01               3.00         Wickes Furniture Co.
      61                 $1,026,653        T12 11/01                 3.00         Associated Grocers, Inc.
      67                   $901,520         YTD Ann                  1.00         Cinemark USA, Inc.
      70                 $2,399,560         YTD 9/01                 3.00         Lewitt Hackman Etal
      73                   $666,616       T12 7/31/01                1.00         Piggly Wiggly
      84                   $721,677          37256                   3.00         Best Buy Stores, L.P.
      87                   $658,958          37256                   3.00         Best Buy Stores, L.P.
      91                   $584,821           2000                   2.00         TicketMaster, LLC
      92                   $584,021          37256                   3.00         Best Buy Stores, L.P.
      93                   $549,811          37256                   3.00         Best Buy Stores, L.P.
      96                 $1,091,294       7/00 to 6/01               2.50         MusicMatch
      98                   $626,441       Ann 6m 6/01                2.50         Richland Market
      103                  $471,763         YE 2000                  3.00         County of Sacramento - Public Works Agency
      106                  $586,477      7 MO ANN 7/01               3.00         Stuart H. Agren MD
      108                  $872,258         9/30/2001                3.00         NAP
      115                  $545,345        Appraisal                 0.00         Byerly's, Inc.
      120                  $470,001       Ann 9m 9/01                3.00         Sullivans Newmarket
      122                  $506,479      T12 7/31/2001               3.00         NAP
      123                  $462,838         T12 9/01                 3.00         Formula Systems, Inc.
      124                  $336,450        9/30/2001                 2.00         JM Smuckers
      125                  $385,756        Ann 11/01                 3.00         NAP
      126                  $374,154        Appraisal                 0.00         Nogg Chemical & Paper
      127                  $395,345       T12 6/30/01                2.50         Lochwood Square Liquors (A)
      129                  $265,857        Appraisal                 0.00         YKK AP America, Inc.
      130                  $325,210        Appraisal                 0.00         Government Micro Resources, Inc.
      131                  $374,423       T12 9/30/01                3.00         Sutter Medical Foundation
      132                  $354,538      6/1/00-5/31/01              1.00         Hollywood Entertainment Corp.
      136                  $233,401      Ann 10mo 10/01              1.00         NAP
      137                  $456,489      Ann 11mo 11/01              3.00         NAP
      138                  $264,064        Appraisal                 0.00         Inter-American Data Inc.
      139                  $283,820       T12 6/30/01                2.50         Old Republic Title
      140                  $473,293       T-12 7/31/01               3.00         New Maverick Desk, Inc.
      141                  $316,646      Ann 11mo 11/01              3.00         NAP
      142                  $265,858        Appraisal                 0.00         Walgreen Company
      144                  $275,744       T12 6/30/01                2.50         Cyberspace Information Systems
      145                  $268,796      Ann 11/30/2001              1.00         NAP
      146                  $301,028       T12 6/30/01                2.50         Woo Agency Inc.
      147                  $224,217       T-12 6/30/01               1.00         Mobilehome Communities of America, Inc.
      148                  $228,172        Appraisal                 0.00         PETsMART, Inc.
      149                  $241,745           2001                   1.00         ENKI Health & Research Systems
      150                  $247,144        9 Mo. Ann                 3.00         Blockbuster Video
      151                  $309,959        Appraisal                 0.00         Superstores of America, Inc.
      152                  $235,595        Appraisal                 0.00         Canned Foods, Inc. dba Grocery Outlet
      153                  $235,175        T12 6/2001                2.50         NAP
      155                  $237,460        Appraisal                 0.00         Mail Systems, Inc.
      156                  $216,259          37256                   3.00         Best Buy Stores, L.P.
      157                  $216,259          37256                   3.00         Best Buy Stores, L.P.
      158                  $280,199       T12 7/31/01                3.00         Edward D Szmuc MD PC
      159                  $332,936       Ann 9m 9/01                3.00         Sam Woo
      160                  $207,706          37256                   3.00         Best Buy Stores, L.P.
      161                  $203,634          37256                   3.00         Best Buy Stores, L.P.
      162                  $410,567        T12 6/2001                2.50         NAP
      163                  $186,121          37256                   3.00         Best Buy Stores, L.P.
      164                  $201,206        YE 9/2001                 3.00         NAP
      165                  $182,879      Proforma 2002               3.00         Belle Meade Chiropractic Center, P.C.
      166                  $155,304         Proforma                 0.00         Electbus Corporation
      167                  $177,568          37256                   3.00         Best Buy Stores, L.P.
      168                  $180,576       T-12 (07/01)               3.00         NAP
      169                  $173,089          37256                   3.00         Best Buy Stores, L.P.
      170                  $168,332      Ann 11mo 11/01              3.00         Cal Land Title Co.
      171                  $181,188       T-12 9/30/01               3.00         NAP
      172                  $177,568          37256                   3.00         Best Buy Stores, L.P.
      173                  $141,288      Ann 10mo 10/01              3.00         Gold Coast
      174                  $333,529         Proforma                 0.00         Sushi Wok Restaurant
      175                  $183,349        T12 6/2001                2.50         NAP
      176                  $282,090         YE 2000                  3.00         California Radomes
      177                  $301,317         YE 2000                  3.00         Bank of the West
      179                  $179,927        Appraisal                 0.00         Home Comfort Center
      180                  $117,941        T12 7/2001                3.00         Dollar Tree Stores, Inc.
      181                   $81,528         YE 2000                  3.00         NAP

------------------------------------------------------------------------------------------------------------------------------------
                    LEASE EXPIRATION                                  % NSF OF
     LOAN                DATE OF             NSF OF LARGEST         THE LARGEST
   POOL NO.          LARGEST TENANT            TENANT (SF)           TENANT (%)                       2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
       2               10/14/2004                       135,072            13.9%     Compass Group USA
      20                1/31/2012                        30,187            23.7%     Lamps Plus
      43                7/31/2011                       306,890           100.0%     NAP
      60               11/16/2011                        45,559            45.4%     Comp USA
      61                5/31/2008                        53,720            45.6%     Dollar Zone
      67                1/1/2021                         83,660           100.0%     NAP
      70                12/1/2002                        14,326             8.4%     West Rec Marina Mgmt
      73                8/15/2020                        33,407            63.5%     Video World
      84               04/30/2018                        47,441           100.0%     NAP
      87               04/30/2018                        45,345           100.0%     NAP
      91               11/30/2009                        41,734            74.8%     Hotel Reservations Network, Inc.
      92               04/30/2018                        45,638           100.0%     NAP
      93               04/30/2018                        51,104           100.0%     NAP
      96                6/30/2002                        11,217            15.8%     Imperial Business Credit
      98                1/31/2005                        27,789            34.9%     Marie Callenders
      103              10/31/2011                        40,224           100.0%     NAP
      106              12/31/2001                         5,086             9.0%     Russell A Beck, MD and Eric Tutt MD
      108                  NAP                              NAP              NAP     NAP
      115               3/31/2005                        92,469           100.0%     NAP
      120               8/31/2003                        31,321            51.1%     Walgreens
      122                  NAP                              NAP              NAP     NAP
      123               7/24/2002                         4,376            24.5%     Pivia
      124               6/30/2005                        38,202            45.9%     General Fasteners
      125                  NAP                              NAP              NAP     NAP
      126              12/31/2010                        97,683           100.0%     NAP
      127               9/30/2006                         3,836            12.9%     Dr. Feelgood's Sports Bar (B)
      129              06/04/2006                        30,000            75.0%     Alaska Diesel Electric, Inc.
      130               7/31/2016                        38,655           100.0%     NAP
      131               3/31/2004                         5,180            12.5%     Cross Creek Family Counseling
      132               3/31/2007                         9,186            23.3%     Rent Way
      136                  NAP                              NAP              NAP     NAP
      137                  NAP                              NAP              NAP     NAP
      138               3/31/2006                        10,572            34.9%     Centex Homes
      139              12/31/2003                         9,560            51.9%     City & County of San Francisco
      140               1/6/2005                         78,251            78.0%     Moturis, Inc.
      141                  NAP                              NAP              NAP     NAP
      142               6/30/2021                        15,120           100.0%     NAP
      144                  MTM                            2,840             8.2%     Underhill Insurance Agency
      145                  NAP                              NAP              NAP     NAP
      146               2/28/2006                         3,881            14.6%     Progressive Events
      147               7/31/2006                         5,918            53.6%     Old Kent Mortg Co d/b/a Nat'l Pacific Mortgage
      148               6/30/2020                        25,499           100.0%     NAP
      149               6/30/2006                        50,560           100.0%     NAP
      150               4/30/2004                         6,500            39.3%     Chopstix
      151               6/30/2011                        59,238           100.0%     NAP
      152               9/8/2015                         20,321            62.2%     Blockbuster, Inc.
      153                  NAP                              NAP              NAP     NAP
      155               9/30/2011                        17,753            32.6%     Milgard Manufacturing, Inc.
      156              04/30/2018                        46,641           100.0%     NAP
      157              04/30/2018                        28,050           100.0%     NAP
      158              10/31/2004                         2,212             9.2%     Andrews - Brachfeld, MD PC
      159               7/31/2006                         2,530            17.2%     Mesa Dental Center
      160              04/30/2018                        27,700           100.0%     NAP
      161              04/30/2018                        28,050           100.0%     NAP
      162                  NAP                              NAP              NAP     NAP
      163              04/30/2018                        44,383           100.0%     NAP
      164                  NAP                              NAP              NAP     NAP
      165               5/1/2002                          2,133            17.1%     d/b/a Hair Voyant
      166              04/30/2003                         3,518            14.8%     Xcellent Kars Corp.
      167              04/30/2018                        28,255           100.0%     NAP
      168                  NAP                              NAP              NAP     NAP
      169              04/30/2018                        42,769           100.0%     NAP
      170              12/31/2002                         3,808            30.2%     Bank of the West
      171                  NAP                              NAP              NAP     NAP
      172              04/30/2018                        45,653           100.0%     NAP
      173               1/31/2004                        16,523            38.9%     Pulse Productions Inc.
      174               3/2/2011                          3,868            29.8%     Blockbuster DVD
      175                  NAP                              NAP              NAP     NAP
      176               8/15/2006                        21,237           100.0%     NAP
      177               6/30/2006                        21,129           100.0%     NAP
      179               4/16/2006                         3,680            37.2%     Strings Italian Cafe
      180              10/31/2004                         6,160            45.6%     The Cato Corporation
      181                  NAP                              NAP              NAP     NAP

----------------------------------------------------------------------------------------------------------------------------------
                   LEASE EXPIRATION                                       % NSF OF
     LOAN           OF 2ND LARGEST             NSF OF 2ND               2ND LARGEST
   POOL NO.             TENANT             LARGEST TENANT (SF)           TENANT (%)                 3RD LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
       2              12/31/2006                 133,147                       13.7%      Goodrich
      20              11/30/2011                  11,100                        8.7%      Sundance Catalog
      43                 NAP                         NAP                         NAP      NAP
      60              11/30/2011                  25,645                       25.5%      Staples
      61              1/31/2009                   21,136                       17.9%      Hollywood Video
      67                 NAP                         NAP                         NAP      NAP
      70              3/14/2003                    9,745                        5.7%      Union Bank of CA
      73              4/14/2003                    3,000                        5.7%      Sylvan Learning Center
      84                 NAP                         NAP                         NAP      NAP
      87                 NAP                         NAP                         NAP      NAP
      91              5/14/2006                   14,084                       25.2%      NAP
      92                 NAP                         NAP                         NAP      NAP
      93                 NAP                         NAP                         NAP      NAP
      96              11/30/2001                  10,409                       14.6%      Living Church of God
      98              3/31/2008                   11,134                       14.0%      Ace Hardware
      103                NAP                         NAP                         NAP      NAP
      106             11/30/2004                   3,454                        6.1%      Neurological Physicians of Arizona
      108                NAP                         NAP                         NAP      NAP
      115                NAP                         NAP                         NAP      NAP
      120             1/31/2004                   10,922                       17.8%      Rent-A-Center  (Bldg 3)
      122                NAP                         NAP                         NAP      NAP
      123              2/4/2004                    4,208                       23.5%      Peninsula Bible Church
      124             5/31/2004                   12,967                       15.6%      Schiele Enterprises
      125                NAP                         NAP                         NAP      NAP
      126                NAP                         NAP                         NAP      NAP
      127             12/31/2002                   2,800                        9.4%      Cardsmart (B)
      129              6/4/2011                   10,020                       25.0%      NAP
      130                NAP                         NAP                         NAP      NAP
      131             10/31/2004                   3,996                        9.6%      Transportation Mgmt. Concepts
      132             10/31/2002                   3,022                        7.7%      Sherman, Inc.
      136                NAP                         NAP                         NAP      NAP
      137                NAP                         NAP                         NAP      NAP
      138             8/31/2003                    6,216                       20.5%      Centex Homes
      139             6/30/2011                    8,870                       48.1%      NAP
      140             3/31/2003                   22,058                       22.0%      NAP
      141                NAP                         NAP                         NAP      NAP
      142                NAP                         NAP                         NAP      NAP
      144                MTM                       2,083                        6.0%      Warner Financial Group
      145                NAP                         NAP                         NAP      NAP
      146             9/30/2004                    3,280                       12.4%      Michael Bisco
      147             2/28/2006                    4,490                       40.7%      Nexgen Investment Group
      148                NAP                         NAP                         NAP      NAP
      149                NAP                         NAP                         NAP      NAP
      150             5/31/2002                    2,405                       14.5%      Tower Cleaners
      151                NAP                         NAP                         NAP      NAP
      152             2/14/2011                    4,000                       12.2%      Quizno's Classic Subs
      153                NAP                         NAP                         NAP      NAP
      155             6/14/2004                   13,612                       25.0%      EdFund
      156                NAP                         NAP                         NAP      NAP
      157                NAP                         NAP                         NAP      NAP
      158             10/31/2002                   2,029                        8.4%      Health First Primary Care PLLC
      159             12/31/2002                   2,000                       13.6%      French's Cupcake Bakery
      160                NAP                         NAP                         NAP      NAP
      161                NAP                         NAP                         NAP      NAP
      162                NAP                         NAP                         NAP      NAP
      163                NAP                         NAP                         NAP      NAP
      164                NAP                         NAP                         NAP      NAP
      165             4/30/2002                    2,000                       16.0%      Dr. Parrish
      166             3/31/2003                    2,100                        8.8%      Tropic Sunrise
      167                NAP                         NAP                         NAP      NAP
      168                NAP                         NAP                         NAP      NAP
      169                NAP                         NAP                         NAP      NAP
      170             12/31/2005                   3,534                       28.1%      1st Union Securities
      171                NAP                         NAP                         NAP      NAP
      172                NAP                         NAP                         NAP      NAP
      173             7/31/2002                    7,650                       18.0%      A.C.O. Labs
      174             10/19/2010                   3,035                       23.4%      Happy Nails
      175                NAP                         NAP                         NAP      NAP
      176                NAP                         NAP                         NAP      NAP
      177                NAP                         NAP                         NAP      NAP
      179             7/31/2011                    2,400                       24.3%      Meissner Sewing Center
      180             1/31/2009                    4,240                       31.4%      Rentway TTIG, L.P.
      181                NAP                         NAP                         NAP      NAP

------------------------------------------------------------------------------------------------------------------------------------
             LEASE EXPIRATION                             % NSF OF
     LOAN     OF 3RD LARGEST        NSF OF 3RD          3RD LARGEST       RELATED
   POOL NO.       TENANT        LARGEST TENANT (SF)      TENANT (%)   BORROWERS (Y/N)     RELATED BORROWER LIST
------------------------------------------------------------------------------------------------------------------------------------
       2        8/31/2010            119,552                12.3%           No
      20        11/30/2005             7,942                 6.2%           No
      43           NAP                   NAP                  NAP           No
      60        11/30/2011            24,482                24.4%           No
      61        12/31/2003             8,950                 7.6%           No
      67           NAP                   NAP                  NAP           No
      70        10/1/2004              9,388                 5.5%           No
      73        11/9/2005              2,400                 4.6%           No
      84           NAP                   NAP                  NAP           No
      87           NAP                   NAP                  NAP           No
      91           NAP                     -                 0.0%           No
      92           NAP                   NAP                  NAP           No
      93           NAP                   NAP                  NAP           No
      96        12/31/2003             7,690                10.8%           No
      98        10/31/2006             9,216                11.6%           No
      103          NAP                   NAP                  NAP           No
      106       10/31/2006             3,436                 6.1%           Yes           2034 E. Southern Avenue (173).
      108          NAP                   NAP                  NAP           Yes           Chaparral Apartments (138).
      115          NAP                   NAP                  NAP           No
      120       12/31/2004             3,367                 5.5%           No
      122          NAP                   NAP                  NAP           Yes           Chautauqua Apartments (122).
      123       7/21/2004              3,233                18.1%           No
      124       2/28/2006             12,900                15.5%           No
      125          NAP                   NAP                  NAP           No
      126          NAP                   NAP                  NAP           No
      127       3/31/2006              2,640                 8.9%           No
      129          NAP                   NAP                  NAP           No
      130          NAP                   NAP                  NAP           No
      131       7/31/2003              3,834                 9.2%           No
      132       2/28/2002              2,500                 6.3%           No
      136          NAP                   NAP                  NAP           No
      137          NAP                   NAP                  NAP           No
      138       11/30/2005             5,030                16.6%           No
      139          NAP                   NAP                  NAP           No
      140          NAP                   NAP                  NAP           No
      141          NAP                   NAP                  NAP           No
      142          NAP                   NAP                  NAP           No
      144          MTM                 1,540                 4.5%           No
      145          NAP                   NAP                  NAP           No
      146       12/31/2003             3,243                12.2%           Yes           Yates Commerce Associates (182).
      147       7/31/2006                630                 5.7%           No
      148          NAP                   NAP                  NAP           No
      149          NAP                   NAP                  NAP           No
      150       4/30/2002              1,704                10.3%           No
      151          NAP                   NAP                  NAP           No
      152       2/28/2008              1,690                 5.2%           No
      153          NAP                   NAP                  NAP           Yes           Victorville South Self Storage (181),
                                                                                          Borrego Self Storage (176).
      155       8/30/2006             13,612                25.0%           No
      156          NAP                   NAP                  NAP           No
      157          NAP                   NAP                  NAP           No
      158       12/31/2005             2,029                 8.4%           Yes           560 W. Brown Road (120).
      159       12/31/2006             1,950                13.2%           No
      160          NAP                   NAP                  NAP           No
      161          NAP                   NAP                  NAP           No
      162          NAP                   NAP                  NAP           Yes           Lincoln Estates (184).
      163          NAP                   NAP                  NAP           No
      164          NAP                   NAP                  NAP           Yes           Victorville South Self Storage (181),
                                                                                          A-American Truxtun, Bakersfield (170).
      165       10/31/2002             1,512                12.1%           No
      166       3/31/2003              2,100                 8.8%           No
      167          NAP                   NAP                  NAP           No
      168          NAP                   NAP                  NAP           No
      169          NAP                   NAP                  NAP           No
      170       6/30/2003              2,308                18.3%           No
      171          NAP                   NAP                  NAP           Yes           A-American Truxtun, Bakersfield (170),
                                                                                          Borrego Self Storage (176).
      172          NAP                   NAP                  NAP           No
      173       3/31/2002              6,597                15.5%           Yes           Eastham Industrial Park (163).
      174       1/18/2011              1,826                14.1%           No
      175          NAP                   NAP                  NAP           Yes           Grossmont Estates (175).
      176          NAP                   NAP                  NAP           No
      177          NAP                   NAP                  NAP           No
      179       07/01/2006             2,100                21.3%           No
      180       11/30/2005             3,120                23.1%           No
      181          NAP                   NAP                  NAP           No

------------------------------------------------------------------------------------------------------------------------------------

               CROSS       SINGLE NOTE /
          COLLATERALIZED     MULTIPLE                                    ADDITIONAL
  LOAN        / CROSS        PROPERTY                                    COLLATERAL
POOL NO.  DEFAULTED (Y/N)   LOAN (Y/N)          CROSSED LOAN LIST          (Y/N)      DESCRIPTION OF ADDITIONAL COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------
    2           No              No                                           No       NAP
   20           No              No                                           No       NAP
   43           No              No                                          Yes       $1,156,514 LC from Tenant (Borrower is
                                                                                      beneficiary) as security for Tenants
                                                                                      obligations under their lease. LC to be
                                                                                      increased and/or decreased pursuant to
                                                                                      Section 6 of Ex A to Note.
   60           No              Yes        Powell Street Station (45).       No       NAP
   61           No              Yes       Cascade Boulevard Center (44).     No       NAP
   67           No              No                                           No       NAP
   70           No              No                                           No       NAP
   73           No              No                                           No       NAP
   84           No              Yes                                          No       NAP
   87           No              Yes                                          No       NAP
   91           No              No                                           No       NAP
   92           No              Yes                                          No       NAP
   93           No              Yes                                          No       NAP
   96           No              No                                           No       NAP
   98           No              No                                           No       NAP
   103          No              No                                           No       NAP
   106          No              No                                           No       NAP
   108          No              No                                           No       NAP
   115          No              No                                           No       NAP
   120          No              No                                           No       NAP
   122          No              No                                           No       NAP
   123          No              No                                           No       NAP
   124          No              No                                           No       NAP
   125          No              No                                           No       NAP
   126          No              No                                           No       NAP
   127          No              No                                           No       NAP
   129          No              No                                           No       NAP
   130          No              No                                           No       NAP
   131          No              No                                           No       NAP
   132          No              No                                           No       NAP
   136          No              No                                           No       NAP
   137          No              No                                           No       NAP
   138          No              No                                           No       NAP
   139          N/A             No                                           No       NAP
   140          No              No                                           No       NAP
   141          No              No                                           No       NAP
   142          No              No                                           No       NAP
   144          No              No                                           No       NAP
   145          No              No                                           No       NAP
   146          No              No                                           No       NAP
   147          No              No                                           No       NAP
   148          No              No                                           No       NAP
   149          No              No                                           No       NAP
   150          No              No                                           No       NAP
   151          No              No                                           No       NAP
   152          No              No                                           No       NAP
   153          No              No                                           No       NAP
   155          No              No                                           No       NAP
   156          No              Yes                                          No       NAP
   157          No              Yes                                          No       NAP
   158          No              No                                           No       NAP
   159          No              No                                           No       NAP
   160          No              Yes                                          No       NAP
   161          No              Yes                                          No       NAP
   162          No              No                                           No       NAP
   163          No              Yes                                          No       NAP
   164          No              No                                           No       NAP
   165          No              No                                           No       NAP
   166          No              No                                           No       NAP
   167          No              Yes                                          No       NAP
   168          No              No                                           No       NAP
   169          No              Yes                                          No       NAP
   170          No              No                                           No       NAP
   171          No              No                                           No       NAP
   172          No              Yes                                          No       NAP
   173          No              No                                           No       NAP
   174          NAV             No                                           No       NAP
   175          No              No                                           No       NAP
   176          No              No                                           No       NAP
   177          No              No                                           No       NAP
   179          No              No                                           No       NAP
   180          No              No                                           No       NAP
   181          No              No                                           No       NAP

------------------------------------------------------------------------------------------------------------------------------------
                                       TAX SERVICE         INITIAL TAX           ONGOING TAX    TAX RESERVE      SPRINGING RESERVE
     LOAN            TAX ESCROW        CONTRACT IN            ESCROW               ESCROW -      CAP ($ AND         REQUIREMENT
   POOL NO.        IN PLACE (Y/N)      PLACE (Y/N)          AMOUNT ($)           MONTHLY ($)    DESCRIPTION)       FOR TAX (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
       2                 No                Yes                   $0                     $0          NAP                 Yes
      20                 Yes               Yes              $36,707                $36,707          NAP                  No
      43                 No                Yes                   $0                     $0          NAP                  No
      60                 Yes               Yes              $24,685                $12,343          NAP                  No
      61                 Yes               Yes              $24,137                $12,068          NAP                  No
      67                 Yes               Yes              $61,200                 $6,753          NAP                  No
      70                 No                Yes                   $0                     $0          NAP                  No
      73                 Yes               Yes               $9,086                   $826          NAP                  No
      84                 No                Yes                   $0                     $0          NAP                 Yes
      87                 No                Yes                   $0                     $0          NAP                 Yes
      91                 Yes               Yes              $36,295                 $7,114          NAP                  No
      92                 No                Yes                   $0                     $0          NAP                 Yes
      93                 No                Yes                   $0                     $0          NAP                 Yes
      96                 Yes               Yes               $7,848                 $3,924          NAP                  No
      98                 Yes               Yes              $47,912                 $5,989          NAP                  No
      103                Yes               Yes               $7,082                 $3,541          NAP                  No
      106                Yes               Yes              $25,326                $12,663          NAP                  No
      108                No                Yes                   $0                     $0          NAP                  No
      115                No                Yes                   $0                     $0          NAP                 Yes
      120                Yes               Yes              $30,385                $15,191          NAP                  No
      122                Yes               Yes              $10,977                 $3,659          NAP                  No
      123                No                Yes                   $0                     $0          NAP                  No
      124                Yes               Yes               $2,711                 $2,711          NAP                  No
      125                Yes               Yes                   $0                 $3,469          NAP                  No
      126                No                Yes                   $0                     $0          NAP                  No
      127                Yes               Yes              $32,904                 $5,484          NAP                  No
      129                Yes               Yes               $4,901                 $4,901          NAP                  No
      130                Yes               Yes                   $0                 $1,538          NAP                  No
      131                No                Yes                   $0                     $0          NAP                  No
      132                Yes               Yes              $17,595                 $3,519          NAP                  No
      136                Yes               Yes                   $0                 $1,714          NAP                  No
      137                No                Yes                   $0                     $0          NAP                  No
      138                Yes               Yes               $9,546                 $3,182          NAP                  No
      139                No                Yes                   $0                     $0          NAP                 Yes
      140                Yes               Yes              $18,522                 $2,646          NAP                  No
      141                Yes               Yes              $10,542                 $1,757          NAP                  No
      142                No                Yes                   $0                     $0          NAP                 Yes
      144                No                Yes                   $0                     $0          NAP                  No
      145                Yes               Yes              $10,143                 $2,123          NAP                  No
      146                Yes               Yes              $11,286                 $1,881          NAP                  No
      147                Yes               Yes               $8,271                 $2,739          NAP                  No
      148                No                Yes                   $0                     $0          NAP                 Yes
      149                No                Yes                   $0                     $0          NAP                  No
      150                Yes               Yes              $15,150                 $3,030          NAP                  No
      151                Yes               Yes              $14,165                 $2,833          NAP                  No
      152                No                Yes                   $0                     $0          NAP                  No
      153                Yes               Yes              $13,272                 $1,659          NAP                  No
      155                No                Yes                   $0                     $0          NAP                  No
      156                No                Yes                   $0                     $0          NAP                 Yes
      157                No                Yes                   $0                     $0          NAP                 Yes
      158                Yes               Yes               $7,276                 $3,638          NAP                  No
      159                No                Yes                   $0                     $0          NAP                  No
      160                No                Yes                   $0                     $0          NAP                 Yes
      161                No                Yes                   $0                     $0          NAP                 Yes
      162                No                Yes                   $0                                 NAP                  No
      163                No                Yes                   $0                     $0          NAP                 Yes
      164                Yes               Yes              $11,240                 $1,405          NAP                  No
      165                Yes               Yes              $19,280                 $1,928          NAP                  No
      166                Yes               Yes               $7,236                   $603          NAP                  No
      167                No                Yes                   $0                     $0          NAP                 Yes
      168                Yes               Yes              $13,820                 $1,382          NAP                  No
      169                No                Yes                   $0                     $0          NAP                 Yes
      170                Yes               Yes               $8,634                 $1,439          NAP                  No
      171                Yes               Yes              $11,352                 $1,419          NAP                  No
      172                No                Yes                   $0                     $0          NAP                 Yes
      173                Yes               Yes               $7,638                 $1,273          NAP                  No
      174                No                Yes                   $0                     $0          NAP                  No
      175                No                Yes                   $0                     $0          NAP                  No
      176                Yes               Yes               $2,360                   $295          NAP                  No
      177                No                Yes                   $0                     $0          NAP                 Yes
      179                No                Yes                   $0                     $0          NAP                  No
      180                Yes               Yes               $2,367                   $263          NAP                  No
      181                Yes               Yes               $1,560                   $780          NAP                  No

-----------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.                                   TERMS OR CONDITIONS FOR SPRINGING TAX RESERVE REQUIREMENT
-----------------------------------------------------------------------------------------------------------------------------------
       2        Actual DSCR falls below 1.25x, as tested on a quarterly basis
      20        No
      43        No
      60        No
      61        No
      67        No
      70        No
      73        No
      84        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      87        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      91        No
      92        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      93        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      96        No
      98        No
      103       No
      106       No
      108       No
      115       Release of Tenant Responsibility
      120       No
      122       No
      123       No
      124       No
      125       No
      126       No
      127       No
      129       No
      130       No
      131       No
      132       No
      136       No
      137       No
      138       No
      139       Release of Tenant Responsibility
      140       No
      141       No
      142       Release of Tenant Responsibility
      144       No
      145       No
      146       No
      147       No
      148       Release of Tenant Responsibility
      149       No
      150       No
      151       No
      152       No
      153       No
      155       No
      156       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      157       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      158       No
      159       No
      160       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      161       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      162       No
      163       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      164       No
      165       No
      166       No
      167       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      168       No
      169       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      170       No
      171       No
      172       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      173       No
      174       No
      175       No
      176       No
      177       Release of Tenant Responsibility
      179       No
      180       No
      181       No

--------------------------------------------------------------------------------------------------------------------------------
                                                        INITIAL              ONGOING          INSURANCE
                 INTEREST ON       INSURANCE           INSURANCE            INSURANCE          RESERVE        SPRINGING RESERVE
     LOAN        TAX ESCROW        ESCROW IN             ESCROW              ESCROW -        CAP ($ AND        REQUIREMENT FOR
   POOL NO.       PAID TO:        PLACE (Y/N)          AMOUNT ($)          MONTHLY ($)      DESCRIPTION)       INSURANCE (Y/N)
--------------------------------------------------------------------------------------------------------------------------------
       2          Servicer            No                      $0                   $0            NAP                 Yes
      20          Servicer            Yes                $18,963               $1,805            NAP                  No
      43          NAP                 No                      $0                   $0            NAP                  No
      60          Servicer            No                      $0                   $0            NAP                  No
      61          Servicer            No                      $0                   $0            NAP                  No
      67          Servicer            Yes                   $940                 $235            NAP                  No
      70          NAP                 No                      $0                   $0            NAP                  No
      73          Servicer            Yes                 $9,765               $1,085            NAP                  No
      84          Borrower            No                      $0                   $0            NAP                 Yes
      87          Borrower            No                      $0                   $0            NAP                 Yes
      91          Servicer            Yes                   $900                 $150            NAP                  No
      92          Borrower            No                      $0                   $0            NAP                 Yes
      93          Borrower            No                      $0                   $0            NAP                 Yes
      96          Servicer            Yes                 $2,200                 $200            NAP                  No
      98          Servicer            Yes                 $6,816               $3,408            NAP                  No
      103         Servicer            No                      $0                   $0            NAP                  No
      106         Servicer            Yes                   $225                 $225            NAP                  No
      108         NAP                 No                      $0                   $0            NAP                  No
      115         NAP                 No                      $0                   $0            NAP                 Yes
      120         Servicer            Yes                 $4,038                 $673            NAP                  No
      122         Servicer            Yes                 $2,526                 $842            NAP                  No
      123         NAP                 No                      $0                   $0            NAP                  No
      124         Servicer            Yes                 $4,340                 $620            NAP                  No
      125         Servicer            Yes                 $9,099               $1,011            NAP                  No
      126         NAP                 No                      $0                   $0            NAP                  No
      127         Servicer            Yes                 $9,262                 $842            NAP                  No
      129         Servicer            No                      $0                   $0            NAP                  No
      130         Servicer            Yes                $11,875               $2,375            NAP                  No
      131         NAP                 No                      $0                   $0            NAP                  No
      132         Servicer            Yes                 $2,781                 $309            NAP                  No
      136         Servicer            Yes                 $4,137                 $591            NAP                  No
      137         NAP                 No                      $0                   $0            NAP                  No
      138         Servicer            Yes                 $4,233               $1,411            NAP                  No
      139         NAP                 No                      $0                   $0            NAP                 Yes
      140         Servicer            Yes                 $1,127                 $161            NAP                  No
      141         Servicer            Yes                 $8,490               $1,415            NAP                  No
      142         NAP                 No                      $0                   $0            NAP                 Yes
      144         NAP                 No                      $0                   $0            NAP                  No
      145         Borrower            Yes                 $3,432               $1,022            NAP                  No
      146         Servicer            Yes                 $2,223                 $247            NAP                  No
      147         Servicer            Yes                 $7,854               $1,309            NAP                  No
      148         NAP                 No                      $0                   $0            NAP                 Yes
      149         NAP                 No                      $0                   $0            NAP                  No
      150         Servicer            Yes                   $954                 $477            NAP                  No
      151         Servicer            No                      $0                   $0            NAP                 Yes
      152         NAP                 No                      $0                   $0            NAP                  No
      153         Servicer            Yes                   $666                 $222            NAP                  No
      155         NAP                 No                      $0                   $0            NAP                  No
      156         Borrower            No                      $0                   $0            NAP                 Yes
      157         Borrower            No                      $0                   $0            NAP                 Yes
      158         Servicer            Yes                 $2,142                 $238            NAP                  No
      159         NAP                 No                      $0                   $0            NAP                  No
      160         Borrower            No                      $0                   $0            NAP                 Yes
      161         Borrower            No                      $0                   $0            NAP                 Yes
      162         NAP                 No                      $0                   $0            NAP                  No
      163         Borrower            No                      $0                   $0            NAP                 Yes
      164         Servicer            Yes                   $966                 $138            NAP                  No
      165         Servicer            Yes                 $1,160                 $290            NAP                  No
      166         Servicer            Yes                 $2,792                 $349            NAP                  No
      167         Borrower            No                      $0                   $0            NAP                 Yes
      168         Servicer            Yes                 $4,848                 $404            NAP                  No
      169         Borrower            No                      $0                   $0            NAP                 Yes
      170         Servicer            Yes                 $1,524                 $254            NAP                  No
      171         Servicer            Yes                   $952                 $136            NAP                  No
      172         Borrower            No                      $0                   $0            NAP                 Yes
      173         Servicer            Yes                 $3,492                 $388            NAP                  No
      174         NAP                 No                      $0                   $0            NAP                  No
      175         NAP                 No                      $0                   $0            NAP                  No
      176         Servicer            Yes                 $2,526                 $421            NAP                  No
      177         NAP                 No                      $0                   $0            NAP                 Yes
      179         NAP                 No                      $0                   $0            NAP                  No
      180         Servicer            Yes                 $1,430                 $143            NAP                  No
      181         Servicer            Yes                   $501                 $167            NAP                  No

-----------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.                              TERMS OR CONDITIONS FOR SPRINGING INSURANCE RESERVE REQUIREMENT
-----------------------------------------------------------------------------------------------------------------------------------
       2        Actual DSCR falls below 1.25x, as tested on a quarterly basis
      20        No
      43        No
      60        No
      61        No
      67        No
      70        No
      73        No
      84        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      87        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      91        No
      92        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      93        Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      96        No
      98        No
      103       No
      106       No
      108       No
      115       Release of Tenant Responsibility
      120       No
      122       No
      123       No
      124       No
      125       No
      126       No
      127       No
      129       No
      130       No
      131       No
      132       No
      136       No
      137       No
      138       No
      139       Release of Tenant Responsibility
      140       No
      141       No
      142       Release of Tenant Responsibility
      144       No
      145       No
      146       No
      147       No
      148       Release of Tenant Responsibility
      149       No
      150       No
      151       Release of Tenant Responsibility
      152       No
      153       No
      155       No
      156       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      157       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      158       No
      159       No
      160       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      161       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      162       No
      163       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      164       No
      165       No
      166       No
      167       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      168       No
      169       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      170       No
      171       No
      172       Failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P or loan default
      173       No
      174       No
      175       No
      176       No
      177       Release of Tenant Responsibility
      179       No
      180       No
      181       No

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                      INTEREST ON                                DEFERRED MAINTENANCE                         % OF TOTAL RECOMMENDED
     LOAN           INSURANCE ESCROW    DEFERRED MAINTENANCE       RECOMMENDED PER     DEFERRED MAINTENANCE    DEFERRED MAINTENANCE
   POOL NO.             PAID TO:        ESCROW IN PLACE (Y/N)         REPORT ($)        ESCROW AMOUNT ($)       AMOUNT ESCROWED (%)
------------------------------------------------------------------------------------------------------------------------------------
       2             Servicer                    No                       $0                    $0                         0%
      20             Servicer                    No                       $0                    $0                         0%
      43             NAP                         No                       $0                    $0                         0%
      60             NAP                         No                  $41,664                    $0                         0%
      61             NAP                         No                  $54,200                    $0                         0%
      67             Servicer                    No                       $0                    $0                         0%
      70             NAP                         No                   $3,100                    $0                         0%
      73             Servicer                    No                       $0                    $0                         0%
      84             Borrower                    No                       $0                    $0                         0%
      87             Borrower                    No                       $0                    $0                         0%
      91             Servicer                    No                       $0                    $0                         0%
      92             Borrower                    No                       $0                    $0                         0%
      93             Borrower                    No                       $0                    $0                         0%
      96             Servicer                    No                       $0                    $0                         0%
      98             Servicer                    No                       $0                    $0                         0%
      103            NAP                         No                       $0                    $0                         0%
      106            Servicer                    No                       $0                    $0                         0%
      108            NAP                         No                       $0                    $0                         0%
      115            NAP                         No                       $0                    $0                         0%
      120            Servicer                    No                       $0                    $0                         0%
      122            Servicer                    No                       $0                    $0                         0%
      123            NAP                         No                       $0                    $0                         0%
      124            Servicer                    No                       $0                    $0                         0%
      125            Servicer                    No                       $0                    $0                         0%
      126            NAP                         No                   $1,500                    $0                         0%
      127            Servicer                    No                       $0                    $0                         0%
      129            NAP                         No                       $0                    $0                         0%
      130            Servicer                    No                       $0                    $0                         0%
      131            NAP                         No                       $0                    $0                         0%
      132            Servicer                    No                       $0                    $0                         0%
      136            Servicer                    No                  $41,000                    $0                         0%
      137            NAP                         No                       $0                    $0                         0%
      138            Servicer                    No                       $0                    $0                         0%
      139            NAP                         No                       $0                    $0                         0%
      140            Servicer                    No                       $0                    $0                         0%
      141            Servicer                    No                       $0                    $0                         0%
      142            NAP                         No                       $0                    $0                         0%
      144            NAP                         No                       $0                    $0                         0%
      145            Borrower                    No                       $0                    $0                         0%
      146            Servicer                    No                       $0                    $0                         0%
      147            Servicer                    No                       $0                    $0                         0%
      148            NAP                         No                   $1,000                    $0                         0%
      149            NAP                         No                       $0                    $0                         0%
      150            Servicer                    No                       $0                    $0                         0%
      151            NAP                         No                       $0                    $0                         0%
      152            NAP                         No                       $0                    $0                         0%
      153            Servicer                    No                       $0                    $0                         0%
      155            NAP                         No                       $0                    $0                         0%
      156            Borrower                    No                   $1,950                    $0                         0%
      157            Borrower                    No                   $8,500                    $0                         0%
      158            Servicer                    No                       $0                    $0                         0%
      159            NAP                         No                       $0                    $0                         0%
      160            Borrower                    No                  $24,200                    $0                         0%
      161            Borrower                    No                       $0                    $0                         0%
      162            NAP                         No                   $3,500                    $0                         0%
      163            Borrower                    No                   $1,000                    $0                         0%
      164            Servicer                    No                       $0                    $0                         0%
      165            Primary Servicer            Yes                 $10,250               $12,813                       125%
      166            Servicer                    No                       $0                    $0                         0%
      167            Borrower                    No                   $5,000                    $0                         0%
      168            Servicer                    No                       $0                    $0                         0%
      169            Borrower                    No                       $0                    $0                         0%
      170            Servicer                    No                       $0                    $0                         0%
      171            Servicer                    No                   $5,500                    $0                         0%
      172            Borrower                    No                       $0                    $0                         0%
      173            Servicer                    No                       $0                    $0                         0%
      174            NAP                         No                       $0                    $0                         0%
      175            NAP                         No                   $1,000                    $0                         0%
      176            Servicer                    No                   $3,000                    $0                         0%
      177            NAP                         No                       $0                    $0                         0%
      179            NAP                         No                       $0                    $0                         0%
      180            Servicer                    No                     $250                    $0                         0%
      181            Servicer                    No                       $0                    $0                         0%

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     LOAN
   POOL NO.                                         DEFERRED MAINTENANCE COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
       2        Consultant---No deferred maintenance was observed on the subject property. All systems are covered under regular service contracts and have been maintained in an above-average condition and/or upgraded. The subject is relatively new and has been kept in good condition. No deferred maintenance was found therefore no impounding is required. The
                Sponsor, New York State Common Retirement Fund, is considered to have more than adequate resources to maintain the subject. A springing capital expense escrow (lockbox) will be collected if the debt service coverage falls below
                1.25x or if the loan is in default.
      20        No deferred maintenance items have been recommended. However, the Lender requires the monthly impounding of funds for capital expenditures. The capital expenditures will be $.15 per sf. The monthly impound for capital expenditures is $1,595.
      43        - No significant items of deferred maintenance were noted.
      60        The overall general condition of the subject property was observed to be in fair to good condition.
      61        The overall general condition of the subject property was observed to be in fair to good condition with immediate repairs including roof repairs, fencing repairs exterior masonry wall repairs and asphalt paving repairs.
      67        Since the property  is new construction no deferred maintenance items are needed.
      70        The overall general condition of the subject property is considered to be very good. Suggested immediate repairs include cooling tower repairs and installation of seismic strap at water heater. These are considered part of the property's on-going maintenance and repairs and the Borrower has been provided with a copy of the Engineering
                Report.
      73        No deferred maintenance was identified during completion of the investigation.
      84        The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs,
      87        The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      91        The overall general condition of the subject property is considered to be good. There are no immediate actions required at this time that are greater than the $5,000 reporting threshold.
      92        The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      93        The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      96        - Based on observations made in both the appraisal and the engineering report, no major items of deferred maintenance were noted.
      98        - No immediate repairs required.
      103       At the time of the Engineer's inspection, deferred roof-related items included damaged gutters, downspouts, drywall and loose seam covers. Estimated cost to cure was $9,500. The Borrower addressed and remediated all deferred items prior to loan closing. As such, no reserve was necessary and no further action is required.
      106       The subject property has been well maintain and as a result no deferred maintenance is required
      108       The property is in good overall condition, with no deferred maintenance noted.
      115       The property appeared to be in generally good condition. No immediate repairs were identified for the subject property.
      120       The property appeared to be in good condition.  No immediate repairs were observed at the site.
      122       Deferred maintenance was not observed at the subject property. The subject property appeared to be in very good condition.
      123       The subject property is generally in good condition. Deferred maintenance was not observed at the Project.
      124       The property appeared to be in good condition.  No immediate repair Items were observed at the site.
      125       The property appeared to be in generally good condition. No immediate repair items were noted during the site inspection.
      126       The property appeared to be in generally good condition. Immediate repair includes removing soil from railroad tracks and installing an erosion control until grass is in place. Due to a low estimate of $1,500, no deferred maintenance impound shall be required.
      127       The property appeared to be in generally good condition.  No immediate repairs were identified.
      129       The new building has no identified deferred maintenance or immediate costs.
      130       The property appeared to be in generally good condition. No immediate repairs were identified. Based on a review of the Engineering Report and the appraisal report, the subject property appears to be in good overall condition with no major signs of deferred maintenance noted.
      131       The subject property appeared to be in generally good condition. Items in need of immediate repair were not observed.
      132       The property appeared to be in generally good condition. NAC did not identify any immediate repairs for the subject property.
      136       The property was constructed in 2000 and the overall general condition of the property is good. Deferred maintenance noted in the report consisted of completing the pavement construction and striping the pavement and correcting a drainage problem. The site work totaled $41,000 and was completed prior to loan funding. The borrower provided documentation and pictures of the work to the lender and NAC.
      137       No immediate deferred maintenance was identified.
      138       According to National Assessment Corporation the property appeared to be in generally very good to excellent condition. No items, which would require immediate repairs, were observed. All maintenance of the driveways, parking areas, sidewalks, and landscaping are performed under a " Common Area Maintenance Agreement".
      139       No immediate needs were identified.
      140       The property is in generally fair condition.  No items of immediate action were recommended.
      141       No immediate needs required.
      142       The property appeared to be in generally good condition.  No immediate repairs were observed.
      144       Immediate repair needs were not identified during this assessment. Although engineer noticed cracking on the parking decks, Borrower had a structural engineer inspect the parking deck. The borrower's structural engineer concluded that the cracks were more cosmetic in nature and are not considered to create any structural integrity issues.
      145       The overall general condition of the subject property is considered to be good and there are no immediate action recommendations at this time.
      146       No immediate repairs are required.
      147       The building at the subject property was constructed in 2000. No deferred maintenance observed.
      148       The property appeared to be in generally good condition. A small roof leak was identified as an immediate repair at the subject property. An impound was not required as the estimate to repair the leak was minimal at $1,000 and could be covered as part of general maintenance of the subject property. PETsMART has made arrangements to have the roof leak repaired in the near future.
      149       The property appeared to be in fair to good condition. NAC did not observe any deferred maintenance issues that require immediate repair.
      150       The property appears to be in good condition. NAC did not observe any items that would require immediate repairs during the July 16, 2001site visit. No costs of work are included in the immediate Repairs Cost Estimate table.
                However it should be noted that there is some areas of sealant joints in the storefront window system leaking in
                Blockbuster from the irrigation system spraying on them, and the dry cleaner contains a leak in their equipment
                (water heater or steam press) that is slowly leaking through the wall into the building main utility room. Both are considered minor expenses, which require attention, but do not require immediate funds for repair.
      151       According to NAC, the property appeared to be in generally good condition. No immediate repairs are necessary.
      152       The subject property appeared to be in good condition. Items requiring immediate repair or replacement were not observed.
      153       The property appeared to be in good condition with no deferred maintenance noted.
      155       The building at the subject property appeared to be in generally excellent condition. No items were found that require immediate repair or replacement.
      156       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      157       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      158       - The property appeared to be in generally good condition and has been provided adequate maintenance over the past
                25 years. No major immediate repairs are required.
      159       Based on the Engineering Report, there are no deferred maintenance issues.
      160       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      161       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      162       NAC observed several trip hazards (deferred maintenance issue) on-site that required immediate repair. The trip hazards were located in several locations throughout the concrete walkways and some areas of lifting asphalt. The majority of the lifting concrete sections and asphaltwas due to tree root systems. NAC estimateda cost of $3000.
                These items were completed prior to loan funding; therefore, no escrow was required. Reportedly, the City of La Mesa
                Building Department had issued a non-compliance statement to the Property Management for a steel tube handrail that was loose (base of Unit 66). Repair had been conducted by on-site maintenance, however the handrail seemed insecure and required further repair ($500 estimate). Prior to loan closing, the violation was cleared by the City of La
                Mesa.
      163       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      164       The property appeared to be in good condition. NAC did not observe any deferred maintenance issues that require immediate repair.
      165       The property appeared to be in generally good condition. Immediate repairs include repairs to damaged concrete sidewalk, which is a potential trip hazard, and replacement of the concrete wheel stops which are significantly damaged. An upfront deferred maintenance impound was taken (125% of consultant's recommendation).
      166       No Immediate Repair items were observed at the site.
      167       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      168       The overall general condition of the subject property is considered to be good and no immediate needs were noted.
      169       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      170       No deferred maintenance issues were identified for immediate repair.
      171       The subject property is in good condition. One item of deferred maintenance was noted in the Engineering Report.
                This work consists of the removal of the asphalt beam and the excavation and re-grading of the sites northeastern corner to prevent future water buildup (estimated repair cost of $5,500). An impound will not be required as this work is considered relatively minor and can be taken care of with the general maintenance of the property. The lender will require the borrower to complete the deferred maintenace within 120 days of origination. The borrower is required to certify that this work has been completed via a contractor's invoice or certification letter.
      172       The subject properties were generally observed to be in good condition. In addition, the subject buildings have generally been provided with adequate preventative maintenance since initial construction. The consultant concludes that $40,650 currently exists in deferred maintenance. These recommendations were limited to the five Texas facilities and, with the exception of the Dallas, TX facility, were less than $10,000 per facility. Minor items included the following, with all charges less than $5,000 per item: Fort Worth, TX ($8,500 total) - repair roof leaks, plumbing back-up, and soil washout, service the HVAC system, and trim trees; Beaumont, TX ($5000 total) -
                repair roof leaks and HVAC equipment; Arlington, TX ($1,950 total) - repair drywalls and concrete pavement, trim trees; and Houston, TX ($1,000 total) - repair roof leaks and alarm panel deficiency. Considering the $28,500,000 loan size, that these repairs are the tenant's sole responsibility, and the insignificant nature of these repairs, the defer
      173       No deferred maintenance observed.
      174       No immediate repairs required.
      175       NAC observed several trip hazards (deferred maintenance issue) on-site that require immediate repair. The trip hazards are located in several locations throughout the concrete walkways. The majority of the lifting concrete sections and asphalt is due to tree root systems. NAC estimates that there are five individual areas that require immediate attention. These items were completed prior to loan funding, therefore no escrow was required.
      176       Two HVAC units on the building roof do not appear to be working at this time. These units should be repaired to provide adequate cooling of the building. As of 9/24/01, borrower provided evidence of work completed on HVAC units, therefore, impound is not required.
      177       Items in need of immediate repair were not observed.
      179       The retail plaza building was contructed in 2001. As such, all construction materials are new and no deferred maintenance was noted.
      180       The property appeared to be in generally good condition. Immediate repairs include one stair rail located at the delivery entrance to Dollar Tree. Due to the small dollar amount, no impounds were required.
      181       The subject property appeared to be in generally fair-to-good condition. Items in need of immediate repair were not discovered by NAC.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      CAP EX
                                       INITIAL CAP         ONGOING CAP        ANNUAL CAP EX          RESERVE       SPRINGING RESERVE
     LOAN          CAP EX ESCROW        EX ESCROW          EX ESCROW -     RESERVE REQUIREMENT      CAP ($ AND      REQUIREMENT FOR
   POOL NO.        IN PLACE (Y/N)      AMOUNT ($)          MONTHLY ($)       PER SF/UNIT ($)       DESCRIPTION)       CAP EX (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
       2                 No              $0                   $0                  $0.00                     0             Yes
      20                Yes              $0               $1,595                  $0.15                     0              No
      43                 No              $0                   $0                  $0.00                     0              No
      60                 No              $0                   $0                  $0.00                     0              No
      61                 No              $0                   $0                  $0.00                     0              No
      67                 No              $0                   $0                  $0.00                     0              No
      70                 No              $0                   $0                  $0.00                     0              No
      73                Yes              $0                 $658                  $0.15                     0              No
      84                 N               $0                   $0                  $0.00                     0             Yes
      87                 N               $0                   $0                  $0.00                     0             Yes
      91                Yes              $0                 $698                  $0.15                     0              No
      92                 N               $0                   $0                  $0.00                     0             Yes
      93                 N               $0                   $0                  $0.00                     0             Yes
      96                 No              $0                   $0                  $0.00                     0              No
      98                Yes              $0               $1,626                  $0.24                     0              No
      103               Yes              $0                 $613                  $0.18                     0              No
      106               Yes              $0               $1,174                  $0.25                     0              No
      108                No              $0                   $0                  $0.00                     0              No
      115                No              $0                   $0                  $0.00                     0              No
      120                No              $0                   $0                  $0.00                     0              No
      122                No              $0                   $0                  $0.00                     0              No
      123                No              $0                   $0                  $0.00                     0              No
      124                No              $0                   $0                  $0.00                     0              No
      125                No              $0                   $0                  $0.00                     0              No
      126                No              $0                   $0                  $0.00                     0              No
      127                No              $0                   $0                  $0.00                     0              No
      129               Yes              $0                 $334                  $0.10                     0              No
      130               Yes              $0                 $902                  $0.28                     0              No
      131                No              $0                   $0                  $0.00                     0              No
      132                No              $0                   $0                  $0.00                     0              No
      136               Yes              $0               $1,000                $250.00                     0              No
      137                No              $0                   $0                  $0.00                     0              No
      138                No              $0                   $0                  $0.00                     0              No
      139                No              $0                   $0                  $0.00                     0              No
      140                No              $0                   $0                  $0.00                     0              No
      141                No              $0                   $0                  $0.00                     0              No
      142                No              $0                   $0                  $0.00                     0              No
      144                No              $0                   $0                  $0.00                     0              No
      145               Yes         $32,866                   $0                  $0.00                     0              No
      146               Yes              $0                 $508                  $0.23                     0              No
      147               Yes              $0                 $184                  $0.20                     0              No
      148                No              $0                   $0                  $0.00                     0              No
      149                No              $0                   $0                  $0.00                     0              No
      150               Yes              $0                 $262                  $0.19                     0              No
      151               Yes              $0                 $740                  $0.15                 26640              No
      152                No              $0                   $0                  $0.00                     0              No
      153                No              $0                   $0                  $0.00                     0              No
      155                No              $0                   $0                  $0.00                     0              No
      156                N               $0                   $0                  $0.00                     0             Yes
      157                N               $0                   $0                  $0.00                     0             Yes
      158               Yes              $0                 $552                  $0.28                     0              No
      159                No              $0                   $0                  $0.00                     0              No
      160                N               $0                   $0                  $0.00                     0             Yes
      161                N               $0                   $0                  $0.00                     0             Yes
      162                No              $0                   $0                  $0.00                     0              No
      163                N               $0                   $0                  $0.00                     0             Yes
      164                No              $0                   $0                  $0.00                     0              No
      165               Yes              $0                 $337                  $0.32                     0              No
      166               Yes              $0                 $298                  $0.15                     0              No
      167                N               $0                   $0                  $0.00                     0             Yes
      168               Yes              $0                 $713                  $0.22                     0              No
      169                N               $0                   $0                  $0.00                     0             Yes
      170                No              $0                   $0                  $0.00                     0              No
      171                No              $0                   $0                  $0.00                     0              No
      172                N               $0                   $0                  $0.00                     0             Yes
      173               Yes              $0                 $709                  $0.20                     0              No
      174                No              $0                   $0                  $0.00                     0              No
      175               Yes         $30,000                   $0                  $0.00                     0              No
      176                No              $0                   $0                  $0.00                     0              No
      177                No              $0                   $0                  $0.00                     0              No
      179                No              $0                   $0                  $0.00                     0              No
      180               Yes              $0                 $169                  $0.15                     0              No
      181                No              $0                   $0                  $0.00                     0              No

-----------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.     TERMS OR CONDITIONS FOR SPRINGING CAP EX RESERVE REQUIREMENT
-----------------------------------------------------------------------------------------------------------------------------------
       2        Actual DSCR falls below 1.25x, as tested on a quarterly basis
      20        No
      43        No
      60        No
      61        No
      67        No
      70        No
      73        No
      84        Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      87        Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      91        No
      92        Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      93        Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      96        No
      98        No
      103       No
      106       No
      108       No
      115       No
      120       No
      122       No
      123       No
      124       No
      125       No
      126       No
      127       No
      129       No
      130       No
      131       No
      132       No
      136       No
      137       No
      138       No
      139       No
      140       No
      141       No
      142       No
      144       No
      145       No
      146       No
      147       No
      148       No
      149       No
      150       No
      151       No
      152       No
      153       No
      155       No
      156       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      157       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      158       No
      159       No
      160       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      161       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      162       No
      163       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      164       No
      165       No
      166       No
      167       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      168       No
      169       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      170       No
      171       No
      172       Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB" as rated by S&P
      173       No
      174       No
      175       No
      176       No
      177       No
      179       No
      180       No
      181       No

------------------------------------------------------------------------------------------------------------------------------
                  CURRENT CAP         INTEREST ON                                              ONGOING TI/LC      ANNUAL TI/LC
     LOAN          EX ESCROW         CAP EX ESCROW        TI/LC ESCROW      INITIAL TI/LC         ESCROW -         ESCROW PER
   POOL NO.       BALANCE ($)          PAID TO:          IN PLACE (Y/N)   ESCROW AMOUNT ($)     MONTHLY ($)       SF/UNIT ($)
------------------------------------------------------------------------------------------------------------------------------
       2                 $0            Servicer                Yes            $177,678                0              $0.00
      20                 $0            Servicer                Yes              996980             8075              $0.76
      43                 $0               NAP                  Yes              555782                0              $0.00
      60                 $0               NAP                  No                    0                0              $0.00
      61                 $0               NAP                  Yes              130000                0              $0.00
      67                 $0               NAP                  No                    0                0              $0.00
      70                 $0               NAP                  No                    0                0              $0.00
      73               $658            Servicer                Yes                   0             1425              $0.33
      84                 $0            Borrower                No                   $0               $0              $0.00
      87                 $0            Borrower                No                   $0               $0              $0.00
      91               $698            Servicer                Yes                   0             4175              $0.90
      92                 $0            Borrower                No                   $0               $0              $0.00
      93                 $0            Borrower                No                   $0               $0              $0.00
      96                 $0               NAP                  No                    0               $0              $0.00
      98             $1,626            Servicer                Yes                   0             5150              $0.78
      103              $613            Servicer                Yes                   0             3334              $0.99
      106                $0            Servicer                Yes              400000                0              $0.00
      108                $0               NAP                  No                    0                0              $0.00
      115                $0               NAP                  No                    0                0              $0.00
      120                $0               NAP                  No                    0                0              $0.00
      122                $0               NAP                  No                    0                0              $0.00
      123                $0               NAP                  No                    0                0              $0.00
      124                $0               NAP                  Yes                   0             2216              $0.32
      125                $0               NAP                  No                    0                0              $0.00
      126                $0               NAP                  No                    0                0              $0.00
      127                $0               NAP                  No                    0                0              $0.00
      129              $334            Servicer                No                    0                0              $0.00
      130                $0            Servicer                Yes                   0              833              $0.26
      131                $0               NAP                  No                    0                0              $0.00
      132                $0               NAP                  No                    0                0              $0.00
      136            $3,000            Servicer                No                    0                0              $0.00
      137                $0               NAP                  No                    0                0              $0.00
      138                $0               NAP                  No                    0                0              $0.00
      139                $0               NAP                  Yes                   0             1975              $1.29
      140                $0               NAP                  Yes              230000             3000              $0.36
      141                $0               NAP                  No                    0                0              $0.00
      142                $0               NAP                  No                    0                0              $0.00
      144                $0               NAP                  No                    0                0              $0.00
      145           $35,017            Borrower                No                    0                0              $0.00
      146            $1,524            Servicer                No                    0                0              $0.00
      147                $0            Servicer                Yes                   0             1709              $1.86
      148                $0               NAP                  No                    0                0              $0.00
      149                $0               NAP                  No                    0                0              $0.00
      150              $786            Servicer                Yes            31056.75                0              $0.00
      151            $2,220            Servicer                Yes                   0             1000              $0.20
      152                $0               NAP                  No                    0                0              $0.00
      153                $0               NAP                  No                    0                0              $0.00
      155                $0               NAP                  No                    0                0              $0.00
      156                $0            Borrower                No                   $0               $0              $0.00
      157                $0            Borrower                No                   $0               $0              $0.00
      158                $0            Servicer                No                    0                0              $0.00
      159                $0               NAP                  No                    0                0              $0.00
      160                $0            Borrower                No                   $0               $0              $0.00
      161                $0            Borrower                No                   $0               $0              $0.00
      162                $0               NAP                  No                    0                0              $0.00
      163                $0            Borrower                No                   $0               $0              $0.00
      164                $0               NAP                  No                    0                0              $0.00
      165                $0        Primary Servicer            Yes                   0             1050              $1.01
      166                $0            Servicer                Yes                   0             1067              $0.54
      167                $0            Borrower                No                   $0               $0              $0.00
      168            $1,426            Servicer                No                    0                0              $0.00
      169                $0            Borrower                No                   $0               $0              $0.00
      170                $0               NAP                  No                    0                0              $0.00
      171                $0               NAP                  No                    0                0              $0.00
      172                $0            Borrower                No                   $0               $0              $0.00
      173            $2,127            Servicer                No                    0                0              $0.00
      174                $0               NAP                  No                    0                0              $0.00
      175                $0            Servicer                No                    0                0              $0.00
      176                $0               NAP                  No                    0                0              $0.00
      177                $0               NAP                  No                    0                0              $0.00
      179                $0               NAP                  No                    0                0              $0.00
      180                $0            Servicer                Yes                   0              684              $0.61
      181                $0               NAP                  No                    0                0              $0.00

------------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.     TI/LC RESERVE CAP ($ AND DESCRIPTION)
------------------------------------------------------------------------------------------------------------------------------------
       2        $0
      20        $0
      43        $0
      60        $0
      61        $0
      67        $0
      70        $0
      73        $0
      84        $0
      87        $0
      91        $0
      92        $0
      93        $0
      96        $0
      98        $0
      103       $765,000
      106       $0
      108       $0
      115       $0
      120       $0
      122       $0
      123       $0
      124       $110,000
      125       $0
      126       $0
      127       $0
      129       $0
      130       $285,000 upon the occurance of either (i) tenant default: (ii) early termination by tenant; or (iii) upon assumption of the loan by a party unrelated to the Borrower.
      131       $0
      132       $0
      136       $0
      137       $0
      138       $0
      139       $0
      140       To be collected until the earlier of (a) December 31, 2004 or (b) Lender's approval of a new or renewal lease with
                (1) a term of no less than 10 years and (2) a rental rate of no less than $5.30/sqft.
      141       $0
      142       $0
      144       $0
      145       $0
      146       $0
      147       $215,700
      148       $0
      149       $0
      150       $30,000
      151       $0
      152       $0
      153       $0
      155       $0
      156       $0
      157       $0
      158       $0
      159       $0
      160       $0
      161       $0
      162       $0
      163       $0
      164       $0
      165       $0
      166       $0
      167       $0
      168       $0
      169       $0
      170       $0
      171       $0
      172       $0
      173       $0
      174       $0
      175       $0
      176       $0
      177       $0
      179       $0
      180       $0
      181       $0

------------------------------------------------------------------------------------------------------------------------------------
                   SPRINGING RESERVE
     LOAN           REQUIREMENT FOR
   POOL NO.           TI/LC (Y/N)        TERMS OR CONDITIONS FOR SPRINGING TI/LC RESERVE REQUIREMENT
------------------------------------------------------------------------------------------------------------------------------------
       2                  Yes            Actual DSCR falls below 1.25x, as tested on a quarterly basis
      20                   No
      43                   No
      60                   No
      61                   No
      67                   No
      70                   No
      73                   No
      84                  Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      87                  Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      91                   No
      92                  Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      93                  Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      96                  Yes            Upfront: $0.00 In the event Borrower obtains a Junior Loan, Lender may require TI/LC impound for costs required in connection with any tenant equaling either 20% of NRA or
                                         GPR.;
      98                   No
      103                  No
      106                  No
      108                  No
      115                 Yes            Upfront: $400,000.00 Upon either (i) property sale and loan assumption; (ii) tenant default; (iii) tenant leaves premises, or (iv) tenant fails to extend lease for 5 years or more at a rental rate >= $6.81 per sqft 6 mos prior to lease expiration AND if the tenant extends lease for 5 years, then $400,000 wil be required upfront upon either (i)
                                         property sale and loan assumption; (ii) tenant default; (iii) tenant leaves premises, or
                                         (iv) tenant fails to extend lease for 5 years or more at least 6 mos prior to lease expiration of the first 5 year renewal period.
      120                 Yes            Upfront: $340,000.00 Upon assumption, Sullivan's New Market lease default or non-renewal 6 mos prior to expiration;
      122                  No
      123                  No
      124                  No
      125                  No
      126                 Yes            Upfront: $300,000.00 Upon either (I) sale of the property and subsequent assumption of the loan (ii) tenant default, or (iii) failure of tenant to extend their lease for a period >=
                                         five years at a rental rate >= $4.31 per sq.ft. per year 6 mos prior to lease expiration.
      127                  No
      129                 Yes            Upfront: $285,000.00 Upon either (a) borrower sells the property and requires an assumption, (b) YKK AP America, Inc. defaults on its lease, or (c) YKK AP America, Inc.
                                         does not renew its lease by 12/31/05.;
      130                  No
      131                  No
      132                  No
      136                  No
      137                  No
      138                 Yes            Upfront: $45,000.00 Upon assuption;
      139                 Yes            Upfront: $100,000.00 City of San Francisco (tenant) terminates its lease, defaults on its lease, or upon loan assumption.;
      140                  No
      141                  No
      142                  No
      144                 Yes            Upfront: $194,000.00 Upon Assumption.  Impound may be waived upon assumption subject to satisfactory credit and financial review of the proposed New Borrower and an MAI appraisal ordered by WFB concludes to a LTV of 50% or less at time of assumption.;
      145                  No
      146                 Yes             Ongoing: $1,283.00 Upon assumption.
      147                  No
      148                 Yes            Upfront: $416,000.00 Petsmart terminates or default its lease or upon sale and assumption.;
      149                 Yes            Upfront: $234,000.00 Upon assumption or transfer to an entity not controlled by Robert D.
                                         Shipp or Jeffrey Rosenthal
      150                 Yes             Ongoing: $1,167.00 Maintenance of Cap
      151                  No
      152                  No
      153                  No
      155                  No
      156                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      157                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      158                  No
      159                  No
      160                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      161                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      162                  No
      163                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      164                  No
      165                  No
      166                  No
      167                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      168                  No
      169                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      170                  No
      171                  No
      172                 Yes            Upon default or failure at any time of Tenant to maintain a credit rating of at least "BB"
                                         as rated by S&P
      173                 Yes             Ongoing: $950.00 Upon assuption.
      174                  No
      175                  No
      176                 Yes            Upfront: $125,000.00 Upon either (a) Borrower's sale of the property where an assumption is required, (b) California Radomes  defaults on its lease, or (c) California Radomes (its succesors and assigns) does not renew its lease by February 15, 2006;
      177                  No
      179                  No
      180                  No
      181                  No

----------------------------------------------------------------------------------------------------------------------------
                                                                                                ONGOING      ENVIRONMENTAL
                 CURRENT TI/LC     INTEREST ON    ENVIRONMENTAL                              ENVIRONMENTAL      RESERVE
     LOAN         BALANCE AS       TI/LC ESCROW     ESCROW IN       INITIAL ENVIRONMENTAL      ESCROW -        CAP ($ AND
   POOL NO.        OF [ ]($)         PAID TO:      PLACE (Y/N)        ESCROW AMOUNT ($)       MONTHLY ($)     DESCRIPTION)
----------------------------------------------------------------------------------------------------------------------------
       2                   $0        Servicer          No                     0                     NAP           NAP
      20             $996,980        Servicer          No                     0                     NAP           NAP
      43              $51,932        Borrower          No                     0                     NAP           NAP
      60                   $0          NAP             No                     0                     NAP           NAP
      61             $130,000        Servicer          No                     0                     NAP           NAP
      67                   $0          NAP             No                     0                     NAP           NAP
      70                   $0          NAP             No                     0                     NAP           NAP
      73               $1,425        Borrower          No                     0                     NAP           NAP
      84                   $0        Borrower          No                     0                     NAP           NAP
      87                   $0        Borrower          No                     0                     NAP           NAP
      91               $4,175        Borrower          No                     0                     NAP           NAP
      92                   $0        Borrower          No                     0                     NAP           NAP
      93                   $0        Borrower          No                     0                     NAP           NAP
      96                   $0          NAP             No                     0                     NAP           NAP
      98               $5,150        Servicer          No                     0                     NAP           NAP
      103              $3,334        Borrower          No                     0                     NAP           NAP
      106            $400,000        Servicer          No                     0                     NAP           NAP
      108                  $0          NAP             No                     0                     NAP           NAP
      115                  $0          NAP             No                     0                     NAP           NAP
      120                  $0          NAP             No                     0                     NAP           NAP
      122                  $0          NAP             No                     0                     NAP           NAP
      123                  $0          NAP             No                     0                     NAP           NAP
      124                  $0        Servicer          No                     0                     NAP           NAP
      125                  $0          NAP             No                     0                     NAP           NAP
      126                  $0          NAP             No                     0                     NAP           NAP
      127                  $0          NAP             No                     0                     NAP           NAP
      129                  $0          NAP             No                     0                     NAP           NAP
      130                  $0        Servicer          No                     0                     NAP           NAP
      131                  $0          NAP             No                     0                     NAP           NAP
      132                  $0          NAP             No                     0                     NAP           NAP
      136                  $0          NAP             No                     0                     NAP           NAP
      137                  $0          NAP             No                     0                     NAP           NAP
      138                  $0          NAP             No                     0                     NAP           NAP
      139              $7,900        Servicer          No                     0                     NAP           NAP
      140              $5,972        Borrower          No                     0                     NAP           NAP
      141                  $0          NAP             No                     0                     NAP           NAP
      142                  $0          NAP             No                     0                     NAP           NAP
      144                  $0          NAP             No                     0                     NAP           NAP
      145                  $0          NAP             No                     0                     NAP           NAP
      146                  $0          NAP             No                     0                     NAP           NAP
      147                  $0        Servicer          No                     0                     NAP           NAP
      148                  $0          NAP             No                     0                     NAP           NAP
      149                  $0          NAP             No                     0                     NAP           NAP
      150             $31,057        Servicer          No                     0                     NAP           NAP
      151              $2,972        Borrower          No                     0                     NAP           NAP
      152                  $0          NAP             No                     0                     NAP           NAP
      153                  $0          NAP             No                     0                     NAP           NAP
      155                  $0          NAP             No                     0                     NAP           NAP
      156                  $0        Borrower          No                     0                     NAP           NAP
      157                  $0        Borrower          No                     0                     NAP           NAP
      158                  $0          NAP             No                     0                     NAP           NAP
      159                  $0          NAP             No                     0                     NAP           NAP
      160                  $0        Borrower          No                     0                     NAP           NAP
      161                  $0        Borrower          No                     0                     NAP           NAP
      162                  $0          NAP             No                     0                     NAP           NAP
      163                  $0        Borrower          No                     0                     NAP           NAP
      164                  $0          NAP             No                     0                     NAP           NAP
      165                  $0        Servicer          No                     0                     NAP           NAP
      166                  $0        Servicer          No                     0                     NAP           NAP
      167                  $0        Borrower          No                     0                     NAP           NAP
      168                  $0          NAP             No                     0                     NAP           NAP
      169                  $0        Borrower          No                     0                     NAP           NAP
      170                  $0          NAP             No                     0                     NAP           NAP
      171                  $0          NAP             No                     0                     NAP           NAP
      172                  $0        Borrower          No                     0                     NAP           NAP
      173                  $0          NAP             No                     0                     NAP           NAP
      174                  $0          NAP             No                     0                     NAP           NAP
      175                  $0          NAP             No                     0                     NAP           NAP
      176                  $0          NAP             No                     0                     NAP           NAP
      177                  $0          NAP             No                     0                     NAP           NAP
      179                  $0          NAP             No                     0                     NAP           NAP
      180                  $0        Servicer          No                     0                     NAP           NAP
      181                  $0          NAP             No                     0                     NAP           NAP

--------------------------------------------------------------------------------------------------------------------------------
                  SPRINGING RESERVE     TERMS OR CONDITIONS FOR         INTEREST ON
     LOAN          REQUIREMENT FOR      SPRINGING ENVIRONMENTAL     ENVIRONMENTAL ESCROW    OTHER ESCROWS      DESCRIPTION OF
   POOL NO.      ENVIRONMENTAL (Y/N)      RESERVE REQUIREMENT             PAID TO:          IN PLACE (Y/N)    "OTHER" ESCROWS
--------------------------------------------------------------------------------------------------------------------------------
       2                 NAP                      NAP                       NAP                  NAP                NAP
      20                 NAP                      NAP                       NAP                  NAP                NAP
      43                 NAP                      NAP                       NAP                  NAP                NAP
      60                 NAP                      NAP                       NAP                  NAP                NAP
      61                 NAP                      NAP                       NAP                  NAP                NAP
      67                 NAP                      NAP                       NAP                  NAP                NAP
      70                 NAP                      NAP                       NAP                  NAP                NAP
      73                 NAP                      NAP                       NAP                  NAP                NAP
      84                 NAP                      NAP                       NAP                  NAP                NAP
      87                 NAP                      NAP                       NAP                  NAP                NAP
      91                 NAP                      NAP                       NAP                  NAP                NAP
      92                 NAP                      NAP                       NAP                  NAP                NAP
      93                 NAP                      NAP                       NAP                  NAP                NAP
      96                 NAP                      NAP                       NAP                  NAP                NAP
      98                 NAP                      NAP                       NAP                  NAP                NAP
      103                NAP                      NAP                       NAP                  NAP                NAP
      106                NAP                      NAP                       NAP                  NAP                NAP
      108                NAP                      NAP                       NAP                  NAP                NAP
      115                NAP                      NAP                       NAP                  NAP                NAP
      120                NAP                      NAP                       NAP                  NAP                NAP
      122                NAP                      NAP                       NAP                  NAP                NAP
      123                NAP                      NAP                       NAP                  NAP                NAP
      124                NAP                      NAP                       NAP                  NAP                NAP
      125                NAP                      NAP                       NAP                  NAP                NAP
      126                NAP                      NAP                       NAP                  NAP                NAP
      127                NAP                      NAP                       NAP                  NAP                NAP
      129                NAP                      NAP                       NAP                  NAP                NAP
      130                NAP                      NAP                       NAP                  NAP                NAP
      131                NAP                      NAP                       NAP                  NAP                NAP
      132                NAP                      NAP                       NAP                  NAP                NAP
      136                NAP                      NAP                       NAP                  NAP                NAP
      137                NAP                      NAP                       NAP                  NAP                NAP
      138                NAP                      NAP                       NAP                  NAP                NAP
      139                NAP                      NAP                       NAP                  NAP                NAP
      140                NAP                      NAP                       NAP                  NAP                NAP
      141                NAP                      NAP                       NAP                  NAP                NAP
      142                NAP                      NAP                       NAP                  NAP                NAP
      144                NAP                      NAP                       NAP                  NAP                NAP
      145                NAP                      NAP                       NAP                  NAP                NAP
      146                NAP                      NAP                       NAP                  NAP                NAP
      147                NAP                      NAP                       NAP                  NAP                NAP
      148                NAP                      NAP                       NAP                  NAP                NAP
      149                NAP                      NAP                       NAP                  NAP                NAP
      150                NAP                      NAP                       NAP                  NAP                NAP
      151                NAP                      NAP                       NAP                  NAP                NAP
      152                NAP                      NAP                       NAP                  NAP                NAP
      153                NAP                      NAP                       NAP                  NAP                NAP
      155                NAP                      NAP                       NAP                  NAP                NAP
      156                NAP                      NAP                       NAP                  NAP                NAP
      157                NAP                      NAP                       NAP                  NAP                NAP
      158                NAP                      NAP                       NAP                  NAP                NAP
      159                NAP                      NAP                       NAP                  NAP                NAP
      160                NAP                      NAP                       NAP                  NAP                NAP
      161                NAP                      NAP                       NAP                  NAP                NAP
      162                NAP                      NAP                       NAP                  NAP                NAP
      163                NAP                      NAP                       NAP                  NAP                NAP
      164                NAP                      NAP                       NAP                  NAP                NAP
      165                NAP                      NAP                       NAP                  NAP                NAP
      166                NAP                      NAP                       NAP                  NAP                NAP
      167                NAP                      NAP                       NAP                  NAP                NAP
      168                NAP                      NAP                       NAP                  NAP                NAP
      169                NAP                      NAP                       NAP                  NAP                NAP
      170                NAP                      NAP                       NAP                  NAP                NAP
      171                NAP                      NAP                       NAP                  NAP                NAP
      172                NAP                      NAP                       NAP                  NAP                NAP
      173                NAP                      NAP                       NAP                  NAP                NAP
      174                NAP                      NAP                       NAP                  NAP                NAP
      175                NAP                      NAP                       NAP                  NAP                NAP
      176                NAP                      NAP                       NAP                  NAP                NAP
      177                NAP                      NAP                       NAP                  NAP                NAP
      179                NAP                      NAP                       NAP                  NAP                NAP
      180                NAP                      NAP                       NAP                  NAP                NAP
      181                NAP                      NAP                       NAP                  NAP                NAP

-----------------------------------------------------------------------------------------------------------------
                                     ONGOING OTHER     OTHER RESERVE     OTHER SPRINGING      TERMS OR CONDITIONS
     LOAN         INITIAL OTHER        ESCROW -         CAP ($ AND           RESERVE           FOR OTHER RESERVE
   POOL NO.     ESCROW AMOUNT ($)     MONTHLY ($)      DESCRIPTION)     REQUIREMENT (Y/N)         REQUIREMENT
-----------------------------------------------------------------------------------------------------------------
       2              NAP                NAP                  NAP              NAP                    NAP
      20              NAP                NAP                  NAP              NAP                    NAP
      43              NAP                NAP                  NAP              NAP                    NAP
      60              NAP                NAP                  NAP              NAP                    NAP
      61              NAP                NAP                  NAP              NAP                    NAP
      67              NAP                NAP                  NAP              NAP                    NAP
      70              NAP                NAP                  NAP              NAP                    NAP
      73              NAP                NAP                  NAP              NAP                    NAP
      84              NAP                NAP                  NAP              NAP                    NAP
      87              NAP                NAP                  NAP              NAP                    NAP
      91              NAP                NAP                  NAP              NAP                    NAP
      92              NAP                NAP                  NAP              NAP                    NAP
      93              NAP                NAP                  NAP              NAP                    NAP
      96              NAP                NAP                  NAP              NAP                    NAP
      98              NAP                NAP                  NAP              NAP                    NAP
      103             NAP                NAP                  NAP              NAP                    NAP
      106             NAP                NAP                  NAP              NAP                    NAP
      108             NAP                NAP                  NAP              NAP                    NAP
      115             NAP                NAP                  NAP              NAP                    NAP
      120             NAP                NAP                  NAP              NAP                    NAP
      122             NAP                NAP                  NAP              NAP                    NAP
      123             NAP                NAP                  NAP              NAP                    NAP
      124             NAP                NAP                  NAP              NAP                    NAP
      125             NAP                NAP                  NAP              NAP                    NAP
      126             NAP                NAP                  NAP              NAP                    NAP
      127             NAP                NAP                  NAP              NAP                    NAP
      129             NAP                NAP                  NAP              NAP                    NAP
      130             NAP                NAP                  NAP              NAP                    NAP
      131             NAP                NAP                  NAP              NAP                    NAP
      132             NAP                NAP                  NAP              NAP                    NAP
      136             NAP                NAP                  NAP              NAP                    NAP
      137             NAP                NAP                  NAP              NAP                    NAP
      138             NAP                NAP                  NAP              NAP                    NAP
      139             NAP                NAP                  NAP              NAP                    NAP
      140             NAP                NAP                  NAP              NAP                    NAP
      141             NAP                NAP                  NAP              NAP                    NAP
      142             NAP                NAP                  NAP              NAP                    NAP
      144             NAP                NAP                  NAP              NAP                    NAP
      145             NAP                NAP                  NAP              NAP                    NAP
      146             NAP                NAP                  NAP              NAP                    NAP
      147             NAP                NAP                  NAP              NAP                    NAP
      148             NAP                NAP                  NAP              NAP                    NAP
      149             NAP                NAP                  NAP              NAP                    NAP
      150             NAP                NAP                  NAP              NAP                    NAP
      151             NAP                NAP                  NAP              NAP                    NAP
      152             NAP                NAP                  NAP              NAP                    NAP
      153             NAP                NAP                  NAP              NAP                    NAP
      155             NAP                NAP                  NAP              NAP                    NAP
      156             NAP                NAP                  NAP              NAP                    NAP
      157             NAP                NAP                  NAP              NAP                    NAP
      158             NAP                NAP                  NAP              NAP                    NAP
      159             NAP                NAP                  NAP              NAP                    NAP
      160             NAP                NAP                  NAP              NAP                    NAP
      161             NAP                NAP                  NAP              NAP                    NAP
      162             NAP                NAP                  NAP              NAP                    NAP
      163             NAP                NAP                  NAP              NAP                    NAP
      164             NAP                NAP                  NAP              NAP                    NAP
      165             NAP                NAP                  NAP              NAP                    NAP
      166             NAP                NAP                  NAP              NAP                    NAP
      167             NAP                NAP                  NAP              NAP                    NAP
      168             NAP                NAP                  NAP              NAP                    NAP
      169             NAP                NAP                  NAP              NAP                    NAP
      170             NAP                NAP                  NAP              NAP                    NAP
      171             NAP                NAP                  NAP              NAP                    NAP
      172             NAP                NAP                  NAP              NAP                    NAP
      173             NAP                NAP                  NAP              NAP                    NAP
      174             NAP                NAP                  NAP              NAP                    NAP
      175             NAP                NAP                  NAP              NAP                    NAP
      176             NAP                NAP                  NAP              NAP                    NAP
      177             NAP                NAP                  NAP              NAP                    NAP
      179             NAP                NAP                  NAP              NAP                    NAP
      180             NAP                NAP                  NAP              NAP                    NAP
      181             NAP                NAP                  NAP              NAP                    NAP

----------------------------------------------------------------------------------------------------------------------------------
                                                                                        DEBT SERVICE PAYMENT       DEBT SERVICE
     LOAN          INTEREST ON OTHER    FUTURE PAYMENT     PAYMENT                         GRACE PERIOD TO        GRACE PERIOD TO
   POOL NO.         ESCROW PAID TO:     CHANGES (Y/N)     FREQUENCY         DUE DATE     IMPOSE LATE CHARGE       CALL A DEFAULT
----------------------------------------------------------------------------------------------------------------------------------
       2                  NAP                NAP           Monthly             1st               10                     10
      20                  NAP                NAP           Monthly             1st               5                       5
      43                  NAP                NAP           Monthly             1st               5                       5
      60                  NAP                NAP           Monthly             1st               5                       5
      61                  NAP                NAP           Monthly             1st               5                       5
      67                  NAP                NAP           Monthly             1st               5                       5
      70                  NAP                NAP           Monthly             1st               5                       5
      73                  NAP                NAP           Monthly             1st               5                       5
      84                  NAP                NAP           Monthly             1st               5                       5
      87                  NAP                NAP           Monthly             1st               5                       5
      91                  NAP                NAP           Monthly             1st               5                       5
      92                  NAP                NAP           Monthly             1st               5                       5
      93                  NAP                NAP           Monthly             1st               5                       5
      96                  NAP                NAP           Monthly             1st               5                       5
      98                  NAP                NAP           Monthly             1st               5                       5
      103                 NAP                NAP           Monthly             1st               5                       5
      106                 NAP                NAP           Monthly             1st               5                       5
      108                 NAP                NAP           Monthly             1st               5                       5
      115                 NAP                NAP           Monthly             1st               5                       5
      120                 NAP                NAP           Monthly             1st               5                       5
      122                 NAP                NAP           Monthly             1st               5                       5
      123                 NAP                NAP           Monthly             1st               5                       5
      124                 NAP                NAP           Monthly             1st               5                       5
      125                 NAP                NAP           Monthly             1st               5                       5
      126                 NAP                NAP           Monthly             1st               5                       5
      127                 NAP                NAP           Monthly             1st               5                       5
      129                 NAP                NAP           Monthly             1st               5                       5
      130                 NAP                NAP           Monthly             1st               5                       5
      131                 NAP                NAP           Monthly             1st               5                       5
      132                 NAP                NAP           Monthly             1st               5                       5
      136                 NAP                NAP           Monthly             1st               5                       5
      137                 NAP                NAP           Monthly             1st               5                       5
      138                 NAP                NAP           Monthly             1st               5                       5
      139                 NAP                NAP           Monthly             1st               5                       5
      140                 NAP                NAP           Monthly             1st               5                       5
      141                 NAP                NAP           Monthly             1st               5                       5
      142                 NAP                NAP           Monthly             1st               5                       5
      144                 NAP                NAP           Monthly             1st               5                       5
      145                 NAP                NAP           Monthly             1st               5                       5
      146                 NAP                NAP           Monthly             1st               5                       5
      147                 NAP                NAP           Monthly             1st               5                       5
      148                 NAP                NAP           Monthly             1st               5                       5
      149                 NAP                NAP           Monthly             1st               5                       5
      150                 NAP                NAP           Monthly             1st               5                       5
      151                 NAP                NAP           Monthly             1st               5                       5
      152                 NAP                NAP           Monthly             1st               5                       5
      153                 NAP                NAP           Monthly             1st               5                       5
      155                 NAP                NAP           Monthly             1st               5                       5
      156                 NAP                NAP           Monthly             1st               5                       5
      157                 NAP                NAP           Monthly             1st               5                       5
      158                 NAP                NAP           Monthly             1st               5                       5
      159                 NAP                NAP           Monthly             1st               5                       5
      160                 NAP                NAP           Monthly             1st               5                       5
      161                 NAP                NAP           Monthly             1st               5                       5
      162                 NAP                NAP           Monthly             1st               5                       5
      163                 NAP                NAP           Monthly             1st               5                       5
      164                 NAP                NAP           Monthly             1st               5                       5
      165                 NAP                NAP           Monthly             1st               5                       5
      166                 NAP                NAP           Monthly             1st               5                       5
      167                 NAP                NAP           Monthly             1st               5                       5
      168                 NAP                NAP           Monthly             1st               5                       5
      169                 NAP                NAP           Monthly             1st               5                       5
      170                 NAP                NAP           Monthly             1st               5                       5
      171                 NAP                NAP           Monthly             1st               5                       5
      172                 NAP                NAP           Monthly             1st               5                       5
      173                 NAP                NAP           Monthly             1st               5                       5
      174                 NAP                NAP           Monthly             1st               5                       5
      175                 NAP                NAP           Monthly             1st               5                       5
      176                 NAP                NAP           Monthly             1st               5                       5
      177                 NAP                NAP           Monthly             1st               5                       5
      179                 NAP                NAP           Monthly             1st               5                       5
      180                 NAP                NAP           Monthly             1st               5                       5
      181                 NAP                NAP           Monthly             1st               5                       5

------------------------------------------------------------------------------------------------------------------------------------
                                                                     BALLOON PAYMENT GRACE    BALLOON PAYMENT
     LOAN                                                               PERIOD TO IMPOSE      GRACE PERIOD TO      PRIMARY SERVICER
   POOL NO.                        DEFAULT INTEREST %                     LATE CHARGE         CALL A DEFAULT       TO CONTINUE (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
       2        Lesser of Interest Rate + 4% or the legal maximum              5                     0                     Yes
      20        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      43        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      60        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      61        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      67        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      70        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      73        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      84        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      87        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      91        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      92        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      93        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      96        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      98        Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      103       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      106       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      108       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      115       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      120       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      122       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      123       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      124       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      125       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      126       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      127       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      129       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      130       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      131       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      132       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      136       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      137       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      138       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      139       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      140       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      141       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      142       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      144       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      145       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      146       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      147       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      148       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      149       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      150       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      151       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      152       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      153       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      155       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      156       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      157       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      158       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      159       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      160       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      161       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      162       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      163       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      164       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      165       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      166       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      167       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      168       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      169       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      170       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      171       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      172       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      173       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      174       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      175       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      176       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      177       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      179       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      180       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes
      181       Lesser of Interest Rate + 5% or the legal maximum              5                     0                     Yes

-----------------------------------------------------------------------------------------------------------------------------------
     LOAN            ASSUMPTION          ASSUMPTION            EARTHQUAKE                         EARTHQUAKE          HURRICANE
   POOL NO.        PROVISION (Y/N)          /FEE           ZONE 3 OR 4 (Y/N)       PML %       INSURANCE (Y/N)       ZONE (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
       2                 Yes              1 - 0.5%                 No               NAP               No                 No
      20                 Yes               1 - 1%                  No               NAP               No                 No
      43                 Yes              1 - 1.0%                Yes              0.136              No                 No
      60                 Yes              1 - 1.0%                Yes              0.123              No                 No
      61                 Yes              1 - 1.0%                Yes              0.133              No                 No
      67                 Yes              1 - 1.0%                 No               NAP               No                 No
      70                 Yes              1 - 1.0%                Yes              0.178              No                 No
      73                 Yes              1 - 1.0%                 No               NAP               No                 No
      84                 Yes              2 - 1.0%                 No               NAP               No                  0
      87                 Yes              2 - 1.0%                 No               NAP               No                  0
      91                 Yes              2 - 1.0%                 No               NAP               No                 No
      92                 Yes              2 - 1.0%                 No               NAP               No                  0
      93                 Yes              2 - 1.0%                 No               NAP               No                  0
      96                 Yes              2 - 1.0%                Yes               0.15              No                 No
      98                 Yes              1 - 1.0%                Yes               0.1               No                 No
      103                Yes              2 - 0.01                Yes               0.1               No                 No
      106                Yes              1 - 1.0%                 No               NAP               No                 No
      108                Yes              1 - 1.0%                Yes              0.119              No                 No
      115                Yes              1 - 1.0%                 No               NAP               No                 No
      120                Yes              1 - 1.0%                 No               NAP               No                 No
      122                Yes              1 - 1.0%                Yes               0.13              No                 No
      123                Yes              1 - 1.0%                Yes               0.15              No                 No
      124                Yes              1 - 1.0%                 No               NAP               No                 No
      125                Yes              1 - 1.0%                 No               NAP               No                 No
      126                Yes              1 - 1.0%                 No               NAP               No                 No
      127                Yes              1 - 1.0%                 No               NAP               No                 No
      129                Yes              1 - 1.0%                 No               NAP               No                 No
      130                Yes              1 - 1.0%                 No               NAP               No                 No
      131                Yes              1 - 1.0%                Yes              0.099              No                 No
      132                Yes              2 - 1.0%                 No               NAP               No                 No
      136                Yes              1 - 1.0%                 No                0                No                 No
      137                Yes              1 - 1.0%                Yes               0.14              No                 No
      138                Yes              2 - 1.0%                 No                0                No                 No
      139                Yes              1 - 1.0%                Yes               0.18              No                 No
      140                Yes              1 - 1.0%                Yes               0.16              No                 No
      141                Yes              1 - 1.0%                Yes               0.18              No                 No
      142                Yes              1 - 1.0%                 No               NAP               No                 No
      144                Yes              1 - 1.0%                Yes               0.16              No                 No
      145                Yes              1 - 1.0%                 No               NAP               No                 No
      146                Yes              2 - 1.0%                Yes               0.18              No                 No
      147                Yes              1 - 1.0%                Yes               0.15              No                 No
      148                Yes              1 - 1.0%                Yes               0.08              No                 No
      149                Yes              2 - 1.0%                Yes               0.18              No                 No
      150                Yes              1 - 1.0%                 No               NAP               No                 No
      151                Yes              1 - 1.0%                 No               NAP               No                 No
      152                Yes              1 - 1.0%                Yes              0.141              No                 No
      153                Yes              1 - 1.0%                Yes               0.11              No                 No
      155                Yes              1 - 1.0%                Yes               0.11              No                 No
      156                Yes              2 - 1.0%                 No               NAP               No                  0
      157                Yes              2 - 1.0%                 No               NAP               No                  0
      158                Yes              1 - 1.0%                 No               NAP               No                 No
      159                Yes              1 - 1.0%                Yes              0.165              No                 No
      160                Yes              2 - 1.0%                 No               NAP               No                  0
      161                Yes              2 - 1.0%                 No               NAP               No                  0
      162                Yes              1 - 1.0%                Yes               0.15              No                 No
      163                Yes              2 - 1.0%                 No               NAP               No                  0
      164                Yes              1 - 1.0%                Yes               0.13              No                 No
      165                Yes              1 - 1.0%                 No               NAP               No                 No
      166                Yes              1 - 1.0%                 No               NAP               No                 No
      167                Yes              2 - 1.0%                 No               NAP               No                  0
      168                Yes              1 - 1.0%                 No               NAP               No                 No
      169                Yes              2 - 1.0%                 No               NAP               No                  0
      170                Yes              1 - 1.0%                Yes               0.15              No                 No
      171                Yes              1 - 1.0%                Yes               0.12              No                 No
      172                Yes              2 - 1.0%                 No               NAP               No                  0
      173                Yes              1 - 1.0%                Yes               0.17              No                 No
      174                Yes              1 - 1.0%                Yes               0.14              No                 No
      175                Yes              1 - 1.0%                Yes               0.15              No                 No
      176                Yes              1 - 1.0%                Yes               0.19              No                 No
      177                Yes              1 - 1.0%                Yes               0.18              No                 No
      179                Yes               1 - 1%                 Yes               0.09              No                 No
      180                Yes              1 - 1.0%                 No               NAP               No                 No
      181                Yes              1 - 1.0%                Yes               0.1               No                 No

----------------------------------------------------------------------------------------------------------------------
                  HURRICANE       FLOOD         ENVIRONMENTAL
     LOAN         INSURANCE     INSURANCE         INSURANCE         SAE       SPE       TWO-TIER     NON-CONSOLIDATION
   POOL NO.         (Y/N)         (Y/N)             (Y/N)          (Y/N)     (Y/N)     SPE (Y/N)       OPINION (Y/N)
----------------------------------------------------------------------------------------------------------------------
       2             Yes            No                No            Yes       Yes         Yes               Yes
      20             Yes            No                No            Yes       Yes         Yes               Yes
      43             Yes            No                No             No       No           No                No
      60             Yes            No                No            Yes       Yes          No                No
      61             Yes            No                No            Yes       Yes          No                No
      67             Yes            No                No            Yes       Yes          No                No
      70             Yes            No                No            Yes       Yes          No                No
      73             Yes            No                No            Yes       Yes          No                No
      84             Yes            No                No            Yes       Yes         Yes               Yes
      87             Yes            No                No            Yes       Yes         Yes               Yes
      91             Yes            No                No            Yes       Yes          No                No
      92             Yes            No                No            Yes       Yes         Yes               Yes
      93             Yes            No                No            Yes       Yes         Yes               Yes
      96             Yes            No                No             No       No           No                No
      98             Yes            No                No            Yes       Yes          No                No
      103            Yes            No                No             No       No           No                No
      106            Yes            No                No            Yes       Yes          No                No
      108            Yes            No                No            Yes       No           No                No
      115            Yes            No           Yes - Group         No       No           No                No
      120            Yes            No           Yes - Group        Yes       Yes          No                No
      122            Yes            No           Yes - Group        Yes       No           No                No
      123            Yes           Yes           Yes - Group         No       No           No                No
      124            Yes            No           Yes - Group        Yes       Yes          No                No
      125            Yes            No           Yes - Group        Yes       Yes          No                No
      126            Yes            No           Yes - Group         No       No           No                No
      127            Yes            No           Yes - Group        Yes       No           No                No
      129            Yes            No           Yes - Group        Yes       Yes          No                No
      130            Yes            No           Yes - Group        Yes       Yes         Yes                No
      131            Yes            No           Yes - Group         No       No           No                No
      132            Yes            No           Yes - Group        Yes       No           No                No
      136            Yes            No           Yes - Group        Yes       No           No                No
      137            Yes            No           Yes - Group        Yes       No           No                No
      138            Yes           Yes           Yes - Group        Yes       No           No                No
      139            Yes            No           Yes - Group         No       No           No                No
      140            Yes            No           Yes - Group         No       No           No                No
      141            Yes            No           Yes - Group        Yes       No           No                No
      142            Yes            No           Yes - Group         No       No           No                No
      144            Yes            No           Yes - Group         No       No           No                No
      145            Yes            No                No            Yes       Yes          No                No
      146            Yes            No           Yes - Group        Yes       No           No                No
      147            Yes            No           Yes - Group        Yes       Yes          No                No
      148            Yes            No           Yes - Group         No       No           No                No
      149            Yes            No           Yes - Group        Yes       No           No                No
      150            Yes            No           Yes - Group        Yes       Yes          No                No
      151            Yes            No           Yes - Group        Yes       No           No                No
      152            Yes            No           Yes - Group        Yes       Yes          No                No
      153            Yes            No           Yes - Group        Yes       No           No                No
      155            Yes            No           Yes - Group        Yes       Yes          No                No
      156            Yes            No                No            Yes       Yes         Yes               Yes
      157            Yes            No                No            Yes       Yes         Yes               Yes
      158            Yes            No           Yes - Group        Yes       Yes          No                No
      159            Yes            No           Yes - Group         No       No           No                No
      160            Yes            No                No            Yes       Yes         Yes               Yes
      161            Yes            No                No            Yes       Yes         Yes               Yes
      162            Yes            No           Yes - Group         No       No           No                No
      163            Yes            No                No            Yes       Yes         Yes               Yes
      164            Yes            No           Yes - Group        Yes       No           No                No
      165            Yes            No           Yes - Group         No       No           No                No
      166            Yes           Yes           Yes - Group        Yes       Yes          No                No
      167            Yes            No                No            Yes       Yes         Yes               Yes
      168            Yes            No           Yes - Group        Yes       No           No                No
      169            Yes            No                No            Yes       Yes         Yes               Yes
      170            Yes            No           Yes - Group        Yes       No           No                No
      171            Yes            No           Yes - Group         No       No           No                No
      172            Yes            No                No            Yes       Yes         Yes               Yes
      173            Yes            No           Yes - Group        Yes       No           No                No
      174            Yes            No           Yes - Group        Yes       No           No                No
      175            Yes            No           Yes - Group        Yes       No           No                No
      176            Yes            No           Yes - Group        Yes       No           No                No
      177            Yes            No           Yes - Group         No       No           No                No
      179            Yes            No           Yes - Group         No       No           No                No
      180            Yes            No           Yes - Group         No       No           No                No
      181            Yes            No           Yes - Group         No       No           No                No

------------------------------------------------------------------------------------------------------------------------------------
                                       CURRENT ADDITIONAL     CURRENT ADDITIONAL      DESCRIPTION OF
     LOAN           INDEPENDENT           FINANCING IN        FINANCING SECURED     CURRENT ADDITIONAL     STANDSTILL AGREEMENT
   POOL NO.       DIRECTOR (Y/N)           PLACE (Y/N)        BY PROPERTY (Y/N)          FINANCING            IN PLACE (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
       2                Yes                    No                    NAP                    NAP                    NAP
      20                Yes                    No                    NAP                    NAP                    NAP
      43                No                     No                    NAP                    NAP                    NAP
      60                No                     No                    NAP                    NAP                    NAP
      61                No                     No                    NAP                    NAP                    NAP
      67                No                     No                    NAP                    NAP                    NAP
      70                No                     No                    NAP                    NAP                    NAP
      73                No                     No                    NAP                    NAP                    NAP
      84                Yes                    No                    NAP                    NAP                    NAP
      87                Yes                    No                    NAP                    NAP                    NAP
      91                No                     No                    NAP                    NAP                    NAP
      92                Yes                    No                    NAP                    NAP                    NAP
      93                Yes                    No                    NAP                    NAP                    NAP
      96                No                     No                    NAP                    NAP                    NAP
      98                No                     No                    NAP                    NAP                    NAP
      103               No                     No                    NAP                    NAP                    NAP
      106               No                     No                    NAP                    NAP                    NAP
      108               No                     No                    NAP                    NAP                    NAP
      115               No                     No                    NAP                    NAP                    NAP
      120               No                     No                    NAP                    NAP                    NAP
      122               No                     No                    NAP                    NAP                    NAP
      123               No                     No                    NAP                    NAP                    NAP
      124               No                     No                    NAP                    NAP                    NAP
      125               No                     No                    NAP                    NAP                    NAP
      126               No                     No                    NAP                    NAP                    NAP
      127               No                     No                    NAP                    NAP                    NAP
      129               No                     No                    NAP                    NAP                    NAP
      130               No                     No                    NAP                    NAP                    NAP
      131               No                     No                    NAP                    NAP                    NAP
      132               No                     No                    NAP                    NAP                    NAP
      136               No                     No                    NAP                    NAP                    NAP
      137               No                     No                    NAP                    NAP                    NAP
      138               No                     No                    NAP                    NAP                    NAP
      139               No                     No                    NAP                    NAP                    NAP
      140               No                     No                    NAP                    NAP                    NAP
      141               No                     No                    NAP                    NAP                    NAP
      142               No                     No                    NAP                    NAP                    NAP
      144               No                     No                    NAP                    NAP                    NAP
      145               No                     No                    NAP                    NAP                    NAP
      146               No                     No                    NAP                    NAP                    NAP
      147               No                     No                    NAP                    NAP                    NAP
      148               No                     No                    NAP                    NAP                    NAP
      149               No                     No                    NAP                    NAP                    NAP
      150               No                     No                    NAP                    NAP                    NAP
      151               No                     No                    NAP                    NAP                    NAP
      152               No                     No                    NAP                    NAP                    NAP
      153               No                     No                    NAP                    NAP                    NAP
      155               No                     No                    NAP                    NAP                    NAP
      156               Yes                    No                    NAP                    NAP                    NAP
      157               Yes                    No                    NAP                    NAP                    NAP
      158               No                     No                    NAP                    NAP                    NAP
      159               No                     No                    NAP                    NAP                    NAP
      160               Yes                    No                    NAP                    NAP                    NAP
      161               Yes                    No                    NAP                    NAP                    NAP
      162               No                     No                    NAP                    NAP                    NAP
      163               Yes                    No                    NAP                    NAP                    NAP
      164               No                     No                    NAP                    NAP                    NAP
      165               No                     No                    NAP                    NAP                    NAP
      166               No                     No                    NAP                    NAP                    NAP
      167               Yes                    No                    NAP                    NAP                    NAP
      168               No                     No                    NAP                    NAP                    NAP
      169               Yes                    No                    NAP                    NAP                    NAP
      170               No                     No                    NAP                    NAP                    NAP
      171               No                     No                    NAP                    NAP                    NAP
      172               Yes                    No                    NAP                    NAP                    NAP
      173               No                     No                    NAP                    NAP                    NAP
      174               No                     No                    NAP                    NAP                    NAP
      175               No                     No                    NAP                    NAP                    NAP
      176               No                     No                    NAP                    NAP                    NAP
      177               No                     No                    NAP                    NAP                    NAP
      179               No                     No                    NAP                    NAP                    NAP
      180               No                     No                    NAP                    NAP                    NAP
      181               No                     No                    NAP                    NAP                    NAP

----------------------------------------------------------------------------------------------------------------------------
                ADDITIONAL FINANCING    FUTURE ADDITIONAL
     LOAN           PERMITTED IN        FINANCING SECURED
   POOL NO.         FUTURE (Y/N)        BY PROPERTY (Y/N)      DESCRIPTION OF FUTURE ADDITIONAL FINANCING
----------------------------------------------------------------------------------------------------------------------------
       2                 No                    NAP             NAP
      20                 No                    NAP             NAP
      43                 No                    NAP             NAP
      60                 No                    NAP             NAP
      61                 No                    NAP             NAP
      67                 No                    NAP             NAP
      70                 No                    NAP             NAP
      73                 No                    NAP             NAP
      84                 No                    NAP             NAP
      87                 No                    NAP             NAP
      91                 No                    NAP             NAP
      92                 No                    NAP             NAP
      93                 No                    NAP             NAP
      96                 Yes                   Yes             Future secondary/junior financing shall not be permitted by the borrowing entity, without the prior written consent of
                                                               Lender. Lender agrees to future secondary/junior financing, provided such financing shall comply with the following
                                                               minimum requirements: a) The property cash flow, as
                                                               underwritten by Lender, shall cover the debt service
                                                               (principal and interest) on the Loan and the junior loan
                                                               ("Combined Loans") at a coverage ratio of 2.10 times; b) The loan to value ratio of the Combined Loans shall not exceed
                                                               50%; c) At Lender's sole discretion, Lender has the right to require Borrower to fund an impound account, in amount to be determined by Lender, for potential re-tenanting costs
                                                               associated with any tenant occupying greater than 20% of net rentable area or accounting for greater than 20% of scheduled rental income; d) Borrower, shall be required to notify
                                                               Lender of any material monetary default under the junior
                                                               loan, in addition, Lender shall record a Request for Notice of Default with the titl
      98                 No                    NAP             NAP
      103                No                    NAP             NAP
      106                No                    NAP             NAP
      108                No                    NAP             NAP
      115                No                    NAP             NAP
      120                No                    NAP             NAP
      122                No                    NAP             NAP
      123                No                    NAP             NAP
      124                No                    NAP             NAP
      125                No                    NAP             NAP
      126                No                    NAP             NAP
      127                No                    NAP             NAP
      129                No                    NAP             NAP
      130                No                    NAP             NAP
      131                No                    NAP             NAP
      132                No                    NAP             NAP
      136                No                    NAP             NAP
      137                No                    NAP             NAP
      138                No                    NAP             NAP
      139                No                    NAP             NAP
      140                No                    NAP             NAP
      141                No                    NAP             NAP
      142                No                    NAP             NAP
      144                No                    NAP             NAP
      145                No                    NAP             NAP
      146                No                    NAP             NAP
      147                No                    NAP             NAP
      148                No                    NAP             NAP
      149                No                    NAP             NAP
      150                No                    NAP             NAP
      151                No                    NAP             NAP
      152                No                    NAP             NAP
      153                No                    NAP             NAP
      155                No                    NAP             NAP
      156                No                    NAP             NAP
      157                No                    NAP             NAP
      158                No                    NAP             NAP
      159                No                    NAP             NAP
      160                No                    NAP             NAP
      161                No                    NAP             NAP
      162                No                    NAP             NAP
      163                No                    NAP             NAP
      164                No                    NAP             NAP
      165                No                    NAP             NAP
      166                No                    NAP             NAP
      167                No                    NAP             NAP
      168                No                    NAP             NAP
      169                No                    NAP             NAP
      170                No                    NAP             NAP
      171                No                    NAP             NAP
      172                No                    NAP             NAP
      173                No                    NAP             NAP
      174                No                    NAP             NAP
      175                No                    NAP             NAP
      176                No                    NAP             NAP
      177                No                    NAP             NAP
      179                No                    NAP             NAP
      180                No                    NAP             NAP
      181                No                    NAP             NAP

--------------------------------------------------------------------------------------------------------------------
                       NUMBER           SEC. 8         NO. OF          SEC. 42        NO. OF
     LOAN               TIMES        (MULTIFAMILY)     SEC. 8       (MULTIFAMILY)     SEC. 42     PARTIAL COLLATERAL
   POOL NO.          DELINQUENT          (Y/N)          UNITS           (Y/N)          UNITS        RELEASE (Y/N)
--------------------------------------------------------------------------------------------------------------------
       2                  0               NAP            NAP             NAP            NAP               No
      20                  0               NAP            NAP             NAP            NAP               No
      43                  0               NAP            NAP             NAP            NAP               No
      60                  0               NAP            NAP             NAP            NAP               No
      61                  0               NAP            NAP             NAP            NAP               No
      67                  0               NAP            NAP             NAP            NAP               No
      70                  0               NAP            NAP             NAP            NAP               No
      73                  0               NAP            NAP             NAP            NAP               No
      84                  0               NAP            NAP             NAP            NAP              Yes
      87                  0               NAP            NAP             NAP            NAP              Yes
      91                  0               NAP            NAP             NAP            NAP               No
      92                  0               NAP            NAP             NAP            NAP              Yes
      93                  0               NAP            NAP             NAP            NAP              Yes
      96                  0               NAP            NAP             NAP            NAP               No
      98                  0               NAP            NAP             NAP            NAP               No
      103                 0               NAP            NAP             NAP            NAP               No
      106                 0               NAP            NAP             NAP            NAP               No
      108                 0               No             NAP              No            NAP               No
      115                 0               NAP            NAP             NAP            NAP               No
      120                 0               NAP            NAP             NAP            NAP               No
      122                 0               Yes            12               No            NAP               No
      123                 0               NAP            NAP             NAP            NAP               No
      124                 0               NAP            NAP             NAP            NAP               No
      125                 0               No             NAP              No            NAP               No
      126                 0               NAP            NAP             NAP            NAP               No
      127                 0               NAP            NAP             NAP            NAP               No
      129                 0               NAP            NAP             NAP            NAP               No
      130                 0               NAP            NAP             NAP            NAP               No
      131                 0               NAP            NAP             NAP            NAP               No
      132                 0               NAP            NAP             NAP            NAP               No
      136                 0               No             NAP              No            NAP               No
      137                 0               NAP            NAP             NAP            NAP               No
      138                 0               NAP            NAP             NAP            NAP               No
      139                 0               NAP            NAP             NAP            NAP               No
      140                 0               NAP            NAP             NAP            NAP               No
      141                 0               No             NAP              No            NAP               No
      142                 0               NAP            NAP             NAP            NAP               No
      144                 0               NAP            NAP             NAP            NAP               No
      145                 0               No             NAP              No            NAP               No
      146                 0               NAP            NAP             NAP            NAP               No
      147                 0               NAP            NAP             NAP            NAP               No
      148                 0               NAP            NAP             NAP            NAP               No
      149                 0               NAP            NAP             NAP            NAP               No
      150                 0               NAP            NAP             NAP            NAP               No
      151                 0               NAP            NAP             NAP            NAP               No
      152                 0               NAP            NAP             NAP            NAP               No
      153                 0               NAP            NAP             NAP            NAP               No
      155                 0               NAP            NAP             NAP            NAP               No
      156                 0               NAP            NAP             NAP            NAP              Yes
      157                 0               NAP            NAP             NAP            NAP              Yes
      158                 0               NAP            NAP             NAP            NAP               No
      159                 0               NAP            NAP             NAP            NAP               No
      160                 0               NAP            NAP             NAP            NAP              Yes
      161                 0               NAP            NAP             NAP            NAP              Yes
      162                 0               No             NAP              No            NAP               No
      163                 0               NAP            NAP             NAP            NAP              Yes
      164                 0               NAP            NAP             NAP            NAP               No
      165                 0               NAP            NAP             NAP            NAP               No
      166                 0               NAP            NAP             NAP            NAP               No
      167                 0               NAP            NAP             NAP            NAP              Yes
      168                 0               NAP            NAP             NAP            NAP               No
      169                 0               NAP            NAP             NAP            NAP              Yes
      170                 0               NAP            NAP             NAP            NAP               No
      171                 0               NAP            NAP             NAP            NAP               No
      172                 0               NAP            NAP             NAP            NAP              Yes
      173                 0               NAP            NAP             NAP            NAP               No
      174                 0               NAP            NAP             NAP            NAP               No
      175                 0               No             NAP              No            NAP               No
      176                 0               NAP            NAP             NAP            NAP               No
      177                 0               NAP            NAP             NAP            NAP               No
      179                 0               NAP            NAP             NAP            NAP               No
      180                 0               NAP            NAP             NAP            NAP               No
      181                 0               No             NAP              No            NAP               No

------------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.     PARTIAL COLLATERAL RELEASE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
       2        NAP
      20        NAP
      43        NAP
      60        NAP
      61        NAP
      67        NAP
      70        NAP
      73        NAP
      84        Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      87        Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      91        NAP
      92        Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      93        Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      96        NAP
      98        NAP
      103       NAP
      106       NAP
      108       NAP
      115       NAP
      120       NAP
      122       NAP
      123       NAP
      124       NAP
      125       NAP
      126       NAP
      127       NAP
      129       NAP
      130       NAP
      131       NAP
      132       NAP
      136       NAP
      137       NAP
      138       NAP
      139       NAP
      140       NAP
      141       NAP
      142       NAP
      144       NAP
      145       NAP
      146       NAP
      147       NAP
      148       NAP
      149       NAP
      150       NAP
      151       NAP
      152       NAP
      153       NAP
      155       NAP
      156       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      157       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      158       NAP
      159       NAP
      160       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      161       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      162       NAP
      163       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      164       NAP
      165       NAP
      166       NAP
      167       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      168       NAP
      169       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      170       NAP
      171       NAP
      172       Partial defeasance allowed subject to 125% of the allocated balance and lockout provisions, so long as the LTV is not greater than 65% and the DSCR is at least 1.80x.
      173       NAP
      174       NAP
      175       NAP
      176       NAP
      177       NAP
      179       NAP
      180       NAP
      181       NAP

-------------------------------------------------------------------------------------------------------------------------------
                      PARTIAL COLLATERAL
     LOAN             RELEASE PREPAYMENT        OUTPARCEL OR OTHER
   POOL NO.          PENALTY DESCRIPTION          RELEASE (Y/N)          OUTPARCEL OR OTHER RELEASE DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------------
       2                     NAP                       No                NAP
      20                     NAP                       No                NAP
      43                     NAP                       No                NAP
      60                     NAP                       No                NAP
      61                     NAP                       No                NAP
      67                     NAP                       No                NAP
      70                     NAP                       No                NAP
      73                     NAP                       No                NAP
      84              Partial Defeasance               No                NAP
      87              Partial Defeasance               No                NAP
      91                     NAP                       No                NAP
      92              Partial Defeasance               No                NAP
      93              Partial Defeasance               No                NAP
      96                     NAP                       No                NAP
      98                     NAP                       No                NAP
      103                    NAP                       No                NAP
      106                    NAP                       No                NAP
      108                    NAP                       No                NAP
      115                    NAP                       No                NAP
      120                    NAP                       No                NAP
      122                    NAP                       No                NAP
      123                    NAP                       No                NAP
      124                    NAP                       No                NAP
      125                    NAP                       No                NAP
      126                    NAP                       No                NAP
      127                    NAP                       No                NAP
      129                    NAP                       No                NAP
      130                    NAP                       No                NAP
      131                    NAP                       No                NAP
      132                    NAP                       Yes               Partial Reconveyance/ Outparcel release to the City of
                                                                         Colorado Springs in connection with the Academy
                                                                         Boulevard Maizeland to Galley Road Traffic Safety
                                                                         Improvements Project.
      136                    NAP                       No                NAP
      137                    NAP                       No                NAP
      138                    NAP                       No                NAP
      139                    NAP                       No                NAP
      140                    NAP                       No                NAP
      141                    NAP                       No                NAP
      142                    NAP                       No                NAP
      144                    NAP                       No                NAP
      145                    NAP                       No                NAP
      146                    NAP                       No                NAP
      147                    NAP                       No                NAP
      148                    NAP                       No                NAP
      149                    NAP                       No                NAP
      150                    NAP                       No                NAP
      151                    NAP                       No                NAP
      152                    NAP                       No                NAP
      153                    NAP                       No                NAP
      155                    NAP                       No                NAP
      156             Partial Defeasance               No                NAP
      157             Partial Defeasance               No                NAP
      158                    NAP                       No                NAP
      159                    NAP                       No                NAP
      160             Partial Defeasance               No                NAP
      161             Partial Defeasance               No                NAP
      162                    NAP                       No                NAP
      163             Partial Defeasance               No                NAP
      164                    NAP                       No                NAP
      165                    NAP                       No                NAP
      166                    NAP                       No                NAP
      167             Partial Defeasance               No                NAP
      168                    NAP                       No                NAP
      169             Partial Defeasance               No                NAP
      170                    NAP                       No                NAP
      171                    NAP                       No                NAP
      172             Partial Defeasance               No                NAP
      173                    NAP                       No                NAP
      174                    NAP                       No                NAP
      175                    NAP                       No                NAP
      176                    NAP                       No                NAP
      177                    NAP                       No                NAP
      179                    NAP                       No                NAP
      180                    NAP                       No                NAP
      181                    NAP                       No                NAP

------------------------------------------------------------------------------------------------------------------------------------
     LOAN          SUBSTITUTION
   POOL NO.        ALLOWED (Y/N)    SUBSTITUTION PROVISION DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
       2                No          NAP
      20                No          NAP
      43                No          NAP
      60                No          NAP
      61                No          NAP
      67                No          NAP
      70                No          NAP
      73                No          NAP
      84                Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      87                Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      91                No          NAP
      92                Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      93                Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      96                No          NAP
      98                No          NAP
      103               No          NAP
      106               No          NAP
      108               No          NAP
      115               No          NAP
      120               No          NAP
      122               No          NAP
      123               No          NAP
      124               No          NAP
      125               No          NAP
      126               No          NAP
      127               No          NAP
      129               No          NAP
      130               No          NAP
      131               No          NAP
      132               No          NAP
      136               No          NAP
      137               No          NAP
      138               No          NAP
      139               No          NAP
      140               No          NAP
      141               No          NAP
      142               No          NAP
      144               No          NAP
      145               No          NAP
      146               No          NAP
      147               No          NAP
      148               No          NAP
      149               No          NAP
      150               No          NAP
      151               No          NAP
      152               No          NAP
      153               No          NAP
      155               No          NAP
      156               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      157               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      158               No          NAP
      159               No          NAP
      160               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      161               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      162               No          NAP
      163               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      164               No          NAP
      165               No          NAP
      166               No          NAP
      167               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      168               No          NAP
      169               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      170               No          NAP
      171               No          NAP
      172               Yes         Substitution of collateral allowed, up to 30% of the loan amount, of other Best Buy stores, subject to lender and rating agency approval, with an LTV not greater than 65%, a DSCR of at least 1.80x, and recommended deferred maintenance of not more than $10,000, with a deferred maintenance deposit of 150%.
      173               No          NAP
      174               No          NAP
      175               No          NAP
      176               No          NAP
      177               No          NAP
      179               No          NAP
      180               No          NAP
      181               No          NAP

-----------------------------------------------------------------------------------------------------------------------------
              VOLUNTARY PARTIAL          PARTIAL
     LOAN         PREPAYMENT            PREPAYMENT
   POOL NO.    PERMITTED (Y/N)         DESCRIPTION                          DAY PREPAYMENT ALLOWED                 SEASONING
-----------------------------------------------------------------------------------------------------------------------------
       2             NAP                   NAP                Any Day                                                  0
      20             NAP                   NAP                Any Day                                                  3
      43             NAP                   NAP                Any Day with a full month of accrued interest            4
      60             NAP                   NAP                Any Day with a full month of accrued interest            3
      61             NAP                   NAP                Any Day with a full month of accrued interest            3
      67             NAP                   NAP                1st of Month                                            18
      70             NAP                   NAP                Any Day with a full month of accrued interest            3
      73             NAP                   NAP                Any Day                                                  4
      84             Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      87             Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      91             NAP                   NAP                Any Day                                                  4
      92             Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      93             Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      96             NAP                   NAP                Any Day                                                  4
      98             NAP                   NAP                Any Day                                                  4
      103            NAP                   NAP                Any Day with a full month of accrued interest            4
      106            NAP                   NAP                Any Day with a full month of accrued interest            3
      108            NAP                   NAP                Any Day with a full month of accrued interest            3
      115            NAP                   NAP                Any Day                                                  5
      120            NAP                   NAP                Any Day                                                  4
      122            NAP                   NAP                Any Day with a full month of accrued interest            3
      123            NAP                   NAP                Any Day with a full month of accrued interest            3
      124            NAP                   NAP                Any Day                                                  3
      125            NAP                   NAP                Any Day                                                  4
      126            NAP                   NAP                Any Day                                                  5
      127            NAP                   NAP                Any Day                                                  4
      129            NAP                   NAP                Any Day with a full month of accrued interest            4
      130            NAP                   NAP                Any Day with a full month of accrued interest            4
      131            NAP                   NAP                Any Day with a full month of accrued interest            3
      132            NAP                   NAP                Any Day                                                  5
      136            NAP                   NAP                Any Day with a full month of accrued interest            6
      137            NAP                   NAP                Any Day with a full month of accrued interest            6
      138            NAP                   NAP                Any Day                                                  7
      139            NAP                   NAP                Any Day with a full month of accrued interest            7
      140            NAP                   NAP                Any Day                                                  5
      141            NAP                   NAP                Any Day with a full month of accrued interest            6
      142            NAP                   NAP                Any Day                                                  4
      144            NAP                   NAP                Any Day                                                  5
      145            NAP                   NAP                1st of Month                                            32
      146            NAP                   NAP                Any Day with a full month of accrued interest            6
      147            NAP                   NAP                Any Day                                                  3
      148            NAP                   NAP                Any Day                                                  5
      149            NAP                   NAP                Any Day                                                  6
      150            NAP                   NAP                Any Day                                                  6
      151            NAP                   NAP                Any Day                                                  6
      152            NAP                   NAP                Any Day                                                  7
      153            NAP                   NAP                Any Day                                                  4
      155            NAP                   NAP                Any Day with a full month of accrued interest            3
      156            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      157            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      158            NAP                   NAP                Any Day with a full month of accrued interest            3
      159            NAP                   NAP                Any Day with a full month of accrued interest            3
      160            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      161            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      162            NAP                   NAP                Any Day                                                  4
      163            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      164            NAP                   NAP                Any Day                                                  4
      165            NAP                   NAP                Any Day                                                  5
      166            NAP                   NAP                Any Day                                                  5
      167            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      168            NAP                   NAP                Any Day                                                  5
      169            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      170            NAP                   NAP                Any Day with a full month of accrued interest            6
      171            NAP                   NAP                Any Day                                                  4
      172            Yes            Partial Defeasance        Any Day with a full month of accrued interest            1
      173            NAP                   NAP                Any Day with a full month of accrued interest            6
      174            NAP                   NAP                Any Day with a full month of accrued interest            7
      175            NAP                   NAP                Any Day                                                  4
      176            NAP                   NAP                Any Day                                                  4
      177            NAP                   NAP                Any Day                                                  7
      179            NAP                   NAP                Any Day with a full month of accrued interest            4
      180            NAP                   NAP                Any Day                                                  5
      181            NAP                   NAP                Any Day                                                  4

------------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.        LO         LO END DATE             DEF            DEF/YM1         DEF/YM        YM3          YM2         YM1
------------------------------------------------------------------------------------------------------------------------------------
       2           23         12/01/2011                               93
      20           35         08/31/2011              81
      43           36         07/31/2011              80
      60           35         08/31/2006              21
      61           35         08/31/2006              21
      67           59         05/31/2020             177
      70           34         08/31/2011              82
      73           35         07/31/2011              81
      84           25         10/31/2011              91
      87           25         10/31/2011              91
      91           34         07/31/2011              82
      92           25         10/31/2011              91
      93           25         10/31/2011              91
      96           34         07/31/2011              82
      98           35         07/31/2021             201
      103          36         07/31/2011              80
      106          35         08/31/2011              81
      108          35         08/31/2011              81
      115          35         06/30/2011              81
      120          34         07/31/2011              82
      122          35         08/31/2011              81
      123          35         08/31/2011              81
      124          35         08/31/2011              81
      125          34         07/31/2011              82
      126          34         06/30/2016             142
      127          34         07/31/2011              82
      129          35         07/31/2011              81
      130          36         07/31/2016             140
      131          34         08/31/2006              22
      132          34         06/30/2011              82
      136          34         05/31/2011              82
      137          35         05/31/2006              21
      138          35         04/30/2011              81
      139          35         04/30/2011              81
      140          34         06/30/2011              82
      141          34         05/31/2011              82
      142          35         07/31/2021             201
      144          34         06/30/2011              82
      145          56         12/31/2008              57
      146          35         05/31/2011              81
      147          34         08/31/2011              82
      148          34         06/30/2011              82
      149          35         05/31/2011              81
      150          35         05/31/2011              81
      151          35         05/31/2011              81
      152          35         04/30/2011              81
      153          34         07/31/2006              22
      155          35         08/31/2011              81
      156          25         10/31/2011              91
      157          25         10/31/2011              91
      158          35         08/31/2011              81
      159          35         08/31/2016             141
      160          25         10/31/2011              91
      161          25         10/31/2011              91
      162          34         07/31/2016             142
      163          25         10/31/2011              91
      164          35         07/31/2006              21
      165          34         06/30/2011              82
      166          34         06/30/2011              82
      167          25         10/31/2011              91
      168          35         06/30/2011              81
      169          25         10/31/2011              91
      170          35         05/31/2011              81
      171          34         07/31/2006              22
      172          25         10/31/2011              91
      173          35         05/31/2011              81
      174          35         04/30/2011              81
      175          35         07/31/2016             141
      176          35         07/31/2021             201
      177          35         04/30/2011              81
      179          35         07/31/2011              81
      180          34         06/30/2011              82
      181          35         07/31/2011              81

-----------------------------------------------------------------------------------------------------------------------------------
     LOAN
   POOL NO.          YM            7%             6%            5%             4%            3%            2%             1%
-----------------------------------------------------------------------------------------------------------------------------------
       2
      20
      43
      60
      61
      67
      70
      73
      84
      87
      91
      92
      93
      96
      98
      103
      106
      108
      115
      120
      122
      123
      124
      125
      126
      127
      129
      130
      131
      132
      136
      137
      138
      139
      140
      141
      142
      144
      145
      146
      147
      148
      149
      150
      151
      152
      153
      155
      156
      157
      158
      159
      160
      161
      162
      163
      164
      165
      166
      167
      168
      169
      170
      171
      172
      173
      174
      175
      176
      177
      179
      180
      181

----------------------------------------------------------------------------------------------------------------------------------
                                    YIELD MAINTENANCE                                  DEFEASANCE LANGUAGE
     LOAN                           LANGUAGE CONFORMS                                      CONFORMS TO
   POOL NO.         OPEN            TO STANDARD (Y/N)            EXCEPTION                STANDARD (Y/N)             EXCEPTION
----------------------------------------------------------------------------------------------------------------------------------
       2              4                    Yes                      NAP                        Yes                      NAP
      20              4                    NAP                      NAP                        Yes                      NAP
      43              4                    NAP                      NAP                        Yes                      NAP
      60              4                    NAP                      NAP                        Yes                      NAP
      61              4                    NAP                      NAP                        Yes                      NAP
      67              4                    NAP                      NAP                        Yes                      NAP
      70              4                    NAP                      NAP                        Yes                      NAP
      73              4                    NAP                      NAP                        Yes                      NAP
      84              4                    NAP                      NAP                        Yes                      NAP
      87              4                    NAP                      NAP                        Yes                      NAP
      91              4                    NAP                      NAP                        Yes                      NAP
      92              4                    NAP                      NAP                        Yes                      NAP
      93              4                    NAP                      NAP                        Yes                      NAP
      96              4                    NAP                      NAP                        Yes                      NAP
      98              4                    NAP                      NAP                        Yes                      NAP
      103             4                    NAP                      NAP                        Yes                      NAP
      106             4                    NAP                      NAP                        Yes                      NAP
      108             4                    NAP                      NAP                        Yes                      NAP
      115             4                    NAP                      NAP                        Yes                      NAP
      120             4                    NAP                      NAP                        Yes                      NAP
      122             4                    NAP                      NAP                        Yes                      NAP
      123             4                    NAP                      NAP                        Yes                      NAP
      124             4                    NAP                      NAP                        Yes                      NAP
      125             4                    NAP                      NAP                        Yes                      NAP
      126             4                    NAP                      NAP                        Yes                      NAP
      127             4                    NAP                      NAP                        Yes                      NAP
      129             4                    NAP                      NAP                        Yes                      NAP
      130             4                    NAP                      NAP                        Yes                      NAP
      131             4                    NAP                      NAP                        Yes                      NAP
      132             4                    NAP                      NAP                        Yes                      NAP
      136             4                    NAP                      NAP                        Yes                      NAP
      137             4                    NAP                      NAP                        Yes                      NAP
      138             4                    NAP                      NAP                        Yes                      NAP
      139             4                    NAP                      NAP                        Yes                      NAP
      140             4                    NAP                      NAP                        Yes                      NAP
      141             4                    NAP                      NAP                        Yes                      NAP
      142             4                    NAP                      NAP                        Yes                      NAP
      144             4                    NAP                      NAP                        Yes                      NAP
      145             7                    NAP                      NAP                        Yes                      NAP
      146             4                    NAP                      NAP                        Yes                      NAP
      147             4                    NAP                      NAP                        Yes                      NAP
      148             4                    NAP                      NAP                        Yes                      NAP
      149             4                    NAP                      NAP                        Yes                      NAP
      150             4                    NAP                      NAP                        Yes                      NAP
      151             4                    NAP                      NAP                        Yes                      NAP
      152             4                    NAP                      NAP                        Yes                      NAP
      153             4                    NAP                      NAP                        Yes                      NAP
      155             4                    NAP                      NAP                        Yes                      NAP
      156             4                    NAP                      NAP                        Yes                      NAP
      157             4                    NAP                      NAP                        Yes                      NAP
      158             4                    NAP                      NAP                        Yes                      NAP
      159             4                    NAP                      NAP                        Yes                      NAP
      160             4                    NAP                      NAP                        Yes                      NAP
      161             4                    NAP                      NAP                        Yes                      NAP
      162             4                    NAP                      NAP                        Yes                      NAP
      163             4                    NAP                      NAP                        Yes                      NAP
      164             4                    NAP                      NAP                        Yes                      NAP
      165             4                    NAP                      NAP                        Yes                      NAP
      166             4                    NAP                      NAP                        Yes                      NAP
      167             4                    NAP                      NAP                        Yes                      NAP
      168             4                    NAP                      NAP                        Yes                      NAP
      169             4                    NAP                      NAP                        Yes                      NAP
      170             4                    NAP                      NAP                        Yes                      NAP
      171             4                    NAP                      NAP                        Yes                      NAP
      172             4                    NAP                      NAP                        Yes                      NAP
      173             4                    NAP                      NAP                        Yes                      NAP
      174             4                    NAP                      NAP                        Yes                      NAP
      175             4                    NAP                      NAP                        Yes                      NAP
      176             4                    NAP                      NAP                        Yes                      NAP
      177             4                    NAP                      NAP                        Yes                      NAP
      179             4                    NAP                      NAP                        Yes                      NAP
      180             4                    NAP                      NAP                        Yes                      NAP
      181             4                    NAP                      NAP                        Yes                      NAP

                                    EXHIBIT J
                                BSCMSI 2001-TOP6
     LIST OF LOANS AS TO WHICH EXCESS SERVICING FEES ARE PAID - WELLS FARGO

------------------------------------------------------------------------------------------------------------
  LOAN     MORTGAGE LOAN
POOL NO.      SELLER                     PROPERTY NAME                    LOAN NUMBER   CUT-OFF DATE BALANCE
------------------------------------------------------------------------------------------------------------
     2          WFB       Coliseum Centre                                  310900730         $73,000,000
    32          WFB       Boca Park Retail Center                          310900622         $19,952,991
    56          WFB       Golden Springs Business Center (Building C-1)    310900582         $10,395,315
    42          WFB       Cascade Boulevard Center                         310900619A         $6,909,515
    43          WFB       Powell Street Station                            310900619B         $6,755,971
    78          WFB       Cinemark 18 Theatres                             310900099          $6,070,845
    81          WFB       Ventura Pettit East Building                     310900623          $5,976,778
    84          WFB       Ladson Crossing Shopping Center                  310900618          $5,781,396
    19          WFB       Best Buy - Virginia Beach, Virginia              310900713B         $4,832,683
    20          WFB       Best Buy - Nashua, New Hampshire                 310900713E         $4,546,537
   100          WFB       Ticketmaster                                     310900568          $4,216,096
    21          WFB       Best Buy - North Attleboro, Massachusetts        310900713D         $4,133,216
    22          WFB       Best Buy - Schaumburg, IL                        310900713A         $4,006,040
   103          WFB       Rancho Bernardo Courtyard                        310900609          $3,979,824
   105          WFB       Sylvan Square Shopping Center                    310900585          $3,969,954
   110          WFB       9700 Goethe Road                                 310900507          $3,581,727
   113          WFB       560 W. Brown Road                                310900625          $3,491,062
   115          WFB       Chautauqua Apartments                            310900636          $3,286,428
   122          WFB       Byerly's Park Center                             310900587          $2,987,525
   127          WFB       Broadway Center                                  310900580          $2,629,361
   129          WFB       Chaparral Apartments                             310900637          $2,390,129
   130          WFB       Miller Avenue                                    310900630          $2,358,740
   131          WFB       West Fargo Warehouses                            310900566          $2,336,804
   132          WFB       Northwinds Apartments                            310900613          $2,288,095
   133          WFB       Nogg Chemical & Paper Co.                        310900581          $2,264,712
   134          WFB       Lochwood Square Shopping Center                  310900611          $2,242,566
   136          WFB       Andover Property                                 310900602          $2,164,594
   137          WFB       Gateway Centre                                   310900523          $2,143,193
   138          WFB       Auburn Oaks Plaza                                310900627          $1,992,380
   139          WFB       Polo Center                                      310900545          $1,988,875
   143          WFB       Creekside Apartments                             310900521          $1,986,586
   144          WFB       Lakeside View Estates                            310900499          $1,984,763
   145          WFB       Rancho Gowan Business Park                       310900520          $1,984,634
   146          WFB       Polk Street                                      310900506          $1,984,418
   147          WFB       S. Figueroa Street                               310900584          $1,981,760
   148          WFB       San Remo Apartments                              310900536          $1,960,919
   149          WFB       Walgreen's- Wichita                              310900620          $1,885,728
   151          WFB       Sherman Way                                      310900588          $1,789,501
   152          WFB       Eastham Industrial Park                          310900410          $1,727,852
   153          WFB       Willow Street                                    310900554          $1,694,064
   154          WFB       PETsMART Salem, OR                               310900552          $1,690,924
   155          WFB       Goodrich Boulevard                               310900594          $1,688,406
   156          WFB       Good Shepherd Shopping Center                    310900589          $1,688,386
   157          WFB       Superstores - Albuquerque                        310900509          $1,688,269
   158          WFB       Grocery Outlet Retail Center                     310900488          $1,686,939
   159          WFB       A-American Truxtun, Bakersfield                  310900601          $1,656,713
   161          WFB       2431 Mercantile Drive                            310900591          $1,594,065
    23          WFB       Best Buy - Arlington, Texas                      310900713C         $1,526,111
    24          WFB       Best Buy - Fort Worth (Ridgemar), Texas          310900713K         $1,526,111
   162          WFB       2034 E. Southern Avenue                          310900626          $1,496,094
   163          WFB       17th Street Center                               310900645          $1,485,727
    25          WFB       Best Buy - Dallas (Duncanville), Texas           310900713L         $1,462,522
    26          WFB       Best Buy - Matteson, IL                          310900713J         $1,446,626
   164          WFB       Grossmont Estates                                310900592          $1,395,597
    27          WFB       Best Buy - Houston (Willowbrook), Texas          310900713G         $1,335,346
   165          WFB       Borrego Self Storage                             310900606          $1,318,405
   166          WFB       White Bridge Place                               920900555          $1,245,527
   167          WFB       Andrews Commercial Center                        890900564          $1,245,338
    28          WFB       Best Buy - Beaumont, Texas                       310900713I         $1,239,964
   168          WFB       Lok-Tite Self Storage                            310900531          $1,239,056
    29          WFB       Best Buy - Fort Collins, CO                      310900713F         $1,220,888
   169          WFB       Brunswick Corner                                 310900522          $1,217,003
   170          WFB       Victorville South Self Storage                   310900600          $1,194,027
    30          WFB       Best Buy - Albuquerque, New Mexico               310900713H         $1,179,557
   171          WFB       Yates Commerce Associates                        310900517          $1,092,510
   172          WFB       Laguna Woods Town Center                         310900542          $1,046,853
   173          WFB       Lincoln Estates                                  310900593          $1,026,761
   174          WFB       Reed Street                                      310900614            $992,489
   175          WFB       Bank of the West                                 310900535            $992,045
   177          WFB       Kmart Retail Plaza                               310900631            $845,933
   178          WFB       Wal-Mart Center                                  890900578            $805,691
   179          WFB       Tulare Inn MHP                                   310900605            $696,781

------------------------------------------------------------------------------------------------------------------
                                                                WELLS
  LOAN         WELLS           WELLS        SUBSERVICER    PRIMARY\EXCESS     DEAL      TRUSTEE     ADMINISTRATIVE
POOL NO.     MASTER FEE      PRIMARY FEE    PRIMARY FEE       SERVICING       FEES*       FEE          COST RATE
------------------------------------------------------------------------------------------------------------------
     2          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    32          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    56          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    42          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    43          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    78          2.00            1.00            0.00             1.00          4.00       0.24           4.24
    81          2.00            1.00            0.00             1.00          4.00       0.24           4.24
    84          2.00            1.00            0.00             1.00          4.00       0.24           4.24
    19          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    20          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   100          2.00            1.00            0.00             1.00          4.00       0.24           4.24
    21          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    22          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   103          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   105          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   110          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   113          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   115          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   122          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   127          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   129          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   130          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   131          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   132          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   133          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   134          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   136          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   137          2.00            1.00            0.00             3.00          6.00       0.24           6.24
   138          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   139          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   143          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   144          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   145          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   146          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   147          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   148          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   149          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   151          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   152          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   153          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   154          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   155          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   156          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   157          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   158          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   159          2.00            1.00            0.00             5.00          8.00       0.24           8.24
   161          2.00            1.00            0.00             5.00          8.00       0.24           8.24
    23          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    24          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   162          2.00            1.00            0.00             9.00         12.00       0.24          12.24
   163          2.00            1.00            0.00             9.00         12.00       0.24          12.24
    25          2.00            1.00            0.00             0.00          3.00       0.24           3.24
    26          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   164          2.00            1.00            0.00             9.00         12.00       0.24          12.24
    27          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   165          2.00            1.00            0.00             9.00         12.00       0.24          12.24
   166          2.00            0.00            9.00             0.00         11.00       0.24          11.24
   167          2.00            0.00            9.00             0.00         11.00       0.24          11.24
    28          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   168          2.00            1.00            0.00             9.00         12.00       0.24          12.24
    29          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   169          2.00            1.00            0.00             9.00         12.00       0.24          12.24
   170          2.00            1.00            0.00             9.00         12.00       0.24          12.24
    30          2.00            1.00            0.00             0.00          3.00       0.24           3.24
   171          2.00            1.00            0.00             9.00         12.00       0.24          12.24
   172          2.00            1.00            0.00             9.00         12.00       0.24          12.24
   173          2.00            1.00            0.00             9.00         12.00       0.24          12.24
   174          2.00            1.00            0.00            12.00         15.00       0.24          15.24
   175          2.00            1.00            0.00            12.00         15.00       0.24          15.24
   177          2.00            1.00            0.00            12.00         15.00       0.24          15.24
   178          2.00            0.00            9.00             0.00         11.00       0.24          11.24
   179          2.00            1.00            0.00            12.00         15.00       0.24          15.24

                                   EXHIBIT K-1

                                   [RESERVED]

                                   EXHIBIT K-2

                          FORM OF PURCHASE AGREEMENT II

                              [Under Separate Tab]

                                   EXHIBIT K-3

                         FORM OF PURCHASE AGREEMENT III

                              [Under Separate Tab]

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV

                              [UNDER SEPARATE TAB]

                                   EXHIBIT K-5

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V

                              [UNDER SEPARATE TAB]

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT

                        [Available from Master Servicer]

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                    SUBSTANTIALLY SIMILAR TO THE INFORMATION

                      REPEATED IN THE FORM OF STATEMENT TO

                            CERTIFICATEHOLDERS IN THE

                              PROSPECTUS SUPPLEMENT

                                    EXHIBIT N

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

             [Available At CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT O

                                    RESERVED

                                    EXHIBIT P

                                    RESERVED

                                    EXHIBIT Q

                                    RESERVED

                                    EXHIBIT R

                                    RESERVED

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
555 Montgomery Street, 17th Floor
San Francisco, CA  94111
Attention:Commercial Mortgage Pass-
   Through Certificates Series 2002-TOP6


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of March 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer under the Pooling and Servicing Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, the undersigned has caused this limited
power of attorney to be executed as of this    day of                , 2002.
                                           ---       ---------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as trustee for Bear Stearns Commercial
                                        Mortgage Securities Inc., Commercial
                                        Mortgage Pass-Through Certificates,
                                        Series 2002-TOP6



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                          )
                                          )
                                          )


      On                 before me,
         ---------------            ----------------------------------
                 Date                  Name and Title of Officer (i.e., Your
                                       Name, Notary Public)

personally appeared
                    -----------------------------------------------------------
                                    Name(s) of Document Signer(s)

-------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.





      ------------------------------
          Signature of Notary




                                        (Affix seal in the above blank space)

                                   EXHIBIT S-2

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

GMAC COMMERCIAL MORTGAGE CORPORATION
550 California Street, 12th Floor
San Francisco, CA  94104
Attention:Commercial Mortgage Pass-
   Through Certificates Series 2002-TOP6


                    Space above this line for Recorder's use
--------------------------------------------------------------------------------
                            LIMITED POWER OF ATTORNEY

                                    (SPECIAL)

                  KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of March 1, 2002 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer under the Pooling and Servicing Agreement ("GMAC"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

                  To perform any and all acts which may be necessary or appropriate to enable GMAC to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by GMAC of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto GMAC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that GMAC shall lawfully do or cause to be done by virtue hereof.








                                     S-2-1

                  IN WITNESS WHEREOF, the undersigned has caused this limited
power of attorney to be executed as of this    day of               , 2002.
                                           ---       --------------


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as trustee for Bear Stearns Commercial
                                        Mortgage Securities Inc., Commercial
                                        Mortgage Pass-Through Certificates,
                                        Series 2002-TOP6




                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




                                     S-2-2

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                        )
                                        )
                                        )


         On                  before me,
           ----------------             ----------------------------------
               Date                       Name and Title of Officer (i.e., Your
                                          Name, Notary Public)

   personally appeared
                       ---------------------------------------------------------
                                  Name(s) of Document Signer(s)


-------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.




         --------------------------------------------
                   Signature of Notary



                                       (Affix seal in the above blank space)





                                     s-2-3

                                    EXHIBIT T

                 FORM OF DEBT SERVICE COVERAGE RATIO PROCEDURES

         "Debt Service Coverage Ratios" generally means the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan. "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the Master Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commissions and tenant improvement reserves. The Master Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                    EXHIBIT U

       [Form of Assignment and Assumption Submission to Special Servicer]

                         See Primary Servicing Agreement

                                    EXHIBIT V

     [Form of Additional Lien, Monetary Encumbrance and Mezzanine Financing
                   Submission Package to the Special Services]

                         See Primary Servicing Agreement

                                    EXHIBIT W

                           RESTRICTED SERVICER REPORTS

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT X

                          UNRESTRICTED SERVICER REPORTS

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT Y

                             [Investor Certificate]

                             INVESTOR CERTIFICATION

                                                                Date:

Wells Fargo Bank Minnesota, N.A.
7485 New Horizon Way
Frederick, Maryland 21703
Tel: 301-815-6600
Fax: 301-815-6125

Attention:   Bear Stearns Commercial Mortgage Securities Inc., Commercial
             Mortgage Pass-Through Certificates, Series 2002-TOP6

         In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2002 (the "Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, GMAC Commercial Mortgage Corporation as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank Minnesota, N.A. as Paying Agent and Certificate Registrar (the "Paying Agent"), with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1.   The undersigned is a beneficial owner or prospective purchaser of the Class
     __ Certificates.

2. The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                     -------------------------------------------
                                     Beneficial Owner or Prospective Purchaser


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------
                                     Company:
                                             -----------------------------------
                                     Phone:
                                           -------------------------------------

                                    EXHIBIT Z

                        Form of Notice and Certification

                                     FORM OF

                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

   FOR LOANS HAVING BALANCE OF (A) $20,000,000 OR LESS, OR (B) LESS THAN 5% OF
                  OUTSTANDING POOL BALANCE, WHICHEVER IS LESS

         To:      [Address]
         Attn:

From: _____________________________________ , in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of _______________ (the "Pooling and Servicing Agreement"), among the Servicer, __________________________ as Trustee, and others.

Date: ___________________, 20______

Re:   _________________________________________________________.
      Commercial Mortgage Pass-Through Certificates
      Series ____________


     Mortgage Loan (the "Mortgage Loan") identified by loan number ________ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: ____________________

             ____________________

      Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [NOTE: ALL TERMS IN THIS CERTIFICATION MUST BE CONFORMED TO TERMS USED IN THE POOLING AND SERVICING AGREEMENT]

      As Servicer under the Pooling and Servicing Agreement, we hereby:

              1.         NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A
                    DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                         ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                         ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the

                                 Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

              2.         CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT
                    TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE TRANSACTION:

                    A.           THE MORTGAGE LOAN DOCUMENTS PERMIT THE
                         DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                    B.           THE DEFEASANCE WAS CONSUMMATED ON
                         __________, 20__.

                    C.           THE DEFEASANCE COLLATERAL CONSISTS OF
                         SECURITIES THAT (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                                CUSIP RATE MAT PAY DATES ISSUED

                    D.           THE SERVICER RECEIVED AN OPINION OF COUNSEL
                         (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                    E.           THE SERVICER DETERMINED THAT THE DEFEASANCE
                         COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                         ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                         ____    the related Mortgagor designated a
                                 Single-Purpose Entity (as defined in the S&P
                                 Criteria) to own the defeasance collateral; or

                         ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                    F.           THE SERVICER RECEIVED A BROKER OR SIMILAR
                         CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                    G.           AS SECURITIES INTERMEDIARY, TRUSTEE IS
                         OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S COLLECTION ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                    H.           THE SERVICER RECEIVED FROM THE MORTGAGOR
                         WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND
                         (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                    I.           THE SERVICER RECEIVED OPINIONS FROM COUNSEL,
                         WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                    J.           THE AGREEMENTS EXECUTED IN CONNECTION WITH THE
                         DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                    K.           THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE
                         LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$5,000,000 OR LESS OR LESS THAN ONE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 1% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                    L.           THE DEFEASANCE DESCRIBED HEREIN, TOGETHER
                         WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

               3.        CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER
                      HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

               4.        CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL
                      AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

               5.        CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND
                      CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

               6.        CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE
                      SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

               7.        AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN
                      EXHIBIT B TO YOU UPON REQUEST.


         IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                           SERVICER:
                                                    ----------------------------

                                           By:
                                              ----------------------------------

                                               Name:

                                               Title:

                                   EXHIBIT AA

                       Form of Primary Servicing Agreement
                                  (Wells Fargo)


                            [Available Upon Request]

                                   SCHEDULE I

                                   [RESERVED]

                                   SCHEDULE II

                            WELLS FARGO LOAN SCHEDULE

BSCMSI 2001 TOP6 MORTGAGE LOAN SCHEDULE
WFB

-----------------------------------------------------------------------------------------------------------------------------------
                                                                               AGGREGATE
   LOAN                                                                         CUT-OFF         MORTGAGE    MONTHLY       NOTE
   NO.     SELLER  PROPERTY NAME                                              DATE BALANCE        RATE      PAYMENT       DATE
-----------------------------------------------------------------------------------------------------------------------------------
    2      WFB     Coliseum Centre                                            $73,000,000        6.780%   $474,933.26  02/08/2002
    19     WFB     Best Buy Portfolio - Virginia Beach, Virginia (II)          $4,832,683        7.490%    $35,737.34  01/25/2002
    20     WFB     Best Buy Portfolio - Nashua, New Hampshire (II)             $4,546,537        7.490%    $33,621.32  01/25/2002
    21     WFB     Best Buy Portfolio - North Attleboro, Massachusetts (II)    $4,133,216        7.490%    $30,564.84  01/25/2002
    22     WFB     Best Buy Portfolio - Schaumburg, IL (II)                    $4,006,040        7.490%    $29,624.38  01/25/2002
    23     WFB     Best Buy Portfolio - Arlington, Texas (II)                  $1,526,111        7.490%    $11,285.48  01/25/2002
    24     WFB     Best Buy Portfolio - Fort Worth (Ridgemar), Texas (II)      $1,526,111        7.490%    $11,285.48  01/25/2002
    25     WFB     Best Buy Portfolio - Dallas (Duncanville), Texas (II)       $1,462,522        7.490%    $10,815.25  01/25/2002
    26     WFB     Best Buy Portfolio - Matteson, IL (II)                      $1,446,626        7.490%    $10,697.70  01/25/2002
    27     WFB     Best Buy Portfolio - Houston (Willowbrook), Texas (II)      $1,335,346        7.490%     $9,874.80  01/25/2002
    28     WFB     Best Buy Portfolio - Beaumont, Texas (II)                   $1,239,964        7.490%     $9,169.45  01/25/2002
    29     WFB     Best Buy Portfolio - Fort Collins, CO (II)                  $1,220,888        7.490%     $9,028.38  01/25/2002
    30     WFB     Best Buy Portfolio - Albuquerque, New Mexico (II)           $1,179,557        7.490%     $8,722.74  01/25/2002
    32     WFB     Boca Park Retail Center                                    $19,952,991        7.250%   $136,435.26  11/23/2001
    42     WFB     Cascade Boulevard Center (IV)                               $6,909,515        6.500%    $51,834.10  11/12/2001
    43     WFB     Powell Street Station (IV)                                  $6,755,971        6.500%    $50,682.22  11/12/2001
    56     WFB     Golden Springs Business Center (Building C-1)              $10,395,315        6.680%    $71,739.01  10/24/2001
    78     WFB     Cinemark 18 Theatres                                        $6,070,845        9.270%    $57,175.97  08/24/2000
    81     WFB     Ventura Pettit East Building                                $5,976,778        6.750%    $41,454.69  10/23/2001
    84     WFB     Ladson Crossing Shopping Center                             $5,781,396        7.150%    $39,173.59  10/09/2001
   100     WFB     Ticketmaster                                                $4,216,096        6.750%    $32,315.47  09/19/2001
   103     WFB     Rancho Bernardo Courtyard                                   $3,979,824        6.920%    $28,067.36  09/25/2001
   105     WFB     Sylvan Square Shopping Center                               $3,969,954        7.250%    $31,615.04  10/01/2001
   110     WFB     9700 Goethe Road                                            $3,581,727        6.875%    $25,157.71  10/22/2001
   113     WFB     560 W. Brown Road                                           $3,491,062        6.830%    $22,887.37  11/15/2001
   115     WFB     Chautauqua Apartments                                       $3,286,428        6.360%    $21,994.01  11/16/2001
   122     WFB     Byerly's Park Center                                        $2,987,525        6.750%    $19,457.94  09/05/2001
   127     WFB     Broadway Center                                             $2,629,361        6.950%    $20,465.96  09/18/2001
   129     WFB     Chaparral Apartments                                        $2,390,129        6.360%    $15,995.65  11/09/2001
   130     WFB     Miller Avenue                                               $2,358,740        7.250%    $28,176.25  10/30/2001
   131     WFB     West Fargo Warehouses                                       $2,336,804        7.250%    $18,573.84  11/14/2001
   132     WFB     Northwinds Apartments                                       $2,288,095        6.750%    $15,890.96  09/19/2001
   133     WFB     Nogg Chemical & Paper Co.                                   $2,264,712        7.300%    $21,060.72  08/31/2001
   134     WFB     Lochwood Square Shopping Center                             $2,242,566        7.000%    $14,969.31  09/07/2001
   136     WFB     Andover Property                                            $2,164,594        7.250%    $15,721.05  10/15/2001
   137     WFB     Gateway Centre                                              $2,143,193        7.350%    $19,931.64  10/05/2001
   138     WFB     Auburn Oaks Plaza                                           $1,992,380        6.850%    $13,944.78  10/22/2001
   139     WFB     Polo Center                                                 $1,988,875        7.490%    $14,766.82  08/27/2001
   143     WFB     Creekside Apartments                                        $1,986,586        7.520%    $14,805.85  07/31/2001
   144     WFB     Lakeside View Estates                                       $1,984,763        6.750%    $13,818.23  08/13/2001
   145     WFB     Rancho Gowan Business Park                                  $1,984,634        7.510%    $14,792.83  07/17/2001
   146     WFB     Polk Street                                                 $1,984,418        7.430%    $14,688.88  07/27/2001
   147     WFB     S. Figueroa Street                                          $1,981,760        7.330%    $15,904.61  08/29/2001
   148     WFB     San Remo Apartments                                         $1,960,919        7.180%    $13,345.47  07/30/2001
   149     WFB     Walgreen's- Wichita                                         $1,885,728        7.250%    $15,017.14  10/05/2001
   151     WFB     Sherman Way                                                 $1,789,501        7.210%    $12,964.17  08/22/2001
   152     WFB     Eastham Industrial Park                                     $1,727,852        7.280%    $12,610.49  08/10/2001
   153     WFB     Willow Street                                               $1,694,064        7.400%    $12,452.48  10/05/2001
   154     WFB     PETsMART Salem, OR                                          $1,690,924        7.730%    $12,818.28  08/23/2001
   155     WFB     Goodrich Boulevard                                          $1,688,406        7.420%    $12,474.52  08/22/2001
   156     WFB     Good Shepherd Shopping Center                               $1,688,386        7.410%    $12,463.50  08/14/2001
   157     WFB     Superstores - Albuquerque                                   $1,688,269        7.350%    $12,397.45  08/15/2001
   158     WFB     Grocery Outlet Retail Center                                $1,686,939        7.510%    $12,573.91  07/11/2001
   159     WFB     A-American Truxtun, Bakersfield                             $1,656,713        7.000%    $11,767.87  09/18/2001
   161     WFB     2431 Mercantile Drive                                       $1,594,065        7.020%    $11,328.89  11/09/2001
   162     WFB     2034 E. Southern Avenue                                     $1,496,094        6.730%     $9,709.04  11/13/2001
   163     WFB     17th Street Center                                          $1,485,727        7.000%    $13,482.42  11/01/2001
   164     WFB     Grossmont Estates                                           $1,395,597        7.250%     $9,550.47  09/21/2001
   165     WFB     Borrego Self Storage                                        $1,318,405        7.000%     $9,364.82  10/01/2001
   166     WFB     White Bridge Place                                          $1,245,527        7.450%     $8,697.42  08/22/2001
   167     WFB     Andrews Commercial Center                                   $1,245,338        7.260%     $8,535.68  08/16/2001
   168     WFB     Lok-Tite Self Storage                                       $1,239,056        7.650%    $10,184.88  09/06/2001
   169     WFB     Brunswick Corner                                            $1,217,003        7.680%     $9,196.55  08/03/2001
   170     WFB     Victorville South Self Storage                              $1,194,027        7.000%     $8,481.35  09/27/2001
   171     WFB     Yates Commerce Associates                                   $1,092,510        7.430%     $8,078.88  08/03/2001
   172     WFB     Laguna Woods Town Center                                    $1,046,853        7.470%     $7,334.14  07/25/2001
   173     WFB     Lincoln Estates                                             $1,026,761        7.250%     $7,026.42  10/04/2001
   174     WFB     Reed Street                                                   $992,489        7.250%     $7,903.76  10/02/2001
   175     WFB     Bank of the West                                              $992,045        7.310%     $7,266.77  07/13/2001
   177     WFB     Folsom Retail Plaza                                           $845,933        7.250%     $6,143.86  10/17/2001
   178     WFB     Wal-Mart Center                                               $805,691        7.750%     $6,118.16  08/23/2001
   179     WFB     Tulare Inn MHP                                                $696,781        7.500%     $5,172.94  10/01/2001

                   TOTAL:                                                    $263,620,241

------------------------------------------------------------------------------------------------------------------------------------
                                          ORIG.                                          PREPAYMENT DESCRIPTION
   LOAN     ORIG. TERM     REM. TERM     AMORT.                       LOCKOUT
   NO.        (MOS)          (MOS)        (MOS)       SEASONING       PERIOD       DEF      DEF/YM1       DEF/YM      YM1      OPEN
------------------------------------------------------------------------------------------------------------------------------------
    2          120            120          360            0             24          0          92           0          0        4
    19         120            119          300            1             25         91          0            0          0        4
    20         120            119          300            1             25         91          0            0          0        4
    21         120            119          300            1             25         91          0            0          0        4
    22         120            119          300            1             25         91          0            0          0        4
    23         120            119          300            1             25         91          0            0          0        4
    24         120            119          300            1             25         91          0            0          0        4
    25         120            119          300            1             25         91          0            0          0        4
    26         120            119          300            1             25         91          0            0          0        4
    27         120            119          300            1             25         91          0            0          0        4
    28         120            119          300            1             25         91          0            0          0        4
    29         120            119          300            1             25         91          0            0          0        4
    30         120            119          300            1             25         91          0            0          0        4
    32         120            117          360            3             35         81          0            0          0        4
    42          60            57           240            3             35         21          0            0          0        4
    43          60            57           240            3             35         21          0            0          0        4
    56         120            116          300            4             36         80          0            0          0        4
    78         240            222          240           18             59         177         0            0          0        4
    81         120            117          300            3             27         89          0            0          0        4
    84         120            116          360            4             35         81          0            0          0        4
   100         120            116          240            4             34         82          0            0          0        4
   103         120            116          300            4             34         82          0            0          0        4
   105         240            236          240            4             35         201         0            0          0        4
   110         120            116          300            4             36         80          0            0          0        4
   113         120            117          360            3             35         81          0            0          0        4
   115         120            117          300            3             35         81          0            0          0        4
   122         120            115          360            5             35         81          0            0          0        4
   127         120            116          240            4             34         82          0            0          0        4
   129         120            117          300            3             35         81          0            0          0        4
   130         120            117          120            3             35         81          0            0          0        4
   131         120            117          240            3             35         81          0            0          0        4
   132         120            116          300            4             34         82          0            0          0        4
   133         180            175          180            5             34         142         0            0          0        4
   134         120            116          360            4             34         82          0            0          0        4
   136         120            116          300            4             35         81          0            0          0        4
   137         180            176          180            4             36         140         0            0          0        4
   138          60            57           300            3             35         21          0            0          0        4
   139         120            115          300            5             34         82          0            0          0        4
   143         120            114          300            6             34         82          0            0          0        4
   144          60            54           300            6             35         21          0            0          0        4
   145         120            113          300            7             35         81          0            0          0        4
   146         120            113          300            7             35         81          0            0          0        4
   147         120            115          240            5             34         82          0            0          0        4
   148         120            114          360            6             34         82          0            0          0        4
   149         240            236          240            4             35         201         0            0          0        4
   151         120            115          300            5             34         82          0            0          0        4
   152         120            114          300            6             35         81          0            0          0        4
   153         120            117          300            3             34         82          0            0          0        4
   154         120            115          300            5             34         82          0            0          0        4
   155         120            114          300            6             35         81          0            0          0        4
   156         120            114          300            6             35         81          0            0          0        4
   157         120            114          300            6             35         81          0            0          0        4
   158         120            113          300            7             35         81          0            0          0        4
   159          60            56           300            4             34         22          0            0          0        4
   161         120            117          300            3             35         81          0            0          0        4
   162         120            117          360            3             35         81          0            0          0        4
   163         180            177          180            3             35         141         0            0          0        4
   164         180            176          360            4             34         142         0            0          0        4
   165          60            56           300            4             35         21          0            0          0        4
   166         120            115          360            5             34         82          0            0          0        4
   167         120            115          360            5             34         82          0            0          0        4
   168         120            115          240            5             35         81          0            0          0        4
   169         120            114          300            6             35         81          0            0          0        4
   170          60            56           300            4             34         22          0            0          0        4
   171         120            114          300            6             35         81          0            0          0        4
   172         120            113          360            7             35         81          0            0          0        4
   173         180            176          360            4             35         141         0            0          0        4
   174         240            236          240            4             35         201         0            0          0        4
   175         120            113          300            7             35         81          0            0          0        4
   177         120            116          300            4             35         81          0            0          0        4
   178         120            115          300            5             34         82          0            0          0        4
   179         120            116          300            4             35         81          0            0          0        4

------------------------------------------------------------------------------------------------------------------------------------
                                 MASTER        PRIMARY       MASTER EXCESS     PRIMARY EXCESS    SUBSERVICER PRIMARY      TRUSTEE
LOAN   YM      ADMIN. COST     SERV. FEE      SERV. FEE        SERV. FEE          SERV. FEE           SERV. FEE             FEE
NO.  FORMULA   RATE (BPS)      RATE (BPS)     RATE (BPS)       RATE (BPS)        RATE (BPS)          RATE (BPS)         RATE (BPS)
------------------------------------------------------------------------------------------------------------------------------------
 2      A          3.24           2.00           1.00             0.00              0.00                0.00               0.24
 19                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 20                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 21                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 22                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 23                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 24                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 25                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 26                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 27                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 28                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 29                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 30                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 32                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 42                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 43                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 56                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 78                4.24           2.00           1.00             0.00              1.00                0.00               0.24
 81                4.24           2.00           1.00             0.00              1.00                0.00               0.24
 84                4.24           2.00           1.00             0.00              1.00                0.00               0.24
100                4.24           2.00           1.00             0.00              1.00                0.00               0.24
103                6.24           2.00           1.00             0.00              3.00                0.00               0.24
105                6.24           2.00           1.00             0.00              3.00                0.00               0.24
110                6.24           2.00           1.00             0.00              3.00                0.00               0.24
113                6.24           2.00           1.00             0.00              3.00                0.00               0.24
115                6.24           2.00           1.00             0.00              3.00                0.00               0.24
122                6.24           2.00           1.00             0.00              3.00                0.00               0.24
127                6.24           2.00           1.00             0.00              3.00                0.00               0.24
129                6.24           2.00           1.00             0.00              3.00                0.00               0.24
130                6.24           2.00           1.00             0.00              3.00                0.00               0.24
131                6.24           2.00           1.00             0.00              3.00                0.00               0.24
132                6.24           2.00           1.00             0.00              3.00                0.00               0.24
133                6.24           2.00           1.00             0.00              3.00                0.00               0.24
134                6.24           2.00           1.00             0.00              3.00                0.00               0.24
136                6.24           2.00           1.00             0.00              3.00                0.00               0.24
137                6.24           2.00           1.00             0.00              3.00                0.00               0.24
138                8.24           2.00           1.00             0.00              5.00                0.00               0.24
139                8.24           2.00           1.00             0.00              5.00                0.00               0.24
143                8.24           2.00           1.00             0.00              5.00                0.00               0.24
144                8.24           2.00           1.00             0.00              5.00                0.00               0.24
145                8.24           2.00           1.00             0.00              5.00                0.00               0.24
146                8.24           2.00           1.00             0.00              5.00                0.00               0.24
147                8.24           2.00           1.00             0.00              5.00                0.00               0.24
148                8.24           2.00           1.00             0.00              5.00                0.00               0.24
149                8.24           2.00           1.00             0.00              5.00                0.00               0.24
151                8.24           2.00           1.00             0.00              5.00                0.00               0.24
152                8.24           2.00           1.00             0.00              5.00                0.00               0.24
153                8.24           2.00           1.00             0.00              5.00                0.00               0.24
154                8.24           2.00           1.00             0.00              5.00                0.00               0.24
155                8.24           2.00           1.00             0.00              5.00                0.00               0.24
156                8.24           2.00           1.00             0.00              5.00                0.00               0.24
157                8.24           2.00           1.00             0.00              5.00                0.00               0.24
158                8.24           2.00           1.00             0.00              5.00                0.00               0.24
159                8.24           2.00           1.00             0.00              5.00                0.00               0.24
161                8.24           2.00           1.00             0.00              5.00                0.00               0.24
162               12.24           2.00           1.00             0.00              9.00                0.00               0.24
163               12.24           2.00           1.00             0.00              9.00                0.00               0.24
164               12.24           2.00           1.00             0.00              9.00                0.00               0.24
165               12.24           2.00           1.00             0.00              9.00                0.00               0.24
166               11.24           2.00           0.00             0.00              0.00                9.00               0.24
167               11.24           2.00           0.00             0.00              0.00                9.00               0.24
168               12.24           2.00           1.00             0.00              9.00                0.00               0.24
169               12.24           2.00           1.00             0.00              9.00                0.00               0.24
170               12.24           2.00           1.00             0.00              9.00                0.00               0.24
171               12.24           2.00           1.00             0.00              9.00                0.00               0.24
172               12.24           2.00           1.00             0.00              9.00                0.00               0.24
173               12.24           2.00           1.00             0.00              9.00                0.00               0.24
174               15.24           2.00           1.00             0.00              12.00               0.00               0.24
175               15.24           2.00           1.00             0.00              12.00               0.00               0.24
177               15.24           2.00           1.00             0.00              12.00               0.00               0.24
178               11.24           2.00           0.00             0.00              0.00                9.00               0.24
179               15.24           2.00           1.00             0.00              12.00               0.00               0.24


                                  SCHEDULE III

                            PRINCIPAL LOAN SCHEDULE

BSCMSI 2001 TOP6 MORTGAGE LOAN SCHEDULE
PCF

-----------------------------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE
   LOAN                                                                        CUT-OFF         MORTGAGE     MONTHLY      NOTE
   NO.     SELLER  PROPERTY NAME                                             DATE BALANCE        RATE       PAYMENT      DATE
-----------------------------------------------------------------------------------------------------------------------------------
    31     PCF     Broadcom Corporation                                       $24,872,605        6.850%   $174,309.80  10/12/2001
    35     PCF     Blackwell II                                               $16,949,435        7.530%   $119,215.89  10/26/2001
    36     PCF     Henderson Square                                           $15,901,269        6.940%   $105,804.45  06/18/2001
    37     PCF     777 Central Boulevard                                      $15,759,759        7.780%   $121,167.92  12/15/2000
    38     PCF     New Haven At The Park Apartments                           $14,500,000        6.480%    $79,387.50  11/02/2001
    54     PCF     Woodland Commons Shopping Center                           $11,000,000        5.960%    $54,633.33  11/01/2001
    55     PCF     Industrial Building - Moonachie                            $10,402,257        8.030%    $77,265.00  11/22/2000
    57     PCF     Shady Grove Medical Village II                             $10,374,214        6.980%    $69,051.82  11/28/2001
    59     PCF     MetroWest Village Shopping Center                           $9,566,951        6.790%    $62,520.88  10/15/2001
    60     PCF     Lowe's Shopping Center                                      $9,312,996        7.050%    $62,386.34  12/13/2001
    62     PCF     Marco Town Center                                           $8,974,977        6.700%    $61,898.17  12/14/2001
    63     PCF     Kirkman Oaks Shopping Center                                $8,819,533        6.790%    $57,636.44  10/15/2001
    64     PCF     Time Customer Service Office - Service Facilities           $8,484,206        6.930%    $56,151.68  12/18/2001
    65     PCF     Lowe's Home Center                                          $8,163,280        7.460%    $57,292.24  03/21/2001
    67     PCF     Vienna Square Shopping Center                               $7,979,929        6.920%    $52,795.07  11/14/2001
    68     PCF     Lowe's Home Improvement Store                               $7,462,293        7.350%    $51,672.91  06/19/2001
    69     PCF     South Riding Town Center                                    $7,375,998        7.050%    $49,695.82  05/07/2001
    70     PCF     Exchange Plaza Shopping Center                              $7,151,379        6.560%    $62,957.46  12/17/2001
    71     PCF     Sawgrass Concourse (VI)                                     $4,021,230        6.010%    $20,139.66  12/12/2001
    72     PCF     Spectrum Office Park (VI)                                   $3,088,770        6.010%    $15,469.59  12/12/2001
    73     PCF     80 Little Falls                                             $6,477,448        6.750%    $42,158.88  10/17/2001
    74     PCF     American Airlines Building                                  $6,300,000        7.220%    $38,431.46  08/27/2001
    75     PCF     501/601 Penhorn Avenue                                      $6,237,303        6.380%    $39,012.31  12/19/2001
    77     PCF     Time Customer Service - Distribution Warehouse              $6,138,480        6.880%    $40,421.67  12/18/2001
    79     PCF     Peachtree Corners Distribution Center                       $6,000,000        6.920%    $34,600.00  10/05/2001
    80     PCF     One Presidential Boulevard                                  $5,979,505        6.830%    $39,235.49  10/29/2001
    83     PCF     RAZ Imports                                                 $5,829,604        7.410%    $42,889.10  10/26/2001
    85     PCF     Birchview Garden Apartments                                 $5,694,293        5.970%    $34,064.52  01/04/2002
    86     PCF     Canning Shaws Plaza                                         $5,490,515        6.320%    $36,520.16  01/18/2002
    87     PCF     TASQ Technology Building                                    $5,487,981        6.740%    $40,850.75  01/04/2002
    88     PCF     Shoppes at Packway                                          $5,390,031        6.970%    $35,817.60  12/18/2001
    89     PCF     Home Depot Distribution Center                              $5,339,530        6.610%    $34,203.59  12/13/2001
    90     PCF     Cardinal Restaurant Supply                                  $5,069,136        6.990%    $36,013.21  09/21/2001
    95     PCF     Broadway Tech Center                                        $4,791,081        6.930%    $31,709.18  12/13/2001
    96     PCF     McKee Commercial Center                                     $4,556,442        6.970%    $35,387.59  12/04/2001
    97     PCF     Park Centre Office Building                                 $4,539,263        7.230%    $30,977.32  11/14/2001
    99     PCF     Staples & Dollar Tree                                       $4,419,490        6.670%    $28,465.55  01/10/2002
   101     PCF     Westport Shopping Center                                    $4,000,000        6.770%    $22,880.09  11/02/2001
   102     PCF     SableOaks                                                   $3,996,109        6.120%    $24,291.49  01/11/2002
   106     PCF     Lake St. Charles                                            $3,937,280        7.130%    $26,625.21  10/29/2001
   108     PCF     Camden Court Apartments                                     $3,665,241        6.630%    $23,543.58  11/20/2001
   109     PCF     530 and 555 East Pamalyn Avenue                             $3,642,549        6.350%    $22,711.60  12/18/2001
   111     PCF     Morningstar Self Storage                                    $3,541,284        7.030%    $23,689.81  11/21/2001
   112     PCF     Great Western V                                             $3,493,380        6.820%    $22,864.03  12/05/2001
   114     PCF     Portion of Reuten Corporate Park                            $3,399,674        7.250%    $27,267.97  06/12/2001
   118     PCF     Walgreens - Lithonia                                        $3,044,486        7.100%    $20,496.97  11/27/2001
   119     PCF     Huntington Woods Apartments                                 $3,041,774        6.550%    $19,378.48  11/08/2001
   121     PCF     Island Estates Plaza                                        $2,994,335        6.830%    $19,617.74  12/18/2001
   123     PCF     Walgreens - Virginia Beach                                  $2,942,955        7.170%    $19,964.38  11/01/2001
   124     PCF     Heritage Crest Apartments                                   $2,792,680        6.710%    $18,086.36  11/16/2001
   125     PCF     Northbank Office Building                                   $2,720,089        7.120%    $18,349.63  11/30/2001
   126     PCF     Walgreens - Mobile                                          $2,656,702        7.300%    $18,270.47  10/22/2001
   128     PCF     Walgreen-Center                                             $2,470,625        7.240%    $16,867.08  12/19/2001
   135     PCF     Brighton Walgreens                                          $2,191,418        7.330%    $17,495.07  12/19/2001
   150     PCF     125 Asia Place                                              $1,794,192        7.120%    $12,120.86  10/16/2001

                   TOTAL:                                                    $360,225,958

------------------------------------------------------------------------------------------------------------------------------------
                                          ORIG.                                          PREPAYMENT DESCRIPTION
   LOAN     ORIG. TERM     REM. TERM     AMORT.                       LOCKOUT
   NO.        (MOS)          (MOS)        (MOS)       SEASONING       PERIOD       DEF      DEF/YM1       DEF/YM      YM1      OPEN
------------------------------------------------------------------------------------------------------------------------------------
    31         120            116          300            4             28          0          88           0          0        4
    35         132            128          360            4             28         100         0            0          0        4
    36         120            112          360            8             32         84          0            0          0        4
    37         120            106          300           14             38         78          0            0          0        4
    38         120            117          360            3             27         89          0            0          0        4
    54          84            81           IO             3             27          0          53           0          0        4
    55         120            105          360           15             39         77          0            0          0        4
    57         120            117          360            3             27         89          0            0          0        4
    59         120            116          360            4             28         88          0            0          0        4
    60         120            118          360            2             26         90          0            0          0        4
    62         120            118          300            2             26         90          0            0          0        4
    63         120            116          360            4             28         88          0            0          0        4
    64         103            101          360            2             26         73          0            0          0        4
    65         120            109          360           11              0          0         116           0          0        4
    67         120            117          360            3             27         89          0            0          0        4
    68         120            113          360            7             31         85          0            0          0        4
    69         120            111          360            9             33         83          0            0          0        4
    70         180            178          180            2             26          0         150           0          0        4
    71         120            118          IO             2             26          0          90           0          0        4
    72         120            118          IO             2             26          0          90           0          0        4
    73         120            116          360            4             28         88          0            0          0        4
    74         108            102          360            6             30          0          65           0          0        13
    75         120            118          360            2             26         90          0            0          0        4
    77         103            101          360            2             26         73          0            0          0        4
    79         120            116          IO             4             28          0          79           9          0        4
    80         120            116          360            4             28          0          0            0          88       4
    83         120            117          300            3             27         89          0            0          0        4
    85         120            119          360            1             25         91          0            0          0        4
    86         120            119          300            1             25          0          91           0          0        4
    87         120            119          252            1             25         91          0            0          0        4
    88         120            118          360            2             26         90          0            0          0        4
    89         120            118          360            2             26         90          0            0          0        4
    90         132            127          300            5             29         99          0            0          0        4
    95         120            118          360            2             26         90          0            0          0        4
    96         240            238          240            2             26         210         0            0          0        4
    97         120            117          360            3             27         89          0            0          0        4
    99         120            119          360            1             25         91          0            0          0        4
   101         120            117          IO             3             27         89          0            0          0        4
   102         120            119          360            1             25          0          91           0          0        4
   106         120            116          360            4             28         88          0            0          0        4
   108         120            117          360            3             27         89          0            0          0        4
   109         120            118          360            2             26         90          0            0          0        4
   111         120            117          360            3             27         89          0            0          0        4
   112         120            118          360            2              0          0          0            0         116       4
   114         120            112          240            8             32         84          0            0          0        4
   118         120            118          360            2             26         90          0            0          0        4
   119         120            117          360            3             27          0          89           0          0        4
   121         120            118          360            2             26         90          0            0          0        4
   123         120            117          360            3             27         89          0            0          0        4
   124         120            117          360            3             27         89          0            0          0        4
   125         120            118          360            2             26         90          0            0          0        4
   126         144            140          360            4             28         112         0            0          0        4
   128         120            118          360            2             26         90          0            0          0        4
   135         240            238          240            2             26         210         0            0          0        4
   150         120            116          360            4             28         88          0            0          0        4

------------------------------------------------------------------------------------------------------------------------------------
                                 MASTER        PRIMARY       MASTER EXCESS     PRIMARY EXCESS    SUBSERVICER PRIMARY      TRUSTEE
LOAN    YM      ADMIN. COST    SERV. FEE      SERV. FEE        SERV. FEE          SERV. FEE           SERV. FEE             FEE
NO.   FORMULA   RATE (BPS)     RATE (BPS)     RATE (BPS)       RATE (BPS)        RATE (BPS)          RATE (BPS)         RATE (BPS)
------------------------------------------------------------------------------------------------------------------------------------
 31      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 35                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 36                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 37                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 38                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 54      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 55                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 57                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 59                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 60                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 62                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 63                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 64                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 65      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 67                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 68                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 69                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 70      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 71      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 72      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 73                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 74      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 75                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 77                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 79      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 80      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 83                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 85                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 86      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
 87                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 88                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 89                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 90                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 95                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 96                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 97                3.24           2.00           1.00             0.00              0.00                0.00               0.24
 99                3.24           2.00           1.00             0.00              0.00                0.00               0.24
101                3.24           2.00           1.00             0.00              0.00                0.00               0.24
102      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
106                3.24           2.00           1.00             0.00              0.00                0.00               0.24
108                3.24           2.00           1.00             0.00              0.00                0.00               0.24
109                3.24           2.00           1.00             0.00              0.00                0.00               0.24
111                3.24           2.00           1.00             0.00              0.00                0.00               0.24
112      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
114                3.24           2.00           1.00             0.00              0.00                0.00               0.24
118                3.24           2.00           1.00             0.00              0.00                0.00               0.24
119      B         3.24           2.00           1.00             0.00              0.00                0.00               0.24
121                3.24           2.00           1.00             0.00              0.00                0.00               0.24
123                3.24           2.00           1.00             0.00              0.00                0.00               0.24
124                3.24           2.00           1.00             0.00              0.00                0.00               0.24
125                3.24           2.00           1.00             0.00              0.00                0.00               0.24
126                3.24           2.00           1.00             0.00              0.00                0.00               0.24
128                3.24           2.00           1.00             0.00              0.00                0.00               0.24
135                3.24           2.00           1.00             0.00              0.00                0.00               0.24
150                3.24           2.00           1.00             0.00              0.00                0.00               0.24

                                  SCHEDULE IV

                       BEAR STEARNS FUNDING LOAN SCHEDULE

BSCMSI 2001 TOP6 MORTGAGE LOAN SCHEDULE
BSFI

-----------------------------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE
   LOAN                                                                        CUT-OFF         MORTGAGE     MONTHLY      NOTE
   NO.     SELLER      PROPERTY NAME                                         DATE BALANCE        RATE       PAYMENT      DATE
-----------------------------------------------------------------------------------------------------------------------------------
    1      BSFI        Regent Court                                           $86,451,522        7.390%   $717,622.78  12/01/2001
    33     BSFI        Overton Park Plaza                                     $18,300,000        6.420%    $97,905.00  12/06/2001
    34     BSFI        220 Elm Street                                         $17,805,000        7.720%   $167,288.33  03/01/2002
    53     BSFI        Cascade Plaza                                          $11,300,000        6.475%    $60,972.92  01/22/2002
    58     BSFI        40 Prince Street                                        $9,831,399        6.830%    $64,411.59  12/27/2001
    61     BSFI        Middletown Shopping Center                              $8,976,560        7.180%    $64,647.29  12/28/2001
    66     BSFI        Aurora Commons                                          $8,000,000        6.600%    $44,000.00  02/11/2002
    76     BSFI        Big Y Supermarket                                       $6,156,988        6.220%    $53,058.90  12/21/2001
    82     BSFI        Aborn Square Shopping Center                            $5,893,505        8.185%    $44,055.41  01/31/2002
    91     BSFI        Normandy Square West                                    $5,053,218        7.600%    $36,009.81  01/17/2001
    92     BSFI        Bridge Park Shopping Center                             $4,938,189        7.825%    $37,632.84  12/31/2001
   104     BSFI        Verizon Communications - Manhattan                      $3,974,511        6.920%    $35,774.46  12/21/2001
   107     BSFI        Aberdeen Square Shopping Center                         $3,670,000        6.250%    $19,114.58  12/10/2001
   116     BSFI        Plumstead Square                                        $3,191,940        6.900%    $21,075.20  11/13/2001
   117     BSFI        Hunter's Ridge Apartments                               $3,087,466        6.470%    $20,873.35  11/02/2001
   120     BSFI        Autumnwood Apartments                                   $3,012,769        6.470%    $20,368.35  11/02/2001
   140     BSFI        35 Fremont Street (VII)                                 $1,036,959        6.780%     $6,752.16  01/24/2002
   141     BSFI        14 Mt. Pleasant St. & 160 W. Main Street (VII)            $951,338        6.780%     $6,194.65  01/24/2002
   142     BSFI        Verizon Communications - Brooklyn                       $1,987,343        7.000%    $17,976.57  12/21/2001
   160     BSFI        2150 Cabot Blvd. West                                   $1,597,592        7.920%    $12,264.39  01/25/2002

                       TOTAL:                                                $205,216,300

------------------------------------------------------------------------------------------------------------------------------------
                                          ORIG.                                          PREPAYMENT DESCRIPTION
   LOAN     ORIG. TERM     REM. TERM     AMORT.                       LOCKOUT
   NO.        (MOS)          (MOS)        (MOS)       SEASONING       PERIOD       DEF      DEF/YM1       DEF/YM      YM1      OPEN
------------------------------------------------------------------------------------------------------------------------------------
    1          180            177          180            3             27         152         0            0          0        1
    33          84            82           IO             2             35          0          0            0          46       3
    34         180            180          180            0             36         143         0            0          0        1
    53          84            83           IO             1             35          0          0            0          46       3
    58         120            118          360            2             47         72          0            0          0        1
    61          84            82           300            2             47         33          0            0          0        4
    66          84            84           IO             0             35          0          0            0          47       2
    76         180            178          180            2             26         153         0            0          0        1
    82         120            119          360            1             47         72          0            0          0        1
    91         120            107          360           13             47         72          0            0          0        1
    92         120            118          300            2             47         72          0            0          0        1
   104         180            178          180            2             47         132         0            0          0        1
   107          61            59           IO             2             35          0          0            0          24       2
   116         120            117          360            3             47         72          0            0          0        1
   117         120            117          300            3             47         70          0            0          0        3
   120         120            117          300            3             47         70          0            0          0        3
   140          60            59           360            1             47         12          0            0          0        1
   141          60            59           360            1             47         12          0            0          0        1
   142         180            178          180            2             47         132         0            0          0        1
   160         120            119          300            1             47         72          0            0          0        1

-----------------------------------------------------------------------------------------------------------------------------------
                                MASTER      PRIMARY       MASTER EXCESS     PRIMARY EXCESS    SUBSERVICER PRIMARY      TRUSTEE
LOAN    YM      ADMIN. COST   SERV. FEE    SERV. FEE        SERV. FEE          SERV. FEE           SERV. FEE             FEE
NO.   FORMULA   RATE (BPS)    RATE (BPS)   RATE (BPS)       RATE (BPS)        RATE (BPS)          RATE (BPS)         RATE (BPS)
-----------------------------------------------------------------------------------------------------------------------------------
 1                 3.24          2.00         1.00             0.00              0.00                0.00               0.24
 33      C         3.24          2.00         1.00             0.00              0.00                0.00               0.24
 34                3.24          2.00         1.00             0.00              0.00                0.00               0.24
 53      C         3.24          2.00         1.00             0.00              0.00                0.00               0.24
 58                3.24          2.00         1.00             0.00              0.00                0.00               0.24
 61                6.24          2.00         4.00             0.00              0.00                0.00               0.24
 66      D         6.24          2.00         4.00             0.00              0.00                0.00               0.24
 76                3.24          2.00         1.00             0.00              0.00                0.00               0.24
 82                3.24          2.00         1.00             0.00              0.00                0.00               0.24
 91                3.24          2.00         1.00             0.00              0.00                0.00               0.24
 92                6.24          2.00         1.00             3.00              0.00                0.00               0.24
104                3.24          2.00         1.00             0.00              0.00                0.00               0.24
107      D         3.24          2.00         1.00             0.00              0.00                0.00               0.24
116                13.24         2.00        11.00             0.00              0.00                0.00               0.24
117                6.24          2.00         4.00             0.00              0.00                0.00               0.24
120                6.24          2.00         4.00             0.00              0.00                0.00               0.24
140                3.24          2.00         1.00             0.00              0.00                0.00               0.24
141                3.24          2.00         1.00             0.00              0.00                0.00               0.24
142                3.24          2.00         1.00             0.00              0.00                0.00               0.24
160                3.24          2.00         1.00             0.00              0.00                0.00               0.24

                                   SCHEDULE V

           MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL LOAN SCHEDULE

BSCMSI 2001 TOP6 MORTGAGE LOAN SCHEDULE
MSDWMC

-----------------------------------------------------------------------------------------------------------------------------------
                                                                               AGGREGATE
   LOAN                                                                         CUT-OFF         MORTGAGE    MONTHLY       NOTE
   NO.     SELLER      PROPERTY NAME                                          DATE BALANCE        RATE      PAYMENT       DATE
-----------------------------------------------------------------------------------------------------------------------------------
    3      MSDWMC      Bank One Center Office                                 $64,500,000        7.330%   $443,509.00  02/11/2002
    4      MSDWMC      Capital City Mall                                      $53,250,000        7.610%   $337,693.75  01/02/2002
    5      MSDWMC      Fair City Mall                                         $36,934,701        7.250%   $252,405.22  12/06/2001
    6      MSDWMC      Nortel Networks                                        $29,947,896        7.350%   $206,691.63  12/20/2001
    7      MSDWMC      PETsMART Portfolio - Braintree (I)                      $4,053,773        7.700%    $28,964.02  12/01/2001
    8      MSDWMC      PETsMART Portfolio - Boca Raton (I)                     $3,430,116        7.700%    $24,508.01  12/01/2001
    9      MSDWMC      PETsMART Portfolio - Southlake (I)                      $3,118,287        7.700%    $22,280.01  12/01/2001
    10     MSDWMC      PETsMART Portfolio - Westlake Village (I)               $3,055,921        7.700%    $21,834.40  12/01/2001
    11     MSDWMC      PETsMART Portfolio - Evanston (I)                       $2,681,727        7.700%    $19,160.80  12/01/2001
    12     MSDWMC      PETsMART Portfolio - Plantation (I)                     $2,619,361        7.700%    $18,715.21  12/01/2001
    13     MSDWMC      PETsMART Portfolio - Dallas (I)                         $2,432,264        7.700%    $17,378.40  12/01/2001
    14     MSDWMC      PETsMART Portfolio - Oxon Hill (I)                      $2,245,167        7.700%    $16,041.60  12/01/2001
    15     MSDWMC      PETsMART Portfolio - Lake Mary (I)                      $1,870,972        7.700%    $13,368.00  12/01/2001
    16     MSDWMC      PETsMART Portfolio - Flint (I)                          $1,808,607        7.700%    $12,922.40  12/01/2001
    17     MSDWMC      PETsMART Portfolio - Fridley (I)                        $1,496,778        7.700%    $10,694.40  12/01/2001
    18     MSDWMC      PETsMART Portfolio - Tallahassee (I)                      $997,852        7.700%     $7,129.60  12/01/2001
    39     MSDWMC      Atrium Industrial Portfolio - North Carolina (III)      $7,058,371        7.250%    $48,263.97  12/01/2001
    40     MSDWMC      Atrium Industrial Portfolio - Texas (III)               $4,988,248        7.250%    $34,108.82  12/01/2001
    41     MSDWMC      Atrium Industrial Portfolio - Pennsylvania (III)        $1,920,475        7.250%    $13,131.89  12/01/2001
    44     MSDWMC      Hide Away - Pine Ridge (A)                              $5,201,764        7.370%    $38,098.50  12/14/2001
    45     MSDWMC      Hide Away - Skyway (A)                                  $3,790,356        7.370%    $27,761.13  12/14/2001
    46     MSDWMC      Hide Away - 32nd Street (A)                             $2,593,401        7.370%    $18,994.46  12/14/2001
    47     MSDWMC      Hide Away - Ellenton (A)                                $1,351,561        7.370%     $9,899.03  12/14/2001
    48     MSDWMC      Sears - Garland, TX                                    $12,814,551        7.560%   $122,908.68  07/17/2001
    49     MSDWMC      Gerber Portfolio Building #2 (V)                        $6,700,514        7.540%    $47,114.01  12/20/2001
    50     MSDWMC      Gerber Portfolio Building #3 (V)                        $3,503,938        7.540%    $24,637.60  12/20/2001
    51     MSDWMC      Gerber Portfolio Building #1 (V)                        $2,274,486        7.540%    $15,992.83  12/20/2001
    52     MSDWMC      Pinecrest Plaza                                        $11,821,307        7.100%    $79,635.79  11/09/2001
    93     MSDWMC      Pateley Portfolio: Pitney-Bowes - Stamford, CT (B)      $2,782,919        7.450%    $30,348.43  08/01/2001
    94     MSDWMC      Pateley Portfolio: Pitney-Bowes - Newtown, CT (B)       $2,075,813        7.450%    $22,854.99  08/01/2001
    98     MSDWMC      Brentwood Shopping Center                               $4,485,162        7.010%    $29,968.84  10/23/2001
   176     MSDWMC      American Stores Properties - Salt Lake City, Utah         $923,394        7.450%    $14,227.31  08/01/2001

                       TOTAL:                                                $288,729,681

------------------------------------------------------------------------------------------------------------------------------------
                                          ORIG.                                          PREPAYMENT DESCRIPTION
   LOAN     ORIG. TERM     REM. TERM     AMORT.                       LOCKOUT
   NO.        (MOS)          (MOS)        (MOS)       SEASONING       PERIOD       DEF      DEF/YM1       DEF/YM      YM1      OPEN
------------------------------------------------------------------------------------------------------------------------------------
    3          120            120          360            0             24         92          0            0          0        4
    4          120            119          336            1             25         91          0            0          0        4
    5          120            118          360            2             26         90          0            0          0        4
    6          120            118          360            2             26         90          0            0          0        4
    7          120            117          360            3             27         89          0            0          0        4
    8          120            117          360            3             27         89          0            0          0        4
    9          120            117          360            3             27         89          0            0          0        4
    10         120            117          360            3             27         89          0            0          0        4
    11         120            117          360            3             27         89          0            0          0        4
    12         120            117          360            3             27         89          0            0          0        4
    13         120            117          360            3             27         89          0            0          0        4
    14         120            117          360            3             27         89          0            0          0        4
    15         120            117          360            3             27         89          0            0          0        4
    16         120            117          360            3             27         89          0            0          0        4
    17         120            117          360            3             27         89          0            0          0        4
    18         120            117          360            3             27         89          0            0          0        4
    39         120            117          360            3             27         89          0            0          0        4
    40         120            117          360            3             27         89          0            0          0        4
    41         120            117          360            3             27         89          0            0          0        4
    44          60            58           300            2             26         29          0            0          0        5
    45          60            58           300            2             26         29          0            0          0        5
    46          60            58           300            2             26         29          0            0          0        5
    47          60            58           300            2             26         29          0            0          0        5
    48         114            107          376            7             31         76          0            0          0        7
    49         120            118          360            2             26         90          0            0          0        4
    50         120            118          360            2             26         90          0            0          0        4
    51         120            118          360            2             26         90          0            0          0        4
    52         120            117          360            3             27         89          0            0          0        4
    93         120            113          389            7             31         82          0            0          0        7
    94         120            113          389            7             31         82          0            0          0        7
    98         120            116          360            4             28         88          0            0          0        4
   176         120            113          398            7             31         82          0            0          0        7

------------------------------------------------------------------------------------------------------------------------------------
                                MASTER        PRIMARY       MASTER EXCESS     PRIMARY EXCESS    SUBSERVICER PRIMARY      TRUSTEE
LOAN    YM      ADMIN. COST   SERV. FEE      SERV. FEE        SERV. FEE          SERV. FEE           SERV. FEE             FEE
NO.   FORMULA   RATE (BPS)    RATE (BPS)     RATE (BPS)       RATE (BPS)        RATE (BPS)          RATE (BPS)         RATE (BPS)
------------------------------------------------------------------------------------------------------------------------------------
 3                 3.24          2.00           1.00             0.00              0.00                0.00               0.24
 4                 3.24          2.00           1.00             0.00              0.00                0.00               0.24
 5                 3.24          2.00           1.00             0.00              0.00                0.00               0.24
 6                 8.24          2.00           5.00             1.00              0.00                0.00               0.24
 7                 3.24          2.00           1.00             0.00              0.00                0.00               0.24
 8                 3.24          2.00           1.00             0.00              0.00                0.00               0.24
 9                 3.24          2.00           1.00             0.00              0.00                0.00               0.24
 10                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 11                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 12                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 13                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 14                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 15                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 16                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 17                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 18                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 39                13.24         2.00          10.00             1.00              0.00                0.00               0.24
 40                13.24         2.00          10.00             1.00              0.00                0.00               0.24
 41                13.24         2.00          10.00             1.00              0.00                0.00               0.24
 44                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 45                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 46                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 47                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 48                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 49                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 50                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 51                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 52                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 93                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 94                3.24          2.00           1.00             0.00              0.00                0.00               0.24
 98                13.24         2.00          10.00             1.00              0.00                0.00               0.24
176                3.24          2.00           1.00             0.00              0.00                0.00               0.24

                                   SCHEDULE VI

                      LIST OF ESCROW ACCOUNTS NOT CURRENTLY
                                ELIGIBLE ACCOUNTS


None.

                                  SCHEDULE VII

                           CERTAIN ESCROW ACCOUNTS FOR
                       WHICH A REPORT UNDER SECTION 5.1(G)
                                   IS REQUIRED


PRINCIPAL COMMERCIAL FUNDING

  LOAN NO.                                    PROPERTY NAME
-------------           ------------------------------------------
     37                 777 Central Boulevard
     69                 South Riding Town Center
     36                 Henderson Square
     35                 Blackwell II
     31                 Broadcom Corporation
     90                 Cardinal Restaurant Supply
     63                 Kirkman Oaks Shopping Center
     59                 MetroWest Village Shopping Center
    112                 Great Western V
     67                 Vienna Square Shopping Center
     88                 Shoppes at Packway
     70                 Exchange Plaza Shopping Center


MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL

  LOAN NO.                                    PROPERTY NAME
-------------           -------------------------------------------
     5                  Fair City Mall
     52                 Pinecrest Plaze

BEAR STEARNS
Wells Fargo

None.

                                  SCHEDULE VIII

                     LIST OF MORTGAGORS THAT ARE THIRD PARTY
                       BENEFICIARIES UNDER SECTION 2.3(a)

None.

                                   SCHEDULE IX

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                     04/15/02                        7.2602
                     05/15/02                        7.0557
                     06/15/02                        7.2601
                     07/15/02                        7.0556
                     08/15/02                        7.2600
                     09/15/02                        7.2600
                     10/15/02                        7.0555
                     11/15/02                        7.2598
                     12/15/02                        7.0554
                     01/15/03                        7.0553
                     02/15/03                        7.0552
                     03/15/03                        7.0559
                     04/15/03                        7.2595
                     05/15/03                        7.0551
                     06/15/03                        7.2593
                     07/15/03                        7.0550
                     08/15/03                        7.2592
                     09/15/03                        7.2592
                     10/15/03                        7.0548
                     11/15/03                        7.2590
                     12/15/03                        7.0547
                     01/15/04                        7.2589
                     02/15/04                        7.0546
                     03/15/04                        7.0548
                     04/15/04                        7.2587
                     05/15/04                        7.0544
                     06/15/04                        7.2585
                     07/15/04                        7.0543
                     08/15/04                        7.2583
                     09/15/04                        7.2582
                     10/15/04                        7.0541
                     11/15/04                        7.2580
                     12/15/04                        7.0539
                     01/15/05                        7.0538
                     02/15/05                        7.0538
                     03/15/05                        7.0545
                     04/15/05                        7.2575
                     05/15/05                        7.0535
                     06/15/05                        7.2573
                     07/15/05                        7.0533

                                   SCHEDULE X

            RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES

               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

                   04/15/02                       7.2602
                   05/15/02                       7.0557
                   06/15/02                       7.2601
                   07/15/02                       7.0556
                   08/15/02                       7.2600
                   09/15/02                       7.2600
                   10/15/02                       7.0555
                   11/15/02                       7.2598
                   12/15/02                       7.0554
                   01/15/03                       7.0553
                   02/15/03                       7.0552
                   03/15/03                       7.0559
                   04/15/03                       7.2595
                   05/15/03                       7.0551
                   06/15/03                       7.2593
                   07/15/03                       7.0550
                   08/15/03                       7.2592
                   09/15/03                       7.2592
                   10/15/03                       7.0548
                   11/15/03                       7.2590
                   12/15/03                       7.0547
                   01/15/04                       7.2589
                   02/15/04                       7.0546
                   03/15/04                       7.0548
                   04/15/04                       7.2587
                   05/15/04                       7.0544
                   06/15/04                       7.2585
                   07/15/04                       7.0543
                   08/15/04                       7.2583
                   09/15/04                       7.2582
                   10/15/04                       7.0541
                   11/15/04                       7.2580
                   12/15/04                       7.0539
                   01/15/05                       7.0538
                   02/15/05                       7.0538
                   03/15/05                       7.0545
                   04/15/05                       7.2575
                   05/15/05                       7.0535
                   06/15/05                       7.2573
                   07/15/05                       7.0533
                   08/15/05                       7.2570

                   09/15/05                       7.2569
                   10/15/05                       7.0530
                   11/15/05                       7.2567
                   12/15/05                       7.0528
                   01/15/06                       7.0527
                   02/15/06                       7.0527
                   03/15/06                       7.0535
                   04/15/06                       7.2561
                   05/15/06                       7.0523
                   06/15/06                       7.2558
                   07/15/06                       7.0521
                   08/15/06                       7.2555
                   09/15/06                       7.2554
                   10/15/06                       7.0525
                   11/15/06                       7.2559
                   12/15/06                       7.0531
                   01/15/07                       7.0577
                   02/15/07                       7.0576
                   03/15/07                       7.0624
                   04/15/07                       7.2649
                   05/15/07                       7.0611
                   06/15/07                       7.2646
                   07/15/07                       7.0609
                   08/15/07                       7.2643
                   09/15/07                       7.2642
                   10/15/07                       7.0605
                   11/15/07                       7.2639
                   12/15/07                       7.0603
                   01/15/08                       7.2636
                   02/15/08                       7.0600
                   03/15/08                       7.0603
                   04/15/08                       7.2631
                   05/15/08                       7.0596
                   06/15/08                       7.2628
                   07/15/08                       7.0594
                   08/15/08                       7.2625
                   09/15/08                       7.2623
                   10/15/08                       7.0590
                   11/15/08                       7.2620
                   12/15/08                       7.0587
                   1/15/09                        7.0720
                   2/15/09                        7.0860
                   3/15/09                        7.0976

                                   SCHEDULE XI

          MORTGAGE LOANS SECURED BY MORTGAGED PROPERTIES COVERED BY AN
                         ENVIRONMENTAL INSURANCE POLICY

Loan No. 32782, Verizon
Communications - Manhattan:                 Secured creditor impaired property policy with a term that expires five years after loan maturity.

Loan No. 33528, Overton Plaza:              Secured creditor impaired property policy with a term that expires five years after loan maturity.


                                  SCHEDULE XII

                      MORTGAGE LOANS THAT ARE EARNOUT LOANS

None.